                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-24489

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 20, 1997

                          $1,132,567,000 (APPROXIMATE)
                         MORTGAGE CAPITAL FUNDING, INC.

   MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC1

                             ---------------------

     The Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC1 (the "Certificates") will consist of 18 classes (each, a "Class") of Certificates, designated as: (i) the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates"); (ii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class X Certificates (collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I, Class R-II and Class R-III Certificates (collectively, the "REMIC Residual Certificates"). Only the Class X, Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the "Offered Certificates") are offered hereby. The respective Classes of Offered Certificates will be issued in the aggregate principal amounts (each, a "Certificate Balance") or, in the case of the Class X Certificates, in the aggregate notional amount (a "Notional Amount"), and will accrue interest at the per annum rates (each, a "Pass-Through Rate"), set forth or otherwise described in the table below or in the footnotes thereto.

                                              (cover page continued on page S-3)

                             ---------------------

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF CITICORP REAL ESTATE, INC., CITIBANK, N.A., CITICORP BANKING CORPORATION, MORTGAGE CAPITAL FUNDING, INC. OR THEIR ULTIMATE PARENT, CITICORP, EXCEPT AS SET FORTH HEREIN. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT
  INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                             ---------------------

SEE "RISK FACTORS" BEGINNING ON PAGE S-34 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 14 IN THE PROSPECTUS FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE OFFERED CERTIFICATES.

                             ---------------------

                            INITIAL
                          CERTIFICATE                                                                       RATED FINAL
                           BALANCE OR         PASS-THROUGH        ASSUMED FINAL             RATINGS         DISTRIBUTION
CLASS                 NOTIONAL AMOUNT (1)         RATE        DISTRIBUTION DATE (2)   (S&P AND FITCH)(3)      DATE (3)
-----                 -------------------         ----        ---------------------   ------------------      --------
Class A-1 .........    $    222,000,000           6.417%     June 18, 2007                  AAA/AAA       March 18, 2030
Class A-2 .........    $    658,166,000           6.663%     January 18, 2008               AAA/AAA       March 18, 2030
Class X ...........    $  1,294,362,625(4)        0.722%(5)  January 18, 2009              AAAr/AAA       March 18, 2030
Class B ...........    $     51,775,000           6.779%(6)  January 18, 2008                AA/AA        March 18, 2030
Class C ...........    $     71,190,000           6.947%(6)  January 18, 2008                A/A+         March 18, 2030
Class D ...........    $     12,943,000           7.006%(6)  January 18, 2008                A-/A         March 18, 2030
Class E ...........    $     64,718,000           7.060%(6)  January 18, 2008              BBB+/BBB+      March 18, 2030
Class F ...........    $     12,944,000           7.060%(6)  January 18, 2008               BBB/BBB       March 18, 2030
Class G ...........    $     38,831,000           7.060%(6)  February 18, 2008              NR/BBB-       March 18, 2030

                                                        (footnotes on page S-3)

                             ---------------------

     The Offered Certificates are offered severally by Goldman, Sachs & Co. and Citibank, N.A. (the "Underwriters"), as specified herein, from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale (which prices will include interest from April 7, 1998). Proceeds to the Sponsor from the sale of the Offered Certificates will be an amount equal to approximately 106% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest, before deducting expenses payable by the Sponsor.

     The Offered Certificates are offered by the Underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, in New York, New York on or about May 6, 1998 against payment therefor in immediately available funds.

                      JOINT LEAD MANAGERS AND BOOKRUNNERS

GOLDMAN, SACHS & CO.                                                   CITIBANK

                             ---------------------

           The date of this Prospectus Supplement is April 29, 1998.

     [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
            DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                     [MAP]

                         MORTGAGE CAPITAL FUNDING, INC.

   Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MCI
                      Geographic Overview of Mortgage Pool

UTAH
5 properties
$13,066,234
1.0% of total

IDAHO
1 property
$3,985,325
0.3% of total

MONTANA
1 property
$1,793,855
0.1% of total

KANSAS
1 property
$1,411,473
0.1% of total

MISSOURI
2 properties
$7,327,802
0.6% of total

NEBRASKA
4 properties
$9,564,911
0.7% of total

IOWA
2 properties
$13,466,615
1.0% of total

ILLINOIS
11 properties
$64,063,008
5.0% of total

WISCONSIN
3 properties
$11,013,502
0.9% of total

MICHIGAN
8 properties
$45,845,822
3.5% of total

INDIANA
3 properties
$16,628,201
1.3% of total

OHIO
7 properties
$36,603,532
2.8% of total

PENNSYLVANIA
1 property
$2,827,644
0.2% of total

NEW YORK
8 properties
$80,396,172
6.2% of total

NEW HAMPSHIRE
3 properties
$2,690,408
0.2% of total

VERMONT
1 property
$5,482,019
0.4% of total

MAINE
2 properties
$9,217,110
0.7% of total

MASSACHUSETTS
4 properties
$27,982,646
2.2% of total

RHODE ISLAND
1 property
$3,548,080
0.3% of total

CONNECTICUT
3 properties
$7,172,850
0.6% of total

NEW JERSEY
13 properties
$55,733,943
4.3% of total

D.C.
1 property
$13,759,302
1.1% of total

MARYLAND
2 properties
$11,732,737
0.9% of total

VIRGINIA
8 properties
$44,724,749
3.5% of total

NORTH CAROLINA
4 properties
$16,966,137
1.3% of total

SOUTH CAROLINA
3 properties
$10,425,398
0.8% of total

TENNESSEE
12 properties
$48,098,973
3.7% of total

GEORGIA
2 properties
$7,012,571
0.5% of total

FLORIDA
16 properties
$99,379,003
7.7% of total

KENTUCKY
4 properties
$30,841,029
2.4% of total

ALABAMA
2 properties
$13,733,312
1.1% of total

MISSISSIPPI
6 properties
$17,762,488
1.4% of total

LOUISIANA
1 property
$1,606,283
0.1% of total

TEXAS
41 properties
$156,735,965
12.1% of total

OKLAHOMA
13 properties
$47,823,577
3.7% of total

COLORADO
3 properties
$21,630,185
1.7% of total

ARIZONA
9 properties
$23,015,083
1.8% of total

CALIFORNIA
28 properties
$162,637,549
12.6% of total

NEVADA
9 properties
$24,193,536
1.9% of total

OREGON
5 properties
$106,252,310
8.2% of total

WASHINGTON
3 properties
$16,211,290
1.3% of total

WEIGHTED AVERAGES BY PROPERTY TYPE

Anchored Retail       22%
Office                24%
Multifamily           32%
Self-Storage          .2%
Health Care           .5%
Other                  1%
Mobile Home Park       1%
Industrial/Warehouse   3%
Lodging                7%
Retail                 9%

[ ] (less than or equal to) 1.0%
    of Initial Pool Balance

[ ] 1.1% - 5.0%
    of Initial Pool Balance

[ ] 5.1% - 10.0%
    of Initial Pool Balance

[ ] (greater than) 10.0%
    of Initial Pool Balance

(footnotes from cover)

--------------
(1)   Subject to a variance of plus or minus 5%.

(2) The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the final distribution would occur for such Class of Certificates based upon the assumption that no Mortgage Loan (other than a Hyper-Amortization Loan (as defined herein)) is prepaid, in whole or in part, prior to its stated maturity and that the Hyper-Amortization Loans are not prepaid prior to, but are paid in their entirety on, their respective Anticipated Repayment Dates (as defined herein) and otherwise based on the Maturity Assumptions (as described herein). The actual performance and experience of the Mortgage Loans will likely differ from such assumptions. See "Yield and Maturity Considerations" herein.

(3) It is a condition to their issuance that the respective Classes of Offered Certificates be assigned ratings by Standard & Poor's Rating Services, a Division of the McGraw-Hill Companies, Inc. ("S&P") and/or Fitch IBCA, Inc. ("Fitch"; and together with S&P, the "Rating Agencies") no lower than those set forth above. The ratings on the Offered Certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent Prepayment Premiums will be received on the Mortgage Loans or (iv) whether and to what extent Excess Interest will be received on the Hyper-Amortization Loans. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their initial investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). The "Rated Final Distribution Date" for each Class of Offered Certificates has been set at the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" herein.

(4) The Class X Certificates will not have a Certificate Balance. The Class X Certificates will accrue interest on a Notional Amount that is equal to the aggregate of the Certificate Balances of all the Classes of Sequential Pay Certificates outstanding from time to time.

(5) Initial Pass-Through Rate. The Pass-Through Rate for the Class X Certificates is variable and will, in general, equal the excess, if any, of the Weighted Average Net Mortgage Rate (as defined herein) from time to time, over the weighted average of the Pass-Through Rates for all the Classes of Sequential Pay Certificates from time to time.

(6) If the Weighted Average Net Mortgage Rate for any Distribution Date is ever less than the rate specified above for the Class B, Class C, Class D, Class E, Class F or Class G Certificates, then the Pass-Through Rate for such Class of Certificates for such Distribution Date will equal the Weighted Average Net Mortgage Rate for such Distribution Date.

                               ----------------
     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED CERTIFICATES, INCLUDING SHORT-COVERING TRANSACTIONS IN SUCH OFFERED CERTIFICATES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.
                               ----------------
(continued from cover)


The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust (the "Trust") to be established by Mortgage Capital Funding, Inc. (the "Sponsor"), the assets of which (such assets collectively, the "Trust Fund") will consist primarily of a segregated pool (the "Mortgage Pool") of 249 multifamily and commercial mortgage loans (the "Mortgage Loans") having the characteristics described herein. As of the Cut-off Date (as defined herein), the Mortgage Loans had an aggregate principal balance, after taking into account all payments of principal due on or before such date, whether or not received, of $1,294,362,625 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%.

     One hundred fifteen of the Mortgage Loans (the "Citi Mortgage Loans"), which represent 40.21% of the Initial Pool Balance, were originated by or on behalf of one or more affiliates of Citicorp Real Estate, Inc. (the "Mortgage Loan Seller"), a commonly controlled affiliate of the Sponsor, pursuant to its conduit program, and are currently held by the Mortgage Loan Seller or by one or more of its affiliates. One hundred five of the Mortgage Loans (the "AMRESCO Mortgage Loans"), which represent 40.30% of the Initial Pool Balance, were originated by or on behalf of AMRESCO Capital, L.P. ("AMRESCO Capital"). The AMRESCO Mortgage Loans are currently held beneficially by one or more affiliates of AMRESCO Capital, and will be transferred to AMRESCO Capital on or prior to the Delivery Date. Twenty-nine of the Mortgage Loans (the "Goldman Mortgage Loans"), which represent 19.50% of the Initial Pool Balance, are currently held by Goldman Sachs Mortgage Company ("Goldman Sachs Mortgage"). One Goldman Mortgage Loan (representing 4.39% of the Initial Pool Balance) was originated by Goldman Sachs Mortgage, 21 of the Goldman Mortgage Loans (representing 10.41% of the Initial Pool Balance) were acquired from Central Park Capital, L.P., an affiliate of Goldman Sachs Mortgage, one Goldman Mortgage Loan (representing 3.87% of the Initial Pool Balance) was acquired from Archon Financial L.P., an affiliate of Goldman Sachs Mortgage, and six of the Goldman Mortgage Loans (representing 0.82% of the Initial Pool Balance) were acquired from Imperial Commercial Capital Corp. On or before the Delivery Date, Goldman Sachs Mortgage will acquire the AMRESCO Mortgage Loans from AMRESCO Capital, and the Mortgage Loan Seller will acquire the AMRESCO Mortgage Loans and the Goldman Mortgage Loans from Goldman Sachs Mortgage. In addition, on or before the Delivery Date, the Mortgage Loan Seller will, at the direction of the Sponsor, transfer all of the Mortgage Loans, without recourse, to the Trustee for the benefit of holders of the Certificates (the "Certificateholders"). See "Description of the Mortgage Pool" and "Risk Factors -- The Mortgage Loans" herein.

     Distributions on the Certificates will be made, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business day, then on the next succeeding business day, beginning in May 1998 (each, a "Distribution Date"). As more fully described herein, distributions allocable to interest accrued on each Class of the REMIC Regular Certificates (the REMIC Residual Certificates will not accrue interest) will be made on each Distribution Date based on the Pass-Through Rate then applicable to such Class and the Certificate Balance or, in the case of the Class X Certificates, the Notional Amount of such Class outstanding immediately prior to such Distribution Date. Distributions allocable to principal of the respective Classes of Sequential Pay Certificates will be made in the amounts and in accordance with the priorities described herein until the Certificate Balance of each such Class is reduced to zero. Neither the Class X Certificates nor the REMIC Residual Certificates will have a Certificate Balance or entitle the holders thereof to receive distributions of principal. Any prepayment premiums, charges or fees, including those in the form of yield maintenance payments (collectively, "Prepayment Premiums"), actually collected on the Mortgage Loans will be distributed among the respective Classes of Offered Certificates in the amounts and in accordance with the priorities described herein. See "Description of the Certificates -- Distributions" herein.

     As and to the extent described herein, the respective rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and REMIC Residual Certificates (collectively, the "Subordinate Certificates") to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated to those of the holders of the Class X and Class A Certificates (collectively, the "Senior Certificates") and, further, to those of the holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. See "Description of the Certificates -- Distributions" and "-- Subordination; Allocation of Losses and Certain Expenses" herein.

     The yield to maturity of each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of or as affected by prepayments, hyper-amortization, loan extensions, defaults and liquidations) and losses on the Mortgage Loans that result in a reduction of the Certificate Balance or Notional Amount of such Class. The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of or as affected by prepayments, hyper-amortization, loan extensions, defaults and liquidations) and losses on the Mortgage Loans, and investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment and other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. Any delay in collection of a Balloon Payment on any Mortgage Loan that would otherwise be distributable in reduction of the Certificate Balance of a Class of Sequential Pay Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan as described herein, will likely extend the weighted average life of such Class of Certificates. See "Risk Factors", "Description of the Certificates -- Distributions" and "Yield and Maturity Considerations" herein. See also "Yield and Maturity Considerations" and "Risk Factors -- Prepayments; Average Life of Certificates; Yields" in the Prospectus.

     As described herein, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby being herein referred to as "REMIC I", "REMIC II" and "REMIC III", respectively). The Offered Certificates will evidence "regular interests" in REMIC III. See "Certain Federal Income Tax Consequences" herein and "Material Federal Income Tax Consequences" in the Prospectus.

     There is currently no secondary market for the Offered Certificates. The Underwriters intend to make a secondary market in the Offered Certificates, but are not obligated to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange. See "Risk Factors -- The Certificates -- Limited Liquidity" herein.

     THE PROSPECTUS THAT ACCOMPANIES THIS PROSPECTUS SUPPLEMENT CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL TO OBTAIN MATERIAL INFORMATION CONCERNING THE OFFERED CERTIFICATES. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT.

     THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS MAY BE USED BY CITIBANK, N.A., CITICORP SECURITIES, INC. OR CITIBANK INTERNATIONAL PLC, AFFILIATES OF THE SPONSOR AND WHOLLY-OWNED SUBSIDIARIES OF CITICORP, IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE CERTIFICATES. CITIBANK, N.A., CITICORP SECURITIES, INC. OR CITIBANK INTERNATIONAL PLC MAY ACT AS PRINCIPAL OR AGENT IN SUCH TRANSACTIONS. SUCH SALES WILL BE MADE AT PRICES RELATED TO PREVAILING MARKET PRICES AT THE TIME OF SALE.


                          FORWARD-LOOKING STATEMENTS


     IF AND WHEN INCLUDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE WORDS "EXPECTS", "INTENDS", "ANTICIPATES", "ESTIMATES" AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE STATEMENTS CONTAINED IN "RISK FACTORS", ARE INHERENTLY SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE SPONSOR'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE SPONSOR EXPRESSLY DISCLAIMS ANY OBLIGATIONS OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE SPONSOR'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
EXECUTIVE SUMMARY ....................................................   S-8
SUMMARY OF PROSPECTUS SUPPLEMENT .....................................   S-10
RISK FACTORS .........................................................   S-34
   The Certificates ..................................................   S-34
   The Mortgage Loans ................................................   S-35
DESCRIPTION OF THE MORTGAGE POOL .....................................   S-43
   General ...........................................................   S-43
   Certain Terms and Conditions of the Mortgage Loans ................   S-45
   Additional Mortgage Loan Information ..............................   S-48
   Certain Underwriting Matters ......................................   S-49
   The Mortgage Loan Seller and the Additional Warranting Parties ....   S-52
   Assignment of the Mortgage Loans; Repurchases .....................   S-52
   Representations and Warranties; Repurchases .......................   S-53
   Changes in Mortgage Pool Characteristics ..........................   S-56
SERVICING OF THE MORTGAGE LOANS ......................................   S-57
   General ...........................................................   S-57
   The Master Servicer ...............................................   S-58
   The Special Servicer ..............................................   S-59
   Sub-Servicers .....................................................   S-59
   Servicing and Other Compensation and Payment of Expenses ..........   S-60
   Evidence as to Compliance .........................................   S-63
   Modifications, Waivers, Amendments and Consents ...................   S-63
   Sale of Defaulted Mortgage Loans ..................................   S-65
   REO Properties ....................................................   S-65
   Inspections; Collection of Operating Information ..................   S-66
   Termination of the Special Servicer ...............................   S-66
DESCRIPTION OF THE CERTIFICATES ......................................   S-68
   General ...........................................................   S-68
   Registration and Denominations ....................................   S-68
   Certificate Balances and Notional Amount ..........................   S-69
   Pass-Through Rates ................................................   S-69
   Distributions .....................................................   S-71
   Subordination; Allocation of Losses and Certain Expenses ..........   S-78
   P&I Advances ......................................................   S-79
   Appraisal Reductions ..............................................   S-80
   Reports to Certificateholders; Certain Available Information ......   S-81
   Voting Rights .....................................................   S-85
   Termination .......................................................   S-85
   The Trustee .......................................................   S-85
   The Fiscal Agent ..................................................   S-86
YIELD AND MATURITY CONSIDERATIONS ....................................   S-86
   Yield Considerations ..............................................   S-86
   Weighted Average Lives ............................................   S-89
   Yield Sensitivity of the Class X Certificates .....................   S-95

                                                                         PAGE
                                                                         ----
USE OF PROCEEDS ......................................................   S-97
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ..............................   S-97
   General ...........................................................   S-97
   Discount and Premium; Prepayment Premiums .........................   S-97
   Constructive Sales of Class X Certificates ........................   S-98
   Characterization of Investments in Offered Certificates ...........   S-98
   Possible Taxes on Income From Foreclosure Property and Other Taxes    S-99
   Reporting and Other Administrative Matters ........................   S-100
CERTAIN ERISA CONSIDERATIONS .........................................   S-100
LEGAL INVESTMENT .....................................................   S-103
UNDERWRITING .........................................................   S-103
LEGAL MATTERS ........................................................   S-104
RATINGS ..............................................................   S-104
INDEX OF PRINCIPAL DEFINITIONS .......................................   S-106
ANNEX A -- Certain Characteristics of the Mortgage Loans .............   A-1
ANNEX B -- Trustee Reports ...........................................   B-1
ANNEX C -- Term Sheet ................................................   C-1

                               EXECUTIVE SUMMARY

     The following Executive Summary does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Executive Summary may be defined elsewhere in this Prospectus Supplement, including in Annex A hereto, or in the Prospectus. An "Index of Principal Definitions" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement have the meanings specified in the Prospectus.


                                        INITIAL            APPROXI-
                                      CERTIFICATE            MATE
                                       BALANCE OR         PERCENT OF
                                        NOTIONAL         INITIAL POOL
   CLASS(ES)      RATINGS (1)          AMOUNT (2)           BALANCE
 Offered Certificates
 A-1            AAA/AAA            $    222,000,000         17.15%
 A-2            AAA/AAA            $    658,166,000         50.85%
 X              AAAr/AAA           $  1,294,362,625(4)      N/A
 B              AA/AA              $     51,775,000          4.00%
 C              A/A+               $     71,190,000          5.50%
 D              A-/A               $     12,943,000          1.00%
 E              BBB+/BBB+          $     64,718,000          5.00%
 F              BBB/BBB            $     12,944,000          1.00%
 G              NR/BBB-            $     38,831,000          3.00%
 Private Certificates -- Not Offered Hereby
 H              -- (5)             $     51,774,000            -- (5)
 J through N    -- (5)             $    110,021,624            -- (5)



                   APPROXI-                      PASS-
                     MATE                       THROUGH      WEIGHTED
                    INITIAL                     RATE AS       AVERAGE      PRINCIPAL
                    CREDIT         COUPON     OF DELIVERY      LIFE          WINDOW
   CLASS(ES)        SUPPORT     DESCRIPTION       DATE      (YEARS)(3)        (3)
 Offered Certificates
 A-1                32.00%     Fixed Rate         6.417%      5.501     5/98-6/07
 A-2                32.00%     Fixed Rate         6.663%      9.550     6/07-1/08
 X              N/A            Variable           0.722%   N/A          N/A
                               Rate
                               (Interest
                               Only)
 B                  28.00%     Lesser of          6.779%      9.700     1/08-1/08
                               Specified
                               Rate and
                               Net WAC
 C                  22.50%     Lesser of          6.947%      9.700     1/08-1/08
                               Specified
                               Rate and
                               Net WAC
 D                  21.50%     Lesser of          7.006%      9.700     1/08-1/08
                               Specified
                               Rate and
                               Net WAC
 E                  16.50%     Lesser of          7.060%      9.700     1/08-1/08
                               Specified
                               Rate and
                               Net WAC
 F                  15.50%     Lesser of          7.060%      9.700     1/08-1/08
                               Specified
                               Rate and
                               Net WAC
 G                  12.50%     Lesser of          7.060%      9.779     1/08-2/08
                               Specified
                               Rate and
                               Net WAC
 Private Certificates -- Not Offered Hereby
 H                     -- (5)  Lesser of          7.060%        -- (5)          -- (5)
                               Specified
                               Rate and
                               Net WAC
 J through N           -- (5)  Fixed Rate         6.000%        -- (5)          -- (5)

---------
(1) Ratings shown are those of S&P and Fitch, respectively. Classes marked "NR" will not be rated by the applicable Rating Agency.
(2)  Subject to a variance of plus or minus 5%.
(3) Based on the Maturity Assumptions (as defined in "Yield and Maturity Considerations" herein).
(4)  Notional Amount.
(5) These Classes are not offered hereby and this information has been intentionally omitted.

     Set forth below is certain information regarding the Mortgage Loans and the Mortgaged Properties as of the Cut-off Date (all weighted averages set forth below are based on the respective Cut-off Date Balances (as defined herein) of the Mortgage Loans). Such information is described, and additional information regarding the Mortgage Loans and the Mortgaged Properties is set forth, under "Description of the Mortgage Pool" herein and in Annex A hereto.


                         MORTGAGE POOL CHARACTERISTICS




CHARACTERISTICS                                                               ENTIRE MORTGAGE POOL
---------------                                                               --------------------
Initial Pool Balance .....................................................   $1,294,362,625
Number of Mortgage Loans .................................................              249
Number of Mortgaged Properties ...........................................              256
Average Cut-off Date Balance .............................................       $5,198,243
Weighted Average Mortgage Rate ...........................................           7.489%
Weighted Average Remaining Term to Maturity or Anticipated Repayment Date      114.8 months
Weighted Average Underwriting Debt Service Coverage Ratio ................            1.37x
Weighted Average Cut-off Date Loan-to-Value Ratio ........................            73.2%
Weighted Average Seasoning ...............................................         4 months

     "Cut-off Date Loan-to-Value Ratio" and "Underwriting Debt Service Coverage Ratio" are calculated as described in Annex A hereto.

                       SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary may be defined elsewhere in this Prospectus Supplement, including in Annex A hereto, or in the Prospectus. An "Index of Principal Definitions" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement will have the meanings specified in the Prospectus.


Title of Certificates and
  Designation of Classes....   Mortgage Capital Funding, Inc.,
                               Multifamily/Commercial Mortgage Pass-Through
                               Certificates, Series 1998-MC1 (the
                               "Certificates"), will consist of 18 classes
                               (each, a "Class"), designated as: (i) the Class
                               A-1 and Class A-2 Certificates (collectively, the
                               "Class A Certificates"); (ii) the Class B, Class
                               C, Class D, Class E, Class F, Class G, Class H,
                               Class J, Class K, Class L, Class M and Class N
                               Certificates (collectively with the Class A
                               Certificates, the "Sequential Pay Certificates");
                               (iii) the Class X Certificates (collectively with the Sequential Pay Certificates, the "REMIC
                               Regular Certificates"); and (iv) the Class R-I,
                               Class R-II and Class R-III Certificates
                               (collectively, the "REMIC Residual
                               Certificates"). Only the Class X, Class A, Class
                               B, Class C, Class D, Class E, Class F and Class G
                               Certificates (collectively, the "Offered
                               Certificates") are offered hereby.

                               The Class H, Class J, Class K, Class L, Class M and Class N Certificates and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby. Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.


Sponsor.....................   Mortgage Capital Funding, Inc., a Delaware
                               corporation. The Sponsor is a direct,
                               wholly-owned subsidiary of Citicorp Banking
                               Corporation, which is a direct, wholly-owned subsidiary of Citicorp. The Sponsor is a commonly controlled affiliate of the Mortgage Loan Seller and of Citibank, N.A., which is the co-lead
                               Underwriter. See "Mortgage Capital Funding, Inc."
                               in the Prospectus and "Underwriting" herein.
                               Neither the Sponsor nor any of its affiliates has insured or guaranteed the Offered Certificates.


Trustee.....................   LaSalle National Bank, a nationally chartered
                               bank. See "Description of the Certificates -- The
                               Trustee" herein. The Trustee will also have certain duties with respect to REMIC administration (in such capacity, the "REMIC
                               Administrator").


Fiscal Agent................   ABN AMRO Bank N.V., a Netherlands banking
                               corporation and the parent of the Trustee. See
                               "Description of the Certificates -- The Fiscal
                               Agent" herein.

Master Servicer.............   AMRESCO Services, L.P., a Delaware limited
                               partnership. The Master Servicer is an affiliate of AMRESCO Capital. See "Servicing of the
                               Mortgage Loans -- The Master Servicer" herein.


Special Servicer............   CRIIMI MAE Services Limited Partnership, a
                               Maryland limited partnership. See "Servicing of the Mortgage Loans -- The Special Servicer" herein.


Mortgage Loan Seller........   Citicorp Real Estate, Inc., a direct,
                               wholly-owned subsidiary of Citibank. See
                               "Description of the Mortgage Pool -- The Mortgage
                               Loan Seller and the Additional Warranting
                               Parties" herein.


Additional Warranting
 Parties ...................   Goldman Sachs Mortgage Company ("Goldman Sachs
                               Mortgage") and AMRESCO Capital, L.P. ("AMRESCO
                               Capital").

Cut-off Date................   April 1, 1998 or, with respect to the one
                               Mortgage Loan with a scheduled due date of the 11th of each month, April 11, 1998. References herein and in the Prospectus to the "Cut-off
                               Date" with respect to the Mortgage Loans refer to the applicable Cut-off Date for each Mortgage
                               Loan.


Delivery Date...............   On or about May 6, 1998.


Record Date.................   With respect to each Class of Offered
                               Certificates and each Distribution Date (other than the initial Distribution Date), the last business day of the calendar month immediately preceding the month in which such Distribution
                               Date occurs; and with respect to the initial
                               Distribution Date, the Delivery Date.


Distribution Date...........   The 18th day of each month or, if any such 18th
                               day is not a business day, the next succeeding business day, commencing in May 1998.


Determination Date..........   The 11th day of each month or, if any such 11th
                               day is not a business day, the immediately preceding business day, commencing in May 1998.


Collection Period...........   With respect to any Distribution Date, the
                               period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution
                               Date occurs (or, in the case of the initial
                               Distribution Date, that begins immediately following the Cut-off Date) and ends on and includes the Determination Date in the calendar month in which such Distribution Date occurs.


Registration and
 Denominations...............  The Offered Certificates will be issued in book-entry form in original denominations of: (i) in the case of the Class X Certificates, $1,000,000 initial notional amount and in any whole dollar denomination in excess thereof; and
                               (ii) in the case of the other Offered
                               Certificates, $10,000 initial principal amount and in any whole dollar denomination in excess thereof. Each

                               Class of Offered Certificates will be
                               represented by one or more Certificates
                               registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in an Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing such interest, except under the limited circumstances described herein and in the Prospectus. See "Description of the Certificates -- Registration and Denominations" herein and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus.


The Mortgage Pool...........   The Mortgage Pool will consist of 249
                               multifamily and commercial mortgage loans (the
                               "Mortgage Loans"), with an aggregate Cut-off Date
                               Balance of $1,294,362,625 (the "Initial Pool
                               Balance"), subject to a variance of plus or minus
                               5%. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related
                               Cut-off Date Balance. All percentages of the
                               Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. See "Description of the Mortgage Pool -- Changes in Mortgage Pool
                               Characteristics" herein.

                               The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. The Cut-off Date Balances of the Mortgage Loans range from $418,508 to $56,871,141 and the average Cut-off Date Balance is $5,198,243.

                               Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and is secured by a mortgage, deed of trust or similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property") used for commercial or multifamily residential purposes, together with all buildings and improvements and certain personal property located thereon.

                               Eight separate sets of Mortgage Loans (the
                               "Cross-Collateralized Mortgage Loans") are, solely as among the Mortgage Loans in each such particular set, cross-defaulted and cross-collateralized with each other. Certain sets of such Cross-Collateralized Mortgage Loans provide for one or more of the related Mortgaged Properties to be released upon the fulfilment of certain conditions, including the satisfaction of a debt service coverage test and/or the payment by the related borrower of a release price equal to a specified percentage (generally between 100% and 125%) of the loan amount allocated to the Mortgaged Property to be released. In addition, two other sets of such Cross-Collateralized Mortgage Loans, representing 1.17% and 0.34%, respectively, of the Initial Pool Balance, provide that the related cross-collateralization and cross-default provisions may be completely or partially terminated upon the fulfillment of certain conditions, including the meeting of a debt service coverage ratio test, which the Sponsor expects to be satisfied shortly following the Delivery Date. The largest set of related Cross-Collateralized Mortgage Loans represents 1.85% of the Initial Pool Balance. See "Description of the Mortgage Pool -- General" herein and Annex A hereto.

                               In addition to the Cross-Collateralized Mortgage Loans, there are four other Mortgage Loans, which represent 3.59% of the Initial Pool Balance, that are, in each such case, secured by a Mortgage or Mortgages encumbering two or more properties. Accordingly, the total number of Mortgage Loans reflected herein is 249, and the total number of Mortgaged Properties reflected herein is 256. Certain of such Mortgage Loans permit one or more of the related Mortgaged Properties to be released from the lien of the related Mortgage upon the satisfaction of certain conditions (except with respect to the release of certain undeveloped sub-parcels or parcels which, in all but one case (as described herein), are not material to the appraised value of the Mortgaged Property), including the satisfaction of a debt service coverage ratio test and/or the payment of a release price equal to a specified percentage (generally between 100% and 125%) of the allocated loan amount for the Mortgaged Property to be released.

                               Certain Mortgage Loans permit the release of certain non-real property collateral (for example, the release of mobile homes in the case of certain Mortgage Loans secured by mobile home parks).

                               In general, the Mortgage Loans constitute nonrecourse obligations of the related borrower and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligation. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, the Sponsor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality or any private mortgage insurer. See "Description of the Mortgage Pool -- General".

                               Set forth below are the number of Mortgaged
                               Properties, and the approximate percentage of the Initial Pool Balance secured by such Mortgaged Properties, located in the five states with the highest concentrations:

                         NUMBER OF    PERCENTAGE OF
                         MORTGAGED    INITIAL POOL
STATE                   PROPERTIES       BALANCE
-----                   ----------       -------
  California .........      28            12.57%
  Texas ..............      41            12.11%
  Oregon .............       5             8.21%
  Florida ............      16             7.68%
  New York ...........       8             6.21%

                               The remaining Mortgaged Properties are located throughout 35 other states and the District of Columbia, with no more than 4.95% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

                               Set forth below are the number of Mortgaged
                               Properties, and the approximate percentage of the Initial Pool Balance secured by such Mortgaged Properties, operated for each indicated purpose:



                              NUMBER OF   PERCENTAGE OF
                              MORTGAGED   INITIAL POOL
PROPERTY TYPE                PROPERTIES    BALANCE(1)
-------------                ----------    ----------
  Multifamily .............      92           31.64%
  Office ..................      45           24.28%
  Anchored Retail .........      40           22.37%
  Retail ..................      37            8.67%
  Lodging .................      18            6.91%
  Other ...................      24(2)         6.14%

                               ------------
                               (1) The sum of the percentages in this column
                                   may not equal 100% due to rounding.
                               (2) Includes five Mortgaged Properties,
                                   constituting security for 1.21% of the
                                   Initial Pool Balance, that are operated as mobile home parks.

                               Each of the Mortgage Loans provides for
                               scheduled payments of principal and interest
                               ("Monthly Payments") to be due on the first (or, in one case, the 11th) day of each month (as to each such Mortgage Loan, the "Due Date"), except that, as described below, the Hyper-Amortization Loans (as defined herein) may require that certain additional amounts be paid each month following their respective Anticipated Repayment Dates (as defined herein).

                               All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan, except that, as described below, each Hyper-Amortization Loan will accrue interest after its respective Anticipated Repayment Date at a rate that is no more than two percentage points in excess of the related Mortgage Rate prior to such Anticipated Repayment Date. As used herein, the term "Mortgage Rate" does not include the incremental increase in the rate at which interest may accrue on any Mortgage Loan due to a default or on any Hyper-Amortization Loan after its Anticipated Repayment Date. No Mortgage Loan permits nega-tive amortization and no Mortgage Loan permits deferral of accrued interest (except for the Hyper-Amortization Loans). See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Amortization of Principal" herein.

                               One hundred forty-one Mortgage Loans (the
                               "Actual/360 Mortgage Loans"), which represent 58.26% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis"). One hundred five Mortgage Loans, which represent 41.29% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"). One Mortgage Loan (the "Actual/365 Mortgage Loan"), which represents 0.30% of the Initial Pool Balance, accrues interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 365-day year (an "Actual/365 Basis"). Two Mortgage Loans, which represent 0.15% of the Initial Pool Balance, do not specify the basis on which interest accrues, but are treated as accruing interest on a 30/360 Basis for the purposes hereof. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Mortgage Rates; Calculations of Interest" herein.

                               Two hundred forty of the Mortgage Loans (the
                               "Balloon Loans"), which represent 86.54% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. Eight Mortgage Loans, which represent 13.39% of the Initial Pool Balance, are Hyper-Amortization Loans. The remaining one Mortgage Loan, which represents 0.07% of the Initial Pool Balance, is fully amortizing. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Amortization of Principal" herein.

                               A "Hyper-Amortization Loan" is a Mortgage Loan that provides that if it is not paid in full as of a date specified in the related Mortgage Note (the "Anticipated Repayment Date"), then (i) interest will accrue thereon at a per annum rate (the "Revised Rate") that is no more than two percentage points in excess of the related Mortgage Rate (the difference between the Revised Rate and the Mortgage Rate being herein referred to as the "Excess Interest Rate") and
                               (ii) the related borrower will be required to make payments thereon each month in an amount that is equal to the greater of the Monthly Payment and certain net cash flow generated by the related Mortgaged Property. If the net cash flow referred to in clause (ii) of the preceding sentence exceeds the Monthly Payment, the excess would be applied to repay principal of the particular Hyper-Amortization Loan (such principal payments, "Hyper-Amortization Payments").
                               Interest accrued on the principal balance of any Hyper-Amortization Loan at the Excess Interest Rate will be deferred and, to the extent permitted by applicable law, will itself accrue interest, compounded monthly, at the Revised Rate (all such interest accrued on the principal balance of any Hyper-Amortization Loan at the Excess Interest Rate, together with compound interest on such interest at the Revised Rate, being herein referred to as "Excess Interest"). All of the Hyper-Amortization Loans for which a Lockbox Account (as defined herein) has not been established on or before the Delivery Date, provide that a Lockbox Account must be established on or prior to the applicable Anticipated Repayment Date. Excess Interest and Hyper-Amortization Payments will be considered separate from the scheduled Monthly Payments and will not be included in the calculation of Assumed Monthly Payments (as defined herein). If and to the extent collected, Excess Interest will be included as part of the applicable Available Distribution Amount (as defined herein). See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Hyperamortization" herein.

                               In general, a Hyper-Amortization Loan will permit the related borrower to prepay the related Mortgage Loan without payment of a Prepayment Premium (as defined herein) beginning on a date coinciding with, or up to six months prior to, the related Anticipated Repayment Date and on any Due Date thereafter. The Anticipated Repayment Date for any such Hyper-Amortization Loan is set forth in Annex A.

                               In addition, certain Mortgage Loans provide for reamortization of the unpaid principal balance and adjustment of the Monthly Payments thereon upon application of specified amounts of insurance proceeds to the unpaid principal balance of such Mortgage Loans following a casualty loss.

                               Except with respect to two Mortgage Loans, which represent 0.44% of the Initial Pool Balance, as to which there is no Lock-out Period (as defined below), and except with respect to 14 Mortgage Loans, which represent 8.64% of the Initial Pool Balance, as to which there is no Open Period (as defined below), the Mortgage Loans provided as of origination for, sequentially, (a) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by (b) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment must be accompanied by a prepayment premium, charge or fee (a "Prepayment Premium"), followed by (c) a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium. Voluntary principal prepayments may be made after any applicable Lock-out Period in full or, with respect to three Mortgage Loans (repre-senting 0.20 of the Initial Pool Balance), in part, subject to certain limitations and, during a Prepayment Premium Period, subject to payment of the applicable Prepayment Premium. As of the Cut-off Date, with respect to the 247 Mortgage Loans that provide for Lock-out Periods, the remaining Lock-out Periods ranged from six months to 57 months, with a weighted average remaining Lock-out Period of 38 months. The Open Period for most Mortgage Loans that provide for one begins one to six months prior to stated maturity or, in the case of a Hyper-Amortization Loan, prior to the related Anticipated Repayment Date, except that there are eight Mortgage Loans, representing 1.65% of the Initial Pool Balance, as to which the Open Period begins more than six months (and, in four such cases, begins five years) prior to stated maturity. Prepayment Premiums on the Mortgage Loans are generally calculated either on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid) or as a percentage (which may decline over time) of the principal amount prepaid. The prepayment terms of each of the Mortgage Loans are more fully described in Annex A. See "Risk Factors -- The Mortgage Loans -- Prepayment Premiums" and "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" herein.

                               Forty-eight of the Mortgage Loans (the
                               "Defeasance Loans"), representing 33.46% of the Initial Pool Balance, provide that, subject to the satisfaction of certain conditions, the related borrower may pledge to the holder of the subject Mortgage Loan "Defeasance Collateral" and thereupon obtain a release of the Mortgaged Property from the lien of the related mortgage. In general, "Defeasance Collateral" is required to consist of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all successive Due Dates (including the scheduled maturity date), with each such payment being equal to or greater than (with any excess to be returned to the borrower) the Monthly Payment (including, in the case of the scheduled maturity date, any Balloon Payment), due on such date.

                               As of the Cut-off Date, the Mortgage Loans had the following additional characteristics: (i) Mortgage Rates ranging from 6.710% per annum to 9.840% per annum and a weighted average Mortgage Rate of 7.489% per annum; (ii) remaining terms to stated maturity or, in the case of the Hyper-Amortization Loans, to the Anticipated Repayment Date ranging from 75 months to 129 months and a weighted average remaining term to stated maturity or the Anticipated Repayment Date, as the case may be, of 114.8 months; (iii) remaining amortization terms ranging from 117 months to 359 months and a weighted average remaining amortization term of 337.9 months;
                               (iv) Cut-off Date Loan-to-Value Ratios ranging from 32.8% to 101.0% and a weighted average Cut-off Date Loan-- to-Value Ratio of 73.2%; (v) in the case of the Balloon Loans and the Hyper-Amortization Loans, Maturity Date Loan-to-Value Ratios ranging from 28.3% to 88.9% and a weighted average Maturity Date Loan-to-Value Ratio of 62.8%; and (vi) Underwriting Debt Service Coverage Ratios ranging from 0.87x to 2.54x and a weighted average Underwriting Debt Service Coverage Ratio of 1.37x. "Cut-off Date Loan-to-Value Ratio," "Maturity Date Loan-to-Value Ratio" and "Underwriting Debt Service Coverage Ratio" are each defined in Annex A hereto.

                               For more detailed statistical information regarding the Mortgage Pool, see Annex A hereto.


                               All of the Mortgage Loans were originated during the twelve-month period preceding the Cut-off Date.

                               One hundred fifteen of the Mortgage Loans (the "Citi Mortgage Loans"), which represent 40.21% of the Initial Pool Balance, were originated by or on behalf of one or more affiliates of Citicorp Real Estate, Inc. (the "Mortgage Loan Seller"), a commonly controlled affiliate of the Sponsor, pursuant to its conduit program, and are currently held by the Mortgage Loan Seller or by one or more of its affiliates. One hundred five of the Mortgage Loans (the "AMRESCO Mortgage Loans"), which represent 40.30% of the Initial Pool Balance, were originated by or on behalf of AMRESCO Capital, L.P. ("AMRESCO Capital"). The AMRESCO Mortgage Loans are currently held beneficially by one or more affiliates of AMRESCO Capital, and will be transferred to AMRESCO Capital on or prior to the Delivery Date. Twenty-nine of the Mortgage Loans (the "Goldman Mortgage Loans"), which represent 19.50% of the Initial Pool Balance, are currently held by Goldman Sachs Mortgage Company ("Goldman Sachs Mortgage"). One Goldman Mortgage Loan (representing 4.39% of the Initial Pool Balance) was originated by Goldman Sachs Mortgage, 21 of the Goldman Mortgage Loans (representing 10.41% of the Initial Pool Balance) were acquired from Central Park Capital, L.P., an affiliate of Goldman Sachs Mortgage, one Goldman Mortgage Loan (representing 3.87% of the Initial Pool Balance) was acquired from Archon Financial L.P., an affiliate of Goldman Sachs Mortgage, and six of the Goldman Mortgage Loans (representing 0.82% of the Initial Pool Balance) were acquired from Imperial Commercial Capital Corp. On or before the Delivery Date, Goldman Sachs Mortgage will acquire the AMRESCO Mortgage Loans from AMRESCO Capital, and the Mortgage Loan Seller will acquire the AMRESCO Mortgage Loans and the Goldman Mortgage Loans from Goldman Sachs Mortgage. In addition, on or before the Delivery Date, the Mortgage Loan Seller will, at the direction of the Sponsor, transfer all of the Mortgage Loans, without recourse, to the Trustee for the benefit of holders of the Certificates (the "Certificateholders"). The Mortgage Loan Seller will make certain representations and warranties regarding the characteristics of the Citi Mort-gage Loans, AMRESCO Capital will make certain representations and warranties regarding the characteristics of the AMRESCO Mortgage Loans, and Goldman Sachs Mortgage will make certain representations and warranties regarding the characteristics of the Goldman Mortgage Loans. As more particularly described herein, the Mortgage Loan Seller will be obligated to cure any material breach of any such representation or warranty made by the Mortgage Loan Seller with respect to the Citi Mortgage Loans or repurchase the affected Citi Mortgage Loan, AMRESCO Capital will be obligated to cure any material breach of any such representation or warranty made by AMRESCO Capital with respect to the AMRESCO Mortgage Loans or repurchase the affected AMRESCO Mortgage Loan, and Goldman Sachs Mortgage will be obligated to cure any material breach of any such representation or warranty made by Goldman Sachs Mortgage with respect to the Goldman Mortgage Loans or repurchase the affected Goldman Mortgage Loan.

                               The Mortgage Loans are being sold without recourse, and none of the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage will have any obligations with respect to the Offered Certificates other than pursuant to such representations, warranties and repurchase obligations. The Sponsor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or replace Mortgage Loans with deficient documentation or which are otherwise defective. See "Description of the Mortgage Pool" and "Risk Factors -- The Mortgage Loans" herein and "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

                               The Mortgage Loans will be serviced and
                               administered by the Master Servicer and, if circumstances require, the Special Servicer, pursuant to the Pooling Agreement (as defined below) and generally in accordance with the discussion set forth under "Servicing of the Mortgage Loans" herein and "Description of the Pooling Agreements" in the Prospectus. The compensation to be received by the Master Servicer (including Master Servicing Fees) and the Special Servicer (including Standby Fees, Special Servicing Fees, Liquidation Fees and Workout Fees) for their services is described herein under "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses".


Description of
 the Certificates............  The Certificates will be issued pursuant to a
                               Pooling and Servicing Agreement, to be dated as of April 1, 1998 (the "Pooling Agreement"), among the Sponsor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Mortgage Loan Seller and the Additional Warranting Parties, and will represent in the aggregate the entire beneficial ownership interest in a trust (the "Trust") the assets of which (such assets collectively, the "Trust Fund") will consist primarily of the Mortgage Pool.

 A. Certificate Balances and
     Notional Amount........   Upon initial issuance, each Class of Offered
                               Certificates will have the Certificate Balance or Notional Amount set forth for such Class on the cover page hereof (in each case, subject to a variance of plus or minus 5%). Upon initial issuance, the Class H, Class J, Class K, Class L,
                               Class M and Class N Certificates will have an aggregate Certificate Balance equal to the excess of the Initial Pool Balance over the aggregate
                               Certificate Balance of the Class A, Class B,
                               Class C, Class D, Class E, Class F and Class G
                               Certificates.

                               The "Certificate Balance" of any Class of
                               Sequential Pay Certificates outstanding at any time will be the then-aggregate stated principal amount of such Class. On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and will be further reduced by any losses on or in respect of the Mortgage Loans (referred to herein as "Realized Losses") and by certain Trust Fund expenses (referred to herein as "Additional Trust Fund Expenses") allocated to such Class of Certificates on such Distribution Date. See "Description of the Certificates -- Distributions" and "-- Subordination; Allocation of Losses and Certain Expenses" herein.

                               The Class X Certificates will not have a Certificate Balance; such Class of Certificates will instead represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount") equal to the aggregate of the Certificate Balances of all the Classes of Sequential Pay Certificates outstanding from time to time. The Notional Amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Class of Certificates and does not represent the right to receive any distributions of principal.

                               No Class of REMIC Residual Certificates will have a Certificate Balance or a Notional Amount.

                               A Class of Offered Certificates will be
                               considered outstanding until its Certificate
                               Balance or Notional Amount is reduced to zero; provided, however, that, under very limited circumstances, reimbursements of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto. See "Description of the Certificates -- Certificate Balances and Notional Amount" and "-- Distributions" herein.

 B. Pass-Through Rates......   The Pass-Through Rate applicable to each Class
                               of Offered Certificates for the initial
                               Distribution Date is set forth on the cover page hereof. The Pass-Through Rates for the Class A-1 and Class A-2 Certificates for each subsequent
                               Distribution Date will, in the case of each such Class, remain fixed at the per annum rate set forth with respect thereto on the cover page hereof; the Pass-Through Rates for the Class B, Class C, Class D, Class E, Class F and Class G
                               Certificates for each subsequent Distribution
                               Date will, in the case of such Class, equal the lesser of (i) the per annum rate set forth with respect thereto on the cover page hereof and
                               (ii) the Weighted Average Net Mortgage Rate for such Distribution Date; and the Pass-Through
                               Rate applicable to the Class X Certificates for each subsequent Distribution Date will, in general, equal the excess, if any, of (i) the Weighted Average Net Mortgage Rate for such
                               Distribution Date, over (ii) the weighted average of the Pass-Through Rates applicable to all the Classes of Sequential Pay Certificates for such Distribution Date (weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date).

                               The Pass-Through Rate applicable to the Class H Certificates for the initial Distribution Date is 7.060% per annum; and the Pass-Through Rate applicable to such Class of Certificates for each subsequent Distribution Date will equal the lesser of (i) 7.060% per annum and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rates applicable to the Class J, Class K, Class L, Class M and Class N Certificates for the initial Distribution Date and each subsequent Distribution Date will, in each case, be fixed at 6.000% per annum.

                               The "Weighted Average Net Mortgage Rate" for any Distribution Date will, in general, equal the weighted average of the Net Mortgage Rates for all the Mortgage Loans (weighted on the basis of their respective "Stated Principal Balances" (as defined herein) immediately following the preceding Distribution Date or, in the case of the initial Distribution Date, as of the Cut-off
                               Date).


                               The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the aggregate of the per annum rates applicable to the calculation of the Master Servicing Fee, the Standby Fee and the Trustee Fee (each as defined herein) with respect to such Mortgage Loan (such monthly fees, collectively, the "Administrative Fees"; and such aggregate rate, the "Administrative Fee Rate"); provided that, solely for purposes of calculating the Weighted Average Net Mortgage Rate for any Distribution Date, the following adjustments will be made in calculating the Net Mortgage Rate for certain Mortgage Loans: (i) if the Mortgage Rate for the subject Mortgage Loan has been modified or changed by the Special Servicer as described under "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein or otherwise in connection with a bankruptcy, insolvency or similar proceeding involving the related borrower, or if the subject Mortgage Loan is in default, such modification, change and/or default will be disregarded and the Net Mortgage Rate for such Mortgage Loan will be calculated based upon the Mortgage Rate in effect for such Mortgage Loan as of the Delivery Date; and (ii) if the subject Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate). The calculation of the Net Mortgage Rate for any Hyper-Amortization Loan (and, accordingly, the calculation of the Weighted Average Net Mortgage Rate for any Distribution Date) will not be affected by the step-up from the Mortgage Rate to the Revised Rate on the Anticipated Repayment Date for such Hyper-Amortization Loan. As of the Cut-off Date (without regard to the adjustment to the basis of accrual described in clause (ii) of the proviso to the second preceding sentence), the Net Mortgage Rates for the Mortgage Loans will range from 6.5268% per annum to 9.7318% per annum, with a weighted average Net Mortgage Rate of 7.3623% per annum. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" and "Description of the Certificates -- Pass-Through Rates" herein.

 C. Distributions of Interest
     and Principal...........  The total of all payments or other collections
                               (or advances in lieu thereof) on or in respect of the Mortgage Loans (exclusive of Prepayment Premiums) that are available for distributions of interest on and principal of the Certificates on any Distribution Date is herein referred to as the "Available Distribution Amount" for such date. See "Description of the Certificates -- Distributions -- The Available Distribution Amount" herein.


                               On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:


                               (1) to pay interest to the holders of the Class A-1, Class A-2 and Class X Certificates (collectively, the "Senior Certificates"), up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;


                               (2) to pay principal first to the holders of the Class A-1 Certificates and second to the holders of the Class A-2 Certificates, in each case up to an amount equal to the lesser of (a) the then-outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount (as defined below) for such Distribution Date;

                               (3) to reimburse the holders of the Class A-1 and Class A-2 Certificates, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

                               (4) to make payments on the other Classes of Certificates (collectively, the
                                    "Subordinate Certificates") as contemplated below;

                               provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "Description of the Certificates -- Termination" herein), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates will be so made (subject to available funds) to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then-outstanding Certificate Balances of such Classes of Certificates.

                               On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the remaining Classes of Sequential Pay Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority (i.e., payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class B Certificates, then payments under clauses (1),
                               (2) and (3) below, in that order, to the holders of the Class C Certificates, and so forth in such manner with respect to, sequentially, the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates, in that order):

                               (1)  to pay interest to the holders of such
                                    Class of Certificates, up to an amount
                                    equal to all Distributable Certificate
                                    Interest in respect of such Class of
                                    Certificates for such Distribution Date
                                    and, to the extent not previously paid, for all prior Distribution Dates, if any;

                               (2) if the Certificate Balances of the Class A Certificates and of each other Class of Sequential Pay Certificates, if any, with an earlier alphabetical Class designation have been reduced to zero, to pay principal to the holders of such

                                    Class of Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date; and

                               (3) to reimburse the holders of such Class of Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

                               provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by clause (2) above with respect to any Class of Sequential Pay Certificates will be so made (subject to available funds) to the holders of such Class of Certificates up to an amount equal to the entire then-outstanding Certificate Balance of such Class of Certificates.

                               Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above will be paid to the holders of the REMIC Residual Certificates.

                               Reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

                               The "Distributable Certificate Interest" in respect of any Class of REMIC Regular Certificates for any Distribution Date will generally equal one month's interest at the Pass-Through Rate in respect of such Class of Certificates for such Distribution Date accrued on the Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date, reduced (to not less than zero) by such Class of Certificates' allocable share (calculated as described herein) of any Net Aggregate Prepayment Interest Shortfall (as defined herein) for such Distribution Date. Distributable Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The "Interest Accrual Period" for the Certificates for any Distribution Date will be the month preceding the month in which such Distribution Date occurs, except that the Interest Accrual Period for the Certificates for the Distribution Date in May 1998 will be the one-month period from April 7, 1998 to May 6, 1998, inclusive. See "Description of the Certificates -- Distributions -- Distributable Certificate Interest" and "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" herein.

                               The "Principal Distribution Amount" for any
                               Distribution Date, will, in general, equal the aggregate of the following:

                               (a)  the principal portions of all Monthly
                                    Payments (other than Balloon Payments) and any Assumed Monthly Payments (as defined below) due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the calendar month in which such Distribution Date occurs;

                               (b)  all voluntary principal prepayments
                                    received on the Mortgage Loans during the related Collection Period;

                               (c)  with respect to any Mortgage Loan as to
                                    which the related stated maturity date
                                    occurred during or prior to the related
                                    Collection Period, any payment of principal
                                    (exclusive of any voluntary principal
                                    prepayment) made by or on behalf of the
                                    related borrower during the related
                                    Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the calendar month in which such Distribution Date occurs, that was not previously recovered;

                               (d)  all Liquidation Proceeds, Condemnation
                                    Proceeds, Insurance Proceeds (each as
                                    defined in the Prospectus) and, to the
                                    extent not included in clause (a), (b) or
                                    (c) above, payments and other amounts
                                    received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents (i) a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the calendar month in which such Distribution Date occurs, that was not previously recovered or (ii) the principal portion of a Monthly Payment made by the related borrower during the related Collection Period that is due subsequent to the end of the calendar month in which such Distribution Date occurs; and

                               (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates on such immediately preceding Distribution Date.


                               For purposes of the foregoing, the "Monthly
                               Payment" due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. "Monthly Payments" for Hyper-Amortization Loans will not include Excess Interest or Hyper-Amortization Payments.


                               An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts, including an extension of maturity; or (ii) any Mortgage Loan as to which the related Mortgaged Property has been acquired on behalf of the Certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (each such property, upon acquisition, an "REO Property"). The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with its terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property. "Assumed Monthly Payments" for Hyper-Amortization Loans do not include Excess Interest or Hyper-Amortization Payments.

                               The Principal Distribution Amount will in no event include Excess Interest or Prepayment Premiums.


 D. Distribution of Prepayment
     Premiums...............   Any Prepayment Premium (whether described in
                               the related Mortgage Loan documents as a fixed prepayment premium or a yield maintenance amount) actually collected with respect to a Mortgage
                               Loan during any particular Collection Period will be distributed on the related Distribution Date to the holders of each Class of Offered
                               Certificates (other than the Class X
                               Certificates) in an amount up to the product of
                               (a) such Prepayment Premium, (b) the applicable
                               Discount Rate Fraction for such Class and such Mortgage Loan and (c) the applicable Principal
                               Allocation Fraction for such Class and such Distribution Date. The "Discount Rate Fraction" for any Class of Offered Certificates (other than the Class X Certificates) and any prepaid
                               Mortgage Loan is equal to a fraction (not greater than 1.0 or less than 0.0), (a) the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such Class of Certificates over the relevant
                               Discount Rate (as defined herein), and (b) the denominator of which is equal to the excess, if any, of the Mortgage Rate of such Mortgage Loan over the relevant Discount Rate. With respect to each Class of Offered Certificates (other than the Class X Certificates) for any Distribution
                               Date, the "Principal Allocation Fraction" is a fraction, the numerator of which is the portion of Principal Distribution Amount allocated to such Class of Certificates for such Distribution
                               Date, and the denominator of which is the entire
                               Principal Distribution Amount for such
                               Distribution Date.

                               The portion of any Prepayment Premium remaining after distribution of the amounts calculated as described above to the holders of the Offered Certificates (other than the Class X Certificates) will be distributed to the holders of the Class X Certificates. See "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" herein.


P&I Advances................   Subject to a recoverability determination as
                               described herein, and further subject to certain limitations involving Mortgage Loans that have been modified or extended as to which the related
                               Mortgaged Property has declined in value as described herein, the Master Servicer is required to make advances (each, a "P&I Advance") with respect to each Distribution Date for the benefit of the Certificateholders in an amount generally equal to the aggregate of all Monthly Payments
                               (other than Balloon Payments) and any Assumed
                               Monthly Payments, in each case net of related
                               Workout Fees, that (a) were due or deemed due, as the case may be, in respect of the Mortgage Loans during the calendar month in which such Distribution Date occurs and (b) were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period.
                               Subject to a recoverability determination as described herein, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance, and if the Master Servicer and the Trustee both fail to make a required P&I Advance, the Fiscal Agent will be required to make such P&I Advance.

                               As more fully described herein, the Master
                               Servicer, the Trustee and the Fiscal Agent will each be entitled to interest on any P&I Advances made, and the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled to interest on certain servicing expenses incurred, by or on behalf of it. Such interest will accrue from the date any such P&I Advance is made or such servicing expense is incurred at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time (the "Reimbursement Rate"). Such interest on any P&I Advance or servicing expense will be paid: first, out of Default Interest (as defined herein) and late payment charges collected on the related Mortgage Loan; and, second, at any time coinciding with or following the reimbursement of such P&I Advance or such servicing expense, out of general collections on the Mortgage Pool then held by the Master Servicer. See "Description of the Certificates -- P&I Advances" and "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" herein and "Description of the Certificates -- Advances in Respect of Delinquencies" and "Description of the Pooling Agreements -- Certificate Account" in the Prospectus.


Subordination; Allocation of
 Losses and Certain
 Expenses...................   As and to the extent described herein, the
                               Subordinate Certificates will, in the case of each Class thereof, be subordinated with respect to distributions of interest and principal to the Senior Certificates and, further, to each other
                               Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation.

                               If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then-aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Pool and/or Additional Trust Fund Expenses. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.


Treatment of
 REO Properties..............  Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will, for purposes of, among other things, determining distributions on, and allocations of Realized Losses and Additional Trust Fund Expenses to, the Certificates, as well as determining Master Servicing Fees, Standby Fees, Special Servicing Fees and Trustee Fees generally be treated as having remained out-standing until each such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Weighted Average Net Mortgage Rate and the Principal Distribution Amount for each Distribution Date. Operating revenues and other proceeds derived from each REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent, incurred in connection with the operation and disposition of such REO Property) will be "applied" or treated by the Master Servicer as principal, interest and other amounts "due" on the related Mortgage Loan; and, subject to a recoverability determination as more fully described herein
                               (see "Description of the Certificates -- P&I
                               Advances"), the Master Servicer, the Trustee and the Fiscal Agent will be obligated to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.


Controlling Class...........   The holder (or holders) of Certificates
                               representing a majority interest in the
                               Controlling Class will have the right, subject to certain conditions described herein, to replace the Special Servicer. The "Controlling Class" will, in general, be the most subordinate Class of Sequential Pay Certificates then outstanding whose then Certificate Balance is at least equal to 25% of the initial Certificate Balance thereof. The Controlling Class will initially be the Class N Certificates. In addition, as more particularly described herein, any holder or holders of Certificates representing a majority interest in the Controlling Class will have the option of purchasing defaulted Mortgage Loans from time to time at the Purchase Price specified herein. It is anticipated that an affiliate of the Special Servicer will acquire certain of the Certificates, including Private Certificates that will constitute all or a part of the initial
                               "Controlling Class". See "Servicing of the
                               Mortgage Loans -- The Special Servicer" and "--
                               Sale of Defaulted Mortgage Loans" herein.


Optional Termination........   At its option, the holder or holders (other
                               than the Sponsor or the Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class or the Master Servicer (in that order of priority) may purchase all of the Mortgage Loans and REO Properties, and thereby effect a termination of the Trust and early retirement of the then-outstanding Certificates, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1.0% of the Initial
                               Pool Balance. See "Description of the
                               Certificates -- Termination" herein and in the Prospectus.


Certain Federal Income Tax
 Consequences...............   For federal income tax purposes, three separate
                               "real estate mortgage investment conduit"
                               ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as "REMIC I",

                               "REMIC II" and "REMIC III", respectively. The assets of REMIC I will include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders and the Certificate Account (as defined in the Prospectus); the assets of REMIC II will consist of the separate uncertificated "regular interests" in REMIC I; and the assets of REMIC III will consist of the separate uncertificated "regular interests" in REMIC II. For federal income tax purposes, (i) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (ii) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, (iii) the REMIC Regular Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC III, and
                               (iv) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. See "Certain Federal Income Tax Consequences -- General" herein.

                               For federal income tax reporting purposes, it is anticipated that the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates will not, the Class G Certificates may, and the Class X Certificates will, be treated as having been issued with original issue discount. The prepayment assumption that will be used for purposes of computing the accrual of market discount and premium, if any, for federal income tax purposes will be that the Mortgage Loans will not prepay prior to maturity (that is, a CPR of 0%), except that the Hyper-Amortization Loans will be repaid in full on their respective Anticipated Repayment Dates. However, no representation is made that the Mortgage Loans will not prepay or that, if they do, they will prepay at any particular rate.

                               If the method for computing original issue discount described in the Prospectus results in a negative amount for any period, a possibility of particular relevance to the holders of the Class X Certificates, a Certificateholder will be permitted to offset such amount only against the future original issue discount (if any) from such Certificate. See "Certain Federal Income Tax Consequences" herein and "Material Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" in the Prospectus.

                               Generally, except to the extent noted below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code of 1986 (the "Code"). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. To the extent an Offered Certificate represents ownership of an interest in any Mortgage Loan that is secured in part by the related borrower's interest in an account containing any holdback of loan proceeds, a portion of such Certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code and the interest thereon may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. However, if 95% or more of the Mortgage Loans are treated as assets described in the foregoing sections of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code.

                               For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" herein and "Material Federal Income Tax Consequences" in the Prospectus.


Certain ERISA
 Considerations..............  A fiduciary of any employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each such plan or other retirement arrangement, a "Plan") should review carefully with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or that is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein.

                               The U.S. Department of Labor has issued to Citicorp an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-88, and to Goldman, Sachs & Co. an individual prohibited transaction exemption, Prohibited Transaction Exemption 89-88 (together, the "Exemptions"), which generally exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code, transactions relating to the purchase, sale and holding of certain pass-through certificates underwritten by an underwriting syndicate or selling group of which Citibank, N.A., as an affiliate of Citicorp, or Goldman, Sachs & Co., respectively, is a manager and the servicing and operation of related asset pools, provided that certain conditions are satisfied. The Sponsor expects that the Exemptions will generally apply to the Senior Certificates, but that they will not apply to the Class B, Class C, Class D, Class E, Class F and Class G Certificates. AS A RESULT, NO TRANSFER OF A CLASS B, CLASS C, CLASS D, CLASS E, CLASS F OR CLASS G CERTIFICATE OR ANY INTEREST THEREIN MAY BE MADE TO A PLAN OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING SUCH CERTIFICATE OR INTEREST THEREIN ON BEHALF OF, AS TRUSTEE OR OTHER FIDUCIARY OF, OR WITH ASSETS OF A PLAN, UNLESS THE PURCHASE AND HOLDING OF ANY SUCH CERTIFICATE OR INTEREST

                               THEREIN IS EXEMPT FROM THE PROHIBITED
                               TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, WHICH EXEMPTION PROVIDES AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES FOR CERTAIN TRANSACTIONS INVOLVING AN INSURANCE COMPANY GENERAL ACCOUNT. See "Certain ERISA Considerations" herein and "ERISA Considerations" in the Prospectus.


Ratings.....................   It is a condition to their issuance that the
                               respective Classes of Offered Certificates receive the credit ratings indicated below from Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("S&P") and/or
                               Fitch IBCA, Inc. ("Fitch"; and, together with
                               S&P, the "Rating Agencies"):



CLASS                    S&P   FITCH
-----                    ---   -----
  Class A-1..........   AAA    AAA
  Class A-2..........   AAA    AAA
  Class X ............  AAAr    AAA
  Class B ............   AA     AA
  Class C ............    A     A+
  Class D ............   A-      A
  Class E ............  BBB+   BBB+
  Class F ............   BBB    BBB
  Class G ............   NR    BBB-

                               The ratings of the Offered Certificates address the timely payment thereon of interest on each Distribution Date and, except in the case of the Class X Certificates, the ultimate payment thereon of principal on or before the Rated Final Distribution Date. The ratings of the Offered Certificates do not, however, address the tax attributes thereof or of the Trust. In addition, the ratings on the Offered Certificates do not represent any assessment of
                               (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent Prepayment Premiums will be received on the Mortgage Loans, or (iv) whether and to what extent Excess Interest will be collected on the Hyper-Amortization Loans. Also a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). The ratings of the Offered Certificates also do not address certain other matters as described under "Ratings" herein. There is no assurance that any such rating will not be downgraded, qualified or withdrawn by a Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance whether any other rating agency will rate any of the Offered Certificates, or if one does, what rating such agency will assign. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Ratings" herein and "Risk Factors -- Limited Nature of Credit Ratings" in the Prospectus.


Legal Investment............   The Offered Certificates will not constitute
                               "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered
                               Certificates, may be subject to significant interpretative uncertainties. Investors should consult their own legal advisors to determine whether and to what extent the Offered
                               Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

                                 RISK FACTORS

     Prospective purchasers of Offered Certificates should consider, among other things, the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein.


THE CERTIFICATES

     Limited Liquidity. There is currently no secondary market for the Offered Certificates. The Sponsor has been advised by the Underwriters that they presently intend to make a secondary market in the Offered Certificates; however, neither Underwriter has any obligation to do so and any market-making activity may be discontinued at any time. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. See "Risk Factors -- Certain Factors Adversely Affecting Resale of the Offered Certificates" in the Prospectus.

     Certain Yield Considerations. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will, in turn, depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the Certificate Balance or Notional Amount of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocated in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs. Except for the Pass-Through Rates on the Class A Certificates (which are, in each case, fixed), it is impossible to predict with certainty any of the factors described in the preceding sentence. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any Class of Offered Certificates. See "Description of the Mortgage Pool", "Description of the Certificates -- Distributions" and "-- Subordination; Allocation of Losses and Certain Expenses" and "Yield and Maturity Considerations" herein. See also "Yield and Maturity Considerations" in the Prospectus.

     The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of or as affected by prepayments, hyper-amortization, loan extensions, defaults and liquidations) and losses on the Mortgage Loans, and investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. Because the Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of all the Classes of Sequential Pay Certificates outstanding from time to time, any payment of principal or loss on any Mortgage Loan that is applied in reduction of the Certificate Balance of a Class of Sequential Pay Certificates will reduce such Notional Amount.

     In general, in the case of the Class X Certificates and any other Class of Offered Certificates purchased at a premium, if principal payments on the Mortgage Loans occur at a rate faster than anticipated at the time of purchase, then the investors' actual yield to maturity may be lower than that assumed at the time of purchase. Conversely, in the case of any Class of Offered Certificates purchased at a discount, if principal payments on the Mortgage Loans occur at a rate slower than anticipated at the time of purchase, then the investors' actual yield to maturity may be lower than that assumed at the time of purchase. Prepayment Premiums, even if available and distributable on the Offered Certificates, may not be sufficient to offset fully any loss in yield on a particular Class of Offered Certificates attributable to the related prepayments of the Mortgage Loans.

     Potential Conflicts of Interest. As described herein, the Special Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans, subject to certain limitations. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein. Subject to the conditions described herein, including approval from the Rating Agencies, the holder or holders of Certificates representing a majority interest in the Controlling Class can replace the existing Special Servicer and substitute any such holder or an affiliate thereof as the successor. The "Controlling Class" will, in general, be the most subordinate Class of Sequential Pay Certificates then outstanding whose then Certificate Balance is at least equal to 25% of its initial Certificate Balance, and may have interests in conflict with those of the holders of the Offered Certificates. It is anticipated that an affiliate of the Special Servicer will acquire certain of the Private Certificates, including those constituting the initial "Controlling Class". Accordingly, investors in the Offered Certificates should consider that, although the Special Servicer will be obligated to act in accordance with the terms of the Pooling Agreement and will be governed by the servicing standard described herein, it may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of the Offered Certificates.


THE MORTGAGE LOANS

     Nature of the Mortgaged Properties. The Mortgaged Properties consist solely of multifamily rental and commercial properties. Lending on the security of income-producing properties is generally viewed as exposing a lender to a greater risk of loss than lending on the security of one-to four-family residences. Multifamily and commercial real estate lending typically involves larger loans, and repayment is typically dependent upon the successful operation of the related real estate project. Income from and the market value of the Mortgaged Properties would be adversely affected if space in the Mortgaged Properties could not be leased, if tenants were unable to meet their obligations or if for any other reason rental payments could not be collected (or, in the case of an owner occupied property, if the owner's business declined). Successful operation of an income-producing real estate project is dependent upon, among other things, economic conditions generally and in the area of such project, the degree to which such project competes with other projects in the area, operating costs and the performance of the management agent, if any. In some cases, that operation may also be affected by circumstances outside the control of the borrower or lender, such as the quality or stability of the surrounding neighborhood, the development of competing projects or businesses, maintenance expenses (including energy costs), and changes in laws (including the imposition of rent control or stabilization laws in the case of multifamily rental properties, statutory and regulatory changes, retroactive rate adjustments and government funding restrictions, in the case of health care-related facilities, and changes in the tax laws, in all cases). If the cash flow from a particular property is reduced (for example, if leases are not obtained or renewed, if tenant defaults increase or rental rates decline or, in the case of a property occupied by its owner, if the owner's business declines), the borrower's ability to repay the loan may be impaired and the resale value of the particular property may decline.

     In the case of most Mortgage Loans, there will be existing leases on the related Mortgaged Property that expire during the term of the Mortgage Loan and there can be no assurance that such leases will be renewed or that the subject space will be relet at no less than comparable rental rates. In addition, there can be no guaranty that a commercial tenant will continue operations throughout the term of its lease. The borrowers' income would be adversely affected if tenants were unable to pay rent, if space were unable to be rented on favorable terms or at all, or if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code. For example, if any borrower were to relet or renew the existing leases at rental rates significantly lower than expected rates, then such borrower's funds from operations may be adversely affected. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors, including, without limitation, the rate of inflation and unemployment levels and may be reflected in the rental rates offered for comparable space. In addition, upon reletting or renewing existing leases at commercial properties, borrowers will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the Mortgaged Property. There can be no assurances whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Tenant Matters" herein.

     One Mortgage Loan, which represents 0.41% of the Initial Pool Balance, has an Underwriting Debt Service Coverage Ratio of below 1.0x, and two Mortgage Loans, which in the aggregate represent 0.29% of the Initial Pool Balance, have Underwriting Debt Service Coverage Ratios of between 1.0x and 1.1x, inclusive. When the debt service coverage ratio of a Mortgage Loan is below 1.0x, the revenue derived from the use and operation of the related Mortgaged Property is insufficient to cover the operating expenses of such Mortgaged Property and to pay debt service on such Mortgage Loan. In such cases, the related Mortgagor will be required to pay a portion of such items from sources other than cash flow for the related Mortgaged Property. If the related Mortgagor ceases to use such alternative cash sources at a time when operating revenue from the related Mortgaged Property is still insufficient to cover such items, deferred maintenance at the related Mortgaged Property and/or a default under the subject Mortgage Loan may occur.

     Lending on commercial properties, which represent security for 67.15% of the Initial Pool Balance, is generally perceived as involving greater risk than lending on the security of multifamily residential properties, and certain types of commercial properties are exposed to particular risks. In such cases, additional risk may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Moreover, Mortgaged Properties used for healthcare or industrial purposes are not readily convertible to other uses if the operation of such property for its current purpose proves not to be profitable. See also "-- Risks Particular to Retail Properties", "-- Risks Particular to Office Properties" and "-- Risks Particular to Hospitality Properties" below.

     Management. The successful operation of a real estate project is dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure (including establishing levels of rent payments) or the business plan, as the case may be, and ensuring that maintenance and capital improvements can be carried out in a timely fashion. Accordingly, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, sound property management can improve occupancy rates/business and cash flow, reduce operating and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of a real estate project. There are 21 groups of Mortgaged Properties that have the same or related management. No group of such Mortgaged Properties with the same or related management represents security for more than 2.45% of the Initial Pool Balance.

     Balloon Payments and Hyper-Amortization Loans. Two hundred forty of the Mortgage Loans, which represent 86.54% of the Initial Pool Balance, will have substantial payments (that is, Balloon Payments) due at their respective stated maturities, in each case unless the Mortgage Loan is previously prepaid. In addition, eight of the Mortgage Loans, which represent 13.39% of the Initial Pool Balance, are Hyper-Amortization Loans which will have substantial scheduled principal balances as of their respective Anticipated Repayment Dates, in each case unless the Mortgage Loan is previously prepaid. Two hundred thirty-one of the Balloon Loans and all of the Hyper-Amortization Loans, representing in the aggregate 95.99% of the Initial Pool Balance, will have Balloon Payments due or Anticipated Repayment Dates scheduled, as the case may be, during the period from and including January 2007 through and including December 2008. Mortgage Loans with Balloon Payments involve a greater risk to the lender than fully amortizing loans, because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. Similarly, the ability of a borrower to repay a Hyper-Amortization Loan on the related Anticipated Repayment Date will depend on its ability to either refinance the Mortgage Loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors occurring at the time of attempted sale or refinancing, including the level of available mortgage rates, the fair market value of the property, the borrower's equity in the related property, the financial condition of the borrower and operating history of the property, tax laws, prevailing economic conditions and the availability of credit for multifamily or commercial properties, as the case may be. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" and "-- Additional Mortgage Loan Information" herein and "Risk Factors -- Balloon Payments; Borrower Default" in the Prospectus.

     In order to maximize recoveries on defaulted Mortgage Loans, the Pooling Agreement enables the Special Servicer to extend, modify or otherwise deal with Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable (subject, however, to the limitation that the maturity date of the Mortgage Loan may not be extended beyond a date that is two years prior to the Rated Final Distribution Date and to the other limitations described under "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein). There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan by the Special Servicer, will likely extend the weighted average life of such Class of Offered Certificates. See "Yield and Maturity Considerations" herein and in the Prospectus.

     Risks Particular to Retail Properties. In addition to risks generally associated with income-producing real estate, retail properties are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls), alternative forms of retailing (such as direct mail and video shopping networks which reduce the need for retail space by retail companies), the quality and philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the public perception of the safety of customers at shopping malls and shopping centers, and the need to make major repairs or improvements to satisfy the needs of major tenants.

     Retail properties also are directly affected by the strength of retail sales generally. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount retailing and mail order merchandisers. If the sales by tenants in the Mortgaged Properties that contain retail space were to decline, the rents that are based on a percentage of revenues may decline and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. Retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers. Whether a retail property is "anchored" or "unanchored" by a large retail tenant is also an important distinction. Retail properties that are anchored have traditionally been perceived to be less risky. While there is no strict definition of an anchor, it is generally understood that a retail anchor is proportionately large in size and is vital in attracting customers to the retail property.

     Risks Particular to Multifamily Properties. In the case of multifamily lending in particular, adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, a downturn in the financial condition of a significant company or type of industry in the locale, and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. Further, the cost of operating a multifamily property may increase, including the costs of utilities and the costs of required capital expenditures. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

     Two Multifamily Mortgaged Properties (as defined herein), representing security for 1.10% of the Initial Pool Balance, are subject to master use land restriction agreements requiring the related borrowers to set aside dwelling units for lower income families and very low income families, thereby limiting operating revenues.


     Risks Particular to Office Properties. Office properties may be adversely affected if a significant tenant ceases operations at such properties (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Ability to relet vacant office space may be adversely affected by a general economic decline in the relevant geographic area. In addition, there may be significant costs associated with tenant improvements and concessions in connection with reletting office space.


     Risks Particular to Hospitality Properties. Various factors, including location, quality and franchise affiliation, affect the economic viability of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. In addition, the franchise license may be owned by an entity operating the hotel or motel and not the borrower or, if the franchise license is owned by the borrower, the transferability of the related franchise license agreement may be restricted and, in the event of a foreclosure on a hotel or motel property, the borrower may not have the right to use the franchise license without the franchisor's consent. Furthermore, the ability of a hotel or motel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable.


     Risks of Subordinate Financing. Two Mortgaged Properties, representing security for 0.74% of the Initial Pool Balance, are encumbered by secured subordinated debt; however, either (i) the holders of the subordinate debt have agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust is not pursuing a foreclosure action or (ii) the subordinate debt is payable only out of excess cash flow after payment of all sums due on the related Mortgage Loan. Also, notwithstanding that the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. The existence of any such subordinated indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the Mortgaged Property could be delayed. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the Prospectus. In addition, owners of the borrowers under the Mortgage Loans may incur mezzanine debt secured by their ownership interests in the related borrowers. Furthermore, certain of the Mortgage Loans permit, and certain borrowers under the Mortgage Loans have incurred, additional indebtedness for operating or similar purposes. Additional debt, in any form, may cause a diversion of funds from property maintenance. The Sponsor has not been able to confirm the existence of any other debt.


     Limited Recourse. The Mortgage Loans generally are nonrecourse obligations of the borrowers. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, the Sponsor has not undertaken any evaluation of the financial condition of any such person (in many cases, the borrower is a special purpose entity having no assets other than those pledged to secure the related Mortgage Loan). Accordingly, prospective investors should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the related Mortgaged Property or Properties securing the defaulted Mortgage Loan. Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property or Properties and, at maturity (whether at scheduled maturity or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity), upon the then-market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property. Neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental entity, by any private mortgage insurer, or by the Sponsor, the Mortgage Loan Seller, AMRESCO Capital, Goldman Sachs Mortgage, any originator, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, any of their respective affiliates or, in general, by any other person. However, as more fully described under "Description of the Mortgage Pool -- Representations and Warranties; Repurchases" herein, the Mortgage Loan Seller will be obligated to repurchase any Citi Mortgage Loans as to which its representations and warranties concerning such Mortgage Loans are materially breached and cannot be cured, AMRESCO Capital will be obligated to repurchase any AMRESCO Mortgage Loans as to which its representations and warranties concerning such Mortgage Loans are materially breached and cannot be cured, and Goldman Sachs Mortgage will be obligated to repurchase any Goldman Mortgage Loans as to which its representations and warranties concerning such Mortgage Loans are materially breached and cannot be cured.

     Environmental Considerations. Except with respect to four Mortgage Loans, which represent 0.27% of the Initial Pool Balance and are secured by Multifamily Mortgaged Properties, an environmental site assessment (or an update of a previously conducted assessment) was performed (generally in a manner consistent with industry-wide standards) at the Mortgaged Properties on or after January 17, 1997. With respect to certain Mortgage Loans the related Mortgaged Properties were also subject to a "Phase II" environmental assessment. No such assessment or update otherwise revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except as described under "Description of the Mortgage Pool -- Certain Underwriting Matters -- Environmental Assessments" herein, and further except in those cases in which an operations and maintenance plan (including, in several cases, in respect of asbestos-containing materials and lead-based paint), periodic monitoring of nearby properties or the establishment of an escrow reserve to cover the estimated cost of remediation was recommended, and which recommended actions have been or are expected to be implemented in the manner and within the time frames specified in the related Mortgage Loan documents. With respect to the four Mortgage Loans as to which no environmental site assessment was performed, a regulatory database search was conducted which did not reveal any onsite environmental concerns for the related Mortgaged Properties. There can be no assurance, however, that all environmental conditions and risks have been identified in such environmental assessments or regulatory database searches or that all recommended operations and maintenance plans have been or will continue to be implemented.

     Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law standards, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     Recent federal legislation will in the future require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint, asbestos-containing materials or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

     The information contained herein concerning environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Sponsor, the Mortgage Loan Seller, AMRESCO Capital, Goldman Sachs Mortgage, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, or any of their respective affiliates.

     The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans" herein and "Description of the Pooling Agreements -- Realization Upon Defaulted Mortgage Loans", "Risk Factors -- Environmental Risks" and "Certain Legal Aspects of Mortgage Loans -- Environmental Risks" in the Prospectus.

     Limitations on Enforceability of Cross-Collateralization. As described under "Description of the Mortgage Pool -- General" herein, the Mortgage Pool includes eight sets of Cross-Collateralized Mortgage Loans, each of which sets represents between 0.19% and 1.85% of the Initial Pool Balance. In addition to the Cross-Collateralized Mortgage Loans, there are four Mortgage Loans, representing 3.59% of the Initial Pool Balance, that are secured by a Mortgage or Mortgages on multiple Mortgaged Properties. These arrangements seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such set of Cross-Collateralized Mortgage Loans or any such Mortgage Loan with multiple Mortgaged Properties to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. However, with respect to one such set of Cross-Collateralized Mortgage Loans, the related Mortgaged Properties are located in two separate states. Because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the related Mortgages is not impaired or released. In addition, one or more of the related Mortgaged Properties for certain sets of related Cross-Collateralized Mortgage Loans and certain individual Mortgage Loans with multiple Mortgaged Properties may be released from the lien of the applicable Mortgage under the circumstances and upon the satisfaction of the conditions described herein under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans." Moreover, the cross-collateralization and cross-default provisions for certain sets of Cross-Collateralizated Mortgage Loans are expected to terminate in accordance with their terms shortly following the Delivery Date as described herein under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans."

     Certain related Cross-Collateralized Mortgage Loans have different borrowers. Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other borrower.

     Related Parties. Certain groups of borrowers under the Mortgage Loans are affiliated or under common control with one another. However, no such group of affiliated borrowers are obligors on Mortgage Loans representing more than 2.45% of the Initial Pool Balance. In addition, tenants in certain Mortgaged Properties also may be tenants in other Mortgaged Properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. In such circumstances, any adverse circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related Mortgage Loans or Mortgaged Properties could arise in connection with the other related Mortgage Loans or Mortgaged Properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related Mortgaged Properties and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments for an indefinite period on all the related Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws" in the Prospectus. In addition, a number of the borrowers under the Mortgage Loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

     Ownership of Other Properties. Not all the borrowers have been set up solely to own and operate Mortgaged Properties, and their financial success may be affected by the performance of other real estate owned thereby. Any such borrower could defer maintenance on one or more Mortgaged Properties in order to satisfy current expenses with respect to other of its properties, or circumstances involving other of its properties could cause the borrower to declare bankruptcy.

     Owner-Occupied and Single-Tenant Properties. Fifteen Mortgage Loans, representing 5.31% of the Initial Pool Balance, are secured by Mortgaged Properties that are entirely owner-occupied or occupied by a single tenant. The full and timely repayment of any such Mortgage Loan is heavily dependent on the viability of such single occupant and its business.

     Geographic Concentration. Twenty-eight of the Mortgaged Properties, which constitute security for 12.57% of the Initial Pool Balance, are located in California; 41 of the Mortgaged Properties, which constitute security for 12.11% of the Initial Pool Balance, are located in Texas; 16 of the Mortgaged Properties, which constitute security for 7.68% of the Initial Pool Balance, are located in Florida; five of the Mortgaged Properties, which constitute security for 8.21% of the Initial Pool Balance, are located in Oregon; and eight of the Mortgaged Properties, which constitute security for 6.21% of the Initial Pool Balance, are located in New York. In general, a concentration of Mortgaged Properties in a particular state or region increases the exposure of the Mortgage Pool to any adverse economic developments that may occur in such state or region, conditions in the real estate market where the Mortgaged Properties securing the related Mortgage Loans are located, changes in governmental rules and fiscal policies, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers.

     Other Concentrations. Each of 74 individual Mortgage Loans and four groups of Cross-Collateralized Mortgage Loans has a Cut-off Date Balance that is higher than the average Cut-off Date Balance. The largest single Mortgage Loan has a Cut-off Date Balance that represents approximately 4.39% of the Initial Pool Balance, and the largest group of Cross-Collateralized Mortgage Loans have Cut-off Date Balances that represent in the aggregate approximately 1.85% of the Initial Pool Balance. The five largest individual Mortgage Loans, or groups of Cross-Collateralized Mortgage Loans, have Cut-off Date Balances that represent in the aggregate approximately 15.89% of the Initial Pool Balance. In general, concentrations in a pool of mortgage loans with larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed.

     Risk of Changes in Concentrations. As payments in respect of principal (including in the form of voluntary principal prepayments, Liquidations Proceeds and the repurchase prices for any Mortgage Loans repurchased due to breaches of representations or warranties) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the Sequential Pay Certificates is payable in sequential order, the Classes thereof that have a lower or later priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations of borrower, loan or property characteristics.

     Prepayment Premiums. With limited exception, all of the Mortgage Loans require, for a specified period following the end of the related Lock-out Period (or, in two cases, the related date of origination), that any voluntary principal prepayment be accompanied by a Prepayment Premium. Prepayment Premiums are generally calculated either as a percentage (which may decline over time) of the principal amount prepaid or on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the amount prepaid). See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" herein. Any Prepayment Premiums actually collected on the Mortgage Loans will be distributed among the respective Classes of the Offered Certificates in the amounts and in accordance with the priorities described herein under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums". The Sponsor, however, makes no representation as to the collectability of any Prepayment Premium.

     The enforceability, under the laws of a number of states, of provisions similar to the provisions of the Mortgage Loans providing for the payment of a Prepayment Premium upon an involuntary prepayment is unclear. No assurance can be given that, at any time that any Prepayment Premium is required to be made in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium will be enforceable under applicable law or, if enforceable, that the Liquidation Proceeds will be sufficient to make such payment. Liquidation Proceeds recovered in respect of any defaulted Mortgage Loan will, in general, be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment Premium due in connection with the liquidation of such Mortgage Loan. In addition, the Special Servicer may waive a Prepayment Premium in connection with obtaining a pay-off of a defaulted Mortgage Loan. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the Prospectus.

     No Prepayment Premium will be payable in connection with any repurchase of a Mortgage Loan by the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage for a material breach of representation or warranty on the part of the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage, as the case may be, or any failure to deliver documentation relating thereto, nor will any Prepayment Premium be payable in connection with the purchase of all of the Mortgage Loans and any REO Properties by the Master Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust or in connection with the purchase of defaulted Mortgage Loans by the Master Servicer, Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class. See "Description of the Mortgage Pool -- Assignment of the Mortgage Loans; Repurchases" and "-- Representations and Warranties; Repurchases", "Servicing of the Mortgage Loans -- Sale of Defaulted Mortgage Loans" and "Description of the Certificates -- Termination" herein.

     Limited Information. The information set forth in this Prospectus Supplement with respect to the Mortgage Loans is derived principally from (i) a review of the available credit and legal files relating to the Mortgage Loans,
(ii) inspections of the Mortgaged Properties undertaken by or on behalf of the Mortgage Loan Seller with respect to the Citi Mortgage Loans, by or on behalf of AMRESCO Capital with respect to the AMRESCO Mortgage Loans, and by or on behalf of Goldman Sachs Mortgage with respect to the Goldman Mortgage Loans,
(iii) unaudited operating statements for the Mortgaged Properties supplied by the borrowers, (iv) appraisals for the Mortgaged Properties that generally were performed at origination (which appraisals were used in presenting information regarding the values of the Mortgaged Properties as of the Cut-off Date under "Description of the Mortgage Pool" and under Annex A for illustrative purposes only) and/or (v) information supplied by entities from which the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage, as the case may be, acquired, or which currently service, certain of the Mortgage Loans. Also, several Mortgage Loans constitute acquisition financing; and, accordingly, limited or no operating information is available with respect to the related Mortgaged Property. Moreover, all of the Mortgage Loans were originated during the twelve-month period preceding the Cut-off Date and, consequently, there are limited payment histories with respect to the Mortgage Loans.

     Litigation. The borrower under an AMRESCO Mortgage Loan, representing 0.23% of the Initial Pool Balance, has been named as a defendant in a civil action seeking unspecified monetary damages. The plaintiff alleges that a tenant-in-residence with a prior criminal record committed a sexual assault on two other tenants at the related Mortgaged Property. The borrower's insurance carrier has assumed the defense of the action. AMRESCO Capital is not in a position to predict the outcome of such litigation.

     In addition, a Mortgaged Property representing security for 0.55% of the Initial Pool Balance, was transferred to the borrower under such Mortgage Loan pursuant to the confirmed plan of reorganization of a related party. The borrower's key principal had an ownership interest in such related transferor. The related transferor's bankruptcy was filed in response to the noteholder's efforts to foreclose on the subject property following a maturity default. The borrower's key principal had previously declared personal bankruptcy in 1991. All claims against the borrower's key principal have been resolved through his plan of reorganization, which was confirmed in 1994.

     The borrower under a Mortgage Loan representing 0.27% of the Initial Pool Balance, filed for bankruptcy when the lender under a previous mortgage loan secured by the related Mortgaged Property would not extend such loan. The successor of such lender granted the borrower the sought after extension and the borrower's bankruptcy was eventually discharged.

     There may also be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to Certificateholders.

     Risk of Year 2000. The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. If the Master Servicer, the Special Servicer or the Trustee do not have by the year 2000 computerized systems which are year 2000 compliant, the ability of the Master Servicer, the Special Servicer or the Trustee to service the Mortgage Loans (in the case of the Master Servicer and the Special Servicer) and make distributions to the Certificateholders (in the case of the Trustee) may be materially and adversely affected.


                       DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     The Mortgage Pool will consist of 249 multifamily and commercial mortgage loans (the "Mortgage Loans") with an aggregate Cut-off Date Balance of $1,294,362,625 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus. The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date after application of all payments of principal due on or before such date, whether or not received. The "Cut-off Date" will be April 1, 1998 or, in the case of one Mortgage Loan with a Due Date of the 11th of each month, April 11, 1998. References herein and in the Prospectus to the "Cut-off Date" with respect to the Mortgage Loans refer to the applicable Cut-off Date for each Mortgage Loan. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance.

     Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property"). Each Mortgaged Property is improved by (i) an apartment building or complex consisting of five or more rental living units or a mobile home park (a "Multifamily Mortgaged Property"; and any Mortgage Loan secured thereby, a "Multifamily Loan") (93 Mortgage Loans, representing 32.85% of the Initial Pool Balance), or (ii) a retail shopping mall or center, an office building or complex, a hotel or motel, a health care facility, an industrial building, a self storage facility or a mixed use facility (a "Commercial Mortgaged Property"; and any Mortgage Loan secured thereby, a "Commercial Loan") (156 Mortgage Loans which represent 67.15% of the Initial Pool Balance).

     Eight separate sets of Mortgage Loans (the "Cross-Collateralized Mortgage Loans") are, solely as among the Mortgage Loans in each such particular set, cross-defaulted and cross-collateralized with each other. The largest set of related Cross-Collateralized Mortgage Loans represents 1.85% of the Initial Pool Balance. Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage contains provisions creating the relevant cross-collateralization and cross-default arrangements. Except with respect to one such set of Cross-Collateralized Mortgage Loans for which the related Mortgaged Properties are located in two separate states, the Mortgaged Properties for each set of Cross-Collateralized Mortgage Loans are located in the same state. See Annex A hereto for information regarding the Cross-Collateralized Mortgage Loans and see "Risk Factors -- The Mortgage Loans -- Limitations on Enforceability of Cross-Collateralization" herein.

     Certain sets of the Cross-Collateralized Mortgage Loans provide for one or more of the related Mortgaged Properties to be released upon the fulfilment of certain conditions, including the satisfaction of a debt service coverage ratio and/or the payment by the related borrower of a release price equal to a specified percentage (generally between 100% and 125%) of the allocated loan amount for the Mortgaged Property to be released. In addition, two other sets of the Cross-Collateralized Mortgage Loans, representing 1.17% and 0.34%, respectively, of the Initial Pool Balance, provide that the related cross-collateralization and cross-default provisions may be completely or partially terminated upon the fulfilment of certain conditions, including the meeting of a debt service coverage ratio test, which the Sponsor expects to be satisfied shortly following the Delivery Date.

     In addition to the Cross-Collateralized Mortgage Loans, there are four other Mortgage Loans, which represent 3.59% of the Initial Pool Balance, that are, in each such case, secured by a Mortgage or Mortgages encumbering two or more properties. In each such case, the related Mortgaged Properties are located in the same state. Accordingly, the total number of Mortgage Loans reflected herein is 249, and the total number of Mortgaged Properties reflected herein is 256. In the case of certain of such Mortgage Loans, one or more of the related Mortgaged Properties may be released from the lien of the related Mortgage upon the satisfaction of certain conditions (except with respect to the release of certain undeveloped sub-parcels or parcels which, in all but one case, are not material to the appraised value of the Mortgaged Property), including the satisfaction of a debt service coverage ratio test and/or the payment of a release price equal to a specified percentage (generally between 100% and 125%) of the allocated loan amount for the Mortgaged Property to be released. One Mortgage Loan, representing 0.19% of the Initial Pool Balance, permits the release of an undeveloped parcel worth approximately $350,000 that was taken into account when calculating the related Cut-off Date LTV Ratio of 55.6%.

     Certain Mortgage Loans permit the release of certain non-real property collateral (for example, the release of mobile homes in the case of certain Mortgage Loans secured by mobile home parks).

     In general, the Mortgage Loans constitute nonrecourse obligations of the related borrower and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In addition, in those cases where recourse to a borrower or guarantor is permitted by the loan documents, the Sponsor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental entity or instrumentality, or any private mortgage insurer. See "Risk Factors -- The Mortgage Loans -- Limited Recourse" herein.

     Twenty-eight of the Mortgaged Properties, which constitute security for 12.57% of the Initial Pool Balance, are located in California; 41 of the Mortgaged Properties, which constitute security for 12.11% of the Initial Pool Balance, are located in Texas; 16 of the Mortgaged Properties, which constitute security for 7.68% of the Initial Pool Balance, are located in Florida; five of the Mortgaged Properties, which constitute security for 8.21% of the Initial Pool Balance, are located in Oregon; and eight of the Mortgaged Properties, which constitute security for 6.21% of the Initial Pool Balance, are located in New York. The remaining Mortgaged Properties are located throughout 35 other states and District of Columbia, with no more than 4.95% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

     One hundred fifteen of the Mortgage Loans (the "Citi Mortgage Loans"), which represent 40.21% of the Initial Pool Balance, were originated by or on behalf of one or more affiliates of Citicorp Real Estate, Inc. (the "Mortgage Loan Seller"), a commonly controlled affiliate of the Sponsor, pursuant to its conduit program, and are currently held by the Mortgage Loan Seller or by one or more of its affiliates. One hundred five of the Mortgage Loans (the "AMRESCO Mortgage Loans"), which represent 40.30% of the Initial Pool Balance, were originated by or on behalf of AMRESCO Capital, L.P. ("AMRESCO Capital"). The AMRESCO Mortgage Loans are currently held beneficially by one or more affiliates of AMRESCO Capital, and will be transferred to AMRESCO Capital on or prior to the Delivery Date. Twenty-nine of the Mortgage Loans (the "Goldman Mortgage Loans"), which represent 19.50% of the Initial Pool Balance, are currently held by Goldman Sachs Mortgage Company ("Goldman Sachs Mortgage"). One Goldman Mortgage Loan (representing 4.39% of the Initial Pool Balance) was originated by Goldman Sachs Mortgage, 21 of the Goldman Mortgage Loans (representing 10.41% of the Initial Pool Balance) were acquired from Central Park Capital, L.P., an affiliate of Goldman Sachs Mortgage, one Goldman Mortgage Loan (representing 3.87% of the Initial Pool Balance) was acquired from Archon Financial L.P., an affiliate of Goldman Sachs Mortgage, and six of the Goldman Mortgage Loans (representing 0.82% of the Initial Pool Balance) were acquired from Imperial Commercial Capital Corp. On or before the Delivery Date, Goldman Sachs Mortgage will acquire the AMRESCO Mortgage Loans from AMRESCO Capital, and the Mortgage Loan Seller will acquire the AMRESCO Mortgage Loans and the Goldman Mortgage Loans from Goldman Sachs Mortgage. In addition, on or before the Delivery Date (but after it has acquired those Mortgage Loans not currently held by it), the Mortgage Loan Seller will, at the direction of the Sponsor, transfer all of the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Goldman Sachs Mortgage has agreed to indemnify the Mortgage Loan Seller with respect to certain liabilities, including certain liabilities under the Securities Act, relating to the Goldman Mortgage Loans. AMRESCO Capital has agreed to indemnify the Mortgage Loan Seller with respect to certain liabilities, including certain liabilities under the Securities Act, with respect to the AMRESCO Mortgage Loans. See "-- The Mortgage Loan Seller and the Additional Warranting Parties" and "-- Assignment of the Mortgage Loans; Repurchase" below.


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. Each of the Mortgage Loans provides for scheduled payments of principal and interest ("Monthly Payments") to be due on the first (or, in the case of one Mortgage Loan, representing 3.87% of the Initial Pool Balance, the eleventh) day of each month (as to each such Mortgage Loan, the "Due Date"), except that, as described below, the Hyper-Amortization Loans (as defined herein) may require that certain additional amounts be paid each month following their respective Anticipated Repayment Dates (as defined herein).

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan, except that, as described below, the Hyper-Amortization Loans will accrue interest after their respective Anticipated Repayment Dates at rates that are no more than two percentage points in excess of their related Mortgage Rates prior to such Anticipated Repayment Dates. As used in this Prospectus Supplement, the term "Mortgage Rate" does not include the incremental increase in the rate at which interest may accrue on any Mortgage Loan due to a default or on any such Hyper-Amortization Loan after its Anticipated Repayment Date. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged from 6.710% per annum to 9.840% per annum, and the weighted average Mortgage Rate of the Mortgage Loans was 7.489%. No Mortgage Loan permits negative amortization, and no Mortgage Loan permits deferral of accrued interest (except for the Hyper-Amortization Loans).

     One hundred forty-one Mortgage Loans (the "Actual/360 Mortgage Loans"), which represent 58.26% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis"). One hundred five Mortgage Loans, which represent 41.29% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"). One Mortgage Loan (the "Actual/365 Mortgage Loan"), which represents 0.30% of the Initial Pool Balance, accrues interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 365-day year (an "Actual/365 Basis"). Two Mortgage Loans, which represent 0.15% of the Initial Pool Balance, do not specify the basis on which interest accrues, but are treated as accruing interest on a 30/360 Basis for the purposes hereof.

     Hyperamortization. Eight of the Mortgage Loans (the "Hyper-Amortization Loans"), which represent 13.39% of the Initial Pool Balance, provide for changes in their payments and their accrual of interest if, in each such case, the particular Mortgage Loan is not paid in full by a specified date (the "Anticipated Repayment Date"). Each Hyper-Amortization Loan will bear interest at its related Mortgage Rate until its Anticipated Repayment Date. Commencing on the related Anticipated Repayment Date, if not paid in full by then, each Hyper-Amortization Loan generally will bear interest at a fixed per annum rate (the "Revised Rate") equal to the related Mortgage Rate plus no more than two percentage points. The interest accrued at the excess of the Revised Rate over the Mortgage Rate (such difference in rate, the "Excess Interest Rate") will be deferred until the principal of such Mortgage Loan is paid in full and, except where limited by applicable law, will itself accrue interest, compounded monthly, at the Revised Rate (all such interest accrued on the principal balance of any Hyper-Amortization Loan at the Excess Interest Rate, together with compound interest on such interest at the Revised Rate, being herein referred to as "Excess Interest"). Non-payment of such Excess Interest will not constitute a default under such Mortgage Loan prior to the related maturity date. No later than the related Anticipated Repayment Date, if it has not previously done so, the borrower under each Hyper-Amortization Loan will be required to enter into a lockbox agreement whereby all revenue from the related Mortgaged Property will be deposited directly into a designated account (the "Lockbox Account") controlled by the Master Servicer. Also commencing on the related Anticipated Repayment Date, if not paid in full by then, each Hyper-Amortization Loan provides that all remaining monthly cash flow from the related Mortgaged Property, if any, after paying the scheduled Monthly Payment and all permitted operating expenses and capital expenditures, be applied to pay principal on the Mortgage Loan (such payments of principal, "Hyper-Amortization Payments") until the Mortgage Loan is paid in full. Excess Interest and Hyper-Amortization Payments will be considered separate from the scheduled Monthly Payments and will not be included in the calculation of Assumed Monthly Payments. As described below, Hyper-Amortization Loans generally provide that the related borrower is prohibited from prepaying the Mortgage Loan until a date coinciding with, or up to six months prior to, the Anticipated Repayment Date; but, upon the occurrence of such date and on each Due Date thereafter, such borrower may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The Anticipated Repayment Date for each Hyper-Amortization Loan is listed in Annex A.

     Amortization of Principal. Two hundred forty of the Mortgage Loans, which represent 86.54% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. Eight Mortgage Loans, which represent 13.39% of the Initial Pool Balance, are Hyper-Amortization Loans. The remaining Mortgage Loan, which represents 0.07% of the Initial Pool Balance, is a fully amortizing loan.

     The original term to stated maturity or, in the case of the Hyper-Amortization Loans, to the Anticipated Repayment Date of each Mortgage Loan was between 84 and 132 months. The original amortization schedules of the Mortgage Loans ranged from 120 to 360 months. As of the Cut-off Date, the remaining terms to stated maturity or, in the case of the Hyper-Amortization Loans, to the respective Anticipated Repayment Dates of the Mortgage Loans will range from 75 to 129 months, and the weighted average remaining term to stated maturity or the Anticipated Repayment Date, as the case may be, of the Mortgage Loans will be 114.8 months. As of the Cut-off Date, the remaining amortization terms of the Mortgage Loans will range from 117 to 359 months, and the weighted average remaining amortization term of the Mortgage Loans will be
337.9 months. See "Risk Factors -- The Mortgage Loans -- Balloon Payments" herein.

     In addition, certain Mortgage Loans provide for reamortization of the unpaid principal balance and adjustment of the Monthly Payments thereon upon application of specified amounts of insurance proceeds to the unpaid principal balance of such Mortgage Loans following a casualty loss.

     Prepayment Provisions. Except with respect to two Mortgage Loans, which represent 0.44% of the Initial Pool Balance, as to which there is no Lock-out Period (as defined below), and except with respect to 14 Mortgage Loans, which represent 8.64% of the Initial Pool Balance, as to which there is no Open Period (as defined below), the Mortgage Loans provided as of origination for, sequentially, (a) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by (b) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment be accompanied by a premium, charge or fee (a "Prepayment Premium"), followed by (c) a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium. Voluntary principal prepayments may be made after any applicable Lock-out Period in full or, with respect to three Mortgage Loans (representing 0.20% of the Initial Pool Balance), in part, subject to certain limitations and, during a Prepayment Premium Period, subject to payment of the applicable Prepayment Premium. As of the Cut-off Date, with respect to the 247 Mortgage Loans that provide for Lock-out Periods, the remaining Lock-out Periods ranged from six months to 57 months, with a weighted average remaining Lock-out Period of 38 months. The Open Period for most Mortgage Loans that provide for one begins one to six months prior to stated maturity or, in the case of a Hyper-Amortization Loan, prior to the related Anticipated Repayment Date, except that there are eight Mortgage Loans, representing 1.65% of the Initial Pool Balance, as to which the Open Period begins more than six months (and, in five such cases, begins five years) prior to stated maturity. Prepayment Premiums on the Mortgage Loans are generally calculated either on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid) or as a percentage (which may decline over time) of the principal amount prepaid. The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A hereto.

     As more fully described herein, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Offered Certificateholders in the amounts and priorities described under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" herein. The Sponsor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectability of any Prepayment Premium. See "Risk Factors -- The Mortgage Loans -- Prepayment Premiums" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the Prospectus.

     Forty-eight of the Mortgage Loans (the "Defeasance Loans"), representing 33.46% of the Initial Pool Balance, provide that, subject to the satisfaction of certain conditions, the related borrower may pledge to the holder of the subject Mortgage Loan "Defeasance Collateral" and thereupon obtain a release of the Mortgaged Property from the lien of the related Mortgage, provided that, the borrower (a) pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the Mortgage Note to and including the Release Date; (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan; and (iii) any costs and expenses incurred in connection with such releases, and (b) delivers a security agreement granting the Trust a first priority security interest in the Defeasance Collateral and an opinion of counsel to such effect. In general, "Defeasance Collateral" is required to consist of direct, non-callable United States Treasury obligations that provide payments prior, but as close as possible, to all successive Due Dates (including the scheduled maturity date), with each such payment being equal to or greater than (with any excess to be returned to the borrower) the Monthly Payment (including, in the case of the scheduled maturity date, any Balloon Payment) due on such date.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. All of the Mortgage Loans contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without consent of the holder of the Mortgage. See "-- Additional Mortgage Loan Information -- Subordinate Financing" herein. Certain of the Mortgage Loans permit either (i) a one-time or two-time transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, (ii) a transfer of the related Mortgaged Property to a person that is related to the borrower or (iii) in limited circumstances, a transfer of beneficial interests in the borrower. The Master Servicer or the Special Servicer, as applicable, will be required to determine, in a manner consistent with the servicing standard described herein under "Servicing of the Mortgage Loans -- General" and with the REMIC Provisions, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided, however, that neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent that it may otherwise withhold, under any related "due-on-sale" or "due-on-encumbrance" clause unless: (i) the Master Servicer or the Special Servicer, as the case may be, shall have received written confirmation from each Rating Agency that such action would not result in the qualification, downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates, such confirmation to be required in the case of any waiver of rights under a related "due-on-sale" clause only if the then-outstanding principal balance of the subject Mortgage Loan (together with the then-outstanding aggregate principal balance of all other Mortgage Loans that are cross-collateralized therewith or have been made to the same borrower or borrowers that are, to the actual knowledge of the Master Servicer or the Special Servicer, as the case may be, affiliated with the related borrower) exceeds a specified amount; and (ii) in the case of the Master Servicer, it shall have provided, a specified number of business days prior to the granting of such waiver or consent, to the Special Servicer, written notice of the matter and a written explanation of the surrounding circumstances and, upon request made within a specified period, shall have discussed the matter with the Special Servicer (provided that the Master Servicer will not be obligated to follow any instructions in such regard from the Special Servicer). See "Description of the Pooling Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" in the Prospectus.


ADDITIONAL MORTGAGE LOAN INFORMATION

     General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto. Certain capitalized terms that appear herein are defined in Annex A.

     Delinquencies. No Mortgage Loan will be as of the Cut-off Date, or has been since origination, 30 days or more delinquent in respect of any Monthly Payment, except for one Mortgage Loan that was more than 30 days delinquent once in connection with a servicing error. All of the Mortgage Loans were originated during the twelve-month period prior to the Cut-off Date.

     Tenant Matters. Three Mortgage Loans secured by Commercial Mortgaged Properties, which represent 1.23% of the Initial Pool Balance, are wholly owner-occupied, and 84 Mortgage Loans secured by Commercial Mortgaged Properties, which represent 34.81% of the Initial Pool Balance, are leased in large part to one or more Major Tenants. Three companies are Major Tenants with respect to more than one Mortgaged Property, with the related groups of Mortgage Loans representing 2.11%, 0.77% and 0.26%, respectively, of the Initial Pool Balance. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. "Major Tenants" means any tenant at a Commercial Mortgaged Property that rents at least 20% of the Leasable Square Footage (as defined in Annex A) at such property.

     Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

     Ground Leases. Three of the Mortgage Loans, which represent 1.01% of the Initial Pool Balance, are, in each such case, secured solely (and two of the Mortgage Loans, which represent 0.32% of the

Initial Pool Balance are, in each such case, secured partially) by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. In the case of each such Mortgage Loan, the related ground lease expires more than 10 years after the stated maturity of the loan. In each case, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. Two Mortgage Loans, each made to co-borrowers, which represent 0.45% of the Initial Pool Balance, are each secured by a Mortgage on the leasehold interest or estate for years of one borrower and the fee interest of the other borrower, respectively, in the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure -- Leasehold Risks" in the Prospectus.

     Subordinate Financing. Two Mortgaged Properties, representing security for two Mortgage Loans representing 0.74% of the Initial Pool Balance, are encumbered by secured subordinated debt; however, either (i) the holders of the subordinated debt have agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust is not pursuing a foreclosure action or (ii) the subordinated debt is payable only out of excess cash flow after payment of all sums due on the related Mortgage Loan. Also, notwithstanding that the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. The existence of any such subordinated indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the Mortgaged Property could be delayed. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the Prospectus. In addition, owners of the borrowers under the Mortgage Loans may incur mezzanine debt secured by their ownership interests in the related borrowers. Furthermore, certain of the Mortgage Loans permit, and certain borrowers under the Mortgage Loans have incurred, additional indebtedness for operating or similar purposes. Additional debt, in any form, may cause a diversion of funds from property maintenance. The Sponsor has not been able to confirm the existence of any other debt.

     Lender Borrower Relationships. The Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties and their respective banking or finance affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to any such parties.


CERTAIN UNDERWRITING MATTERS

     Environmental Assessments. Except with respect to four Mortgage Loans, which represent 0.27% of the Initial Pool Balance, each of the related Mortgaged Properties was subject to a "Phase I" environmental assessment or an update of a previously conducted assessment, which assessment or update was conducted generally in accordance with industry-wide standards not more than 27 months prior to the Delivery Date. With respect to certain Mortgage Loans, the related Mortgaged Properties were also subject to a "Phase II" environmental assessment. No such assessment or update otherwise revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except as set forth below, and further, except in those cases in which an operations and maintenance plan (including, in several cases, in respect of asbestos-containing materials and lead based paint), periodic monitoring of nearby properties or the establishment of an escrow reserve to cover the estimated cost of remediation was recommended, and which recommended actions have been or are expected to be implemented in the manner and within the time frames specified in the related Mortgage Loan documents. With respect to the four Mortgage Loans as to which no environmental site assessment was performed, a regulatory database search was conducted which did not reveal any onsite environmental concerns for the related Mortgaged Properties. There can be no assurance that the environmental assessments or regulatory database searches identified all possible environmental conditions and risks at the Mortgaged Properties or that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested for only at Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located. In addition, asbestos-containing materials, lead-based paint and lead in water were generally tested for only at Mortgaged Properties where the age and condition of such Mortgaged Properties warranted such testing.

     The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Sponsor, the Mortgage Loan Seller, AMRESCO Capital, Goldman Sachs Mortgage, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, or any of their respective affiliates.

     Property Condition Assessments. Except with respect to four Mortgage Loans, which represent 0.27% of the Initial Pool Balance, inspections of the related Mortgaged Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such cost exceeded $100,000. With limited exception, cash reserves were established to fund such deferred maintenance or replacement items, generally in an amount equal to 125% of the estimated cost of such items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses. The four Mortgaged Properties that were not subject to an engineering inspection were inspected by representatives of Goldman Sachs Mortgage.

     Appraisals and Market Studies. An appraisal of each of the related Mortgaged Properties was performed (or an existing appraisal updated) in connection with or subsequent to the origination of each Mortgage Loan, by an independent appraiser that is either a member of the Appraisal Institute ("MAI") or state-certified, in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan (or, in the case of certain sets of related Cross-Collateralized Mortgage Loans, the aggregate original principal balance of such sets). Each such appraisal or property valuation was prepared on or about the "Appraisal Date" indicated on Annex A hereto and conforms to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     None of the Sponsor, the Mortgage Loan Seller, AMRESCO Capital, Goldman Sachs Mortgage, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

     Zoning and Building Code Compliance. The Mortgage Loan Seller, with respect to the Citi Mortgage Loans, AMRESCO Capital, with respect to the AMRESCO Mortgage Loans, and Goldman Sachs Mortgage, with respect to the Goldman Mortgage Loans, have examined whether the use and operation of the related Mortgaged Properties were in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time such Mortgage Loans were originated.

Establishment of such compliance may have been supported by legal opinions, certifications from government officials, representations by the related borrower contained in the related Mortgage Loan documents, property condition assessments undertaken by independent licensed engineers or, in the case of the Goldman Mortgage Loans not originated by Goldman Sachs Mortgage representations by the applicable seller of such Mortgage Loans to Goldman Sachs Mortgage identified in "--General" above. Certain violations may exist, but neither the Mortgage Loan Seller, with respect to the Citi Mortgage Loans, AMRESCO Capital, with respect to the AMRESCO Mortgage Loans nor Goldman Sachs Mortgage, with respect to the Goldman Mortgage Loans, considers them to be material. In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the Mortgage Loan Seller with respect to the Citi Mortgage Loans, AMRESCO Capital with respect to the AMRESCO Mortgage Loans, and Goldman Sachs Mortgage with respect to the Goldman Mortgage Loans, have made one or more of the following determinations to the effect that in the event of a material casualty affecting the Mortgaged Property: (i) insurance proceeds would be available and sufficient to pay off the related Mortgage Loan in full, (ii) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan and/or (iii) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote. If insurance proceeds are available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.


     Hazard, Liability and Other Insurance. The Mortgages generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators. In addition, if any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable value of such Mortgaged Property, (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended and (4) 100% of the replacement cost of the improvements located on the related Mortgaged Property. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by institutional lenders.

     Each Mortgage (other than a Mortgage encumbering a mobile home park property) generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or revenue from the related Mortgaged Property for not less than six months.

     In general, the Mortgaged Properties (including those located in California) are not insured against earthquake risks. With respect to some Mortgaged Properties located in California, the related originator conducted seismic studies to assess the "probable maximum loss" for such Mortgaged Properties.

THE MORTGAGE LOAN SELLER AND THE ADDITIONAL WARRANTING PARTIES

     The Mortgage Loan Seller. The Mortgage Loan Seller is a Delaware corporation and is in the business of originating loans on income-producing properties. The principal office of the Mortgage Loan Seller is in New York, New York. The Mortgage Loan Seller is a direct, wholly-owned subsidiary of Citibank, N.A.

     AMRESCO Capital. AMRESCO Capital, which originated and underwrote approximately $1.7 billion of commercial real estate mortgages during 1997, is a commercial mortgage banker that originates, underwrites, accumulates and securitizes commercial real estate loans. AMRESCO Capital is approved by FNMA to participate in the DUS program for multifamily mortgage lending. AMRESCO Capital is also a member of the FHLMC Program Plus (Registered Trademark) multifamily seller/servicer program in Florida, New York, North Carolina and South Carolina.

     Goldman Sachs Mortgage. Goldman Sachs Mortgage is a limited partnership organized under the laws of the State of New York. Its general partner is Goldman Sachs Real Estate Funding Corp., which is a wholly owned subsidiary of The Goldman Sachs Group, L.P. Goldman Sachs Mortgage is an affiliate of Goldman, Sachs & Co., one of the Underwriters. The principal offices of Goldman Sachs Mortgage are located at 85 Broad Street, New York, NY 10004. Its telephone number is (212) 902-1000.

     The information set forth herein concerning (i) the Mortgage Loan Seller has been provided by the Mortgage Loan Seller, (ii) AMRESCO Capital has been provided by AMRESCO Capital, and (iii) Goldman Sachs Mortgage has been provided by Goldman Sachs Mortgage, and neither the Sponsor nor either Underwriter makes any representation or warranty as to the accuracy or completeness of such information.


ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

     On or prior to the Delivery Date, at the direction of the Sponsor, the Mortgage Loan Seller will assign, sell and transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, the Mortgage Loan Seller will be required to deliver the following documents, among others, to the Trustee with respect to each Citi Mortgage Loan, AMRESCO Capital will be required to deliver the following documents, among others, to the Trustee with respect to each AMRESCO Mortgage Loan, and Goldman Sachs Mortgage will be required to deliver the following documents, among others, to the Trustee with respect to each Goldman Mortgage Loan: (a) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee (or, if such original Mortgage Note has been lost, a copy thereof, together with a lost note affidavit); (b) the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon; (c) the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon; (d) an assignment of each related Mortgage in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);
(e) an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);
(f) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan); (g) an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing); and (h) in those cases where applicable, the original or a copy of the related ground lease.

     The Trustee will be required to review the documents delivered thereto by the Mortgage Loan Seller with respect to each Citi Mortgage Loan, by AMRESCO Capital with respect to each AMRESCO Mortgage Loan, and by Goldman Sachs Mortgage with respect to each Goldman Mortgage Loan, within a specified period following such delivery, and the Trustee will hold the related documents in trust. If it is found during the course of such review or at any time thereafter that any of the above-described documents was not delivered with respect to any Mortgage Loan or that any such document is defective, and in either case such omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of Certificateholders therein, then the Mortgage Loan Seller (if, but only if, the affected Mortgage Loan is a Citi Mortgage Loan), AMRESCO Capital (if, but only if, the affected Mortgage Loan is an AMRESCO Mortgage Loan) or Goldman Sachs Mortgage (if, but only if, the affected Mortgage Loan is a Goldman Mortgage Loan) will be obligated, except as otherwise described below, within a period of 90 days following the earlier of its discovery or receipt of notice of such omission or defect, to deliver the missing documents or cure the defect in all material respects, as the case may be, or to repurchase (or cause the repurchase of) the affected Mortgage Loan at a price (the "Purchase Price") generally equal to the sum of the unpaid principal balance of such Mortgage Loan, plus any accrued but unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Servicing Advances (as defined herein); provided that, if the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage, as the case may be, certifies to the Trustee that (i) such defect is not reasonably susceptible of correction or cure, or such missing document cannot reasonably be obtained, within such 90-day period and is susceptible of correction or cure, or can be obtained, within an additional 90-day period, (ii) such defect or the absence of such document does not cause the related Mortgage Loan to fail to be a "qualified mortgage" or a "qualified replacement mortgage" within the meaning of Section 860G of the Code, and (iii) the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage, as the case may be, is diligently prosecuting the correction or cure of such defect, or the obtaining of such missing document, then such party shall have an additional period of 90 days in which to correct or cure such defect or obtain such missing document, or, if ultimately unable to do so, to effect such repurchase. The respective cure/repurchase obligations of the Mortgage Loan Seller (in the case of Citi Mortgage Loans), AMRESCO Capital (in the case of AMRESCO Mortgage Loans) and Goldman Sachs Mortgage (in the case of Goldman Mortgage Loans) will constitute the sole remedies available to the Certificateholders for any failure on the part of the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage, as the case may be, to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document, and neither the Sponsor nor any other person will be obligated to repurchase the affected Mortgage Loan if either the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage, as the case may be, defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then none of the Mortgage Loan Seller, AMRESCO Capital nor Goldman Sachs Mortgage will be required to repurchase (or cause the repurchase of) the affected Mortgage Loan on the basis of such missing document so long as it continues in good faith to attempt to obtain such document or such copy.

     The Pooling Agreement will require that the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (d) and (e) of the second preceding paragraph be submitted for recording in the real property records of the appropriate jurisdictions within a specified number of days following the Delivery Date. See "Description of the Pooling Agreements -- Assignment of Mortgage Loans; Repurchases" in the Prospectus.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the Pooling Agreement, except as otherwise specified in the Pooling Agreement and under this "-- Representations and Warranties; Repurchases" caption, the Mortgage Loan Seller will be required to represent and warrant solely with respect to the Citi Mortgage Loans, AMRESCO Capital will be required to represent and warrant solely with respect to the AMRESCO Mortgage Loans, and Goldman Sachs Mortgage will be required to represent and warrant solely with respect to the Goldman Mortgage Loans, in each case as of the Delivery Date or as of such other date specifically provided in the related representation or warranty, among other things, substantially as follows: (i) the information set forth in the schedule of Mortgage Loans (the "Mortgage Loan Schedule") attached to the Pooling Agreement (which will contain a limited portion of the information set forth in Annex A) was true and correct in all material respects as of the Cut-off Date; (ii) each Mortgage securing a Mortgage Loan is a valid first lien on the related Mortgaged Property subject only to (A) the lien of current real estate taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, and other matters to which like properties are commonly subject, which do not materially and adversely affect the current use of the Mortgaged Property, the security interest of the lender or the value of the property, (C) rights of tenants (whether under ground leases or space leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (D) exceptions and exclusions specifically referred to in the related lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan, and (E) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the exceptions set forth in the foregoing clauses (A), (B), (C), (D) and (E) collectively, "Permitted Encumbrances"); (iii) the Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents to which the related borrower is a party and which evidence or secure such Mortgage Loan, are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, fraudulent conveyance, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law; (iv) except as described under "-- Additional Mortgage Loan Information -- Delinquencies" herein, no Mortgage Loan was as of the Cut-off Date, or during the twelve-month period prior thereto, more than 30 days delinquent in respect of any Monthly Payment, without giving effect to any applicable grace period; (v) there is no valid offset, defense or counterclaim to any Mortgage Loan; (vi) it has not waived any material default, breach, violation or event of acceleration existing under any Mortgage or Mortgage Note; (vii) it has not received actual notice that (A) there is any proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, or (B) there is any material damage at any Mortgaged Property that materially and adversely affects the value of such Mortgaged Property (except in those cases where there is an escrow of funds sufficient to effect the necessary repairs and maintenance);
(viii) all insurance coverage required under each Mortgage securing a Mortgage Loan is in full force and effect with respect to the related Mortgaged Property; (ix) at origination, each Mortgage Loan complied in all material respects with all requirements of federal and state law, including those requirements pertaining to usury, relating to the origination of such Mortgage Loan; (x) except with respect to four Mortgage Loans as discussed under "Certain Underwriting Matters -- Environmental Assessments", one or more environmental site assessments (or an update of a previously conducted assessment) has been performed with respect to each Mortgaged Property not more than 27 months prior to the Delivery Date, and, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessments or updates referenced herein, it has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s); (xi) the lien of each Mortgage is insured by a title insurance policy issued by a title insurance company qualified to do business in the jurisdiction in which the Mortgaged Property is located, that insures the originator, its successors and assigns, as to the first priority lien of such Mortgage in the original principal amount of the related Mortgage Loan (or, in the case of the Mortgage securing one Mortgage Loan with an original principal balance of $1,196,250, in the amount of $1,170,000) after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such Mortgage Loan); (xii) the proceeds of each Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder; (xiii) the terms of the Mortgage Note and Mortgage(s) for each Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage File; (xiv) there are no delinquent taxes, ground rents, water charges, sewer rents, or other similar outstanding charges affecting the related Mortgaged Property that are not otherwise covered by an escrow of funds sufficient to pay such charges; (xv) the related borrower's interest in each Mortgaged Property securing a Mortgage Loan consists of a fee simple and/or leasehold estate or interest in real property;
(xvi) no Mortgage Loan contains any equity participation by the lender, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest, except for the Hyper-Amortization Loans to the extent described above under "-- Certain Terms and Conditions of the Mortgage Loans -- Hyperamortization"; and (xvii) all escrow deposits (including capital improvements and environmental remediation reserves) relating to each Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the representing party or its agents (which shall include the Master Servicer). In the Pooling Agreement, AMRESCO Capital will also be required to represent and warrant, as of the Delivery Date, that, immediately prior to the transfer of the AMRESCO Mortgage Loans by AMRESCO Capital to Goldman Sachs Mortgage, AMRESCO Capital was the sole owner of each AMRESCO Mortgage Loan and had authority to sell, assign and transfer such Mortgage Loan. In the Pooling Agreement, Goldman Sachs Mortgage will also be required to represent and warrant, as of the Delivery Date, that, immediately prior to the transfer of the AMRESCO Mortgage Loans and the Goldman Mortgage Loans by Goldman Sachs Mortgage to the Mortgage Loan Seller, Goldman Sachs Mortgage was the sole owner of each AMRESCO Mortgage Loan and Goldman Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan (provided that in the case of the AMRESCO Mortgage Loans, such representation and warranty will be made on the assumption that the representation and warranty of AMRESCO Capital described in the prior sentence is true and correct). In the Pooling Agreement, the Mortgage Loan Seller will also be required to represent and warrant, as of the Delivery Date, that, immediately prior to the transfer of the Mortgage Loans to the Trustee, the Mortgage Loan Seller was the sole owner of each Mortgage Loan (including each AMRESCO Mortgage Loan and Goldman Mortgage Loan) and had full right and authority to sell, assign and transfer such Mortgage Loan (provided that, in the case of the AMRESCO Mortgage Loans and the Goldman Mortgage Loans, such representation and warranty will be made on the assumption that the representations and warranties of AMRESCO Capital and Goldman Sachs Mortgage described in the prior two sentences are true and correct).

     If the Mortgage Loan Seller discovers or is notified of a breach of any of the foregoing representations and warranties made by it with respect to any Citi Mortgage Loan (or, in the case of a breach of the representation and warranty described in the last sentence of the prior paragraph, with respect to any Mortgage Loan), if Goldman Sachs Mortgage discovers or is notified of a breach of any of the foregoing representations and warranties made by it with respect to any Goldman Mortgage Loan (or, in the case of a breach of the representation and warranty described in the second to last sentence of the prior paragraph with respect to any Goldman Mortgage Loan or AMRESCO Mortgage
Loan) or, if AMRESCO Capital discovers or is notified of a breach of any of the foregoing representations and warranties made by it with respect to any AMRESCO Mortgage Loan, and in any case such breach materially and adversely affects the value of such Mortgage Loan or the interests of Certificateholders therein, then the party that made the representation and warranty that was breached will be obligated, within a period of 90 days following the earlier of its discovery or receipt of notice of such breach, to cure such breach in all material respects or to repurchase (or cause the repurchase of) the affected Mortgage Loan at the applicable Purchase Price; provided that, if the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage, as the case may be, certifies to the Trustee that (a) such breach is not reasonably susceptible of correction or cure within such 90-day period and is susceptible of correction or cure within an additional 90-day period, (b) such breach does not cause the related Mortgage Loan to fail to be a "qualified mortgage" or a "qualified replacement mortgage" within the meaning of Section 860G of the Code and (c) the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage, as the case may be, is diligently prosecuting the correction or cure of such breach, then such party shall have an additional period of 90 days in which to correct or cure such breach or, if ultimately unable to do so, to effect such repurchase.

     The foregoing cure/repurchase obligation of the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage, as applicable, will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Sponsor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach of such representations and warranties if either the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage, as applicable, defaults on its obligation to do so. The Mortgage Loan Seller, AMRESCO Capital and Goldman Sachs Mortgage will be the sole Warranting Parties (as defined in the Prospectus) in respect of the Mortgage Loans, with the Mortgage Loan Seller being the sole Warranting Party with respect to the Citi Mortgage Loans, AMRESCO Capital being the sole Warranting Party with respect to the AMRESCO Mortgage Loans (except as described in the last two sentences of the second preceding paragraph) and Goldman Sachs Mortgage being the sole Warranting Party with respect to the Goldman Mortgage Loans (except as described in the last sentence of the second preceding paragraph). See "Description of the Pooling Agreements -- Representations and Warranties; Repurchases" in the Prospectus.


CHANGES IN MORTGAGE POOL CHARACTERISTICS


     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Sponsor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Sponsor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.


     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS


GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans for which it is responsible, in the best interests and for the benefit of the Certificateholders, in accordance with any and all applicable laws, the terms of the Pooling Agreement and the respective Mortgage Loans and, to the extent consistent with the foregoing, the following standard (the "Servicing Standard"): (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, generally services and administers similar mortgage loans or assets, as applicable, for third parties or generally services and administers similar mortgage loans or assets, as applicable, held in its own portfolio, whichever servicing procedure is of a higher standard;
(b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (collectively) on a present value basis; and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with any related borrower or any other party to the Pooling Agreement; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (iii) the Master Servicer's obligation to make Advances (as defined herein); (iv) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances (as defined herein); (v) the right of the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof to receive compensation for its services or reimbursement of costs under the Pooling Agreement or with respect to any particular transaction; (vi) the management and/or servicing of mortgage loan portfolios for other third parties; and (vii) any indemnity or repurchase obligation on the part of the Master Servicer or the Special Servicer, as the case may be, or any of their respective affiliates with respect to the Mortgage Loans.

     In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans as to which no Servicing Transfer Event (as defined herein) has occurred and all Corrected Mortgage Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"). A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events: (i) the related borrower has failed to make when due any Balloon Payment, which failure has continued, or the Master Servicer determines in its good faith judgment will continue, unremedied for 30 days;
(ii) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure has continued, or the Master Servicer determines in its good faith judgment will continue, unremedied for 60 days; (iii) the Master Servicer has determined in its good faith judgment that a default in the making of a Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (iv) there shall have occurred a default under the related loan documents, other than as described in clause (i), (ii) or (iii) above, that may, in the Master Servicer's good faith judgment, materially impair the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, 60 days); (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; (vii) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or (viii) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties. The Master Servicer shall continue to collect information and prepare all reports to the Trustee required under the Pooling Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling Agreement. The Master Servicer and the Special Servicer will not have any responsibility for the performance by each other of their respective duties under the Pooling Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

     (w) with respect to the circumstances described in clauses (i), (ii) and
   (iii) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

     (x) with respect to the circumstances described in clause (iv) of the preceding paragraph, such default is cured;

     (y) with respect to the circumstances described in clauses (v), (vi) and
   (vii) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer; and

     (z) with respect to the circumstances described in clause (viii) of the preceding paragraph, such proceedings are terminated.

     The Master Servicer and Special Servicer will each be required to service and administer any group of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "Description of the Pooling Agreements," for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.


THE MASTER SERVICER

     AMRESCO Services, L.P., a Delaware limited partnership, will serve as master servicer (the "Master Servicer") and in such capacity will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). The Master Servicer is a wholly owned subsidiary of

AMRESCO, INC. ("AMRESCO"), a diversified financial services company which is publicly traded on NASDAQ. The Master Servicer's principal offices are located at 235 Peachtree Street, NE, Suite 900, Atlanta, Georgia 30303.

     As of February 28, 1998, AMRESCO serviced approximately 9,929 commercial and multi-family loans, totaling approximately $30.4 billion in aggregate outstanding principal amount, including approximately 5,900 loans representing approximately $17 billion that are currently included in 55 securitized transactions. The portfolio is significantly diversified both geographically and by product type.

     As of September 30, 1997, the Mortgage Bankers Association of America ranked AMRESCO as the second largest commercial mortgage servicing firm. Fitch and S&P have approved AMRESCO as a master and special servicer for investment grade commercial and multifamily mortgage-backed securities. AMRESCO is ranked "Strong" as a commercial loan servicer and asset manager and "Above Average" as a commercial master servicer by S&P. AMRESCO is ranked "Acceptable" as master servicer and "Superior" as a special servicer by Fitch. S&P ranks commercial loan servicers, commercial master servicers and asset managers in one of five rating categories: Strong, Above Average, Average, Below Average and Weak. Fitch ranks master servicers as Acceptable or Unacceptable. Fitch ranks special servicers in one of five categories: Superior, Above Average, Average, Below Average and Unacceptable.

     The information set forth herein concerning the Master Servicer and AMRESCO has been provided by the Master Servicer. Neither the Sponsor nor the Underwriters makes any representation or warranty as to the accuracy or completeness of such information.


THE SPECIAL SERVICER

     The duties of Special Servicer will be performed by CRIIMI MAE Services Limited Partnership, a Maryland limited partnership ("CRIIMI MAE"), the general partner of which is CRIIMI MAE Services, Inc. As of December 31, 1997, CRIIMI MAE was responsible for performing certain servicing functions with respect to commercial and multifamily loans with an aggregate principal balance of approximately $16.5 billion, the real property securing which is located in 49 states, Puerto Rico, Guam and the District of Columbia. As of December 31, 1997, CRIIMI MAE was authorized to act, if necessary, as the Special Servicer with respect to approximately 3,600 commercial mortgage loans. CRIIMI MAE has been approved as a special servicer for investment grade-rated commercial and multifamily mortgage-backed securities by S&P and Fitch.

     The information set forth herein concerning CRIIMI MAE has been provided by it, and neither the Sponsor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.


SUB-SERVICERS

     The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling Agreement for such delegated duties. The Citi Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may (i) assume such party's rights and obligations under such Sub-Servicing Agreement, or (ii) enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or such other successor Master Servicer or Special Servicer and such Sub-Servicer shall mutually agree. The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     The Master Servicer and Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer retained thereby. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling Agreement. See "-- Servicing and Other Compensation and Payment of Expenses" herein.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will accrue with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan, if any, and each Mortgage Loan, if any, as to which the related Mortgaged Property has become an REO Property) at the applicable Master Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same number of days respecting which any related interest payment on such Mortgage Loan is computed under the terms of the related Mortgage Note and applicable law, and without giving effect to any Excess Interest that may accrue on any Hyper-Amortization Loan on or after its Anticipated Repayment Date. All such Master Servicing Fees will be payable monthly from general collections on the Mortgage Loans. The "Master Servicing Fee Rate" will range from 0.0900% to 0.1650% per annum, on a loan-by-loan basis, with a weighted average Master Servicing Fee Rate of 0.1087% per annum as of the Cut-off Date. As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses (as described below) collected on the Mortgage Loans (to the extent such Prepayment Interest Excesses are not applied to offset Prepayment Interest Shortfalls (as defined below)). In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     If a borrower prepays a Mortgage Loan, in whole or in part, after the related Due Date during any Collection Period, the amount of interest (net of related Master Servicing Fees, Standby Fees and any Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, prior to the related Due Date during any Collection Period and does not pay interest on such prepayment through such Due Date, then the shortfall in a full month's interest (net of related Master Servicing Fees and any Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses collected on the Mortgage Loans during any Collection Period will be retained by the Master Servicer as additional servicing compensation, but only to the extent that such Prepayment Interest Excesses exceed the aggregate amount of Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during such Collection Period. The Master Servicer will cover, out of its own funds, any Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during any Collection Period that are not offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period, but only to the extent of that portion of its aggregate Master Servicing Fee for the related Collection Period that is, in the case of each and every Mortgage Loan, calculated at 0.04% per annum.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Standby Fee, the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The Standby Fee will accrue with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan, if any, and each Mortgage Loan, if any, as to which the related Mortgaged Property has become an REO Property) at a rate of 0.015% per annum (the "Standby Fee Rate"), on the basis of the same principal amount and for the same number of days respecting which any related interest payment due or deemed due on such Mortgage Loan is computed under the related Mortgage Note and applicable law, and without giving effect to any Excess Interest that may accrue on any Hyper-Amortization Loan on or after its Anticipated Repayment Date. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related

Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate"), on the basis of the same principal amount and for the same number of days respecting which any related interest payment due or deemed due on such Mortgage Loan is computed under the related Mortgage Loan and applicable law, and without giving effect to any Excess Interest that may accrue on any Hyper-Amortization Loan on or after its Anticipated Repayment Date. All such Standby Fees and Special Servicing Fees will be payable monthly from general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest (other than Default Interest (as defined below) and Excess Interest) and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Excess Interest or Default Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any Mortgage Loan by the Mortgage Loan Seller, AMRESCO Capital or Goldman Sachs Mortgage for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within 120 days of the Mortgage Loan Seller's, AMRESCO Capital's or Goldman Sachs Mortgage's, as applicable, notice or discovery of such breach, defect or deficiency, (ii) the purchase of any Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class or (iii) the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Sub-Servicers (or, to the extent such Sub-Servicers are not entitled thereto, the Master Servicer) with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans, and the Special Servicer with respect to Specially Serviced Mortgage Loans, generally will be entitled to retain all assumption and modification fees, "Default Interest" (that is, interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default) and late payment charges (to the extent such Default Interest and/or late payment charges are not otherwise applied to cover interest on Advances), charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). The respective Sub-Servicers (or, to the extent such Sub-Servicers are not entitled thereto, the Master Servicer) shall be entitled to receive all amounts collected for checks returned for insufficient funds with respect to all Mortgage Loans (including Specially Serviced Mortgage Loans) as additional servicing compensation. Default Interest and late payment charges accrued in respect of any Mortgage Loan are to be applied to cover interest on Advances in respect of such Mortgage Loan. In addition, collections on a Mortgage Loan are to be applied to interest (at the related Mortgage Rate) and principal then due and owing prior to being applied to Default Interest and late payment charges.

     The Master Servicer and the Special Servicer will, in general, each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). In addition, the Special Servicer may from time to time require the Master Servicer to reimburse it for any Servicing Advance made thereby (in which case, such Servicing Advance will be deemed to have been made by the Master Servicer). Furthermore, if the Special Servicer (i) is required under the Pooling Agreement to direct the Master Servicer to make a Servicing Advance or (ii) is otherwise aware a reasonable period in advance that it is reasonably likely that the Special Servicer will incur a cost or expense that will, when incurred, constitute a Servicing Advance, the Special Servicer is required to (in the case of clause
(i) preceding), or is required to use reasonable efforts to (in the case of clause (ii) preceding), request that the Master Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of any Certificateholder; provided, however, that the Special Servicer is obligated to make any Servicing Advance in an emergency or in circumstances where the failure to make the Advance in lieu of requesting that the Master Servicer make such Advance would be inconsistent with the Servicing Standard; and provided, further, that the Special Servicer is obligated to make any Servicing Advance with respect to Specially Serviced Mortgage Loans and REO Properties that it fails to timely request the Master Servicer to make. The Master Servicer will be required to make any such Servicing Advance (other than a Nonrecoverable Servicing Advance (as defined below)) that it is requested by the Special Servicer to so make within five business days of the Master Servicer's receipt of such request. The Special Servicer will, with limited exception as described in the preceding sentence, be relieved of any obligations with respect to an Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

     If the Master Servicer or Special Servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within 10 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and, if such failure continues for one more business day, the Trustee will be required to make such Servicing Advance. If the Trustee is required, but fails, to make such Servicing Advance, then the Fiscal Agent will be required to make such Servicing Advance.

     Notwithstanding anything to the contrary herein, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be obligated to make Servicing Advances (including, in the case of the

Master Servicer, at the request or direction of the Special Servicer) only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance").

     The foregoing paragraph notwithstanding, the Master Servicer is required (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) to pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an officer's certificate delivered promptly to the Trustee, the Sponsor and the Rating Agencies, setting forth the basis for such determination and accompanied by any supporting information the Master Servicer or the Special Servicer may have obtained.

     As and to the extent described herein, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent are each entitled to receive interest at the Reimbursement Rate on Servicing Advances made thereby. See "Description of the Pooling Agreements -- Certificate Account" and "-- Servicing Compensation and Payment of Expenses" in the Prospectus and "Description of the Certificates -- P&I Advances" herein.


EVIDENCE AS TO COMPLIANCE

     On or before March 15 of each year, beginning March 15, 1999, each of the Master Servicer and the Special Servicer, at its expense, will be required to furnish the Sponsor and the Trustee with a statement obtained from a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to the effect that such firm has examined such documents and records as it has deemed necessary and appropriate relating to the Master Servicer's or Special Servicer's, as the case may be, servicing of the Mortgage Loans under the Pooling Agreement or servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year (or during the period from the date of commencement of the Master Servicer's or Special Servicer's, as the case may be, duties under the Pooling Agreement until the end of such preceding calendar year in the case of the first such statement) and that based on their examination, conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the audit program for mortgages serviced for FHLMC, the servicing by the Master Servicer or the Special Servicer, as the case may be, has been conducted in compliance with such similar agreements, except for such exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and such programs require it to report.

     The Pooling Agreement will also require that, on or before March 15 of each year, beginning March 15, 1999, each of the Master Servicer and the Special Servicer deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.


MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Master Servicer and the Special Servicer each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

     (i) with limited exception (including as described below with respect to Excess Interest), the Master Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's good faith judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; however, the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (collectively) on a present value basis than would liquidation as certified to the Trustee in an officer's certificate;

     (ii) the Special Servicer may not, in connection with any particular extension, extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date or, in the case of a Mortgage Loan secured solely by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property, beyond a date that is ten years prior to the expiration of the ground lease;

     (iii) neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would (A) cause either REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of either such REMIC under the REMIC Provisions or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (neither the Master Servicer nor the Special Servicer shall be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, each of the Master Servicer and the Special Servicer may rely on opinions of counsel in making such decisions);


     (iv) neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Special Servicer shall have first determined in accordance with the Servicing Standard, based upon a Phase I environmental assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations (and, in the case of any Mortgage Loan with a then-outstanding principal balance that (together with the then-outstanding aggregate principal balance of all other Mortgage Loans cross-collateralized therewith or made to the same borrower or borrowers that are, to the actual knowledge of the Special Servicer, affiliated with the related borrower) exceeds a specified amount, shall have first obtained from each Rating Agency written confirmation that such addition or substitution will not result in a qualification, downgrade or withdrawal of any rating then assigned to any Class of Certificates); and

     (v) with limited exceptions, neither the Master Servicer nor the Special Servicer may release any collateral securing an outstanding Mortgage Loan;

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (v) above will not apply to any modification of any term of any Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option by the borrower within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(ii), in any event under the terms of such Mortgage Loan in effect on the Delivery Date, and (y) notwithstanding clauses
(i) through (v) above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

     With respect to the Hyper-Amortization Loans, the Master Servicer shall be permitted, in its discretion, to waive all or any accrued Excess Interest if, prior to the related maturity date, the related borrower has requested the right to prepay the Mortgage Loan in full together with all other payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. The Master Servicer will have no liability to the Trust, the Certificateholders or any other person so long as such determination is made in good faith. Except as permitted by clauses (i) through (v) of the preceding paragraph, the Special Servicer will have no right to waive the payment of Excess Interest.


SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling Agreement grants to the Master Servicer, the Special Servicer and any holder or holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust certain defaulted Mortgage Loans in the priority described below. If the Special Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become the subject of a foreclosure sale or similar proceeding and that the sale of such Mortgage Loan under the circumstances described in this paragraph is in accordance with the Servicing Standard, the Special Servicer will be required to promptly so notify in writing the Trustee and the Master Servicer, and the Trustee will be required, within 10 days after receipt of such notice, to notify the holder (or holders) of the Controlling Class. A single holder or particular group of holders of Certificates evidencing a majority interest in the Controlling Class may, at its or their option, purchase any such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price. If such Certificateholder(s) has (have) not purchased such defaulted Mortgage Loan within 15 days of its having received notice in respect thereof, either the Special Servicer or the Master Servicer, in that order, may, at its option, purchase such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price.

     The Special Servicer may offer to sell any defaulted Mortgage Loan that has not otherwise been purchased as described in the prior paragraph, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust. Such offer is to be made in a commercially reasonable manner for a period of not less than 30 days. Unless the Special Servicer determines that acceptance of any offer would not be in the best economic interests of the Trust, the Special Servicer will be required to accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Mortgage Loan; provided that none of the Special Servicer, the Master Servicer, the Sponsor, the Mortgage Loan Seller, AMRESCO Capital, Goldman Sachs Mortgage, the holder of any Certificate or any affiliate of any such party (each, an "Interested Person") may purchase such Mortgage Loan (or any REO Property acquired in respect thereof) for less than the Purchase Price unless at least two other offers are received from independent third parties at a price that is less than the Purchase Price and the price proposed by any Interested Persons; and provided, further, that none of the Trustee, the Fiscal Agent or any affiliate of either of them may make an offer for any such Mortgage Loan. See also "Description of the Pooling Agreements -- Realization Upon Defaulted Mortgage Loans" in the Prospectus.


REO PROPERTIES

     If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property not later than the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in the imposition of a tax on the Trust or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit cash offers for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially reasonable, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to (i) a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) a tax on "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." The considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     Commencing in 1999, the Master Servicer is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2 million, at least once every year). In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Mortgage Loan that requires the borrower to deliver quarterly or annual operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

TERMINATION OF THE SPECIAL SERVICER

     The holder or holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace any Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee will be required, promptly after receiving any such notice, to so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling Agreement, that the designated replacement will be bound by the terms of the Pooling Agreement and that the Pooling Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling Agreement.


     The "Controlling Class" will be the most subordinate Class of Sequential Pay Certificates outstanding (the Class A-1 and Class A-2 Certificates being treated as a single Class for this purpose) that has a Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the "Controlling Class" will be the Class of Sequential Pay Certificates with the largest Certificate Balance then outstanding). The Class N Certificates will be the initial Controlling Class. It is anticipated that an affiliate of the Special Servicer will acquire certain of the Private Certificates, including Private Certificates constituting the initial "Controlling Class."

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC1 (the "Certificates") will be issued on or about May 6, 1998 (the "Delivery Date"), pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-off Date (the "Pooling Agreement"), among the Sponsor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Mortgage Loan Seller and the Additional Warranting Parties, and will represent in the aggregate the entire beneficial ownership interest in a trust (the "Trust"), the assets of which (such assets collectively, the "Trust Fund") include: (i) the Mortgage Loans and all payments thereunder and proceeds thereof received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; and (iii) such funds or assets as from time to time are deposited in the Certificate Account (see "Description of the Pooling Agreements -- Certificate Account" in the Prospectus).

     The Certificates will consist of 18 classes (each, a "Class") to be designated as: (i) the Class A-1 Certificates and the Class A-2 Certificates (collectively, the "Class A Certificates"); (ii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates and the Class N Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class X Certificates (collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates"). Only the Class X, Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the "Offered Certificates") are offered hereby.

     The Class H, Class J, Class K, Class L, Class M and Class N Certificates and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.


REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class X Certificates, $1,000,000 initial notional amount and in any whole dollar denomination in excess thereof; and (ii) in the case of the other Offered Certificates, $10,000 initial principal amount and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Sponsor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (its "Participants"), and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities.

See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" and "Risk Factors -- Book-Entry Registration" in the Prospectus. The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and, if and to the extent Definitive Certificates are issued in respect thereof, of transfers and exchanges of the Offered Certificates.


CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     Upon initial issuance, the respective classes of Sequential Pay Certificates will have the following Certificate Balances (in each case, subject to a variance of plus or minus 5%):






                                         INITIAL             APPROXIMATE          APPROXIMATE
                                       CERTIFICATE           PERCENT OF          INITIAL CREDIT
               CLASS                     BALANCE        INITIAL POOL BALANCE         SUPORT
               -----                     -------        --------------------         ------
     Class A-1 ...................   $222,000,000              17.15%                32.00%
     Class A-2 ...................   $658,166,000              50.85%                32.00%
     Class B .....................   $ 51,775,000               4.00%                28.00%
     Class C .....................   $ 71,190,000               5.50%                22.50%
     Class D .....................   $ 12,943,000               1.00%                21.50%
     Class E .....................   $ 64,718,000               5.00%                16.50%
     Class F .....................   $ 12,944,000               1.00%                15.50%
     Class G .....................   $ 38,831,000               3.00%                12.50%
     Class H .....................   $ 51,774,000                   (1)                   (1)
     Classes J through N .........   $110,021,624                   (1)                   (1)

----------
(1) These Classes are not offered hereby and this information has been intentionally omitted.


     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time will be the then aggregate stated principal amount thereof. On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and will be further reduced by any Realized Losses and Additional Trust Fund Expenses allocated to such Class of Certificates on such Distribution Date. See
"-- Distributions" and "-- Subordination; Allocation of Losses and Certain Expenses" below.

     The Class X Certificates will not have a Certificate Balance. The Class X Certificates will represent the right to receive distributions of interest accrued as described herein on a notional amount (a "Notional Amount") equal to the aggregate of the Certificate Balances of all of the Classes of Sequential Pay Certificates outstanding from time to time. The initial Notional Amount for the Class X Certificates is $1,294,362,625.

     No class of REMIC Residual Certificates will have a Certificate Balance or a Notional Amount.

     A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.


PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates for the initial Distribution Date are set forth on the cover page hereof. The Pass-Through Rates for the Class A-1 and Class A-2 Certificates for each subsequent Distribution

Date will, in the case of each such Class, remain fixed at the per annum rate set forth with respect thereto on the cover page hereof; and the Pass-Through Rates for the Class B, Class C, Class D, Class E, Class F and Class G Certificates for each subsequent Distribution Date will, in the case of such Class,equal the lesser of (i) the per annum rate set forth with respect thereto on the cover page hereof and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

     The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date is also set forth on the cover page hereof. The Pass-Through Rate applicable to the Class X Certificates for each subsequent Distribution Date will, in general, equal the excess, if any, of (i) the Weighted Average Net Mortgage Rate for each Distribution Date, over (ii) the weighted average of the Pass-Through Rates applicable to all the Classes of Sequential Pay Certificates for such Distribution Date (weighted on the basis of their respective Certificate Balances immediately prior to such Distribution
Date).

     The Pass-Through Rate Applicable to the Class H Certificates for the initial Distribution Date will equal 7.060% per annum, and the Pass-Through Rate applicable to such Class of Certificates for each subsequent Distribution Date will equal the lesser of 7.060% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date. The Pass-Through Rates applicable to the Class J, Class K, Class L, Class M and Class N Certificates for the initial Distribution Date and each subsequent Distribution Date will, in each case, be fixed at 6.000% per annum.

     The "Weighted Average Net Mortgage Rate" for any Distribution Date will, in general, equal the weighted average of the Net Mortgage Rates for all the Mortgage Loans (weighted on the basis of their respective "Stated Principal Balances" (as defined herein) immediately following the preceding Distribution Date or, in the case of the initial Distribution Date, as of the Cut-off Date).


     The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the aggregate of the per annum rates applicable to the calculation of the Master Servicing Fee, the Standby Fee and the Trustee Fee (each as defined herein) with respect to such Mortgage Loan (such monthly fees, collectively, the "Administrative Fees"; and such aggregate rate, the "Administrative Fee Rate"); provided that, solely for purposes of calculating the Weighted Average Net Mortgage Rate for any Distribution Date, the following adjustments will be made in calculating the Net Mortgage Rate for certain Mortgage Loans: (i) if the Mortgage Loan has been modified or changed by the Special Servicer as described under "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein or otherwise in connection with a bankruptcy, insolvency or similar proceeding involving the related borrower, or if the subject Mortgage Loan is in default, such modification, change and/or default will be disregarded and the Net Mortgage Rate for such Mortgage Loan will be calculated based upon the Mortgage Rate in effect for such Mortgage Loan as of the Delivery Date; and (ii) if the subject Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate). The calculation of the Net Mortgage Rate for any Hyper-Amortization Loan (and, accordingly, the calculation of Weighted Average Net Mortgage Rate for any Distribution Date) will not be affected by the step-up from the Mortgage Rate to the Revised Rate on the Anticipated Repayment Date for such Hyper-Amortization Loan. As of the Cut-off Date (without regard to the adjustment to the basis of accrual described in clause (ii) of the proviso to the second preceding sentence), the Net Mortgage Rates for the Mortgage Loans will range from 6.5268% per annum to 9.7318% per annum, with a weighted average Net Mortgage Rate of 7.3623% per annum. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" and "Description of the Certificates -- Pass-Through Rates" herein.

     The "Stated Principal Balance" of each Mortgage Loan will initially equal the Cut-off Date Balance thereof and will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been (or, if they had not been applied to cover Additional Trust Fund Expenses, would have been) distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.


     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs. The "Determination Date" will be the 11th day of each month or, if any such 11th day is not a business day, the immediately preceding business day.


DISTRIBUTIONS

     General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business day, then on the next succeeding business day, commencing in May 1998 (each, a "Distribution Date"). Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (or, in the case of the initial Distribution Date, as of the Delivery
Date), or otherwise by check mailed to such Certificateholder. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See "-- Registration and Denominations" above. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

     With respect to any Distribution Date and any Class of Certificates, the "Record Date" will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, it will be the Delivery Date).

     The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

     (i) Monthly Payments collected but due on a Due Date subsequent to the end of the calendar month in which such Distribution Date occurs;

     (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

     (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers, the Trustee or the Fiscal Agent as compensation (including Trustee Fees, Master Servicing Fees, Standby Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, assumption fees, modifi-cation fees and, to the extent not otherwise applied to cover interest on Advances, Default Interest and late payment charges), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); and

       (iv) amounts deposited in the Certificate Account in error; plus

     (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date and any payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period.

     See "Description of the Pooling Agreements -- Certificate Account" in the Prospectus.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

     (1) to pay interest to the holders of the Class A-1, Class A-2 and Class X Certificates (collectively, the "Senior Certificates"), up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (2) to pay principal first to the holders of the Class A-1 Certificates and second to the holders of the Class A-2 Certificates, in each such case, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (3) to reimburse the holders of the Class A-1 and Class A-2 Certificates, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

     (4) to make payments on the other Classes of Certificates (collectively, the "Subordinate Certificates") as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "-- Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates, will be so made (subject to available funds) to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

     (1) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (2) if the Certificate Balances of the Class A Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (3) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

     (4) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (5) if the Certificate Balances of the Class A and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (6) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (7) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (8) if the Certificate Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (9) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (10) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (11) if the Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of
   (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (12) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (13) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (14) if the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (15) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (16) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (17) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (18) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (19) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (20) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (21) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (22) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (23) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (24) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (25) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (26) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (27) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (28) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (29) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (30) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (31) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (32) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (33) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (34) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

     (35) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (36) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

     (37) to pay to the holders of the REMIC Residual Certificates, the balance, if any, of the Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32) and (35)
above with respect to any Class of Sequential Pay Certificates, will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

     The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The "Interest Accrual Period" for the Certificates for any Distribution Date will be the month preceding the month in which such Distribution Date occurs (except that the Interest Accrual Period for the Certificates for the Distribution Date in May 1998 will be the one-month period from April 7, 1998 to May 6, 1998, inclusive).

     To the extent of that portion of its aggregate Master Servicing Fee for the related Collection Period that is, in the case of each and every Mortgage Loan, calculated at 0.04% per annum, the Master Servicer is required to make a non-reimbursable payment with respect to each Distribution Date to cover the aggregate of any Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during such Collection Period that are not offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period. The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during the related Collection Period that are not offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" herein. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date: first, to the respective Classes of REMIC Regular Certificates (other than the Senior Certificates) sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the particular Class of Certificates for such Distribution Date; and thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the respective Classes of Senior Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for such Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

     (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the calendar month in which such Distribution Date occurs;


     (b) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

     (c) with respect to any Balloon Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the calendar month in which such Distribution Date occurs, that was not previously recovered;

     (d) all Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and, to the extent not included in clause (a), (b) or (c) above, payments and other amounts received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents (i) a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the calendar month in which such Distribution Date occurs, that was not previously recovered or (ii) the principal portion of a Monthly Payment made by the related borrower during the related Collection Period that is due subsequent to the end of the calendar month in which such Distribution Date occurs; and

     (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

     For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. "Monthly Payments" for Hyper-Amortization Loans will not include Excess Interest or Hyper-Amortization Payments.

     An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts, including an extension of maturity; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such

Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property. "Assumed Monthly Payments" for Hyper-Amortization Loans do not include Excess Interest or Hyper-Amortization Payments.

     The Principal Distribution Amount will in no event include Excess Interest or Prepayment Premiums.

     Distributions of Prepayment Premiums. Any Prepayment Premium (whether described in the related Mortgage Loan documents as a fixed prepayment premium or a yield maintenance amount) actually collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the related Distribution Date to the holders of each Class of Offered Certificates (other than the Class X Certificates) in an amount up to the product of (a) such Prepayment Premium, (b) the applicable Discount Rate Fraction for such Class and such Mortgage Loan and (c) the applicable Principal Allocation Fraction for such Class and such Distribution Date.

     The "Discount Rate Fraction" for any Class of Offered Certificates (other than the Class X Certificates) and any prepaid Mortgage Loan is equal to a fraction (not greater than 1.0 or less than 0.0), (a) the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such Class of Certificates over the relevant Discount Rate (as defined herein), and (b) the denominator of which is equal to the excess, if any, of the Mortgage Rate of such Mortgage Loan over the relevant Discount Rate. With respect to each Class of Offered Certificates (other than the Class X Certificates) for any Distribution Date, the "Principal Allocation Fraction" is a fraction, the numerator of which is the portion of Principal Distribution Amount allocated to such Class of Certificates for such Distribution Date, and the denominator of which is the entire Principal Distribution Amount for such Distribution Date.

     The "Discount Rate" means the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or, in the case of a Hyper-Amortization Loan, the Anticipated Repayment Date of the prepaid Mortgage Loan as of the related Determination Date. If there is no Discount Rate for instruments having a maturity coterminous with the remaining term (to maturity or Anticipated Repayment Date, as applicable) of the applicable Mortgage Loan, then the Discount Rate will be equal to the interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such remaining term to maturity or Anticipated Repayment Date.

     The portion of any Prepayment Premium remaining after distribution of the amounts calculated as described above to the holders of the Offered Certificates (other than the Class X Certificates) will be distributed to the holders of the Class X Certificates.

     The Sponsor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectability of any Prepayment Premium. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" and "Risk Factors -- The Mortgage Loans -- Prepayment Premiums" herein.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Standby Fees, Special Servicing Fees and Trustee Fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Weighted Average Net Mortgage Rate and the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see "-- P&I Advances"), the Master Servicer, the Trustee and the Fiscal Agent will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.


SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "-- Distributions -- Application of the Available Distribution Amount" above. No other form of Credit Support will be available for the benefit of holders of the Offered Certificates.

     If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses. Any such reduction in the Certificate Balance of a Class of Sequential Pay Certificates will result in a corresponding reduction in the Notional Amount of the Class X Certificates.

     "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive, however, of any such accrued and unpaid interest that constitutes Default Interest or Excess Interest) and (ii) all related unreimbursed Servicing Advances and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven (other than Default Interest and Excess Interest) also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "Description of the Pooling Agreements -- Certain Matters Regarding the Trustee" in the Prospectus (and certain comparable reimbursements and indemnifications to the Fiscal Agent), certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor as described under "Description of the Pooling Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax Consequences -- Possible Taxes on Income From Foreclosure Property and Other Taxes" herein and "Material Federal Income Tax Consequences -- Taxation of Owners of REMIC Regular Certificates -- Prohibited Transactions Tax and Other Taxes" in the Prospectus, (v) any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "Description of the Pooling Agreements -- Realization Upon Defaulted Mortgage Loans" in the Prospectus), and (vi) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.


P&I ADVANCES

     With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Workout Fees, that (a) were due or deemed due, as the case may be, in respect of the Mortgage Loans during the calendar month in which such Distribution Date occurs and (b) were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Mortgage Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan.

See "-- Appraisal Reductions" below. Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance, and if the Trustee fails to make such P&I Advance, the Fiscal Agent will be required to do so. See "-- The Trustee" and "-- The Fiscal Agent" below.

     The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds. Notwithstanding the foregoing, none of the Master Servicer, the Trustee or the Fiscal Agent will be obligated to make any P&I Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"; and, together with a Nonrecoverable Servicing Advance, "Nonrecoverable Advances"), and the Master Servicer, the Trustee and the Fiscal Agent, as applicable, will be entitled to recover any P&I Advance that at any time is determined to be a Nonrecoverable P&I Advance out of funds received on or in respect of other Mortgage Loans. See "Description of the Certificates -- Advances in Respect of Delinquencies" and "Description of the Pooling Agreements -- Certificate Account" in the Prospectus.

     The Master Servicer, the Trustee and the Fiscal Agent will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, first, out of Default Interest and late payment charges collected on the related Mortgage Loan and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. Any delay between a Sub-Servicer's receipt of a late collection of a Monthly Payment as to which a P&I Advance was made and the forwarding of such late collection to the Master Servicer will increase the amount of interest accrued and payable to the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, on such P&I Advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related Mortgage Loan while it is a Specially Serviced Mortgage Loan, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.


APPRAISAL REDUCTIONS

     Within 30 days (or within such longer period as the Master Servicer or the Special Servicer, as applicable, is diligently and in good faith proceeding to obtain such) after the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (iv) the date on which the borrower under any Mortgage Loan becomes the subject of bankruptcy, insolvency or similar proceedings, and (v) the date on which a Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Required Appraisal Loan"; and each such date, a "Required Appraisal Date"), the Master Servicer or the Special Servicer, as applicable, will be required to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be advanced by the Master Servicer, subject to its right to be reimbursed therefor as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (determined as of the Determination Date immediately succeeding the later of the date on which the relevant appraisal is obtained and the earliest relevant Required Appraisal Date) equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Mortgage Rate and the per annum rate at which the Trustee Fee is calculated, (iii) all accrued but unpaid Master Servicing Fees, Standby Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to such Required Appraisal Loan plus interest accrued thereon at the Reimbursement Rate and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property (net of any escrow reserves held by the Master Servicer or Special Servicer to cover any such item), over (b) 90% of an amount equal to (i) the appraised value of the related Mortgaged Property or REO Property as determined by such appraisal, net of (ii) the amount of any liens on such property (not otherwise arising out of the items described in clause (a)(v) above) that are prior to the lien of the Required Appraisal Loan; provided that, if an appraisal is required to be obtained as contemplated by the first sentence of this paragraph but has not been obtained within the 30-day period contemplated by such sentence, then until (but just until) such appraisal is obtained the "Appraisal Reduction Amount" for the subject Required Appraisal Loan will be deemed to equal 30% of the Stated Principal Balance of such Required Appraisal Loan (after receipt of such appraisal, the Appraisal Reduction Amount, if any, will be calculated without regard to this proviso).

     With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during the preceding twelve months, in which case it will cease to be a Required Appraisal Loan), the Special Servicer is required, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be advanced by the Master Servicer at the direction of the Special Servicer and will be reimbursable as a Servicing Advance). Based upon such appraisal, the Special Servicer is to redetermine and report to the Trustee and the Master Servicer the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan.

     A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.


REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will be required to prepare and/or forward on each Distribution Date to the holders of each Class of REMIC Regular Certificates and the Rating Agencies, the following statements and reports (collectively, the "Trustee Reports") substantially in the forms set forth in Annex B (although such forms may be subject to change over time) and substantially containing the information set forth below:

     (1) A statement (a "Distribution Date Statement") setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the prior Distribution Date; (vii) as of the close of business on the last day of the most recently ended calendar month, the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, and
   (D) as to which foreclosure proceedings have been commenced; (viii) the most recent appraised value of any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC Regular Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date; (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and, aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the Collection Period for the prior Distribution Date; (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling Agreement during the related Collection Period; and (xviii) any item of information disclosed to the Trustee by the Master Servicer as described under "-- Reports to Certificateholders; Certain Available Information -- Other Information" below since the preceding Distribution Date or, in the case of the first Distribution Date Statement, since the Delivery Date. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

     (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this Prospectus Supplement on Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

     (3) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the last day of the most recently ended calendar month, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

     (4) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, have been modified pursuant to the Pooling Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

     (5) An "Historical Loss Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate amount of Liquidation Proceeds received, and liquidation expenses incurred, both during the Collection Period ending on such Determination Date and historically, and (ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     (6) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the immediately preceding Determination Date, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Master Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

     (7) A "Special Servicer Loan Status Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate principal balance of all Specially Serviced Mortgage Loans and (ii) a loan-by-loan listing of all Specially Serviced Mortgage Loans indicating their status, date and reason for transfer to the Special Servicer.

     None of the above reports will include any information that the Master Servicer deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     The Master Servicer is also required to deliver to the Trustee within 130 days following the end of each calendar quarter, commencing with the calendar quarter ending June 30, 1998, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis" containing revenue, expense and net operating income information normalized using the methodology described therein as of the end of such calendar quarter (but only to the extent, in the case of a Mortgaged Property, that the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information) for such Mortgaged Property or REO Property as of the end of such calendar quarter. The Trustee is to forward copies of each Operating Statement Analysis to holders of the REMIC Regular Certificates on or about the first Distribution Date following the Trustee's receipt thereof.

     Certificate Owners who have certified to the Trustee as to their beneficial ownership of any Offered Certificate may also obtain copies of any of the Trustee Reports and Operating Statement Analyses described above. Otherwise, until such time as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information will be available to the related Certificate Owners only to the extent that it is forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Sponsor, the REMIC Administrator, the Mortgage Loan Seller and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates -- Reports to Certificateholders" in the Prospectus.

     The Trustee will also be required to make available monthly to, among others, Certificateholders and Certificate Owners identified to the Trustee in writing, an electronic file containing Mortgage Loan information, based on reports provided to it by the Master Servicer and/or the Special Servicer, in the "CSSA Loan periodic update file" and the "CSSA Property File" with the Delinquent Loan Status Report, Historical Loan Modification Report, Historical Loss Report, REO Status Report and Special Servicer

Loan Status Report attached (provided that these reports are delivered to the Trustee in an electronic format acceptable to the Trustee) via the Trustee's bulletin board. Access to the bulletin board can be obtained by dialing (714) 282-3990. Those who have an account on the bulletin board may retrieve the data file for each transaction in the directory. An account number may be obtained by typing "NEW" upon logging into the bulletin board. In order to access information from the bulletin board, the user must have available their assigned log-on ID. The Trustee may (at its discretion and with the consent of the Sponsor) make the information that is available via its bulletin board, also available via the Internet at www.LNBABS.com. A Certificateholder or Certificate Owner may also obtain the information by calling the Trustee's ASAP System at (312) 904-2200 and requesting statement number 328, or such other mechanism as the Trustee may have in place from time to time. Account numbers on the Trustee's ASAP System and passwords from the Trustee's website may be obtained by calling (312) 904-2200 and following the voice prompts for obtaining account numbers. In addition, with consent of the Sponsor, certain property level information and reports will also be available on the Master Servicer's website at www.AMRESCO.com. This site will not be password protected with respect to this transaction.

     Other Information. The Pooling Agreement requires that the Trustee make available at its Corporate Trust Office, during normal business hours, upon reasonable advance written notice and at the expense of the requesting party, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items: (a) the Pooling Agreement and any amendments thereto, (b) all Trustee Reports delivered to holders of the relevant Class of Offered Certificates since the Delivery Date, (c) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans -- Evidence as to Compliance" herein, (d) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans -- Evidence as to Compliance" herein, and (e) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice and at the expense of the requesting party, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Master Servicer as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee as part of the Trustee Reports referred to under "-- Reports to Certificateholders; Certain Available Information -- Trustee Reports" above; provided that, until the Trustee has either disclosed such information to all Certificateholders as part of the Trustee Reports or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

     The Trustee and, subject to the last sentence of the prior paragraph, the Master Servicer will each make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee and Master Servicer may each require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.


VOTING RIGHTS

     At all times during the term of the Pooling Agreement, 94.0% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 6.0% of the Voting Rights shall be allocated to the holders of the Class X Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. See "Description of the Certificates -- Voting Rights" in the Prospectus.


TERMINATION

     The obligations created by the Pooling Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and (ii) the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by any holder or holders (other than the Sponsor or Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class or by the Master Servicer (in that order of priority). Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

     Any such purchase by the majority holder(s) of the Controlling Class or the Master Servicer of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the majority holder(s) of the Controlling Class or the Master Servicer to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance. The purchase price paid by the majority holder(s) of the Controlling Class or the Master Servicer, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.


THE TRUSTEE

     LaSalle National Bank ("LaSalle") will act as Trustee of the Trust. LaSalle is a subsidiary of LaSalle National Corporation, which is a subsidiary of the Fiscal Agent. The Trustee is at all times to be, and will be required to resign if it fails to be, (i) a corporation, bank or banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (ii) an institution whose long-term senior unsecured debt (or that of its fiscal agent) is rated not less than "AA" by each of S&P and Fitch (or such lower rating as would not result, as confirmed in writing by each Rating Agency, in a qualification, downgrade or withdrawal of any of the then current ratings assigned by such Rating Agency to the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust

Fund (the "Corporate Trust Office") is located at 135 South LaSalle Street, Chicago, Illinois 60603. Attention: Asset Backed Trust Services -- Mortgage Capital Funding, Inc., Multifamily/ Commercial Mortgage Pass-Through Certificates, Series 1998-MC1. As of December 31, 1997, the Trustee had assets of approximately $19 billion. See "Description of the Pooling Agreements -- The Trustee", "-- Duties of the Trustee", "-- Certain Matters Regarding the Trustee" and "-- Resignation and Removal of the Trustee" in the Prospectus.

     Pursuant to the Pooling Agreement, the Trustee will be entitled to a monthly fee (the "Trustee Fee"; and, together with the Master Servicing Fee and the Standby Fee, the "Administrative Fees") payable out of general collections on the Mortgage Loans and any REO Properties and calculated at a specified rate per annum on the aggregate Stated Principal Balance of each Mortgage Loan outstanding from time to time.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Material Federal Income Tax Consequences -- REMICs -- Reporting and Other Administrative Matters" and "Description of the Pooling Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor", "-- Events of Default" and "-- Rights Upon Event of Default" in the Prospectus.


THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation ("ABN AMRO"), will act as Fiscal Agent for the Trust and will be obligated to make any Advance required to be made, but not made, by the Master Servicer and the Trustee under the Pooling Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled (but not obligated) to rely conclusively on any determination by the Master Servicer or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer and the Trustee. See "-- P&I Advances" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of December 31, 1997, the Fiscal Agent had assets of approximately $414 billion. In the event that LaSalle shall, for any reason, cease to act as Trustee under the Pooling Agreement, ABN AMRO likewise shall no longer serve in the capacity of Fiscal Agent thereunder.


                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate (which is fixed in the case of the Class A Certificates), (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance or Notional Amount of the Class of Certificates to which such Certificate belongs,
(x) the rate, timing and severity of Realized Losses, Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Prepayment Premiums belong.

     Pass-Through Rates. The Pass-Through Rate applicable to the Class X Certificates will be variable and will be calculated based in part on the Weighted Average Net Mortgage Rate from time to time. In addition, the Pass-Through Rates on the Class B, Class C, Class D, Class E, Class F and Class G Certificates may not exceed the Weighted Average Net Mortgage Rate from time to time. Accordingly, the yield on such Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. The Pass-Through Rate and yield to maturity of the Class X Certificates will, and the Pass-Through Rates and yields to maturity of the Class B, Class C, Class D, Class E, Class F and Class G Certificates may, be adversely affected if Mortgage Loans with relatively higher Mortgage Rates amortize and/or prepay faster than Mortgage Loans with relatively lower Mortgage Rates. In addition, the Pass-Through Rate for the Class X Certificates will vary with the rate and timing of the Certificate Balances of the respective Classes of Sequential Pay Certificates. See "Description of the Certificates -- Pass-Through Rates" and "Description of the Mortgage Pool" herein and "-- Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to holders of the Class X Certificates will be extremely sensitive to, and the yield to holders of any other Class of Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the related Certificate Balances thereof are reduced to zero. Following retirement of the Class A Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the other Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of all the Classes of Sequential Pay Certificates outstanding from time to time. Consequently, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. Failure of the borrower under any Hyper-Amortization Loan to repay its Mortgage Loan by or shortly after the related Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential Pay Certificates. Although each Hyper-Amortization Loan includes incentives for the related borrower to repay the Mortgage Loan by its Anticipated Repayment Date (e.g., an increase in the rate at which interest accrues and the application of all excess cash (net of the minimum required debt service, approved property expenses and any required reserves) from the related Mortgaged Property to pay down the Mortgage Loan, in each case following the passage of such date), there can be no assurance that the related borrower will want or be able to repay the Mortgage Loan in full. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein and "Description of the Pooling Agreements -- Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans -- Foreclosure" in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are distributed or otherwise result in a reduction of the Certificate Balance or Notional Amount of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class X Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the notional amount of a Class X Certificate or the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Investors in the Class X Certificates should fully consider the risk that an extremely rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Sponsor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Prepayment Premiums, even if available and distributable on the Offered Certificates, may not be sufficient to offset fully any loss in yield on a particular Class of Offered Certificates attributable to the related prepayments of the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be allocated to the respective Classes of Sequential Pay Certificates (in each case, to reduce the Certificate Balance thereof) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Certificates), in reverse alphabetical order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1 and Class A-2 Certificates pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero. Any such reduction in the Certificate Balance of a Class of Sequential Pay Certificates will cause a corresponding reduction of the Notional Amount of the Class X Certificates.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to the respective Classes of REMIC Regular Certificates (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective Classes of REMIC Regular Certificates (other than the Senior Certificates) sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the respective Classes of Senior Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for such Distribution Date.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, office space, hotel and motel rooms, industrial space, health care facility beds, senior living units or mobile home park pads, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage

Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors -- The Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" herein and "Description of the Pooling Agreements" and "Yield and Maturity Considerations -- Yield and Prepayment Considerations" in the Prospectus.

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate (or, for Hyper-Amortization Loans after the Anticipated Repayment Date, the Revised Rate) for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of the Hyper-Amortization Loans, out of certain net cash flow from the related Mortgaged Property). In particular, the Revised Rate for each Hyper-Amortization Loan generally is the Mortgage Rate therefor plus no more than two percentage points, and the primary incentive to prepay a Hyper-Amortization Loan on or before its Anticipated Repayment Date, assuming prevailing market interest rates exceed such Revised Rate, is to give the borrower access to excess cash flow, all of which (net of the minimum required debt service, approved property expenses and any required reserves) must be applied to pay down principal of the Mortgage Loan. Accordingly, there can be no assurance that any Hyper-Amortization Loan will be prepaid on or before its Anticipated Repayment Date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" herein.

     The Sponsor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates -- Distributions -- Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.


WEIGHTED AVERAGE LIVES

     The weighted average life of any Offered Certificate (other than a Class X Certificate) refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined below) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balances thereof are reduced to zero, and will thereafter be distributable entirely in respect of the other Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A Certificates may be shorter, and the weighted average lives of the other Classes of Sequential Pay Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the CPR model (as described in the Prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity (except that each Hyper-Amortization Loan is paid in full on its related Anticipated Repayment Date). The columns headed "4%", "8%", "12%", "16%" and 20% assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, defeasance period or yield maintenance period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs (except that each Hyper-Amortization Loan is paid in full on its related Anticipated Repayment Date). There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period, a defeasance period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions set forth herein at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions set forth herein at the same rate or that Mortgage Loans that are in a Lock-out Period, a defeasance period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentages of the initial Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Mortgage Loans have the characteristics set forth on Annex A and the Initial Pool Balance is $1,294,362,625, (ii) the initial Pass-Through Rate and the initial Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC Regular Certificates are as described herein, (iii) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (iv) scheduled Monthly Payments on the Mortgage Loans are timely received on the first day of each month, (v) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), defeasance period or yield maintenance period ("YMP"), in each case if any, each Hyper-Amortization Loan is paid in full on its related Anticipated Repayment Date and, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments),
(vi) no person or entity entitled thereto exercises its right of optional termination described herein under "Description of the Certificates -- Termination", (vii) no Mortgage Loan is required to be repurchased by the Mortgage Loan Seller, Goldman Sachs Mortgage or AMRESCO Capital, (viii) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected, (ix) there are no Additional Trust Fund Expenses, (x) distributions on the Offered Certificates are made on the 18th day of each month, commencing in May 1998, (xi) the Prepayment Premium for the Mortgage Loan secured by the Mortgaged Property identified on Annex A as Embassy Suites, Portland, Maine, which Prepayment Premium is described as the lesser of yield maintenance and a declining percentage of the amount prepaid, will be treated as if it was solely a declining percentage of the amount prepaid, and (xii) the Offered Certificates are settled on May 6, 1998 (the "Settlement Date"). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
           (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP,
                           THEN AT THE FOLLOWING CPR)




                                              PREPAYMENT ASSUMPTION (CPR)
                           -----------------------------------------------------------------
DATE                        0% CPR     4% CPR     8% CPR     12% CPR     16% CPR     20% CPR
----                        ------     ------     ------     -------     -------     -------
Delivery Date ..........      100%       100%       100%        100%        100%       100%
April 18, 1999 .........       94%        94%        94%         94%         94%        94%
April 18, 2000 .........       87%        87%        87%         87%         87%        87%
April 18, 2001 .........       80%        80%        79%         79%         78%        78%
April 18, 2002 .........       72%        71%        71%         70%         69%        69%
April 18, 2003 .........       64%        63%        61%         60%         59%        58%
April 18, 2004 .........       55%        53%        51%         50%         48%        47%
April 18, 2005 .........       26%        25%        24%         23%         22%        21%
April 18, 2006 .........       16%        14%        13%         12%         11%        11%
April 18, 2007 .........        5%         2%         0%          0%          0%         0%
April 18, 2008 .........        0%         0%         0%          0%          0%         0%
                             ----       ----       ----        ----        ----       ----
 Weighted Average Life
   (in years) ..........     5.50       5.42       5.34        5.28        5.22       5.17
                             ====       ====       ====        ====        ====       ====

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
           (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP,
                           THEN AT THE FOLLOWING CPR)


                                              PREPAYMENT ASSUMPTION (CPR)
                           -----------------------------------------------------------------
DATE                        0% CPR     4% CPR     8% CPR     12% CPR     16% CPR     20% CPR
----                        ------     ------     ------     -------     -------     -------
Delivery Date ..........      100%       100%       100%        100%        100%       100%
April 18, 1999 .........      100%       100%       100%        100%        100%       100%
April 18, 2000 .........      100%       100%       100%        100%        100%       100%
April 18, 2001 .........      100%       100%       100%        100%        100%       100%
April 18, 2002 .........      100%       100%       100%        100%        100%       100%
April 18, 2003 .........      100%       100%       100%        100%        100%       100%
April 18, 2004 .........      100%       100%       100%        100%        100%       100%
April 18, 2005 .........      100%       100%       100%        100%        100%       100%
April 18, 2006 .........      100%       100%       100%        100%        100%       100%
April 18, 2007 .........      100%       100%       100%         99%         99%        98%
April 18, 2008 .........        0%         0%         0%          0%          0%         0%
                             ----       ----       ----        ----        ----       ----
 Weighted Average Life
   (in years) ..........     9.55       9.54       9.53        9.52        9.51       9.50
                             ====       ====       ====        ====        ====       ====

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
           (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP,
                           THEN AT THE FOLLOWING CPR)




                                              PREPAYMENT ASSUMPTION (CPR)
                           -----------------------------------------------------------------
DATE                        0% CPR     4% CPR     8% CPR     12% CPR     16% CPR     20% CPR
----                        ------     ------     ------     -------     -------     -------
Delivery Date ..........      100%       100%       100%        100%        100%       100%
April 18, 1999 .........      100%       100%       100%        100%        100%       100%
April 18, 2000 .........      100%       100%       100%        100%        100%       100%
April 18, 2001 .........      100%       100%       100%        100%        100%       100%
April 18, 2002 .........      100%       100%       100%        100%        100%       100%
April 18, 2003 .........      100%       100%       100%        100%        100%       100%
April 18, 2004 .........      100%       100%       100%        100%        100%       100%
April 18, 2005 .........      100%       100%       100%        100%        100%       100%
April 18, 2006 .........      100%       100%       100%        100%        100%       100%
April 18, 2007 .........      100%       100%       100%        100%        100%       100%
April 18, 2008 .........        0%         0%         0%          0%          0%         0%
                             ----       ----       ----        ----        ----       ----
 Weighted Average Life
   (in years) ..........     9.70       9.70       9.70        9.70        9.70       9.70
                             ====       ====       ====        ====        ====       ====

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
           (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP,
                          THEN AT THE FOLLOWING CPR)


                                              PREPAYMENT ASSUMPTION (CPR)
                           -----------------------------------------------------------------
DATE                        0% CPR     4% CPR     8% CPR     12% CPR     16% CPR     20% CPR
----                        ------     ------     ------     -------     -------     -------
Delivery Date ..........      100%       100%       100%        100%        100%       100%
April 18, 1999 .........      100%       100%       100%        100%        100%       100%
April 18, 2000 .........      100%       100%       100%        100%        100%       100%
April 18, 2001 .........      100%       100%       100%        100%        100%       100%
April 18, 2002 .........      100%       100%       100%        100%        100%       100%
April 18, 2003 .........      100%       100%       100%        100%        100%       100%
April 18, 2004 .........      100%       100%       100%        100%        100%       100%
April 18, 2005 .........      100%       100%       100%        100%        100%       100%
April 18, 2006 .........      100%       100%       100%        100%        100%       100%
April 18, 2007 .........      100%       100%       100%        100%        100%       100%
April 18, 2008 .........        0%         0%         0%          0%          0%         0%
                             ----       ----       ----        ----        ----       ----
 Weighted Average Life
   (in years) ..........     9.70       9.70       9.70        9.70        9.70       9.70
                             ====       ====       ====        ====        ====       ====

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
           (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP,
                           THEN AT THE FOLLOWING CPR)




                                              PREPAYMENT ASSUMPTION (CPR)
                           -----------------------------------------------------------------
DATE                        0% CPR     4% CPR     8% CPR     12% CPR     16% CPR     20% CPR
----                        ------     ------     ------     -------     -------     -------
Delivery Date ..........      100%       100%       100%        100%        100%       100%
April 18, 1999 .........      100%       100%       100%        100%        100%       100%
April 18, 2000 .........      100%       100%       100%        100%        100%       100%
April 18, 2001 .........      100%       100%       100%        100%        100%       100%
April 18, 2002 .........      100%       100%       100%        100%        100%       100%
April 18, 2003 .........      100%       100%       100%        100%        100%       100%
April 18, 2004 .........      100%       100%       100%        100%        100%       100%
April 18, 2005 .........      100%       100%       100%        100%        100%       100%
April 18, 2006 .........      100%       100%       100%        100%        100%       100%
April 18, 2007 .........      100%       100%       100%        100%        100%       100%
April 18, 2008 .........        0%         0%         0%          0%          0%         0%
                             ----       ----       ----        ----        ----       ----
 Weighted Average Life
   (in years) ..........     9.70       9.70       9.70        9.70        9.70       9.70
                             ====       ====       ====        ====        ====       ====

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
           (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP,
                           THEN AT THE FOLLOWING CPR)




                                              PREPAYMENT ASSUMPTION (CPR)
                           -----------------------------------------------------------------
DATE                        0% CPR     4% CPR     8% CPR     12% CPR     16% CPR     20% CPR
----                        ------     ------     ------     -------     -------     -------
Delivery Date ..........      100%       100%       100%        100%        100%       100%
April 18, 1999 .........      100%       100%       100%        100%        100%       100%
April 18, 2000 .........      100%       100%       100%        100%        100%       100%
April 18, 2001 .........      100%       100%       100%        100%        100%       100%
April 18, 2002 .........      100%       100%       100%        100%        100%       100%
April 18, 2003 .........      100%       100%       100%        100%        100%       100%
April 18, 2004 .........      100%       100%       100%        100%        100%       100%
April 18, 2005 .........      100%       100%       100%        100%        100%       100%
April 18, 2006 .........      100%       100%       100%        100%        100%       100%
April 18, 2007 .........      100%       100%       100%        100%        100%       100%
April 18, 2008 .........        0%         0%         0%          0%          0%         0%
                             ----       ----       ----        ----        ----       ----
 Weighted Average Life
   (in years) ..........     9.70       9.70       9.70        9.70        9.70       9.70
                             ====       ====       ====        ====        ====       ====

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS F CERTIFICATES AT THE SPECIFIED CPRS
           (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP,
                          THEN AT THE FOLLOWING CPR)




                                              PREPAYMENT ASSUMPTION (CPR)
                           -----------------------------------------------------------------
DATE                        0% CPR     4% CPR     8% CPR     12% CPR     16% CPR     20% CPR
----                        ------     ------     ------     -------     -------     -------
Delivery Date ..........      100%       100%       100%        100%        100%       100%
April 18, 1999 .........      100%       100%       100%        100%        100%       100%
April 18, 2000 .........      100%       100%       100%        100%        100%       100%
April 18, 2001 .........      100%       100%       100%        100%        100%       100%
April 18, 2002 .........      100%       100%       100%        100%        100%       100%
April 18, 2003 .........      100%       100%       100%        100%        100%       100%
April 18, 2004 .........      100%       100%       100%        100%        100%       100%
April 18, 2005 .........      100%       100%       100%        100%        100%       100%
April 18, 2006 .........      100%       100%       100%        100%        100%       100%
April 18, 2007 .........      100%       100%       100%        100%        100%       100%
April 18, 2008 .........        0%         0%         0%          0%          0%         0%
                             ----       ----       ----        ----        ----       ----
 Weighted Average Life
   (in years) ..........     9.70       9.70       9.70        9.70        9.70       9.70
                             ====       ====       ====        ====        ====       ====

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                 THE CLASS G CERTIFICATES AT THE SPECIFIED CPRS
           (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP,
                           THEN AT THE FOLLOWING CPR)




                                              PREPAYMENT ASSUMPTION (CPR)
                           -----------------------------------------------------------------
DATE                        0% CPR     4% CPR     8% CPR     12% CPR     16% CPR     20% CPR
----                        ------     ------     ------     -------     -------     -------
Delivery Date ..........      100%       100%       100%        100%        100%       100%
April 18, 1999 .........      100%       100%       100%        100%        100%       100%
April 18, 2000 .........      100%       100%       100%        100%        100%       100%
April 18, 2001 .........      100%       100%       100%        100%        100%       100%
April 18, 2002 .........      100%       100%       100%        100%        100%       100%
April 18, 2003 .........      100%       100%       100%        100%        100%       100%
April 18, 2004 .........      100%       100%       100%        100%        100%       100%
April 18, 2005 .........      100%       100%       100%        100%        100%       100%
April 18, 2006 .........      100%       100%       100%        100%        100%       100%
April 18, 2007 .........      100%       100%       100%        100%        100%       100%
April 18, 2008 .........        0%         0%         0%          0%          0%         0%
                             ----       ----       ----        ----        ----       ----
 Weighted Average Life
   (in years) ..........     9.78       9.77       9.76        9.75        9.74       9.73
                             ====       ====       ====        ====        ====       ====

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

     The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, hyper-amortization, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

     The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X Certificates for the specified CPRs based on the Maturity Assumptions. In addition, it was assumed that the Trust will be terminated when the aggregate Stated Principal Balance of the Mortgage Pool was equal to 1.0% of the Initial Pool Balance. Futhermore, it was assumed that, when specifically indicated in a particular table, 100% of any Prepayment Premium calculated as a declining percentage of the amount prepaid (a "Decl. % Premium") is collected in connection with each prepayment as to which such a Prepayment Premium is applicable and, further, that the yield curve, for purposes of calculating the allocation of such Prepayment Premiums, is and remains as follows: (A) 3 mo. T-bill-5.050% per annum, (B) 6 mo. LIBOR-5.300% per annum, (C) 1 yr treasury-5.500% per annum, (D) 2 yr treasury-5.696% per annum, (E) 3 yr treasury-5.730% per annum, (F) 5 yr treasury-5.785% per annum, (G) 10 yr treasury-5.812% per annum and (H) 30 yr treasury-6.078% per annum. It was also assumed that the purchase price of the Class X Certificates is as specified below, expressed in 32nds (i.e., 4.28 means 4 28/32%) as a percentage of the initial Notional Amount of such Certificates, plus accrued interest.

     The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

     The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, there can be no assurance that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class X Certificates.


                        PRE-TAX YIELD TO MATURITY (CBE)
   OF THE CLASS X CERTIFICATES ASSUMING 100% OF RECOVERY OF DECL. % PREMIUMS
           (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP,
                          THEN AT THE FOLLOWING CPR)






                                               PREPAYMENT ASSUMPTION (CPR)
                 ---------------------------------------------------------------------------------------
PRICE               0% CPR         4% CPR         8% CPR         12% CPR        16% CPR        20% CPR
-----               ------         ------         ------         -------        -------        -------
4.12 .........       10.532%        10.484%        10.440%        10.401%        10.365%        10.332%
4.20 .........        9.048%         8.998%         8.953%         8.913%         8.876%         8.843%
4.28 .........        7.684%         7.633%         7.588%         7.547%         7.509%         7.475%

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Sponsor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     Upon the issuance of the Certificates, Sidley & Austin, counsel to the Sponsor, will deliver its opinion generally to the effect that, assuming compliance with the Pooling Agreement, the portions of the Trust Fund designated as "REMIC I", "REMIC II", and "REMIC III" respectively will each qualify as a REMIC under the Code. For federal income tax purposes, (i) the separate non-certificated regular interests in REMIC I will be "regular interests" in REMIC I and will constitute the assets of REMIC II, (ii) the Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I, (iii) the separate non-certificated regular interests in REMIC II will be "regular interests" in REMIC II and will constitute the assets of REMIC III,
(iv) the Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II, (v) the REMIC Regular Certificates will constitute (or, in the case of the Class X Certificates, will evidence the ownership of) the "regular interests" in, and generally will be treated as debt obligations of, REMIC III, and (vi) the Class R-III Certificates will evidence the sole class of residual interests in REMIC III.


DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

     For federal income tax reporting purposes, it is anticipated that the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates will not, the Class G Certificates may, and the Class X Certificates will, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will not prepay (that is, a CPR of 0%), except that the Hyper-Amortization Loans will be repaid in full on their respective Anticipated Repayment Dates. However, no representation is made that the Mortgage Loans will not prepay or that, if they do, they will prepay at any particular rate. See "Material Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates" in the Prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Internal Revenue Code of 1986 (the "Code") generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period, a possibility of particular relevance to the Class X Certificates, the amount of original issue discount allocable to such period would be zero and such Certificateholders will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a holder of a Class X Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     The OID Regulations provide in general that original issue discount with respect to debt instruments issued in connection with the same or related transactions are treated as a single debt instrument for purposes of computing the accrual of original issue discount with respect to such debt instruments. This aggregation rule ordinarily is only to be applied when single debt instruments are issued by a single issuer to a single holder. Although it is not clear that this aggregation rule technically applies to REMIC regular interests or other instruments subject to
Section 1272(a)(6) of the Code, information reports or returns sent to Certificateholders and the IRS with respect to the Class X Certificates, which evidence the ownership of multiple regular interests, will be based on such an aggregate method of computing the yield on the related regular interests. Prospective purchasers of the Class X Certificates are advised to consult their tax advisers about the use of this methodology and the potential consequences of being required to report original issue discount separately with respect to each of the regular interests, ownership of which is evidenced by the Class X Certificates.

     Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Premium" in the Prospectus.

     Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For federal income tax reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Master Servicer's actual receipt of a Prepayment Premium to which such Class of Certificates is entitled under the terms of the Pooling Agreement. The Internal Revenue Service may nevertheless seek to require that an assumed amount of Prepayment Premiums be included in distributions projected to be made on the Certificates and that taxable income be reported based on the projected constant yield to maturity of the Certificates, including such projected Prepayment Premiums prior to their actual receipt. In the event that such projected Prepayment Premiums were not actually received, presumably the holder of a Certificate would be allowed to claim a deduction or reduction in gross income at the time such unpaid Prepayment Premiums had been projected to be received. Moreover, it appears that Prepayment Premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of such income is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums.


CONSTRUCTIVE SALES OF CLASS X CERTIFICATES

     The Taxpayer Relief Act 1997 added a provision to the Code that requires the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of a financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that (i) entitle the holder to a specified principal amount, (ii) pay interest at a fixed or variable rate and (iii) are not convertible into the stock of the issuer or a related party cannot be the subject of a constructive sale for this purpose. Accordingly, only Class X Certificates, which do not have a principal balance, could be subject to this provision and only if a holder of a Class X Certificate engages in a constructive sale transaction.


CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code.

     Most of the Mortgage Loans are not secured by real estate used for residential or certain other purposes prescribed in Section 7701(a)(19)(C) of the Code, and consequently the REMIC Regular

Certificates will be treated as assets qualifiying under that section to only a limited extent. Accordingly, investment in the REMIC Regular Certificates may not be suitable for thrift institutions seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Code.

     The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Code. To the extent an Offered Certificate represents ownership of an interest in any Mortgage Loan that is secured in part by the related borrower's interest in an account containing any holdback of loan proceeds, a portion of such Certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code and the interest thereon may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code. See "Description of the Mortgage Pool" herein and "Material Federal Income Tax Consequences -- REMICs -- Characterization of Investments in REMIC Certificates" in the Prospectus.


POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY AND OTHER TAXES

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially reasonable, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to (i) a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) a tax on "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. However, unless otherwise required by expressly applicable authority, it is anticipated that the Trust will take the position that no income from foreclosure property will be subject to the 100% "prohibited transactions" tax. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

     To the extent permitted by then applicable laws, any Prohibited Transactions Tax (as defined in the Prospectus), Contributions Tax (also as defined in the Prospectus) or tax on "net income from foreclosure property" that may be imposed on any of REMIC I, REMIC II or REMIC III will be borne by the REMIC Administrator, the Trustee, the Fiscal Agent, the Master Servicer or the Special Servicer, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under certain specified sections of the Pooling Agreement. Any such tax not borne by the REMIC Administrator, the Trustee, the Fiscal Agent, the Master Servicer or the Special Servicer will be charged against the Trust resulting in a reduction in amounts available for distribution to the Certificateholders. See "Material Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the Prospectus.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including any original issue discount, if any, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The related REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the related REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     The "tax matters person" for each REMIC created under the Pooling Agreement will be the holder of REMIC Residual Certificates evidencing the largest percentage interest in such REMIC's Class of REMIC Residual Certificates. All holders of REMIC Residual Certificates will irrevocably designate the REMIC Administrator as agent for such "tax matters persons" in all respects.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences -- REMICs" in the Prospectus.


                         CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could constitute or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that is held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

     The U.S. Department of Labor issued to Citicorp an individual prohibited transaction exemption, Prohibited Transaction Exemption ("PTE") 90-88, and to Goldman, Sachs & Co. ("Goldman, Sachs") an individual prohibited transaction exemption, PTE 89-88 (the "Exemptions"), which generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an Exemption-Favored Party (as hereinafter defined), provided that certain conditions set forth in the Exemptions are satisfied. "Exemption-Favored Parties" include (a) Citicorp, (b) Goldman, Sachs, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with either Citicorp (such as Citibank, N.A.) or Goldman, Sachs, and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Senior Certificates.

     The Exemptions set forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a Senior Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Senior Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Senior Certificate must not be subordinated to the rights and interests evidenced by the other Certificates. Third, such Senior Certificate at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by S&P, Fitch, Duff & Phelps Credit Rating Co. ("DCR") or Moody's Investors Service, Inc. ("Moody's"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which (in addition to the Trustee) consists of any Exemption-Favored Party, the Sponsor, the Master Servicer, the Special Servicer, any sub-servicer, the Mortgage Loan Seller, Goldman Sachs Mortgage, AMRESCO Capital, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons. Fifth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Sponsor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     Because the Senior Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that each Class of Senior Certificates be rated not lower than "AAA" by each of S&P and Fitch. As of the Delivery Date, the fourth general condition set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a Senior Certificate.

     The Exemptions also require that the Trust meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of S&P, Fitch, Moody's or DCR for at least one year prior to the Plan's acquisition of a Senior Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of a Senior Certificate. The Sponsor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Sponsor or an Exemption-Favored Party and a Plan when the

Sponsor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, the Mortgage Loan Seller, Goldman Sachs Mortgage, AMRESCO Capital or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the continued holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     Moreover, if the general conditions of the Exemptions, as well as certain other specific conditions set forth in the Exemptions, are satisfied, the Exemptions may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Sponsor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (3) the continued holding of Senior Certificates by a Plan.

     Further, if the general conditions of the Exemptions, as well as certain other conditions set forth in the Exemptions, are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     Lastly, if the general conditions of the Exemptions are satisfied, the Exemptions also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates.

     Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that (i) the Senior Certificates constitute "certificates" for purposes of the Exemptions and (ii) the specific and general conditions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the Prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such transaction. A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     THE CHARACTERISTICS OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTIONS. ACCORDINGLY, THE CERTIFICATES OF THOSE CLASSES MAY NOT BE ACQUIRED BY A PLAN, OTHER THAN AN INSURANCE COMPANY GENERAL ACCOUNT, WHICH MAY BE ABLE TO RELY ON
SECTION III OF PTCE 95-60 (DISCUSSED BELOW).

     Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates (such as the Class B, Class C, Class D, Class E, Class F and Class G Certificates) that do not meet the requirements of the Exemptions solely because they (i) are subordinated to other Classes of Certificates in the Trust and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, Moody's, DCR or Fitch. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing Class B, Class C, Class D, Class E, Class F and Class G Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Sponsor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.


                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. Neither the Sponsor nor the Underwriters make any representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.


                                 UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Sponsor and the Underwriters, the Sponsor has agreed to sell to each of the Underwriters named below, and each of such Underwriters has severally agreed to purchase upon issuance, the percentage of the Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates set forth opposite its name below:




       UNDERWRITER         CLASS A-1   CLASS A-2   CLASS X   CLASS B   CLASS C   CLASS D   CLASS E   CLASS F   CLASS G
       -----------         ---------   ---------   -------   -------   -------   -------   -------   -------   -------
Goldman, Sachs & Co. ....    60%         60%        60%       60%       60%       60%       60%       60%       60%
Citibank, N.A. ..........    40%         40%        40%       40%       40%       40%       40%       40%       40%

     In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Sponsor in the form of underwriting discounts. Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters.


     The Offered Certificates are new issues of securities with no established trading market. The Sponsor has been advised by the Underwriters that the Underwriters intend to make a market in the Offered Certificates but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.


     Citibank, N.A. is an affiliate of the Sponsor. Proceeds to the Sponsor from the sale of the Offered Certificates, before deducting expenses payable by the Sponsor, will be an amount equal to approximately 106% of the initial aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates, plus accrued interest on all the Offered Certificates, before deducting expenses payable by the Sponsor.


     In connection with the offering, the Underwriters may purchase and sell the Offered Certificates in the open market. These transactions may include purchases to cover short positions created by the Underwriters in connection with the offering. Short positions created by the Underwriters involve the sale by the Underwriters of a greater number of Offered Certificates than they are required to purchase from the Sponsor in the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Offered Certificates sold in the offering may be reclaimed by the Underwriters if such Offered Certificates are repurchased by the Underwriters in covering transactions. These activities may maintain or otherwise affect the market price of the Offered Certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.


     The Sponsor has agreed to indemnify each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. Each of the Mortgage Loan Seller, Goldman Sachs Mortgage and AMRESCO Capital has agreed to indemnify the Sponsor, its officers and directors, the Underwriters, and each person, if any, who controls the Sponsor or either Underwriter within the meaning of Section 15 of the Securities Act, with respect to its respective liabilities, including certain liabilities under the Securities Act, relating solely to its respective Mortgage Loans.


                                 LEGAL MATTERS


     Certain legal matters will be passed upon for the Sponsor by Sidley & Austin, New York, New York and by Stephen E. Dietz, as an Associate General Counsel of Citibank, N.A., for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York and for AMRESCO Capital by Andrews & Kurth LLP, Washington, D.C. Mr. Dietz owns or has the right to acquire a number of shares of common stock of Citicorp equal to less than .01% of the outstanding common stock of Citicorp.


                                    RATINGS


     It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("S&P") and/or Fitch IBCA, Inc. ("Fitch"; and, together with S&P, the "Rating Agencies"):

CLASS                              S&P     FITCH
-----                              ---     -----
  Class A-1 ..................     AAA      AAA
  Class A-2 ..................     AAA      AAA
  Class X ....................    AAAr      AAA
  Class B ....................     AA        AA
  Class C ....................      A        A+
  Class D ....................     A-        A
  Class E ....................    BBB+      BBB+
  Class F ....................     BBB      BBB
  Class G ....................     NR       BBB-

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and, except in the case of the Class X Certificates, the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Distribution Date in March 2030 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors, or (iv) whether and to what extent Excess Interest will be collected on the Hyper-Amortization Loans. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans. In general, the ratings address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class X Certificates consist only of interest (and, to the extent described herein, may consist of a portion of the Prepayment Premiums actually collected on the Mortgage Loans). If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X Certificates. The Notional Amount upon which interest is calculated with respect to the Class X Certificates is subject to reduction in connection with each reduction in the Certificate Balance of a Class of Sequential Pay Certificates, whether as a result of principal payments or the allocation of Realized Losses and Additional Trust Fund Expenses. The ratings on the Class X Certificates do not address the timing or magnitude of reduction of such Notional Amount, but only the obligation to pay interest timely on such Notional Amount as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.


     There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be downgraded, qualified or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Sponsor to do so may be lower than the ratings assigned thereto by S&P and/or Fitch.


     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors -- Limited Nature of Credit Ratings" in the Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS


30/360 Basis ...........................................  S-15
ABN AMRO ...............................................  S-86
Accrued Certificate Interest ...........................  S-75
Actual/360 Basis .......................................  S-15
Actual/360 Mortgage Loans ..............................  S-15
Actual/365 Basis .......................................  S-15
Actual/365 Mortgage Loan ...............................  S-15
Additional Trust Fund Expenses .........................  S-20, S-79
Additional Warranting Parties ..........................  S-11
Administrative Fee Rate ................................  S-70
Administrative Fees ....................................  S-70, S-86
Advances ...............................................  S-62
AMRESCO ................................................  S-59
AMRESCO Capital ........................................  S-3, S-11, S-18
AMRESCO Mortgage Loans .................................  S-3, S-18
Anticipated Repayment Date .............................  S-15
Appraisal Reduction Amount .............................  S-80, S-81
Assumed Final Distribution Date ........................  S-3
Assumed Monthly Payment ................................  S-26, S-76
Assumed Monthly Payments ...............................  S-77
Available Distribution Amount ..........................  S-22, S-71
Balloon Loans ..........................................  S-15
Balloon Payment ........................................  S-15, S-46
Certificate Balance ....................................  S-1
Certificate Owner ......................................  S-12
Certificate Registrar ..................................  S-69
Certificateholders .....................................  S-4, S-18
Certificates ...........................................  S-1, S-10
Citi Mortgage Loans ....................................  S-3, S-18
Class ..................................................  S-1, S-10
Class A Certificates ...................................  S-1, S-10
Code ...................................................  S-30
Collection Period ......................................  S-71
Commercial Loan ........................................  S-44
Commercial Mortgaged Property ..........................  S-44
Controlling Class ......................................  S-29, S-35, S-67
Corporate Trust Office .................................  S-86
Corrected Mortgage Loan ................................  S-58
CRIIMI MAE .............................................  S-59
Cross-Collateralized Mortgage Loans ....................  S-12
Cut-off Date ...........................................  S-11, S-43
Cut-off Date Balance ...................................  S-12, S-43
DCR ....................................................  S-101
Default Interest .......................................  S-61
Defeasance Collateral ..................................  S-17, S-47
Defeasance Loans .......................................  S-17, S-47
Definitive Certificate .................................  S-12
Delinquent Loan Status Report ..........................  S-82
Delivery Date ..........................................  S-11
Determination Date .....................................  S-11, S-71
Discount Rate ..........................................  S-77

Discount Rate Fraction .................................  S-26, S-77
Distributable Certificate Interest .....................  S-24, S-75
Distribution Date ......................................  S-4, S-11, S-71
Distribution Date Statement ............................  S-81
DTC ....................................................  S-12
Due Date ...............................................  S-14
ERISA ..................................................  S-31, S-100
Excess Interest ........................................  S-16
Excess Interest Rate ...................................  S-15
Excluded Plan ..........................................  S-102
Exemption-Favored Parties ..............................  S-101
Exemptions .............................................  S-31, S-100
FIRREA .................................................  S-50
Fitch ..................................................  S-3, S-32, S-104
Form 8-K ...............................................  S-56
Goldman Mortgage Loans .................................  S-3, S-18
Goldman, Sachs .........................................  S-100
Goldman Sachs Mortgage .................................  S-4, S-11, S-18
Historical Loan Modification Report ....................  S-82
Historical Loss Report .................................  S-82
Hyper-Amortization Loan ................................  S-15
Hyper-Amortization Loans ...............................  S-46
Hyper-Amortization Payments ............................  S-16, S-46
Initial Pool Balance ...................................  S-3, S-12
Interest Accrual Period ................................  S-24, S-75
Interested Person ......................................  S-65
IRS ....................................................  S-97
LaSalle ................................................  S-85
Liquidation Fee ........................................  S-61
Liquidation Fee Rate ...................................  S-61
Lockbox Account ........................................  S-46
Lock-out Period ........................................  S-16
Major Tenants ..........................................  S-48
Master Servicer ........................................  S-58
Master Servicing Fee ...................................  S-60
Master Servicing Fee Rate ..............................  S-60
Maturity Assumptions ...................................  S-90
Modified Mortgage Loan .................................  S-81
Monthly Payment ........................................  S-25
Monthly Payments .......................................  S-14
Moody's ................................................  S-101
Mortgage ...............................................  S-12
Mortgage Loan Schedule .................................  S-53
Mortgage Loan Seller ...................................  S-3, S-18
Mortgage Loans .........................................  S-3, S-12, S-43
Mortgage Note ..........................................  S-12
Mortgage Pool ..........................................  S-3
Mortgage Rate ..........................................  S-14
Mortgaged Property .....................................  S-12
Multifamily Loan .......................................  S-43
Multifamily Mortgaged Property .........................  S-43
Net Aggregate Prepayment Interest Shortfall ............  S-75
Net Mortgage Rate ......................................  S-21, S-70

Nonrecoverable Advances ................................  S-80
Nonrecoverable P&I Advance .............................  S-80
Nonrecoverable Servicing Advance .......................  S-63
Notional Amount ........................................  S-1, S-20
Offered Certificates ...................................  S-1, S-10
OID Regulations ........................................  S-97
Open Period ............................................  S-16
Operating Statement Analysis ...........................  S-83
Participants ...........................................  S-68
Party in Interest ......................................  S-102
Pass-Through Rate ......................................  S-1
Permitted Encumbrances .................................  S-54
Permitted Investments ..................................  S-60
P&I Advance ............................................  S-79
Plan ...................................................  S-31, S-100
Plan Assets ............................................  S-100
Pooling Agreement ......................................  S-19
Prepayment Interest Excess .............................  S-60
Prepayment Interest Shortfall ..........................  S-60
Prepayment Premium .....................................  S-16
Prepayment Premium Period ..............................  S-16
Prepayment Premiums ....................................  S-4
Principal Allocation Fraction ..........................  S-27
Principal Distribution Amount ..........................  S-24, S-76
Private Certificates ...................................  S-10
PTCE 95-60 .............................................  S-102
PTE ....................................................  S-100
Purchase Price .........................................  S-53
Rated Final Distribution Date ..........................  S-3, S-105
Rating Agencies ........................................  S-3, S-32, S-104
Realized Losses ........................................  S-20
Record Date ............................................  S-71
Reimbursement Rate .....................................  S-80
Related Proceeds .......................................  S-62
Release Date ...........................................  S-47
REMIC ..................................................  S-5
REMIC Administrator ....................................  S-10, S-86
REMIC I ................................................  S-5
REMIC II ...............................................  S-5
REMIC III ..............................................  S-5
REMIC Regular Certificates .............................  S-1, S-10
REMIC Residual Certificates ............................  S-1, S-10
REO Extension ..........................................  S-65
REO Property ...........................................  S-26, S-57
REO Status Report ......................................  S-83
REO Tax ................................................  S-99
Required Appraisal Date ................................  S-80
Required Appraisal Loan ................................  S-80
Restricted Group .......................................  S-101
Revised Rate ...........................................  S-15
Senior Certificates ....................................  S-4, S-72
Sequential Pay Certificates ............................  S-1, S-10
Servicing Advances .....................................  S-62

Servicing Standard .....................................  S-57
Servicing Transfer Event ...............................  S-57
Settlement Date ........................................  S-91
Similar Law ............................................  S-103
SMMEA ..................................................  S-33
S&P ....................................................  S-3, S-32, S-104
Special Servicer Loan Status Report ....................  S-83
Special Servicing Fee ..................................  S-60
Special Servicing Fee Rate .............................  S-61
Specially Serviced Mortgage Loan .......................  S-57
Sponsor ................................................  S-3
Standby Fee Rate .......................................  S-60
Stated Principal Balance ...............................  S-70
Subordinate Certificates ...............................  S-4, S-72
Sub-Servicer ...........................................  S-59
Sub-Servicing Agreement ................................  S-59
Trust ..................................................  S-3, S-19
Trust Fund .............................................  S-3, S-19
Trustee Fee ............................................  S-86
Trustee Reports ........................................  S-81
Underwriters ...........................................  S-1
Voting Rights ..........................................  S-85
Weighted Average Net Mortgage Rate .....................  S-21
Workout Fee ............................................  S-61
Workout Fee Rate .......................................  S-61

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Sponsor or the Underwriters or any of their respective affiliates or any other person.

     For purposes of the Prospectus Supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings:

     1. "Underwriting NOI" or "U/W NOI" as used herein with respect to any Mortgaged Property means an estimate, made at origination of the related Mortgage Loan, of the total cash flow anticipated to be available for annual debt service on such Mortgage Loan, calculated as the excess of U/W Revenues over U/W Expenses, each of which was generally derived in the following manner:


     (i) "Underwriting Revenues" or "U/W Revenues" were generally assumed to equal (subject to the assumptions and adjustments specified in the following three sentences): (a) the amount of gross rents (in the case of the Multifamily Mortgaged Properties) received during the latest full calendar year (on a rolling 12-month basis, or annualized or estimated in certain cases); (b) annual contractual base rents (in the case of the Commercial Mortgaged Properties other than the health care and hotel/motel Mortgaged Properties) that either are annualized based on leases in effect as reflected on a rent roll provided by the borrower in connection with the origination of the related Mortgage Loan or are based on a prior 12 month period; and (c) annual revenues consistent with historical operating trends and market and competitive conditions, in the case of health care and hotel/motel Mortgaged Properties. Such Underwriting Revenues were generally modified by (x) assuming that the occupancy rate for the Mortgaged Property was consistent with the relevant market if such was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (y) in the case of retail, office and industrial Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the lease or historical trends at the property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office and industrial Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as nursing home or hotel/motel properties and are subject to an operating lease with a single operator, Underwriting Revenues were calculated as described above based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease; provided that such rental payments are sufficient to pay debt service on the related Mortgage Loan.

     Underwriting Revenues generally include: (w) for the Multifamily Mortgaged Properties, rental and other revenues; (x) for the Commercial Mortgaged Properties (other than the health care related and hotel/motel Mortgaged Properties), base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; (y) for the health care Mortgaged Properties, resident charges, Medicaid and Medicare payments, and other revenues; and (z) for the hotel/motel Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

     (ii) "Underwriting Expenses" or "U/W Expenses" were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to between 0% and 10% of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office and industrial Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

     Underwriting Expenses generally include salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor (except as described above). In the case of certain retail, office and/or industrial Mortgaged Properties, Underwriting Expenses may have included leasing commissions and tenant improvements. In the case of hotel/motel Mortgaged Properties, Underwriting Expenses included such departmental expenses as guest rooms, food and beverage, telephone bills, and rental and other expenses, and such undistributed operating expenses as general and administrative, marketing and franchise fee. In the case of health care Mortgaged Properties, Underwriting Expenses included routine and ancillary contractual expenses, nursing expenses, dietary expenses, laundry/housekeeping expenses, activities/social service expenses, equipment rental expenses and other expenses.

     The historical expenses with respect to any Mortgaged Property were generally obtained (x) from operating statements relating to the latest full calendar year, (y) by analyzing and annualizing the amount of expenses for previous partial periods for which operating statements were available, with certain adjustments for items deemed inappropriate for annualization, and/or
(z) by reviewing the amounts of expenses for periods prior to the latest full calendar year where such information was available.

     The management fees used in calculating Underwriting NOI differ in many cases from the management fees provided for under the loan documents for the Mortgage Loans. Further, actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating Underwriting NOI. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating Underwriting NOI for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

     In some cases, "Underwriting NOI" or "U/W NOI" describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In most cases, "Underwriting NOI" or "U/W NOI" has been calculated without including U/W Reserves or any other reserves among Underwriting Expenses. Had such reserves been so included, "Underwriting NOI" or "U/W NOI" would have been lower. Even in those cases where such "reserves" were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is "Underwriting NOI" or "U/W NOI" set forth herein intended to represent such future net cash flow.

     Underwriting NOI and the Underwriting Revenues and Underwriting Expenses used to determine Underwriting NOI for each Mortgaged Property are derived from information furnished by the respective borrowers. Net income for a Mortgaged Property as determined under generally accepted accounting principles ("GAAP") would not be the same as the stated Underwriting NOI for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwriting NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     2. "Underwriting NCF", "Underwritten NCF" or "U/W NCF" means, with respect to any Mortgaged Property, the "Underwriting NOI" for such Mortgaged Property reduced by capital expenditures, replacement reserves, tenant improvements and leasing commissions.

     3. "Underwriting NOI Debt Service Coverage Ratio", "Underwriting NOI DSCR" or "U/W NOI DSCR" as used herein with respect to any Mortgage Loan means (a) the Underwriting NOI for the related Mortgaged Property or Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.

     4. "Underwriting Debt Service Coverage Ratio", "Underwriting DSCR" or "U/W DSCR" as used herein with respect to any Mortgage Loan means (a) the Underwriting NCF for the related Mortgaged Property or Properties, divided by
(b) the Annual Debt Service for such Mortgage Loan.

     5. "1996 NCF" means, with respect to any Mortgaged Property, the net operating income derived therefrom for 1996 (equal to 1996 Revenues less 1996 Expenses) that was available for debt service, as established by information provided by the related borrower, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. 1996 NCF does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from 1996 Expenses to reflect normalized 1996 NCF. The Sponsor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. 1996 NCF was not necessarily determined in accordance with GAAP. Moreover, 1996 NCF is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity and in certain cases may reflect partial-year annualizations.

     (i) "1996 Revenues" are the gross revenues received in respect of a Mortgaged Property for the year ended December 31, 1996 (or annualized or estimated in certain cases) or for a fiscal year primarily overlapping with calendar year 1996, as reflected in the operating statements and other information furnished by the related borrower, and such revenues generally include: (a) for the Multifamily Mortgaged Properties, gross rental and other revenues; (b) for the retail, office and industrial Mortgaged Properties, base rent, percentage rent, expense reimbursements and other revenues; (c) for the health care Mortgaged Properties, resident charges, Medicaid and Medicare payments and other revenues; and (d) for the hotel/motel Mortgaged Properties, guest room, food and beverage, telephone and other revenues. In addition, in the case of certain Mortgaged Properties that are operated as nursing homes or hotels and are subject to an operating lease with a single operator, 1996 Revenues were calculated as described above based on revenues received by the operators rather than rental payments received by the related borrower under the operating lease.


     (ii) "1996 Expenses" are the operating expenses incurred for a Mortgaged Property for the year ended December 31, 1996 (or annualized or estimated in certain cases) or for a fiscal year primarily overlapping with calendar year 1996, as reflected in the operating statements and other information furnished by the related borrower, and such expenses generally include salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs (but without any deductions for debt service, depreciation and amortization or capital expenditures or reserves therefor). In the case of certain retail, office and/or industrial Mortgaged Properties, 1996 Expenses may have included leasing commissions and tenant improvements. In the case of hotel/motel Mortgaged Properties, 1996 Expenses included such departmental expenses as guest room, food and beverage, telephone, and rental and other expenses, and such undistributed operating expenses as marketing and franchise fees. In the case of health care Mortgaged Properties, 1996 Expenses included routine and ancillary contractual expenses, nursing expenses, dietary expenses, laundry/ housekeeping, activities/social service expenses, equipment rental expenses and other expenses.

     6. "1996 Debt Service Coverage Ratio" or "1996 DSCR" means, with respect to any Mortgage Loan, (a) the 1996 NCF for the related Mortgaged Property or Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.

     7. "1995 NCF" means, with respect to any Mortgaged Property, the net operating income derived therefrom for 1995, equal to 1995 Revenues less 1995 Expenses and calculated in a manner consistent with 1996 NCF.

     (i) "1995 Revenues" are the revenues for a Mortgaged Property for the year ended December 31, 1995 or for a fiscal year primarily overlapping with calendar 1995, calculated in a manner consistent with 1996 Revenues.

     (ii) "1995 Expenses" are the actual expenses incurred for a Mortgaged Property for the year ended December 31, 1995 or for a fiscal year primarily overlapping with calendar 1995, calculated in a manner consistent with 1996 Expenses.

     8. "1995 Debt Service Coverage Ratio" or "1995 DSCR" means, with respect to any Mortgage Loan, (a) the 1995 NCF for the related Mortgaged Property or Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.

     9. "Annual Debt Service" means, for any Mortgage Loan, twelve times the amount of the Monthly Payment under such Mortgage Loan as of the Cut-off Date.

     10. "Appraisal Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Sponsor as of the date specified on the schedule.

     11. "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgaged Property.

     12. "Maturity Date/ARD Loan-to-Value Ratio" means, with respect to any Balloon Loan or Hyper-Amortization Loan, the related Anticipated Loan Balance at Scheduled Maturity Date/ARD, divided by the Appraisal Value of the related Mortgaged Property.

     13. "Leasable Square Footage" or "NSF" means, in the case of a Mortgaged Property operated as a retail center, office complex or industrial facility, the square footage of the net leasable area.

     14. "Units", "Rooms" and "Beds", respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in the schedule as "Units") and, in the case of a Mortgaged Property operated as a mobile home park, the number of pads (also referred to in the schedule as "Units"); (ii) in the case of a Mortgaged Property operated as a hotel or motel, the number of rooms (referred to in the schedule as "Rooms"); and (iii) in the case of a Mortgaged Property operated as a health care facility, the number of beds (referred to in the schedule as "Beds").

     15. "SF" means, with respect to any Commercial Mortgaged Property, square footage.

     16. "U/W Reserves" means: (i) in the case of a Mortgaged Property operated as a retail center, office complex or industrial facility, on-going reserves required to be maintained on a net leasable area basis; (ii) in the case of a Mortgaged Property operated as multifamily housing or a mobile home park, on-going reserves required to be maintained on a per Unit basis; (iii) in the case of a Mortgaged Property operated as a hotel or motel calculated as a percentage of U/W Revenues; and (iv) in the case of a Mortgaged Property operated as a health care facility, on-going reserves required to be maintained on a per Bed basis; however, in each case, actual reserves may be less than the amount of required reserves or no reserves may have been escrowed.

     17. "Occupancy %" or "Occupancy Percent" means the percentage of Leasable Square Footage or Total Units/Rooms/Beds/Pads, as the case may be, of the Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

     18. "Administrative Fee Rate" means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the "Sub-Servicing Fee Rate")), plus the Standby Fee Rate, plus the per annum rate applicable to the calculation of the Trustee Fee.

     19. "Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

     20. "Anticipated Loan Balance at Scheduled Maturity Date/ARD" means, with respect to any Mortgage Loan, the balance due at maturity or, in the case of a Hyper-Amortization Loan, the related Anticipated Repayment Date pursuant to the payment schedule for such Mortgage Loan and assuming no prepayments, defaults or extensions.

     21. "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

     22. "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.

     23. "FREE" means, with respect to any Mortgage Loan, that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

     24. "Hyperamortizing" means Hyper-Amortization Loan.

     25. "Fully Amortizing" means fully amortizing Mortgage Loan.

     26. "Balloon" means Balloon Loan.

     27. "Scheduled Maturity Date/ARD" means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its stated maturity date or, with respect to any Hyper-Amortization Loan, its Anticipated Repayment Date.

     28. "Prepayment Provisions" for each Mortgage Loan are: "LO" means the duration of lockout period; " (greater than) 1% or YM" means the greater of the applicable yield maintenance charge and one percent of the outstanding principal balance at such time; "YM" means the yielded maintenance charge. The number in parenthesis is the number of months for which the related call protection provision is in effect, exclusive of the maturity date for calculation purpose only. The prepayment provision for each of the Mortgage Loans identified by loan numbers 655311-7, 655313-3, 655315-9, 655316-2 and
655321-4 does not equal the term of such Mortgage Loan because the first payment date is less than one month after the origination date.

     29. Prepayment Premiums for Mortgage Loans with yield maintenance of type "Present Value" are generally equal to the product of (a) the amount of principal being prepaid (expressed as a percentage of the principal balance outstanding assuming no prepayments have been made) and (b) the present value as of the prepayment date of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or Anticipated Repayment Date (including any Balloon Payment) determined by discounting such payments at the Monthly Discount Rate, less the amount of principal being prepaid. The term "Monthly Discount Rate" means the rate which, when compounded monthly, is equivalent to the "Discount Rate" as defined herein.

     30. Prepayment Premiums for Mortgage Loans with yield maintenance of type "Int. Dif." are generally equal to the product obtained by multiplying (a) the amount of principal balance being prepaid times (b) the difference obtained by subtracting from the Mortgage Rate the Discount Rate, times (c) the present value factor calculated using the following formula:

  1-(1+r)-n
  ---------
     r
  r = Discount Rate
  n = the number of years, and any fraction thereof, remaining between the prepayment date and the maturity date or Anticipated Repayment Date, as applicable.

                                                        ANNEX A

                                     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

CONTROL          LOAN                     LOAN
NUMBER          NUMBER                 CONTRIBUTOR                            PROPERTY NAME
-------------------------------------------------------------------------------------------------------------------------
   1          R0364                    GSMC                          Boulevard Mall
   2          Gold1                    GSMC (Archon)                 200 Market Building
   3          655666-4                 Citicorp                      Montgomery Park
   4          655595-3                 Citicorp                      Wheatlands
   5          400029136                Amresco                       Pembroke Landings
-------------------------------------------------------------------------------------------------------------------------
   6          400029127                Amresco                       TRW Aggregate
              400029127A               Amresco                       TRW Building
              400029127B               Amresco                       TRW Buildings
   7          O0194                    GSMC (CPC)                    TASC Building
   8          400028301                Amresco                       Southern Center
   9          400028226                Amresco                       Tara Hills Apartments
  10          400027581                Amresco                       The Springs Aggregate
              400027581A               Amresco                       Spring Oaks Apartments
              400027581B               Amresco                       Spring Garden Apartments
              400027581C               Amresco                       Spring Meadow Apartments
              400027581D               Amresco                       Spring Palm Apartments
-------------------------------------------------------------------------------------------------------------------------
  11          R0169                    GSMC (CPC)                    Town Square Shopping Center
  12          655653-8                 Citicorp                      Hillsborough Industrial Portfolio
  13          400029115                Amresco                       1818 "N" Street, N.W.
  14          655582-7                 Citicorp                      Spring Valley Shopping Center
  15          400028227                Amresco                       Shops at Sterling Ponds I
-------------------------------------------------------------------------------------------------------------------------
  16          M0275                    GSMC (CPC)                    Park Laureate Apartments
  17          R0011                    GSMC (CPC)                    McFarland Mall
  18          400029114                Amresco                       WaterStone Shopping Center
  19          655607-5                 Citicorp                      Residence Inn - Anaheim
  20          L0131                    GSMC (CPC)                    Holiday Inn Conference Center
-------------------------------------------------------------------------------------------------------------------------
  21          655543-2                 Citicorp                      Executive Parkway
  22          400028240                Amresco                       Lake Walden Square
  23          655583-0                 Citicorp                      Summer Brook Apartments
  24          655641-5                 Citicorp                      Landmark Apartments
-------------------------------------------------------------------------------------------------------------------------
  25          O0201                    GSMC (CPC)                    Somerset Exec. Square I & II
  26          O0061                    GSMC (CPC)                    SunTrust Building
  27          400028264                Amresco                       Chestnut Hill Apartments
  28          L0076                    GSMC (CPC)                    Monticello Inn
  29          655612-7                 Citicorp                      Central Plant Land
-------------------------------------------------------------------------------------------------------------------------
  30          400028285                Amresco                       Century Plaza
  31          655598-2                 Citicorp                      Web Foods Facility
  32          400028292                Amresco                       Fontana Shopping Center
  33          400028302                Amresco                       Fourth Ward Square Apartments
  34          655643-1                 Citicorp                      Memphis Medical
-------------------------------------------------------------------------------------------------------------------------
  35          655313-3                 Citicorp                      Brandon Oaks Apartments
  36          400028293                Amresco                       Duck Creek Apartments
  37          400029130                Amresco                       Edgebrook Shopping Center
  38          400029132                Amresco                       Manchester Square Shopping Ctr
-------------------------------------------------------------------------------------------------------------------------
  39          400028268                Amresco                       Schooner Cove II Apartments
  40          400028237                Amresco                       Timmerman Plaza
  41          400028230                Amresco                       1650 King Street Office Building
  42          655384-5                 Citicorp                      Page Marriott
  43          655550-0                 Citicorp                      Eagle River Village
-------------------------------------------------------------------------------------------------------------------------
  44          655549-0                 Citicorp                      Microware System Building
  45          400028265                Amresco                       Parkway Apartments
  46          655557-1                 Citicorp                      Erindale Center
  47          655569-4                 Citicorp                      Mahopac Village Center
  48          655516-0                 Citicorp                      Residence Inn Marriot
-------------------------------------------------------------------------------------------------------------------------
  49          400028252                Amresco                       Danville Manor Shopping Center
  50          400028216                Amresco                       Parkwood Village Shopping Center
  51          400028297                Amresco                       Woodman Village Apartments
  52          400028283                Amresco                       Windridge Townhomes
  53          655376-4                 Citicorp                      Eastwood Village
-------------------------------------------------------------------------------------------------------------------------
  54          655579-1                 Citicorp                      Hampton Inn
  55          400028289                Amresco                       Embassy Suites-Portland, Maine
  56          655668-0                 Citicorp                      Montfort Place
  57          400028232                Amresco                       Summit Point Apartments
  58          655316-2                 Citicorp                      Sugar Tree Apartments
-------------------------------------------------------------------------------------------------------------------------
  59          400028243                Amresco                       Dove Tree Apartments
  60          655311-7                 Citicorp                      Grove Park
  61          400027583                Amresco                       King James Office Buildings
  62          655366-7                 Citicorp                      Edgewood Terrace/Four Season Apt
  63          400028266                Amresco                       Coral Club Apartments
-------------------------------------------------------------------------------------------------------------------------
  64          400028241                Amresco                       Courtyard at Pleasant Run
  65          400029125                Amresco                       Twin River Apartments
  66          R0126                    GSMC (CPC)                    Southland SC-Addition
  67          655555-5                 Citicorp                      Econolodge
  68          655375-1                 Citicorp                      Wyndham Garden Hotel
-------------------------------------------------------------------------------------------------------------------------
  69          400028282                Amresco                       Northloop Plaza Center
  70          400028267                Amresco                       Pine Hill Apartments
  71          655525-4                 Citicorp                      Rockwell Apartments
  72          655662-2                 Citicorp                      Comerica Building
  73          1700020014               GSMC (ICCC)                   642 Harrison Street
-------------------------------------------------------------------------------------------------------------------------
  74          400028251                Amresco                       Eastbrooke Apartments
  75          655655-4                 Citicorp                      Montgomery Commons
  76          400028288                Amresco                       River Gate / Oak Ridge Plaza Aggregate
              400028288A               Amresco                       River Gate Village Shopping Center
              400028288B               Amresco                       Oak Ridge Plaza Shopping Center
  77          655401-9                 Citicorp                      Hill Road Plaza
-------------------------------------------------------------------------------------------------------------------------
  78          655566-5                 Citicorp                      100 Newtown Road
  79          400028273                Amresco                       Palm Plaza Shopping Center
  80          400028278                Amresco                       55 Marietta Street
  81          655315-9                 Citicorp                      Cimarron Crossing
  82          655592-4                 Citicorp                      Mountain View Business Center
-------------------------------------------------------------------------------------------------------------------------
  83          655526-7                 Citicorp                      Twin Lakes Apartments
  84          400029142                Amresco                       Baywater Apartments
  85          655658-3                 Citicorp                      Loews River Run Theatre
  86          400028263                Amresco                       Barrington Apartments
  87          R0216                    GSMC (CPC)                    Southgate Shopping Center
-------------------------------------------------------------------------------------------------------------------------
  88          400029146                Amresco                       Mainland Office Building
  89          655531-9                 Citicorp                      Sequoia Office R&D
  90          400029135                Amresco                       Sharpstown Manor Apartments
  91          655600-4                 Citicorp                      Hunters Point Apartments
  92          400028236                Amresco                       Eastwood Village Apartments
-------------------------------------------------------------------------------------------------------------------------
  93          R0219                    GSMC (CPC)                    Lawrenceburg Shopping Center
  94          655563-6                 Citicorp                      Forest Hills Apartments
  95          400028262                Amresco                       Normandy Square Apartments
  96          655418-7                 Citicorp                      Cherryfield Village MHP
  97          655606-2                 Citicorp                      Quince Station
-------------------------------------------------------------------------------------------------------------------------
  98          400028244                Amresco                       Towne Centre Shopping Center
  99          400028253                Amresco                       Beltway Office Park
 100          655483-1                 Citicorp                      Windsong Apartments
 101          655321-4                 Citicorp                      The Reserve at Alamo Heights
 102          655517-3                 Citicorp                      Landmark Crossing
-------------------------------------------------------------------------------------------------------------------------
 103          400028248                Amresco                       Fairfax Medical Building
 104          655679-0                 Citicorp                      Oxford Square  Apartments
 105          400029133                Amresco                       The Grove Shopping Center
 106          655527-0                 Citicorp                      Woodoaks Apartments
 107          655491-2                 Citicorp                      Airborne Express
-------------------------------------------------------------------------------------------------------------------------
 108          400028254                Amresco                       Foothill Plaza Shopping Center
 109          400029144                Amresco                       6200 LBJ Office Building
 110          400028208                Amresco                       Kingsboro Village Apartments
 111          655520-9                 Citicorp                      Concord Apartments
 112          655589-8                 Citicorp                      Days Inn - Williamsburg
-------------------------------------------------------------------------------------------------------------------------
 113          400028287                Amresco                       Vegas Plaza Shopping Center
 114          400028223                Amresco                       Potomac House Apartments
 115          655588-5                 Citicorp                      Boardwalk Shopping Center
 116          R0249                    GSMC (CPC)                    Lincoln Park Shopping Center
 117          655420-0                 Citicorp                      Woodcreek Shopping Center
-------------------------------------------------------------------------------------------------------------------------
 118          655605-9                 Citicorp                      Power Laser Facility
 119          400028229                Amresco                       Ramada Inn - Fairview Heights
 120          655667-7                 Citicorp                      Mountain View Park
 121          655510-2                 Citicorp                      Touhy Plaza
 122          400028296                Amresco                       59th Av and Bell Road Center
-------------------------------------------------------------------------------------------------------------------------
 123          655432-3                 Citicorp                      Sunset Rill Apartments
 124          655542-9                 Citicorp                      Tidelands Industrial Park
 125          655521-2                 Citicorp                      Country Club Apartments
 126          655433-6                 Citicorp                      Northfield Crossing Shopping Center
 127          400028259                Amresco                       Beechnut Grove Apartments
-------------------------------------------------------------------------------------------------------------------------
 128          400028239                Amresco                       MacArthur Plaza Shopping Ctr.
 129          400028217                Amresco                       West Market Street Center
 130          655350-2                 Citicorp                      Kingston Emporium
 131          655427-1                 Citicorp                      Braes Court Apartments
 132          400027558                Amresco                       Corporate Park of Farmington
-------------------------------------------------------------------------------------------------------------------------
 133          655512-8                 Citicorp                      Willow Pond Office Building
 134          400028271                Amresco                       Brookfield Apartments
 135          655570-4                 Citicorp                      Bolsa Magnolia Retail Center
 136          655414-5                 Citicorp                      Gilmore Apartments
 137          400028295                Amresco                       Laurel Place One
-------------------------------------------------------------------------------------------------------------------------
 138          400028231                Amresco                       Almeda Chateau Apartments
 139          R0113                    GSMC (CPC)                    Willow Grove Shopping Center
 140          400028298                Amresco                       The Greens Apartments
 141          655657-0                 Citicorp                      Fairlawn Village Apartments
 142          400028238                Amresco                       Graham Center
-------------------------------------------------------------------------------------------------------------------------
 143          655572-0                 Citicorp                      Lafayette Auto Center
 144          O0246                    GSMC (CPC)                    140 Ethel Road West
 145          400027549                Amresco                       Sidney Shopping Plaza
 146          655412-9                 Citicorp                      Hillcrest Apartments
 147          400027550                Amresco                       Villa Royale Apartments
-------------------------------------------------------------------------------------------------------------------------
 148          400028299                Amresco                       Legacy I & II Apartments
 149          655509-2                 Citicorp                      Coronado Plaza Shopping Center
 150          400028222                Amresco                       Willow Rock Plaza Shopping Ctr.
 151          655683-9                 Citicorp                      PGA Marina
 152          400028250                Amresco                       Imperial Towers Apartments
-------------------------------------------------------------------------------------------------------------------------
 153          655599-5                 Citicorp                      Frankford Plaza
 154          400028219                Amresco                       Manning Shopping Center
 155          400028218                Amresco                       Aspen Plaza Shopping Center
 156          400027547                Amresco                       Carillon Square
 157          655617-2                 Citicorp                      Brookstone Rest Home
-------------------------------------------------------------------------------------------------------------------------
 158          655554-2                 Citicorp                      Grapevine Town Center
 159          400029128                Amresco                       Oasis Townhouse Apartments
 160          655434-9                 Citicorp                      Colonial Marketplace
 161          400029131                Amresco                       Sierra Meadows Plaza
 162          400029122                Amresco                       Seaside Village Apartments
-------------------------------------------------------------------------------------------------------------------------
 163          400027580                Amresco                       Northtown Village Apartments
 164          655421-3                 Citicorp                      50-60 Franklin
 165          655656-7                 Citicorp                      Campus View Plaza
 166          400028290                Amresco                       Redwood Terrace Apartments
 167          400028260                Amresco                       216 South Jefferson Building
-------------------------------------------------------------------------------------------------------------------------
 168          400028247                Amresco                       Lexington Office Building
 169          655630-5                 Citicorp                      Park Manor Shopping Center
 170          400027508                Amresco                       Parkaire Plaza Shopping Center
 171          655435-2                 Citicorp                      Cypress Landing Shopping  Center
 172          655548-7                 Citicorp                      Stonewood Apartments
-------------------------------------------------------------------------------------------------------------------------
 173          655419-0                 Citicorp                      Gadsden Square Shopping Center
 174          655486-0                 Citicorp                      Soundview Apartments
 175          400028261                Amresco                       Comfort Inn - Provo
 176          400028280                Amresco                       Lawrenceville Shopping Center
 177          400028276                Amresco                       Tower Square Shopping Center
-------------------------------------------------------------------------------------------------------------------------
 178          400028284                Amresco                       Valentine Place Apartments
 179          400028274                Amresco                       Castle Inn Motel
 180          400028255                Amresco                       Hillcrest Residence Apartments
 181          655552-6                 Citicorp                      Kingspark Mobile Home
 182          655534-8                 Citicorp                      Belmont Business Center
-------------------------------------------------------------------------------------------------------------------------
 183          655611-4                 Citicorp                      Eagle Run Square
 184          O0200                    GSMC (CPC)                    Parkside Plaza
 185          655485-7                 Citicorp                      Levi's Only
 186          655428-4                 Citicorp                      Woodstone Apartments
 187          655492-5                 Citicorp                      Southridge Village Shopping Center
-------------------------------------------------------------------------------------------------------------------------
 188          O0153                    GSMC (CPC)                    Palm Court Plaza
 189          400027582                Amresco                       Omaha Nursing Home
 190          655568-1                 Citicorp                      Caliber Systems, Inc.
 191          400028256                Amresco                       BRT Aggregate
              400028256A               Amresco                       BRT Self Storage-Plumtrees Rd
              400028256B               Amresco                       BRT Self Storage - Old Newtown Road
 192          655593-7                 Citicorp                      Westside Plaza
-------------------------------------------------------------------------------------------------------------------------
 193          655670-3                 Citicorp                      Confort Inn- Havelock, NC
 194          655478-9                 Citicorp                      Days Inn - Corpus Christi
 195          400028257                Amresco                       Shades of Covington
 196          400028234                Amresco                       Goshen Country Club Apartments
 197          655558-4                 Citicorp                      Franks Nursery and Crafts
-------------------------------------------------------------------------------------------------------------------------
 198          M0092                    GSMC (CPC)                    Gregory Avenue Apartments
 199          655546-1                 Citicorp                      Dana Center
 200          655580-1                 Citicorp                      Colts Towne Plaza
 201          400028224                Amresco                       Oakcreek Apartments
 202          655387-4                 Citicorp                      On the Border Restaurant
-------------------------------------------------------------------------------------------------------------------------
 203          655574-6                 Citicorp                      Park Chase Shopping Center
 204          655438-1                 Citicorp                      Discovery Inn
 205          1700019997               GSMC (ICCC)                   Ronson Court Office
 206          655564-9                 Citicorp                      Nordhaus Building
 207          655522-5                 Citicorp                      Dor Jay/Trinity Place Aggregate
              655522-5A                Citicorp                      Dor Jay Apartments
              655522-5B                Citicorp                      Trinity Place Apartments
-------------------------------------------------------------------------------------------------------------------------
 208          655381-6                 Citicorp                      University Village Apartments
 209          655693-6                 Citicorp                      100 Village Court
 210          400029138                Amresco                       Highland Estates Apartments
 211          400028245                Amresco                       Cypresswood Shopping Center
 212          400029151                Amresco                       Leisure Villa Apartments
-------------------------------------------------------------------------------------------------------------------------
 213          655586-9                 Citicorp                      Park Meadow
 214          655406-4                 Citicorp                      Steepleway Plaza Shopping Center
 215          O0036                    GSMC (CPC)                    Walnut Grove Gardens Office
 216          400028279                Amresco                       Alpine Apartments
-------------------------------------------------------------------------------------------------------------------------
 217          400028207                Amresco                       Hickory Hills Apartments
 218          655565-2                 Citicorp                      Whitestore of De Pere
 219          400027568                Amresco                       Colonial Nursing Home
 220          400028212                Amresco                       One West Hills Office Building
 221          655587-2                 Citicorp                      Westwood Village
-------------------------------------------------------------------------------------------------------------------------
 222          M0037                    GSMC (CPC)                    Manor House Apartments
 223          655654-1                 Citicorp                      Hillsborough Mini Office
 224          400028211                Amresco                       Valu Inn Motel
 225          655547-4                 Citicorp                      Men's Wearhouse
 226          1700019982               GSMC (ICCC)                   Mark Manor Apartments
-------------------------------------------------------------------------------------------------------------------------
 227          M0214                    GSMC (CPC)                    Monaco Lakes East Apartments
 228          655594-0                 Citicorp                      Westcliff Office Building #8
 229          655614-3                 Citicorp                      Westcliff Office Building #11
 230          400028300                Amresco                       Palm Court Apartments
 231          655553-9                 Citicorp                      Kingswood Estates
-------------------------------------------------------------------------------------------------------------------------
 232          400029123                Amresco                       Meadowcreek Apartments
 233          400028235                Amresco                       Kristen's Place Apartments
 234          400027585                Amresco                       Brentwood Apartments
 235          655436-5                 Citicorp                      Westview Terrace Apartments
 236          655358-6                 Citicorp                      47 Empire Blvd.
 237          1700020046               GSMC (ICCC)                   Connie Stevens Forever Spring
 238          655425-5                 Citicorp                      Joe's Crab Shack
 239          655559-7                 Citicorp                      Executive Oaks Office Building
 240          L0129                    GSMC (CPC)                    Best Western-Tillman's Corner
 241          400028220                Amresco                       Marketplace Shopping Center
-------------------------------------------------------------------------------------------------------------------------
 242          655551-3                 Citicorp                      Four Season's Mobile Home Park
 243          655613-0                 Citicorp                      Westcliff Office Building #10
 244          655573-3                 Citicorp                      Scotchtown Farms Plaza
 245          655523-8                 Citicorp                      Park Ridge Apartments
 246          1700020031               GSMC (ICCC)                   Sunny Palms Apartments
-------------------------------------------------------------------------------------------------------------------------
 247          1700020057               GSMC (ICCC)                   Mahoney Village
 248          400029152                Amresco                       7 Railroad Avenue Apartments
 249          400029153                Amresco                       11 Railroad Avenue Apartments

CONTROL                                                                                                                    ZIP
NUMBER           PROPERTY ADDRESS                                               CITY                       STATE          CODE
----------------------------------------------------------------------------------------------------------------------------------
   1          730 Alberta Drive                                              Amherst                         NY           14226
   2          200 S. W. Market Street                                        Portland                        OR           97201
   3          2701 NW Vaughn Street                                          Portland                        OR           97210
   4          12225 Dearfield Parkway                                        Buffalo Grove                   IL           60089
   5          10101 SW 14th Street                                           Pembroke Pines                  FL           33025
----------------------------------------------------------------------------------------------------------------------------------
   6
              2200-2250 Park Place                                           El Segundo                      CA           90245
              1700 Rosecrans Avenue                                          Manhattan Beach                 CA           90266
   7          55 Walkers Brook Drive                                         Reading                         MA           01867
   8          10105-10463 Southern Boulevard                                 Royal Palm Beach                FL           33411
   9          2130 West Crescent Avenue                                      Anaheim                         CA           92801
  10
              3756 Wynn Road                                                 Las Vegas                       NV           89103
              3800 Wynn Road                                                 Las Vegas                       NV           89103
              3880 Wynn Road                                                 Las Vegas                       NV           89103
              3663 Valley View Drive                                         Las Vegas                       NV           89103
----------------------------------------------------------------------------------------------------------------------------------
  11          1445 Towne Square Boulevard N.W.                               Roanoke                         VA           24012
  12          NEQ State Road 6 & Route 206                                   Hillsborough Township           NJ           08502
  13          1818 "N" Street, N.W.                                          Washington                      DC           20036
  14          481-699 Sweetwater & 8688-8888 Jama                            Spring Valley                   CA           91977
  15          33201/33801 Van Dyke Road                                      Sterling Heights                MI           48311
----------------------------------------------------------------------------------------------------------------------------------
  16          2050 Stony Brook Drive                                         Louisville                      KY           40220
  17          900 Skyland Boulevard East                                     Tuscaloosa                      AL           35405
  18          9891 Waterstone Blvd                                           Deerfield Township              OH           45249
  19          1700 S. Clementine Street                                      Anaheim                         CA           92802
  20          2480 Jonathan Moore Pike                                       Columbus                        IN           47201
----------------------------------------------------------------------------------------------------------------------------------
  21          1200,1221,1400,1600 Executive Place                            Eugene                          OR           97401
  22          State Road 39 and Alexander Street                             Plant City                      FL           33566
  23          1553 Oro Vista Road                                            San Diego                       CA           92154
  24          16330 NE 11th Street                                           Bellevue                        WA           98008
----------------------------------------------------------------------------------------------------------------------------------
  25          One and Two Executive Drive                                    Franklin Township               NJ           08873
  26          801 Laurel Oak Drive                                           Naples                          FL           34108
  27          7500 Bellerive Drive                                           Houston                         TX           77036
  28          119-139 Ellis Street                                           San Francisco                   CA           94109
  29          2052 Century Park East                                         Los Angelos                     CA           90067
----------------------------------------------------------------------------------------------------------------------------------
  30          10630-10632 Little Patuxent Parkway                            Columbia                        MD           21044
  31          144-06 94th Avenue                                             Jamaica                         NY           11435
  32          NWC of East 51st and South Mem                                 Tulsa                           OK           74145
  33          501 N. Graham Street                                           Charlotte                       NC           28202
  34          1068 Cresthaven Road                                           Memphis                         TN           38119
----------------------------------------------------------------------------------------------------------------------------------
  35          800 Vista Valet Drive                                          San Antonio                     TX           78216
  36          2038 South Vaughn Way                                          Aurora                          CO           80014
  37          1639 North Alphine Road                                        Rockford                        IL           61107
  38          8108-8316 East 61st Street                                     Tulsa                           OK           74133
----------------------------------------------------------------------------------------------------------------------------------
  39          5050 Schooner Cove Boulevard                                   Ypsilanti                       MI           48197
  40          10300 West Silver Spring Drive                                 Milwaukee                       WI           53225
  41          1650 King Street                                               Alaxandria                      VA           22314
  42          600 Clubhouse Drive                                            Page                            AZ           86040
  43          32700 Highway 6                                                Edwards                         CO           81632
----------------------------------------------------------------------------------------------------------------------------------
  44          1500 N.W. 118th Street                                         Clive                           IA           50325
  45          6601 Harbor Town Drive                                         Houston                         TX           77036
  46          5505-5781  N. Acadamy Boulevard                                Colorado Springs                CO           80918
  47          Route 6 & Miller Road                                          Carmel                          NY           10541
  48          48 McPrice Court                                               Greenville                      SC           29615
----------------------------------------------------------------------------------------------------------------------------------
  49          1560 Houstonville Road                                         Danville                        KY           40422
  50          104 Harwood Road                                               Hurst                           TX           75054
  51          6935 Paradise Valley Rd.                                       San Diego                       CA           92020
  52          6700 Hopeful Road                                              Florence                        KY           41042
  53          3330 East 33rd Street                                          Des Moines                      IA           50317
----------------------------------------------------------------------------------------------------------------------------------
  54          7141 South Springs Drive                                       Franklin                        TN           37067
  55          1050 Westbrook Street                                          Portland                        ME           04102
  56          13800 Montfort Drive                                           Dallas                          TX           75240
  57          333 Uvalde Road                                                Houston                         TX           77015
  58          8050 South Padre Island Drive                                  Corpus Christi                  TX           78412
----------------------------------------------------------------------------------------------------------------------------------
  59          4515 Gardendale Street                                         San Antonio                     TX           78240
  60          2566 Goliad Road                                               San Antonio                     TX           78233
  61          24500-24600 Center Ridge Road                                  Westlake                        OH           44145
  62          220 Edgewood Terrace Drive & 330 4 Seasons                     Jackson                         MS           39206
  63          5909 Fondren Road                                              Houston                         TX           77036
----------------------------------------------------------------------------------------------------------------------------------
  64          3250 Pleasant Run Road                                         Lancaster                       TX           75231
  65          611 Abbington Drive                                            East Windsor                    NJ           08520
  66          6026 South Westnedge Avenue                                    Portage                         MI           49024
  67          1076 Williston Road                                            Burlington                      VT           05043
  68          4700 South Laburnum Avenue                                     Richmond                        VA           23231
----------------------------------------------------------------------------------------------------------------------------------
  69          2503-2547 Judson Road                                          Longview                        TX           75601
  70          307 Holly Drive                                                Howell                          MI           48843
  71          8201 N. Rockwell                                               Oklahoma City                   OK           73132
  72          5551 Ridgewood Drive                                           Naples                          FL           34108
  73          642 Harrison Street                                            San Francisco                   CA           94107
----------------------------------------------------------------------------------------------------------------------------------
  74          11900 East 13 Mile Road                                        Warren                          MI           48093
  75          Route 206 & Applegate Road                                     Montgomery                      NJ           08502
  76
              Corner of Nova Road/Granada Boulevard                          Ormand Beach                    FL           32174
              SWC of Texas Avenue/Oak Ridge                                  Orlando                         FL           32809
  77          1111-1221 Hill Road                                            Columbus                        OH           43212
----------------------------------------------------------------------------------------------------------------------------------
  78          100 Newton Road                                                Danbury                         CT           06810
  79          7913 NW 2nd Street                                             Miami                           FL           33126
  80          55 Marietta Street                                             Atlanta                         GA           30303
  81          9500 Jollyville Road                                           Austin                          TX           78759
  82          465 Fairchild Drive                                            Mountainview                    CA           94043
----------------------------------------------------------------------------------------------------------------------------------
  83          6103 NW 63rd Street                                            Oklahoma City                   OK           73132
  84          6910 West Waters Avenue                                        Tampa                           FL           33634
  85          16621 Torrence Avenue                                          Lansing                         IL           60438
  86          5959 Bonhomme                                                  Houston                         TX           77036
  87          602-1020 South Cass Street                                     Corinth                         MS           38834
----------------------------------------------------------------------------------------------------------------------------------
  88          10680 Main Street                                              Fairfax                         VA           22030
  89          1600 Greenhills Road                                           Scotts Valley                   CA           95066
  90          7500 Clarewood                                                 Houston                         TX           77036
  91          1442 Hunter Point Drive                                        Zionsville                      IN           46077
  92          1037 East Lexington Avenue                                     El Cajon                        CA           92020
----------------------------------------------------------------------------------------------------------------------------------
  93          North Locust Street (US Highway 43)                            Lawrenceburg                    TN           38464
  94          6375 Clough Pike                                               Anderson Twp.                   OH           45244
  95          4410 N. W. 36th Street                                         Lauderdale Lakes                FL           33319
  96          16707 South Garfield                                           Paramount                       CA           90723
  97          5121 Quince Avenue                                             Memphis                         TN           38117
----------------------------------------------------------------------------------------------------------------------------------
  98          111-219 Towne Drive                                            Elizabethtown                   KY           42701
  99          3737, 3739, 3743 and 3841 Red Bluff Rd.                        Pasadena                        TX           77053
 100          600 Front Street                                               Issaquah                        WA           98027
 101          8446 Country Village Drive                                     San Antonio                     TX           78209
 102          1314 Bridford Parkway                                          Greensboro                      NC           27407
----------------------------------------------------------------------------------------------------------------------------------
 103          10721 Main Street                                              Fairfax                         VA           22030
 104          1802 W. Jackson Avenue                                         Oxford                          MS           38655
 105          28961-91 Golden Lantern                                        Laguna Niguel                   CA           92677
 106          633 Vandanent Ave.                                             Yukon                           OK           73099
 107          15-31 Papetti Plaza                                            Elizabeth                       NJ           07026
----------------------------------------------------------------------------------------------------------------------------------
 108          1000 Pocatello Creek Rd.                                       Pocatello                       ID           83201
 109          6200 LBJ Freeway                                               Dallas                          TX           75206
 110          1401 South Cunningham Street                                   Independence                    MO           64050
 111          9300 Orchard                                                   Midwest City                    OK           73130
 112          331 Bypass Road                                                Williamsburg                    VA           23185
----------------------------------------------------------------------------------------------------------------------------------
 113          2305-2421 East Bonanza Road                                    Las Vegas                       NV           89101
 114          2830 S.W. 59th Street                                          Oklahoma City                   OK           73119
 115          119th  & Pacific                                               Omaha                           NE           68154
 116          U.S. Highway 231/431                                           Fayettville                     TN           37334
 117          2017 North Frazier                                             Conroe                          TX           77301
----------------------------------------------------------------------------------------------------------------------------------
 118          1 Kexon Drive                                                  Pioneer                         OH           43554
 119          6900 North Illinois                                            Fairview Heights                IL           62208
 120          888 Villa Street                                               Mountain View                   CA           94041
 121          5222 West Touhy Avenue                                         Skokie                          IL           60077
 122          5901-5981 West Bell Road                                       Glendale                        AZ           85306
----------------------------------------------------------------------------------------------------------------------------------
 123          235 Carta Road & 4701 Ashville Hwy                             Knoxville                       TN           37914
 124          1445,1535,1545 & 1645 Tidelands Avenue                         National City                   CA           91950
 125          2001 S. Country Road                                           El Reno                         OK           73036
 126          1623-78 Memorial Boulevard.                                    Murfeesboro                     TN           37129
 127          308 Van Buren Street                                           Jackson                         MI           49201
----------------------------------------------------------------------------------------------------------------------------------
 128          8600-8608 North MacArthur Boulevard                            Irving                          TX           75063
 129          815, 825, 845 & 875 West Market Street                         Salinas                         CA           93901
 130          99 Fortin Road                                                 Kingston                        RI           02881
 131          8801 South Braeswood Boulevard                                 Houston                         TX           77031
 132          27003-7,101-3,150 Hills Tech                                   Farmington Hills                MI           48331
----------------------------------------------------------------------------------------------------------------------------------
 133          269 Mt. Hermon Road                                            Scotts Valley                   CA           95066
 134          12021 N. 43rd Avenue                                           Phoenix                         AZ           85029
 135          9039 Bolsa Avenue                                              Westminster                     CA           92683
 136          6 South McClean                                                Memphis                         TN           38104
 137          14405 Laurel Place                                             Laurel                          MD           20707
----------------------------------------------------------------------------------------------------------------------------------
 138          10802 Kingspoint Road                                          Houston                         TX           77075
 139          6635-6685 Quince Road                                          Memphis                         TN           38119
 140          9301 Newton Drive                                              Kansas City                     MO           64138
 141          505 E. Fairlawn Drive                                          Urbana                          IL           61801
 142          3103 - 3109 Graham Road                                        Falls Church                    VA           22042
----------------------------------------------------------------------------------------------------------------------------------
 143          2555 Lafayette Street                                          Santa Clara                     CA           95050
 144          140 Ethel Road West                                            Piscataway                      NJ           08817
 145          1500-1760 Michigan Street                                      Sidney                          OH           45365
 146          1345 East Raines Road                                          Memphis                         TN           38116
 147          17103 Imperial Valley Drive                                    Houston                         TX           77060
----------------------------------------------------------------------------------------------------------------------------------
 148          40 South 200 East, 200 South 300 East, 9 South 200 East        Ephraim                         UT           84627
 149          515 & 615 E. Grand Road                                        Tucson                          AZ           43500
 150          6661-6671 Stanford Ranch Road                                  Rocklin                         CA           95677
 151          2385 PGA Blvd.                                                 Palm Beach Gardens              FL           33410
 152          2825 S. Washington Avenue                                      Titusville                      FL           32780
----------------------------------------------------------------------------------------------------------------------------------
 153          9212 Franklin Avenue                                           Philadelphia                    PA           19114
 154          100 West Boyce                                                 Manning                         SC           29102
 155          861 - 905 East 9400 South                                      Sandy                           UT           84070
 156          1300 South State Street                                        Orem                            UT           84058
 157          2968 Old Salisbury Road                                        Lexington                       NC           27295
----------------------------------------------------------------------------------------------------------------------------------
 158          1469 State Highway                                             Grapevine                       TX           76051
 159          16007 Merrill Avenue                                           Fontana                         CA           92335
 160          Route 25                                                       Standish                        ME           04084
 161          4800-4820 Granvite Drive                                       Rocklin                         CA           95677
 162          4925 Fort Crockett Blvd.                                       Galveston                       TX           77551
----------------------------------------------------------------------------------------------------------------------------------
 163          1231 West US 287 Bypass                                        Waxahachie                      TX           75165
 164          50-60 Franklin Street                                          Boston                          MA           02110
 165          1250 Route 28                                                  Branchburg                      NJ           08876
 166          2040 North Redwood Street                                      Canby                           OR           97013
 167          216 South Jefferson Street                                     Chicago                         IL           60606
----------------------------------------------------------------------------------------------------------------------------------
 168          110 Hartwell Avenue                                            Lexington                       MA           02173
 169          5037-5081 Park Avenue                                          Memphis                         TN           38117
 170          6729-6749 Airline Drive                                        Houston                         TX           77076
 171          3002 FM 1960 East                                              Harris County                   TX           77380
 172          4209 W. Walnut Street                                          Garland                         TX           75042
----------------------------------------------------------------------------------------------------------------------------------
 173          1509 West Jefferson Street                                     Quincy                          FL           32351
 174          28425 18th Avenue South                                        Federal Way                     WA           98003
 175          1555 North Canyon Road                                         Provo                           UT           84604
 176          3313 Brunswick Pike                                            Lawrenceville                   NJ           08648
 177          2111 East Rawson Avenue                                        Oak Creek                       WI           53154
----------------------------------------------------------------------------------------------------------------------------------
 178          113-115 & 120 Valentine Place                                  Ithaca                          NY           14850
 179          3214 West State Road                                           Allegheny                       NY           14706
 180          1402 S.W. 59th Street                                          Oklahoma City                   OK           73119
 181          1821 N. Lancelot Place                                         Peoria                          IL           61604
 182          1601-1625 El Camino Real                                       Belmont                         CA           94002
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 183          3655 North 129th Street                                        Omaha                           NE           68164
 184          1600 St. Georges Avenue                                        Rahway                          NJ           07065
 185          1159 Dublin Road                                               Columbus                        OH           43215
 186          10250 Lands End Drive                                          Houston                         TX           77380
 187          2436 I-35 East                                                 Denton                          TX           76205
----------------------------------------------------------------------------------------------------------------------------------
 188          11911 US Highway 1                                             North Palm Beach                FL           33408
 189          4835 South 49th Street                                         Omaha                           NE           68117
 190          22 McGrath Road                                                Dracut                          MA           01826
 191
              64 Plumtrees Road                                              Danbury                         CT           06810
              10 Old Newtown Road                                            Danbury                         CT           06810
 192          4002-4024 N. 67th Avenue                                       Phoenix                         AZ           85033
----------------------------------------------------------------------------------------------------------------------------------
 193          1013 East Main Street                                          Havelock                        NC           28532
 194          901 Navigation Boulevard                                       Corpus Christi                  TX           78408
 195          8450 Standish Bend Drive                                       Tampa                           FL           33615
 196          1671 Goshen Road                                               Augusta                         GA           30906
 197          1770 Middle Country Road                                       Center Reach                    NY           11720
----------------------------------------------------------------------------------------------------------------------------------
 198          99-105 Gregory Avenue                                          Passaic                         NJ           07055
 199          1035, 1045 & 1055 Dana Drive                                   Redding                         CA           96003
 200          41 RT 34                                                       Colts Neck                      NJ           07722
 201          5909 South Lee Street                                          Oklahoma City                   OK           73139
 202          4400 Beltline Road                                             Addison                         TX           75248
----------------------------------------------------------------------------------------------------------------------------------
 203          13185 Veteran Memorial Drive                                   Houston                         TX           77014
 204          380 West 7200 South                                            Midvale                         UT           84047
 205          4845 & 4849 Ronson Court                                       San Diego                       CA           92111
 206          20300 West 12 Mile Road                                        Southfield                      MI           48706
 207
              4311 SE 9th Street                                             Del City                        OK           73115
              4312 SE 9th Street                                             Del City                        OK           73115
----------------------------------------------------------------------------------------------------------------------------------
 208          1711 S. 11th                                                   Bozeman                         MT           59715
 209          100 Village Court & Route 35                                   Hazlet                          NJ           07730
 210          93 West Street                                                 Milford                         NH           03055
 211          17500-17696 Kuykendahl                                         Spring                          TX           77379
 212          5413-5444 Downing Street                                       Alexandria                      LA           30341
----------------------------------------------------------------------------------------------------------------------------------
 213          1117-1119 Plymouth Drive                                       Champaign                       IL           61821
 214          9720 Jones Road                                                Houston                         TX           77065
 215          3100 Walnut Grove Road                                         Memphis                         TN           38111
 216          1921 S.W. 69th Avenue                                          Pembroke Pines                  FL           33023
----------------------------------------------------------------------------------------------------------------------------------
 217          5400 Mackey Street                                             Overland Park                   KS           85016
 218          801-811 Main Avenue                                            West De Pere                    WI           54115
 219          119 North Indiana Avenue                                       Crown Point                     IN           46307
 220          5787 S. Hampton Road                                           Dallas                          TX           75232
 221          Kirby Ave @ Maynard Drive                                      Champaign                       IL           61821
----------------------------------------------------------------------------------------------------------------------------------
 222          117 DeMontaluzin Avenue                                        Bay St. Louis                   MS           39520
 223          102 Stryker Lane                                               Hillsborough Township           NJ           08502
 224          3125 Santiam Highway SE                                        Albany                          OR           97321
 225          8342 Leesburg Pike                                             Tyson's Corner                  VA           22103
 226          6535, 6545, and 6555 North 17th Avenue                         Phoenix                         AZ           85017
----------------------------------------------------------------------------------------------------------------------------------
 227          5201 Monaco Drive                                              Pascagoula                      MS           39581
 228          201-401 N. Buffalo Drive                                       Las Vegas                       NV           89128
 229          201-401 N. Buffalo Drive                                       Las Vegas                       NV           89128
 230          4410 N. Longview                                               Phoenix                         AZ           85014
 231          2323 Bellwood Drive                                            Grand Island                    NE           68801
----------------------------------------------------------------------------------------------------------------------------------
 232          14000 Maham Road                                               Dallas                          TX           75240
 233          3402 Blalock Drive                                             Houston                         TX           77080
 234          821 & 831 South Nursery Road                                   Irving                          TX           75060
 235          8021 Calmont Avenue                                            Fort Worth                      TX           76116
 236          47 Empire Boulevard                                            Brooklyn                        NY           11225
 237          1914 East Mendenhall Drive                                     North Las Vegas                 NV           89030
 238          2607 West Pacific Coast Highway                                Newport Beach                   CA           92663
 239          1553-1563 County Line Road                                     Jackson                         MS           39211
 240          5634 Tillman's Corner Parkway                                  Mobile                          AL           36619
 241          50-82 University Parkway                                       Aiken                           SC           29801
----------------------------------------------------------------------------------------------------------------------------------
 242          112 South Knob Hill Court                                      Peoria                          IL           61604
 243          201-401 N. Buffalo Drive                                       Las Vegas                       NV           89128
 244          666 NYS Route 211 East                                         Wallkill                        NY           10940
 245          3033 NW Grand Boulevard                                        Oklahoma City                   OK           73116
 246          4402 North 36th Street                                         Phoenix                         AZ           85018
----------------------------------------------------------------------------------------------------------------------------------
 247          845 East Mahoney                                               Mesa                            AZ           85203
 248          7 Railroad Avenue                                              Derry                           NH           03038
 249          11 Railroad Avenue                                             Derry                           NH           03038

                                                                                  % OF TOTAL          ANTICIPATED LOAN
CONTROL                PROPERTY             ORIGINAL              CUT-OFF        MORTGAGE LOAN              BALANCE
NUMBER                   TYPE                BALANCE            DATE BALANCE     POOL BALANCE         AT MATURITY / ARD
--------------------------------------------------------------------------------------------------------------------------
   1          Anchored Retail             $ 57,000,000         $ 56,871,141.40        4.4%             $ 50,282,286.08
   2          Office                      $ 50,250,000         $ 50,131,682.88        3.9%             $ 44,097,066.46
   3          Office                      $ 41,650,000         $ 41,572,076.42        3.2%             $ 36,210,990.47
   4          Multifamily                 $ 32,460,000         $ 32,409,203.17        2.5%             $ 28,016,339.74
   5          Multifamily                 $ 24,760,000         $ 24,699,237.18        1.9%             $ 21,267,096.88
--------------------------------------------------------------------------------------------------------------------------
   6                                      $ 23,000,000         $ 22,946,061.53        1.8%             $ 19,860,410.57
              Office
              Office
   7          Office                      $ 20,500,000         $ 20,452,772.46        1.6%             $ 18,040,552.90
   8          Anchored Retail             $ 17,200,000         $ 17,158,036.57        1.3%             $ 15,023,486.20
   9          Multifamily                 $ 16,800,000         $ 16,699,765.38        1.3%             $ 13,316,828.25
  10                                      $ 16,400,000         $ 16,295,542.01        1.3%             $ 14,505,523.49
              Multifamily
              Multifamily
              Multifamily
              Multifamily
--------------------------------------------------------------------------------------------------------------------------
  11          Anchored Retail             $ 15,200,000         $ 15,156,429.32        1.2%             $ 13,381,976.30
  12          Industrial/Warehouse        $ 14,400,000         $ 14,361,558.85        1.1%             $ 11,516,572.47
  13          Office                      $ 13,800,000         $ 13,759,301.65        1.1%             $ 11,998,724.02
  14          Anchored Retail             $ 13,500,000         $ 13,452,871.58        1.0%             $ 10,931,544.88
  15          Anchored Retail             $ 13,387,000         $ 13,293,646.61        1.0%             $ 10,936,028.79
--------------------------------------------------------------------------------------------------------------------------
  16          Multifamily                 $ 13,275,000         $ 13,266,395.34        1.0%             $ 12,194,766.55
  17          Anchored Retail             $ 12,875,000         $ 12,847,998.44        1.0%             $ 11,463,245.36
  18          Anchored Retail             $ 12,000,000         $ 11,972,135.71        0.9%             $ 10,373,687.43
  19          Lodging                     $ 12,000,000         $ 11,957,165.65        0.9%              $ 9,675,842.51
  20          Lodging                     $ 10,800,000         $ 10,751,718.76        0.8%              $ 8,100,818.33
--------------------------------------------------------------------------------------------------------------------------
  21          Office                      $ 10,700,000         $ 10,674,955.33        0.8%              $ 9,397,064.94
  22          Anchored Retail             $ 10,250,000         $ 10,212,469.75        0.8%              $ 8,921,780.44
  23          Multifamily                 $ 10,000,000          $ 9,982,168.71        0.8%              $ 8,762,856.34
  24          Multifamily                  $ 9,600,000          $ 9,581,688.96        0.7%              $ 8,319,505.06
--------------------------------------------------------------------------------------------------------------------------
  25          Office                       $ 8,900,000          $ 8,878,541.56        0.7%              $ 7,785,987.58
  26          Office                       $ 8,700,000          $ 8,674,642.53        0.7%              $ 7,644,755.03
  27          Multifamily                  $ 8,650,000          $ 8,616,119.04        0.7%              $ 7,472,630.39
  28          Lodging                      $ 8,500,000          $ 8,472,121.82        0.7%              $ 6,962,828.05
  29          Other                        $ 8,350,000          $ 8,319,430.06        0.6%              $ 6,699,858.71
--------------------------------------------------------------------------------------------------------------------------
  30          Office                       $ 8,300,000          $ 8,274,629.78        0.6%              $ 7,174,885.49
  31          Office                       $ 8,000,000          $ 7,985,341.77        0.6%              $ 6,979,286.08
  32          Anchored Retail              $ 8,000,000          $ 7,981,014.73        0.6%              $ 6,898,526.49
  33          Multifamily                  $ 8,000,000          $ 7,980,095.50        0.6%              $ 6,860,138.86
  34          Office                       $ 8,000,000          $ 7,978,931.33        0.6%              $ 6,417,898.90
--------------------------------------------------------------------------------------------------------------------------
  35          Multifamily                  $ 8,000,000          $ 7,960,493.32        0.6%              $ 7,135,060.89
  36          Multifamily                  $ 7,880,000          $ 7,860,508.44        0.6%              $ 6,870,176.64
  37          Anchored Retail              $ 7,650,000          $ 7,632,130.53        0.6%              $ 6,608,741.68
  38          Anchored Retail              $ 7,650,000          $ 7,631,115.36        0.6%              $ 6,566,195.68
--------------------------------------------------------------------------------------------------------------------------
  39          Multifamily                  $ 7,584,000          $ 7,552,490.96        0.6%              $ 6,506,479.06
  40          Anchored Retail              $ 7,150,000          $ 7,126,699.78        0.6%              $ 6,630,560.84
  41          Office                       $ 7,150,000          $ 7,110,777.87        0.5%              $ 6,348,400.71
  42          Lodging                      $ 7,050,000          $ 7,013,177.73        0.5%              $ 4,943,836.36
  43          Mobile Home Park             $ 7,000,000          $ 6,986,496.63        0.5%              $ 6,408,874.98
--------------------------------------------------------------------------------------------------------------------------
  44          Office                       $ 7,000,000          $ 6,984,191.00        0.5%              $ 6,175,794.69
  45          Multifamily                  $ 6,900,000          $ 6,872,973.57        0.5%              $ 5,960,826.41
  46          Retail                       $ 6,800,000          $ 6,783,179.83        0.5%              $ 5,928,579.20
  47          Anchored Retail              $ 6,800,000          $ 6,781,398.53        0.5%              $ 5,930,887.38
  48          Lodging                      $ 6,750,000          $ 6,728,074.20        0.5%              $ 5,538,967.30
--------------------------------------------------------------------------------------------------------------------------
  49          Anchored Retail              $ 6,740,000          $ 6,711,850.17        0.5%              $ 5,900,395.28
  50          Anchored Retail              $ 6,675,000          $ 6,640,814.46        0.5%              $ 5,896,999.23
  51          Multifamily                  $ 6,650,000          $ 6,628,769.39        0.5%              $ 5,730,455.12
  52          Multifamily                  $ 6,600,000          $ 6,580,262.36        0.5%              $ 5,729,735.56
  53          Anchored Retail              $ 6,500,000          $ 6,482,424.09        0.5%              $ 5,760,031.71
--------------------------------------------------------------------------------------------------------------------------
  54          Lodging                      $ 6,500,000          $ 6,476,052.33        0.5%              $ 5,209,022.11
  55          Lodging                      $ 6,500,000          $ 6,473,394.86        0.5%              $ 5,280,043.07
  56          Office                       $ 6,350,000          $ 6,346,290.30        0.5%              $ 5,572,108.89
  57          Multifamily                  $ 6,320,000          $ 6,283,311.38        0.5%              $ 5,581,180.89
  58          Multifamily                  $ 6,300,000          $ 6,268,888.53        0.5%              $ 5,618,861.40
--------------------------------------------------------------------------------------------------------------------------
  59          Multifamily                  $ 6,175,000          $ 6,143,646.22        0.5%              $ 5,384,097.79
  60          Multifamily                  $ 6,100,000          $ 6,069,876.20        0.5%              $ 5,440,484.62
  61          Office                       $ 6,000,000          $ 5,950,807.19        0.5%              $ 4,970,606.57
  62          Multifamily                  $ 5,880,000          $ 5,867,008.61        0.5%              $ 5,201,965.93
  63          Multifamily                  $ 5,715,000          $ 5,693,269.36        0.4%              $ 4,953,755.49
--------------------------------------------------------------------------------------------------------------------------
  64          Retail                       $ 5,680,000          $ 5,640,454.99        0.4%              $ 4,641,197.87
  65          Multifamily                  $ 5,640,000          $ 5,621,564.29        0.4%              $ 4,846,628.34
  66          Anchored Retail              $ 5,500,000          $ 5,486,502.00        0.4%              $ 4,800,235.72
  67          Lodging                      $ 5,500,000          $ 5,482,019.10        0.4%              $ 4,507,985.64
  68          Lodging                      $ 5,475,000          $ 5,452,942.22        0.4%              $ 4,510,597.09
--------------------------------------------------------------------------------------------------------------------------
  69          Anchored Retail              $ 5,400,000          $ 5,381,328.62        0.4%              $ 4,301,291.05
  70          Multifamily                  $ 5,400,000          $ 5,379,098.06        0.4%              $ 4,671,313.91
  71          Multifamily                  $ 5,300,000          $ 5,287,570.08        0.4%              $ 4,653,425.56
  72          Office                       $ 5,300,000          $ 5,286,524.78        0.4%              $ 4,285,667.10
  73          Office                       $ 5,300,000          $ 5,277,109.49        0.4%              $ 5,012,837.02
--------------------------------------------------------------------------------------------------------------------------
  74          Multifamily                  $ 5,280,000          $ 5,258,615.13        0.4%              $ 4,543,602.64
  75          Office                       $ 5,200,000          $ 5,190,593.43        0.4%              $ 4,546,052.87
  76                                       $ 5,100,000          $ 5,078,368.94        0.4%              $ 4,119,974.90
              Anchored Retail
              Anchored Retail
  77          Anchored Retail              $ 5,100,000          $ 5,077,178.66        0.4%              $ 4,127,980.75
--------------------------------------------------------------------------------------------------------------------------
  78          Anchored Retail              $ 5,000,000          $ 4,988,797.49        0.4%              $ 4,415,715.01
  79          Retail                       $ 5,000,000          $ 4,985,718.28        0.4%              $ 4,362,389.04
  80          Office                       $ 5,000,000          $ 4,983,847.42        0.4%              $ 4,302,654.45
  81          Multifamily                  $ 4,960,000          $ 4,935,505.87        0.4%              $ 4,423,737.65
  82          Office                       $ 4,900,000          $ 4,888,889.56        0.4%              $ 4,320,878.60
--------------------------------------------------------------------------------------------------------------------------
  83          Multifamily                  $ 4,700,000          $ 4,688,977.25        0.4%              $ 4,126,622.67
  84          Multifamily                  $ 4,700,000          $ 4,688,934.04        0.4%              $ 4,056,585.52
  85          Retail                       $ 4,700,000          $ 4,681,200.82        0.4%              $ 3,209,826.59
  86          Multifamily                  $ 4,625,000          $ 4,606,884.45        0.4%              $ 3,995,481.44
  87          Anchored Retail              $ 4,575,000          $ 4,566,509.05        0.4%              $ 3,982,851.71
--------------------------------------------------------------------------------------------------------------------------
  88          Office                       $ 4,550,000          $ 4,539,745.15        0.4%              $ 3,946,558.31
  89          Office                       $ 4,500,000          $ 4,489,529.62        0.3%              $ 3,955,074.22
  90          Multifamily                  $ 4,500,000          $ 4,489,257.27        0.3%              $ 3,877,751.52
  91          Multifamily                  $ 4,500,000          $ 4,489,128.81        0.3%              $ 3,935,708.65
  92          Multifamily                  $ 4,500,000          $ 4,473,802.55        0.3%              $ 3,923,634.39
--------------------------------------------------------------------------------------------------------------------------
  93          Anchored Retail              $ 4,420,000          $ 4,411,796.72        0.3%              $ 3,847,913.70
  94          Multifamily                  $ 4,400,000          $ 4,389,983.49        0.3%              $ 4,077,832.17
  95          Multifamily                  $ 4,350,000          $ 4,330,607.78        0.3%              $ 3,486,108.94
  96          Mobile Home Park             $ 4,320,000          $ 4,307,310.76        0.3%              $ 3,792,603.05
  97          Retail                       $ 4,300,000          $ 4,290,346.61        0.3%              $ 3,796,562.56
--------------------------------------------------------------------------------------------------------------------------
  98          Anchored Retail              $ 4,300,000          $ 4,282,521.02        0.3%              $ 3,774,875.91
  99          Office                       $ 4,250,000          $ 4,232,689.50        0.3%              $ 3,730,216.42
 100          Multifamily                  $ 4,150,000          $ 4,137,009.79        0.3%              $ 3,615,829.84
 101          Multifamily                  $ 4,135,000          $ 4,114,580.03        0.3%              $ 3,687,935.42
 102          Retail                       $ 4,100,000          $ 4,090,722.00        0.3%              $ 3,616,340.85
--------------------------------------------------------------------------------------------------------------------------
 103          Office                       $ 4,100,000          $ 4,081,051.56        0.3%              $ 3,609,912.48
 104          Multifamily                  $ 4,000,000          $ 3,992,980.26        0.3%              $ 3,514,159.90
 105          Retail                       $ 4,000,000          $ 3,991,038.49        0.3%              $ 3,471,799.58
 106          Multifamily                  $ 4,000,000          $ 3,990,618.95        0.3%              $ 3,512,020.34
 107          Industrial/Warehouse         $ 4,000,000          $ 3,985,924.51        0.3%              $ 3,234,096.71
--------------------------------------------------------------------------------------------------------------------------
 108          Anchored Retail              $ 4,000,000          $ 3,985,324.87        0.3%              $ 3,480,916.87
 109          Office                       $ 3,950,000          $ 3,940,064.65        0.3%              $ 3,426,991.27
 110          Multifamily                  $ 3,972,000          $ 3,935,728.01        0.3%              $ 3,239,256.83
 111          Multifamily                  $ 3,900,000          $ 3,890,853.46        0.3%              $ 3,424,219.19
 112          Lodging                      $ 3,865,000          $ 3,854,470.20        0.3%              $ 3,076,639.29
--------------------------------------------------------------------------------------------------------------------------
 113          Anchored Retail              $ 3,850,000          $ 3,831,621.56        0.3%              $ 3,050,107.27
 114          Multifamily                  $ 3,840,000          $ 3,819,360.07        0.3%              $ 3,376,213.39
 115          Retail                       $ 3,800,000          $ 3,790,246.60        0.3%              $ 3,066,247.26
 116          Anchored Retail              $ 3,740,000          $ 3,733,058.77        0.3%              $ 3,255,927.63
 117          Retail                       $ 3,750,000          $ 3,730,195.38        0.3%              $ 3,071,989.77
--------------------------------------------------------------------------------------------------------------------------
 118          Industrial/Warehouse         $ 3,750,000          $ 3,729,828.50        0.3%              $ 2,607,722.93
 119          Lodging                      $ 3,700,000          $ 3,672,788.40        0.3%              $ 2,998,069.15
 120          Office                       $ 3,600,000          $ 3,593,539.60        0.3%              $ 3,151,363.34
 121          Retail                       $ 3,600,000          $ 3,591,853.46        0.3%              $ 3,175,323.78
 122          Retail                       $ 3,600,000          $ 3,591,788.78        0.3%              $ 3,047,693.96
--------------------------------------------------------------------------------------------------------------------------
 123          Multifamily                  $ 3,600,000          $ 3,591,788.78        0.3%              $ 3,118,393.01
 124          Industrial/Warehouse         $ 3,600,000          $ 3,591,656.86        0.3%              $ 3,165,676.59
 125          Multifamily                  $ 3,600,000          $ 3,591,557.04        0.3%              $ 3,160,817.70
 126          Anchored Retail              $ 3,600,000          $ 3,589,703.60        0.3%              $ 3,170,222.54
 127          Multifamily                  $ 3,600,000          $ 3,587,284.26        0.3%              $ 3,145,593.74
--------------------------------------------------------------------------------------------------------------------------
 128          Retail                       $ 3,600,000          $ 3,584,246.37        0.3%              $ 3,186,614.04
 129          Industrial/Warehouse         $ 3,613,000          $ 3,580,628.28        0.3%              $ 3,001,627.75
 130          Retail                       $ 3,550,000          $ 3,548,079.86        0.3%              $ 3,134,359.26
 131          Multifamily                  $ 3,525,000          $ 3,514,759.95        0.3%              $ 3,098,634.17
 132          Industrial/Warehouse         $ 3,525,000          $ 3,492,129.96        0.3%              $ 2,912,195.54
--------------------------------------------------------------------------------------------------------------------------
 133          Office                       $ 3,500,000          $ 3,492,016.49        0.3%              $ 3,084,004.54
 134          Multifamily                  $ 3,500,000          $ 3,489,173.71        0.3%              $ 3,027,021.79
 135          Retail                       $ 3,500,000          $ 3,488,885.04        0.3%              $ 2,883,689.59
 136          Multifamily                  $ 3,500,000          $ 3,486,612.33        0.3%              $ 3,031,772.39
 137          Office                       $ 3,470,000          $ 3,458,106.90        0.3%              $ 3,041,532.56
--------------------------------------------------------------------------------------------------------------------------
 138          Multifamily                  $ 3,450,000          $ 3,418,189.68        0.3%              $ 2,809,417.85
 139          Retail                       $ 3,400,000          $ 3,392,753.91        0.3%              $ 3,025,474.84
 140          Multifamily                  $ 3,400,000          $ 3,392,073.75        0.3%              $ 2,937,883.93
 141          Multifamily                  $ 3,300,000          $ 3,297,949.17        0.3%              $ 2,880,573.76
 142          Anchored Retail              $ 3,300,000          $ 3,281,495.53        0.3%              $ 2,726,914.37
--------------------------------------------------------------------------------------------------------------------------
 143          Retail                       $ 3,250,000          $ 3,242,630.85        0.3%              $ 2,865,889.77
 144          Industrial/Warehouse         $ 3,200,000          $ 3,192,583.86        0.2%              $ 2,813,934.15
 145          Anchored Retail              $ 3,180,000          $ 3,150,235.97        0.2%              $ 2,625,774.20
 146          Multifamily                  $ 3,150,000          $ 3,141,578.43        0.2%              $ 2,794,849.49
 147          Multifamily                  $ 3,158,000          $ 3,134,289.41        0.2%              $ 2,678,001.45
--------------------------------------------------------------------------------------------------------------------------
 148          Multifamily                  $ 3,100,000          $ 3,093,137.47        0.2%              $ 2,694,188.43
 149          Retail                       $ 3,100,000          $ 3,092,671.88        0.2%              $ 2,719,014.24
 150          Retail                       $ 3,066,000          $ 3,052,017.70        0.2%              $ 2,737,966.06
 151          Other                        $ 3,000,000          $ 2,992,237.16        0.2%              $ 2,416,312.16
 152          Multifamily                  $ 2,950,000          $ 2,937,278.73        0.2%              $ 2,573,809.82
--------------------------------------------------------------------------------------------------------------------------
 153          Anchored Retail              $ 2,835,000          $ 2,827,644.22        0.2%              $ 2,282,023.21
 154          Anchored Retail              $ 2,850,000          $ 2,825,123.33        0.2%              $ 2,339,970.38
 155          Retail                       $ 2,850,000          $ 2,824,182.49        0.2%              $ 2,327,074.51
 156          Retail                       $ 2,830,000          $ 2,813,763.57        0.2%              $ 2,324,653.02
 157          Health Care                  $ 2,800,000          $ 2,797,356.07        0.2%              $ 2,271,207.53
--------------------------------------------------------------------------------------------------------------------------
 158          Retail                       $ 2,800,000          $ 2,795,600.85        0.2%              $ 2,415,587.61
 159          Multifamily                  $ 2,800,000          $ 2,792,811.40        0.2%              $ 2,428,826.65
 160          Anchored Retail              $ 2,750,000          $ 2,743,714.76        0.2%              $ 2,422,533.31
 161          Retail                       $ 2,750,000          $ 2,743,538.07        0.2%              $ 2,374,075.48
 162          Multifamily                  $ 2,720,000          $ 2,710,932.62        0.2%              $ 2,331,895.42
--------------------------------------------------------------------------------------------------------------------------
 163          Multifamily                  $ 2,723,000          $ 2,702,254.19        0.2%              $ 2,335,720.46
 164          Retail                       $ 2,700,000          $ 2,695,409.71        0.2%              $ 2,384,084.86
 165          Office                       $ 2,600,000          $ 2,593,152.68        0.2%              $ 2,085,816.94
 166          Multifamily                  $ 2,600,000          $ 2,591,731.96        0.2%              $ 2,241,506.35
 167          Office                       $ 2,600,000          $ 2,590,907.97        0.2%              $ 2,274,211.45
--------------------------------------------------------------------------------------------------------------------------
 168          Office                       $ 2,600,000          $ 2,582,221.33        0.2%              $ 2,277,884.61
 169          Retail                       $ 2,580,000          $ 2,570,053.16        0.2%              $ 1,783,556.25
 170          Anchored Retail              $ 2,600,000          $ 2,545,584.18        0.2%              $ 1,201,560.53
 171          Anchored Retail              $ 2,540,000          $ 2,529,116.67        0.2%              $ 2,071,317.87
 172          Multifamily                  $ 2,528,750          $ 2,521,622.99        0.2%              $ 2,110,961.72
--------------------------------------------------------------------------------------------------------------------------
 173          Anchored Retail              $ 2,525,000          $ 2,514,475.36        0.2%              $ 2,210,920.92
 174          Multifamily                  $ 2,500,000          $ 2,492,591.49        0.2%              $ 2,192,528.02
 175          Lodging                      $ 2,500,000          $ 2,492,009.59        0.2%              $ 2,017,026.06
 176          Retail                       $ 2,500,000          $ 2,491,009.17        0.2%              $ 2,180,262.35
 177          Anchored Retail              $ 2,500,000          $ 2,490,494.01        0.2%              $ 2,166,996.33
--------------------------------------------------------------------------------------------------------------------------
 178          Multifamily                  $ 2,500,000          $ 2,487,990.12        0.2%              $ 1,978,420.91
 179          Lodging                      $ 2,480,000          $ 2,467,809.04        0.2%              $ 1,727,544.38
 180          Multifamily                  $ 2,475,000          $ 2,459,122.73        0.2%              $ 1,998,891.94
 181          Mobile Home Park             $ 2,450,000          $ 2,448,683.50        0.2%              $ 2,164,243.44
 182          Office                       $ 2,450,000          $ 2,444,444.77        0.2%              $ 2,160,439.24
--------------------------------------------------------------------------------------------------------------------------
 183          Retail                       $ 2,400,000          $ 2,395,794.84        0.2%              $ 2,109,034.02
 184          Office                       $ 2,400,000          $ 2,394,213.47        0.2%              $ 2,099,593.09
 185          Industrial/Warehouse         $ 2,350,000          $ 2,333,362.97        0.2%              $ 1,628,239.05
 186          Multifamily                  $ 2,325,000          $ 2,318,245.93        0.2%              $ 2,043,780.14
 187          Retail                       $ 2,300,000          $ 2,295,751.82        0.2%              $ 2,003,899.60
--------------------------------------------------------------------------------------------------------------------------
 188          Office                       $ 2,300,000          $ 2,294,269.61        0.2%              $ 1,868,196.10
 189          Nursing Home, Skilled        $ 2,300,000          $ 2,279,526.85        0.2%              $ 1,912,524.84
 190          Industrial/Warehouse         $ 2,256,000          $ 2,252,242.48        0.2%              $ 1,998,478.50
 191                                       $ 2,200,000          $ 2,184,052.53        0.2%              $ 1,786,647.90
              Self-Storage
              Self-Storage
 192          Retail                       $ 2,175,000          $ 2,167,211.62        0.2%              $ 1,752,678.42
--------------------------------------------------------------------------------------------------------------------------
 193          Lodging                      $ 2,100,000          $ 2,097,963.22        0.2%              $ 1,697,213.31
 194          Lodging                      $ 2,100,000          $ 2,091,865.09        0.2%              $ 1,740,987.72
 195          Multifamily                  $ 2,100,000          $ 2,090,871.70        0.2%              $ 1,830,637.21
 196          Multifamily                  $ 2,040,000          $ 2,028,723.18        0.2%              $ 1,788,475.23
 197          Retail                       $ 2,025,000          $ 2,017,874.29        0.2%              $ 1,637,261.86
--------------------------------------------------------------------------------------------------------------------------
 198          Multifamily                  $ 2,000,000          $ 1,997,986.39        0.2%              $ 1,607,986.92
 199          Retail                       $ 2,000,000          $ 1,995,337.26        0.2%              $ 1,757,360.77
 200          Office                       $ 2,000,000          $ 1,993,269.79        0.2%              $ 1,630,634.44
 201          Multifamily                  $ 2,000,000          $ 1,989,250.03        0.2%              $ 1,758,444.11
 202          Retail                       $ 1,900,000          $ 1,887,080.14        0.1%              $ 1,330,880.38
--------------------------------------------------------------------------------------------------------------------------
 203          Retail                       $ 1,875,000          $ 1,870,284.11        0.1%              $ 1,519,805.29
 204          Lodging                      $ 1,850,000          $ 1,843,141.01        0.1%              $ 1,480,732.26
 205          Office                       $ 1,850,000          $ 1,836,280.46        0.1%              $ 1,562,703.97
 206          Office                       $ 1,800,000          $ 1,796,054.70        0.1%              $ 1,594,019.97
 207                                       $ 1,800,000          $ 1,795,778.53        0.1%              $ 1,580,408.96
              Multifamily
              Multifamily
--------------------------------------------------------------------------------------------------------------------------
 208          Multifamily                  $ 1,800,000          $ 1,793,854.96        0.1%              $ 1,463,658.79
 209          Office                       $ 1,750,000          $ 1,738,661.50        0.1%                $ 817,178.19
 210          Multifamily                  $ 1,730,000          $ 1,723,854.25        0.1%              $ 1,371,690.39
 211          Retail                       $ 1,700,000          $ 1,689,675.77        0.1%              $ 1,384,691.52
 212          Multifamily                  $ 1,612,000          $ 1,606,282.53        0.1%              $ 1,301,369.57
--------------------------------------------------------------------------------------------------------------------------
 213          Multifamily                  $ 1,570,000          $ 1,567,034.18        0.1%              $ 1,362,786.54
 214          Retail                       $ 1,445,000          $ 1,436,529.62        0.1%              $ 1,193,950.86
 215          Office                       $ 1,440,000          $ 1,436,296.66        0.1%              $ 1,282,958.45
 216          Multifamily                  $ 1,440,000          $ 1,435,330.22        0.1%              $ 1,159,129.21
--------------------------------------------------------------------------------------------------------------------------
 217          Multifamily                  $ 1,425,000          $ 1,411,472.74        0.1%              $ 1,174,264.50
 218          Anchored Retail              $ 1,400,000          $ 1,396,307.98        0.1%              $ 1,122,786.11
 219          Nursing Home, Skilled        $ 1,400,000          $ 1,387,353.39        0.1%              $ 1,161,786.90
 220          Office                       $ 1,370,000          $ 1,363,387.80        0.1%              $ 1,123,221.84
 221          Multifamily                  $ 1,350,000          $ 1,346,699.87        0.1%              $ 1,178,859.33
--------------------------------------------------------------------------------------------------------------------------
 222          Multifamily                  $ 1,300,000          $ 1,299,221.32        0.1%              $ 1,138,367.33
 223          Industrial/Warehouse         $ 1,300,000          $ 1,294,883.90        0.1%                $ 892,626.61
 224          Lodging                      $ 1,300,000          $ 1,281,862.96        0.1%                $ 945,238.43
 225          Retail                       $ 1,250,000          $ 1,247,837.49        0.1%              $ 1,100,692.18
 226          Multifamily                  $ 1,196,250          $ 1,186,491.51        0.1%              $ 1,006,287.61
--------------------------------------------------------------------------------------------------------------------------
 227          Multifamily                  $ 1,150,000          $ 1,149,443.71        0.1%              $ 1,023,735.01
 228          Office                       $ 1,150,000          $ 1,147,324.25        0.1%              $ 1,010,741.68
 229          Office                       $ 1,130,000          $ 1,127,370.78        0.1%                $ 993,163.47
 230          Multifamily                  $ 1,120,000          $ 1,117,419.88        0.1%                $ 969,081.70
 231          Mobile Home Park             $ 1,100,000          $ 1,099,343.17        0.1%                $ 963,487.57
--------------------------------------------------------------------------------------------------------------------------
 232          Multifamily                  $ 1,100,000          $ 1,097,420.20        0.1%                $ 965,804.81
 233          Multifamily                  $ 1,105,000          $ 1,095,635.86        0.1%                $ 894,694.47
 234          Multifamily                  $ 1,100,000          $ 1,089,206.04        0.1%                $ 902,071.83
 235          Multifamily                  $ 1,080,000          $ 1,077,642.26        0.1%              $ 1,004,314.47
 236          Other                        $ 1,000,000            $ 985,028.32        0.1%                $ 476,976.50
 237          Industrial/Warehouse           $ 990,000            $ 983,562.09        0.1%                $ 844,380.45
 238          Retail                         $ 900,000            $ 897,727.17        0.1%                $ 728,850.12
 239          Office                         $ 890,000            $ 887,325.43        0.1%                $ 740,377.97
 240          Lodging                        $ 900,000            $ 885,313.52        0.1%                      $ -
 241          Anchored Retail                $ 885,000            $ 872,200.17        0.1%                $ 622,572.60
--------------------------------------------------------------------------------------------------------------------------
 242          Mobile Home Park               $ 825,000            $ 824,556.69        0.1%                $ 728,775.35
 243          Office                         $ 810,000            $ 808,115.34        0.1%                $ 711,913.47
 244          Retail                         $ 800,000            $ 799,588.34        0.1%                $ 709,002.42
 245          Multifamily                    $ 700,000            $ 698,358.32        0.1%                $ 614,604.04
 246          Multifamily                    $ 700,000            $ 696,267.88        0.1%                $ 622,194.25
--------------------------------------------------------------------------------------------------------------------------
 247          Multifamily                    $ 663,600            $ 660,879.54        0.1%                $ 602,035.00
 248          Multifamily                    $ 550,000            $ 548,046.15        0.0%                $ 436,086.85
 249          Multifamily                    $ 420,000            $ 418,507.97        0.0%                $ 333,011.77
                                                            $ 1,294,362,624.86

                                                                                                         NET
CONTROL            LOAN                   MORTGAGE            ADMINISTRATIVE     SUB-SERVICING         MORTGAGE
NUMBER             TYPE                     RATE                 FEE RATE           FEE RATE             RATE
----------------------------------------------------------------------------------------------------------------
   1          Hyperamortizing              7.45500                0.10820             0.05000          7.34680
   2          Hyperamortizing              7.25000                0.10820             0.05000          7.14180
   3          Balloon                      6.90000                0.13820             0.08000          6.76180
   4          Balloon                      7.25000                0.13820             0.08000          7.11180
   5          Balloon                      7.04000                0.10820             0.05000          6.93180
----------------------------------------------------------------------------------------------------------------
   6          Hyperamortizing              7.27000                0.10820             0.05000          7.16180


   7          Balloon                      7.36000                0.10820             0.05000          7.25180
   8          Balloon                      7.07000                0.10820             0.05000          6.96180
   9          Hyperamortizing              7.29000                0.10820             0.05000          7.18180
  10          Balloon                      8.41000                0.10820             0.05000          8.30180




----------------------------------------------------------------------------------------------------------------
  11          Balloon                      7.37000                0.10820             0.05000          7.26180
  12          Balloon                      7.01000                0.13820             0.08000          6.87180
  13          Hyperamortizing              7.58000                0.10820             0.05000          7.47180
  14          Balloon                      7.41000                0.13820             0.08000          7.27180
  15          Balloon                      8.46000                0.10820             0.05000          8.35180
----------------------------------------------------------------------------------------------------------------
  16          Balloon                      6.88000                0.10820             0.05000          6.77180
  17          Balloon                      7.83000                0.10820             0.05000          7.72180
  18          Balloon                      7.32000                0.10820             0.05000          7.21180
  19          Balloon                      7.27000                0.13320             0.07500          7.13680
  20          Balloon                      7.57000                0.10820             0.05000          7.46180
----------------------------------------------------------------------------------------------------------------
  21          Balloon                      7.28000                0.13820             0.08000          7.14180
  22          Balloon                      7.63000                0.10820             0.05000          7.52180
  23          Balloon                      7.20000                0.13820             0.08000          7.06180
  24          Balloon                      6.78000                0.13820             0.08000          6.64180
----------------------------------------------------------------------------------------------------------------
  25          Balloon                      7.13000                0.10820             0.05000          7.02180
  26          Balloon                      7.29500                0.10820             0.05000          7.18680
  27          Balloon                      7.29000                0.10820             0.05000          7.18180
  28          Balloon                      7.80000                0.10820             0.05000          7.69180
  29          Balloon                      7.11000                0.13820             0.08000          6.97180
----------------------------------------------------------------------------------------------------------------
  30          Balloon                      7.40000                0.10820             0.05000          7.29180
  31          Balloon                      7.03000                0.13820             0.08000          6.89180
  32          Balloon                      7.21000                0.10820             0.05000          7.10180
  33          Balloon                      6.97000                0.10820             0.05000          6.86180
  34          Balloon                      7.11000                0.13820             0.08000          6.97180
----------------------------------------------------------------------------------------------------------------
  35          Balloon                      7.89000                0.16320             0.10500          7.72680
  36          Balloon                      7.00000                0.10820             0.05000          6.89180
  37          Balloon                      7.29000                0.10820             0.05000          7.18180
  38          Balloon                      7.01000                0.10820             0.05000          6.90180
----------------------------------------------------------------------------------------------------------------
  39          Balloon                      6.99000                0.10820             0.05000          6.88180
  40          Balloon                      8.21000                0.10820             0.05000          8.10180
  41          Balloon                      8.61000                0.10820             0.05000          8.50180
  42          Balloon                      7.85000                0.13820             0.08000          7.71180
  43          Balloon                      6.71000                0.18320             0.12500          6.52680
----------------------------------------------------------------------------------------------------------------
  44          Balloon                      7.46000                0.18320             0.12500          7.27680
  45          Balloon                      7.29000                0.10820             0.05000          7.18180
  46          Balloon                      7.00000                0.13820             0.08000          6.86180
  47          Balloon                      6.83000                0.13820             0.08000          6.69180
  48          Balloon                      7.86000                0.18320             0.12500          7.67680
----------------------------------------------------------------------------------------------------------------
  49          Balloon                      7.90000                0.10820             0.05000          7.79180
  50          Balloon                      8.35000                0.10820             0.05000          8.24180
  51          Balloon                      7.18000                0.10820             0.05000          7.07180
  52          Balloon                      7.51000                0.10820             0.05000          7.40180
  53          Balloon                      7.63000                0.18320             0.12500          7.44680
----------------------------------------------------------------------------------------------------------------
  54          Balloon                      7.07000                0.18320             0.12500          6.88680
  55          Balloon                      8.23000                0.10820             0.05000          8.12180
  56          Balloon                      7.22000                0.18320             0.12500          7.03680
  57          Balloon                      8.33000                0.10820             0.05000          8.22180
  58          Balloon                      7.89000                0.16320             0.10500          7.72680
----------------------------------------------------------------------------------------------------------------
  59          Balloon                      7.71000                0.10820             0.05000          7.60180
  60          Balloon                      7.89000                0.16320             0.10500          7.72680
  61          Balloon                      9.05500                0.10820             0.05000          8.94680
  62          Balloon                      7.57000                0.18320             0.12500          7.38680
  63          Balloon                      7.44000                0.10820             0.05000          7.33180
----------------------------------------------------------------------------------------------------------------
  64          Balloon                      8.47000                0.10820             0.05000          8.36180
  65          Balloon                      7.06000                0.10820             0.05000          6.95180
  66          Balloon                      7.04000                0.10820             0.05000          6.93180
  67          Balloon                      7.82000                0.13820             0.08000          7.68180
  68          Balloon                      7.99000                0.18320             0.12500          7.80680
----------------------------------------------------------------------------------------------------------------
  69          Balloon                      7.47000                0.10820             0.05000          7.36180
  70          Hyperamortizing              7.35000                0.10820             0.05000          7.24180
  71          Balloon                      7.27000                0.13320             0.07500          7.13680
  72          Balloon                      7.37000                0.18320             0.12500          7.18680
  73          Balloon                      8.75000                0.10820             0.05000          8.64180
----------------------------------------------------------------------------------------------------------------
  74          Balloon                      7.12000                0.10820             0.05000          7.01180
  75          Balloon                      7.11000                0.13820             0.08000          6.97180
  76          Hyperamortizing              8.01000                0.10820             0.05000          7.90180


  77          Balloon                      7.39000                0.18320             0.12500          7.20680
----------------------------------------------------------------------------------------------------------------
  78          Balloon                      7.50000                0.13820             0.08000          7.36180
  79          Balloon                      7.74000                0.10820             0.05000          7.63180
  80          Balloon                      7.12000                0.10820             0.05000          7.01180
  81          Balloon                      7.89000                0.16320             0.10500          7.72680
  82          Balloon                      7.44000                0.18320             0.12500          7.25680
----------------------------------------------------------------------------------------------------------------
  83          Balloon                      7.27000                0.13320             0.07500          7.13680
  84          Balloon                      7.25000                0.10820             0.05000          7.14180
  85          Balloon                      7.11000                0.18320             0.12500          6.92680
  86          Balloon                      7.29000                0.10820             0.05000          7.18180
  87          Balloon                      6.95000                0.10820             0.05000          6.84180
----------------------------------------------------------------------------------------------------------------
  88          Balloon                      7.47000                0.10820             0.05000          7.36180
  89          Balloon                      7.31000                0.18320             0.12500          7.12680
  90          Balloon                      7.18000                0.10820             0.05000          7.07180
  91          Balloon                      7.12000                0.18320             0.12500          6.93680
  92          Balloon                      7.71000                0.10820             0.05000          7.60180
----------------------------------------------------------------------------------------------------------------
  93          Balloon                      6.95000                0.10820             0.05000          6.84180
  94          Balloon                      7.42000                0.18320             0.12500          7.23680
  95          Balloon                      7.70000                0.10820             0.05000          7.59180
  96          Balloon                      7.26000                0.10820             0.05000          7.15180
  97          Balloon                      7.49000                0.13820             0.08000          7.35180
----------------------------------------------------------------------------------------------------------------
  98          Balloon                      8.03500                0.10820             0.05000          7.92680
  99          Balloon                      8.02500                0.10820             0.05000          7.91680
 100          Balloon                      6.97000                0.13820             0.08000          6.83180
 101          Balloon                      7.89000                0.16320             0.10500          7.72680
 102          Balloon                      7.45000                0.13820             0.08000          7.31180
----------------------------------------------------------------------------------------------------------------
 103          Balloon                      8.18000                0.10820             0.05000          8.07180
 104          Balloon                      7.30000                0.13820             0.08000          7.16180
 105          Balloon                      7.50000                0.10820             0.05000          7.39180
 106          Balloon                      7.27000                0.13320             0.07500          7.13680
 107          Balloon                      7.36000                0.13820             0.08000          7.22180
----------------------------------------------------------------------------------------------------------------
 108          Balloon                      7.62000                0.10820             0.05000          7.51180
 109          Balloon                      7.46000                0.10820             0.05000          7.35180
 110          Balloon                      8.39000                0.10820             0.05000          8.28180
 111          Balloon                      7.27000                0.13320             0.07500          7.13680
 112          Balloon                      6.86000                0.18320             0.12500          6.67680
----------------------------------------------------------------------------------------------------------------
 113          Balloon                      7.27000                0.10820             0.05000          7.16180
 114          Balloon                      8.11000                0.10820             0.05000          8.00180
 115          Balloon                      7.30000                0.18320             0.12500          7.11680
 116          Balloon                      6.95000                0.10820             0.05000          6.84180
 117          Balloon                      7.80000                0.11320             0.05500          7.68680
----------------------------------------------------------------------------------------------------------------
 118          Balloon                      7.61000                0.16320             0.10500          7.44680
 119          Balloon                      8.13000                0.10820             0.05000          8.02180
 120          Balloon                      7.16000                0.13820             0.08000          7.02180
 121          Balloon                      7.45000                0.18320             0.12500          7.26680
 122          Balloon                      7.41000                0.10820             0.05000          7.30180
----------------------------------------------------------------------------------------------------------------
 123          Balloon                      7.41000                0.18320             0.12500          7.22680
 124          Balloon                      7.33000                0.18320             0.12500          7.14680
 125          Balloon                      7.27000                0.13320             0.07500          7.13680
 126          Balloon                      7.38000                0.18320             0.12500          7.19680
 127          Balloon                      7.81000                0.10820             0.05000          7.70180
----------------------------------------------------------------------------------------------------------------
 128          Balloon                      8.45000                0.10820             0.05000          8.34180
 129          Balloon                      9.18000                0.10820             0.05000          9.07180
 130          Balloon                      7.46000                0.18320             0.12500          7.27680
 131          Balloon                      7.31000                0.18320             0.12500          7.12680
 132          Balloon                      8.93500                0.10820             0.05000          8.82680
----------------------------------------------------------------------------------------------------------------
 133          Balloon                      7.41000                0.18320             0.12500          7.22680
 134          Balloon                      7.34000                0.10820             0.05000          7.23180
 135          Balloon                      8.00000                0.18320             0.12500          7.81680
 136          Balloon                      7.41000                0.18320             0.12500          7.22680
 137          Balloon                      7.96000                0.10820             0.05000          7.85180
----------------------------------------------------------------------------------------------------------------
 138          Balloon                      8.33000                0.10820             0.05000          8.22180
 139          Balloon                      7.75000                0.10820             0.05000          7.64180
 140          Balloon                      7.30000                0.10820             0.05000          7.19180
 141          Balloon                      7.02000                0.12820             0.07000          6.89180
 142          Balloon                      8.83000                0.10820             0.05000          8.72180
----------------------------------------------------------------------------------------------------------------
 143          Balloon                      7.44000                0.18320             0.12500          7.25680
 144          Balloon                      7.33000                0.10820             0.05000          7.22180
 145          Balloon                      8.91200                0.10820             0.05000          8.80380
 146          Balloon                      7.68000                0.18320             0.12500          7.49680
 147          Balloon                      8.43000                0.10820             0.05000          8.32180
----------------------------------------------------------------------------------------------------------------
 148          Balloon                      7.56000                0.10820             0.05000          7.45180
 149          Balloon                      7.23000                0.10820             0.05000          7.12180
 150          Balloon                      8.92000                0.10820             0.05000          8.81180
 151          Balloon                      7.24000                0.13820             0.08000          7.10180
 152          Balloon                      7.74000                0.10820             0.05000          7.63180
----------------------------------------------------------------------------------------------------------------
 153          Balloon                      7.22000                0.18320             0.12500          7.03680
 154          Balloon                      8.67000                0.10820             0.05000          8.56180
 155          Balloon                      8.44000                0.10820             0.05000          8.33180
 156          Balloon                      8.69000                0.10820             0.05000          8.58180
 157          Balloon                      7.44000                0.13820             0.08000          7.30180
----------------------------------------------------------------------------------------------------------------
 158          Balloon                      7.23000                0.18320             0.12500          7.04680
 159          Balloon                      6.81000                0.10820             0.05000          6.70180
 160          Balloon                      7.40000                0.18320             0.12500          7.21680
 161          Balloon                      7.26000                0.10820             0.05000          7.15180
 162          Balloon                      6.96000                0.10820             0.05000          6.85180
----------------------------------------------------------------------------------------------------------------
 163          Balloon                      8.96000                0.10820             0.05000          8.85180
 164          Balloon                      7.50000                0.18320             0.12500          7.31680
 165          Balloon                      7.11000                0.13820             0.08000          6.97180
 166          Balloon                      7.20000                0.10820             0.05000          7.09180
 167          Balloon                      7.86000                0.10820             0.05000          7.75180
----------------------------------------------------------------------------------------------------------------
 168          Balloon                      7.60000                0.10820             0.05000          7.49180
 169          Balloon                      7.45000                0.13820             0.08000          7.31180
 170          Balloon                      8.06000                0.10820             0.05000          7.95180
 171          Balloon                      7.64000                0.18320             0.12500          7.45680
 172          Balloon                      7.40000                0.13820             0.08000          7.26180
----------------------------------------------------------------------------------------------------------------
 173          Balloon                      7.91000                0.18320             0.12500          7.72680
 174          Balloon                      7.22000                0.13820             0.08000          7.08180
 175          Balloon                      7.96000                0.10820             0.05000          7.85180
 176          Balloon                      7.72000                0.10820             0.05000          7.61180
 177          Balloon                      7.44000                0.10820             0.05000          7.33180
----------------------------------------------------------------------------------------------------------------
 178          Hyperamortizing              7.23000                0.10820             0.05000          7.12180
 179          Balloon                      8.34000                0.10820             0.05000          8.23180
 180          Balloon                      8.00000                0.10820             0.05000          7.89180
 181          Balloon                      7.48000                0.18320             0.12500          7.29680
 182          Balloon                      7.44000                0.18320             0.12500          7.25680
----------------------------------------------------------------------------------------------------------------
 183          Balloon                      7.31000                0.12820             0.07000          7.18180
 184          Balloon                      7.13000                0.10820             0.05000          7.02180
 185          Balloon                      7.50000                0.18320             0.12500          7.31680
 186          Balloon                      7.31000                0.18320             0.12500          7.12680
 187          Balloon                      6.98000                0.18320             0.12500          6.79680
----------------------------------------------------------------------------------------------------------------
 188          Balloon                      7.52000                0.10820             0.05000          7.41180
 189          Balloon                      9.22000                0.10820             0.05000          9.11180
 190          Balloon                      7.63000                0.18320             0.12500          7.44680
 191          Balloon                      8.22000                0.10820             0.05000          8.11180


 192          Balloon                      7.25000                0.18320             0.12500          7.06680
----------------------------------------------------------------------------------------------------------------
 193          Balloon                      7.32000                0.13820             0.08000          7.18180
 194          Balloon                      8.21000                0.18320             0.12500          8.02680
 195          Balloon                      7.70000                0.10820             0.05000          7.59180
 196          Balloon                      7.97000                0.10820             0.05000          7.86180
 197          Balloon                      7.36000                0.13820             0.08000          7.22180
----------------------------------------------------------------------------------------------------------------
 198          Balloon                      7.15000                0.10820             0.05000          7.04180
 199          Balloon                      7.30000                0.13820             0.08000          7.16180
 200          Balloon                      7.64000                0.13820             0.08000          7.50180
 201          Balloon                      8.11000                0.10820             0.05000          8.00180
 202          Balloon                      7.81000                0.18320             0.12500          7.62680
----------------------------------------------------------------------------------------------------------------
 203          Balloon                      7.45000                0.18320             0.12500          7.26680
 204          Balloon                      7.03000                0.18320             0.12500          6.84680
 205          Balloon                      8.87500                0.10820             0.05000          8.76680
 206          Balloon                      7.61000                0.18320             0.12500          7.42680
 207          Balloon                      7.27000                0.13320             0.07500          7.13680


----------------------------------------------------------------------------------------------------------------
 208          Balloon                      7.55000                0.18320             0.12500          7.36680
 209          Balloon                      7.09000                0.18320             0.12500          6.90680
 210          Balloon                      7.30000                0.10820             0.05000          7.19180
 211          Balloon                      8.34000                0.10820             0.05000          8.23180
 212          Balloon                      7.31000                0.10820             0.05000          7.20180
----------------------------------------------------------------------------------------------------------------
 213          Balloon                      6.84000                0.12820             0.07000          6.71180
 214          Balloon                      8.09000                0.18320             0.12500          7.90680
 215          Balloon                      7.85000                0.10820             0.05000          7.74180
 216          Balloon                      7.87000                0.10820             0.05000          7.76180
----------------------------------------------------------------------------------------------------------------
 217          Balloon                      8.82500                0.10820             0.05000          8.71680
 218          Balloon                      7.10000                0.18320             0.12500          6.91680
 219          Balloon                      9.13000                0.10820             0.05000          9.02180
 220          Balloon                      8.61000                0.10820             0.05000          8.50180
 221          Balloon                      7.06000                0.12820             0.07000          6.93180
----------------------------------------------------------------------------------------------------------------
 222          Balloon                      7.14000                0.10820             0.05000          7.03180
 223          Balloon                      7.26000                0.13820             0.08000          7.12180
 224          Balloon                      9.84000                0.10820             0.05000          9.73180
 225          Balloon                      7.39000                0.18320             0.12500          7.20680
 226          Balloon                      9.75000                0.10820             0.05000          9.64180
----------------------------------------------------------------------------------------------------------------
 227          Balloon                      7.79000                0.10820             0.05000          7.68180
 228          Balloon                      7.31000                0.14820             0.09000          7.16180
 229          Balloon                      7.31000                0.14820             0.09000          7.16180
 230          Balloon                      7.36000                0.10820             0.05000          7.25180
 231          Balloon                      7.15000                0.18320             0.12500          6.96680
----------------------------------------------------------------------------------------------------------------
 232          Balloon                      7.27000                0.10820             0.05000          7.16180
 233          Balloon                      8.10000                0.10820             0.05000          7.99180
 234          Balloon                      8.62000                0.10820             0.05000          8.51180
 235          Balloon                      7.63000                0.18320             0.12500          7.44680
 236          Balloon                      7.58000                0.13820             0.08000          7.44180
 237          Balloon                      9.25000                0.10820             0.05000          9.14180
 238          Balloon                      7.42000                0.18320             0.12500          7.23680
 239          Balloon                      8.34000                0.18320             0.12500          8.15680
 240          Fully Amortizing             8.21000                0.10820             0.05000          8.10180
 241          Balloon                      8.67000                0.10820             0.05000          8.56180
----------------------------------------------------------------------------------------------------------------
 242          Balloon                      7.48000                0.18320             0.12500          7.29680
 243          Balloon                      7.31000                0.14820             0.09000          7.16180
 244          Balloon                      7.61000                0.18320             0.12500          7.42680
 245          Balloon                      7.27000                0.13320             0.07500          7.13680
 246          Balloon                      8.75000                0.10820             0.05000          8.64180
----------------------------------------------------------------------------------------------------------------
 247          Balloon                      8.62500                0.10820             0.05000          8.51680
 248          Balloon                      7.30000                0.10820             0.05000          7.19180
 249          Balloon                      7.30000                0.10820             0.05000          7.19180

                                  FIRST                     INTEREST                                      ORIGINAL TERM
CONTROL           NOTE           PAYMENT                    ACCRUAL                      MONTHLY        TO MATURITY / ARD
NUMBER            DATE             DATE                      METHOD                      PAYMENT             (MONTHS)
--------------------------------------------------------------------------------------------------------------------------
   1            12/05/97         02/01/98      Actual Days / 360 Year-Days             $ 396,797.36             120
   2            12/23/97         02/11/98      Actual Days / 360 Year-Days             $ 342,793.58             120
   3            01/27/98         03/01/98      Actual Days / 360 Year-Days             $ 274,306.96             120
   4            01/02/98         03/01/98      30 Month-Days / 360 Year-Days           $ 221,434.42             120
   5            12/30/97         02/01/98      30 Month-Days / 360 Year-Days           $ 165,394.58             120
--------------------------------------------------------------------------------------------------------------------------
   6            12/24/97         02/01/98      30 Month-Days / 360 Year-Days           $ 157,212.67             120


   7            12/10/97         02/01/98      Actual Days / 360 Year-Days             $ 141,378.89             120
   8            12/18/97         02/01/98      Actual Days / 360 Year-Days             $ 115,241.77             120
   9            10/30/97         12/01/97      30 Month-Days / 360 Year-Days           $ 121,864.83             120
  10            05/01/97         07/01/97      30 Month-Days / 360 Year-Days           $ 125,057.25             120




--------------------------------------------------------------------------------------------------------------------------
  11            11/25/97         01/01/98      Actual Days / 360 Year-Days             $ 104,930.83             120
  12            01/16/98         03/01/98      Actual Days / 360 Year-Days             $ 101,868.08             120
  13            11/07/97         01/01/98      30 Month-Days / 360 Year-Days            $ 97,248.69             120
  14            12/12/97         02/01/98      Actual Days / 360 Year-Days              $ 98,974.84             120
  15            08/29/97         10/01/97      30 Month-Days / 360 Year-Days           $ 107,435.13             120
--------------------------------------------------------------------------------------------------------------------------
  16            02/20/98         04/01/98      Actual Days / 360 Year-Days              $ 87,251.66              84
  17            12/23/97         02/01/98      Actual Days / 360 Year-Days              $ 92,950.86             120
  18            12/03/97         02/01/98      30 Month-Days / 360 Year-Days            $ 82,431.67             120
  19            12/30/97         02/01/98      Actual Days / 360 Year-Days              $ 86,891.51             120
  20            12/22/97         02/01/98      Actual Days / 360 Year-Days              $ 84,122.21             120
--------------------------------------------------------------------------------------------------------------------------
  21            12/22/97         02/01/98      Actual Days / 360 Year-Days              $ 73,210.71             120
  22            10/30/97         12/01/97      30 Month-Days / 360 Year-Days            $ 72,584.12             120
  23            01/07/98         03/01/98      Actual Days / 360 Year-Days              $ 67,878.82             120
  24            01/16/98         03/01/98      Actual Days / 360 Year-Days              $ 62,456.98             120
--------------------------------------------------------------------------------------------------------------------------
  25            12/22/97         02/01/98      Actual Days / 360 Year-Days              $ 59,990.99             120
  26            11/26/97         01/01/98      Actual Days / 360 Year-Days              $ 59,615.11             120
  27            10/22/97         12/01/97      30 Month-Days / 360 Year-Days            $ 59,243.11             120
  28            12/30/97         02/01/98      Actual Days / 360 Year-Days              $ 64,482.22             120
  29            12/24/97         02/01/98      Actual Days / 360 Year-Days              $ 59,603.29             120
--------------------------------------------------------------------------------------------------------------------------
  30            11/25/97         01/01/98      30 Month-Days / 360 Year-Days            $ 57,467.52             121
  31            01/13/98         03/01/98      Actual Days / 360 Year-Days              $ 53,385.48             120
  32            12/22/97         02/01/98      30 Month-Days / 360 Year-Days            $ 54,357.22             120
  33            12/19/97         02/01/98      30 Month-Days / 360 Year-Days            $ 53,063.11             120
  34            01/15/98         03/01/98      Actual Days / 360 Year-Days              $ 57,104.95             120
--------------------------------------------------------------------------------------------------------------------------
  35            08/07/97         09/01/97      Actual Days / 360 Year-Days              $ 58,088.87             120
  36            12/08/97         02/01/98      Actual Days / 360 Year-Days              $ 52,425.84             120
  37            12/30/97         02/01/98      30 Month-Days / 360 Year-Days            $ 52,394.20             120
  38            12/31/97         02/01/98      30 Month-Days / 360 Year-Days            $ 50,947.00             120
--------------------------------------------------------------------------------------------------------------------------
  39            10/31/97         12/01/97      30 Month-Days / 360 Year-Days            $ 50,405.62             120
  40            10/14/97         12/01/97      30 Month-Days / 360 Year-Days            $ 53,514.63              84
  41            06/27/97         08/01/97      30 Month-Days / 360 Year-Days            $ 55,535.68             120
  42            12/11/97         02/01/98      Actual Days / 360 Year-Days              $ 58,312.59             120
  43            01/09/98         03/01/98      Actual Days / 360 Year-Days              $ 45,215.90              84
--------------------------------------------------------------------------------------------------------------------------
  44            12/30/97         02/01/98      Actual Days / 360 Year-Days              $ 48,753.43             120
  45            10/22/97         12/01/97      30 Month-Days / 360 Year-Days            $ 47,257.51             120
  46            12/17/97         02/01/98      Actual Days / 360 Year-Days              $ 45,240.57             120
  47            01/08/98         03/01/98      Actual Days / 360 Year-Days              $ 47,326.07              84
  48            12/24/97         02/01/98      Actual Days / 360 Year-Days              $ 51,473.14             120
--------------------------------------------------------------------------------------------------------------------------
  49            10/01/97         11/01/97      30 Month-Days / 360 Year-Days            $ 48,986.68             120
  50            07/24/97         09/01/97      30 Month-Days / 360 Year-Days            $ 50,617.08             120
  51            11/18/97         01/01/98      30 Month-Days / 360 Year-Days            $ 45,049.42             120
  52            11/04/97         01/01/98      30 Month-Days / 360 Year-Days            $ 46,193.33             120
  53            11/24/97         01/01/98      Actual Days / 360 Year-Days              $ 46,028.95             120
--------------------------------------------------------------------------------------------------------------------------
  54            12/23/97         02/01/98      Actual Days / 360 Year-Days              $ 46,231.31             120
  55            11/21/97         01/01/98      30 Month-Days / 360 Year-Days            $ 51,162.42             120
  56            02/04/98         04/01/98      Actual Days / 360 Year-Days              $ 43,189.06             120
  57            06/30/97         08/01/97      30 Month-Days / 360 Year-Days            $ 47,835.96             120
  58            08/07/97         09/01/97      Actual Days / 360 Year-Days              $ 45,744.98             120
--------------------------------------------------------------------------------------------------------------------------
  59            08/28/97         10/01/97      30 Month-Days / 360 Year-Days            $ 44,067.89             120
  60            08/07/97         09/01/97      Actual Days / 360 Year-Days              $ 44,292.76             120
  61            06/13/97         08/01/97      30 Month-Days / 360 Year-Days            $ 50,577.95             120
  62            12/15/97         02/01/98      Actual Days / 360 Year-Days              $ 41,396.02             120
  63            10/22/97         12/01/97      30 Month-Days / 360 Year-Days            $ 39,725.57             120
--------------------------------------------------------------------------------------------------------------------------
  64            08/29/97         10/01/97      30 Month-Days / 360 Year-Days            $ 45,622.12             120
  65            11/26/97         01/01/98      30 Month-Days / 360 Year-Days            $ 37,750.60             120
  66            12/16/97         02/01/98      Actual Days / 360 Year-Days              $ 36,739.51             120
  67            12/31/97         02/01/98      Actual Days / 360 Year-Days              $ 41,796.17             120
  68            11/12/97         01/01/98      Actual Days / 360 Year-Days              $ 42,220.68             120
--------------------------------------------------------------------------------------------------------------------------
  69            12/09/97         02/01/98      30 Month-Days / 360 Year-Days            $ 39,800.21             120
  70            10/30/97         12/01/97      30 Month-Days / 360 Year-Days            $ 37,204.49             120
  71            12/08/97         02/01/98      Actual Days / 360 Year-Days              $ 36,227.27             120
  72            01/28/98         03/01/98      Actual Days / 360 Year-Days              $ 38,719.47             120
  73            06/26/97         08/01/97      Actual Days / 360 Year-Days              $ 41,695.12              84
--------------------------------------------------------------------------------------------------------------------------
  74            10/29/97         12/01/97      30 Month-Days / 360 Year-Days            $ 35,554.52             120
  75            01/16/98         03/01/98      Actual Days / 360 Year-Days              $ 34,980.73             120
  76            11/21/97         01/01/98      30 Month-Days / 360 Year-Days            $ 39,396.42             120


  77            11/24/97         01/01/98      Actual Days / 360 Year-Days              $ 37,324.40             120
--------------------------------------------------------------------------------------------------------------------------
  78            12/22/97         02/01/98      Actual Days / 360 Year-Days              $ 34,960.99             120
  79            11/14/97         01/01/98      30 Month-Days / 360 Year-Days            $ 35,786.07             120
  80            11/18/97         01/01/98      30 Month-Days / 360 Year-Days            $ 33,669.05             120
  81            08/07/97         09/01/97      Actual Days / 360 Year-Days              $ 36,015.10             120
  82            12/22/97         02/01/98      Actual Days / 360 Year-Days              $ 34,060.42             120
--------------------------------------------------------------------------------------------------------------------------
  83            12/05/97         02/01/98      Actual Days / 360 Year-Days              $ 32,126.07             120
  84            12/03/97         02/01/98      30 Month-Days / 360 Year-Days            $ 32,062.29             120
  85            01/20/98         03/01/98      Actual Days / 360 Year-Days              $ 36,750.03             120
  86            10/22/97         12/01/97      30 Month-Days / 360 Year-Days            $ 31,676.23             120
  87            01/16/98         03/01/98      Actual Days / 360 Year-Days              $ 30,284.12             120
--------------------------------------------------------------------------------------------------------------------------
  88            12/31/97         02/01/98      30 Month-Days / 360 Year-Days            $ 31,720.84             120
  89            12/22/97         02/01/98      Actual Days / 360 Year-Days              $ 30,881.28             120
  90            12/29/97         02/01/98      30 Month-Days / 360 Year-Days            $ 30,484.57             120
  91            12/19/97         02/01/98      Actual Days / 360 Year-Days              $ 30,302.15             120
  92            07/25/97         09/01/97      30 Month-Days / 360 Year-Days            $ 32,114.25             120
--------------------------------------------------------------------------------------------------------------------------
  93            01/16/98         03/01/98      Actual Days / 360 Year-Days              $ 29,258.10             120
  94            12/18/97         02/01/98      Actual Days / 360 Year-Days              $ 30,524.77              84
  95            11/12/97         01/01/98      30 Month-Days / 360 Year-Days            $ 32,714.14             120
  96            11/17/97         01/01/98      Actual Days / 360 Year-Days              $ 29,499.32             120
  97            12/29/97         02/01/98      Actual Days / 360 Year-Days              $ 30,036.79             120
--------------------------------------------------------------------------------------------------------------------------
  98            09/15/97         11/01/97      30 Month-Days / 360 Year-Days            $ 31,656.86             120
  99            09/04/97         11/01/97      30 Month-Days / 360 Year-Days            $ 31,259.10             120
 100            11/19/97         01/01/98      Actual Days / 360 Year-Days              $ 27,526.49             120
 101            08/07/97         09/01/97      Actual Days / 360 Year-Days              $ 30,024.68             120
 102            12/05/97         02/01/98      Actual Days / 360 Year-Days              $ 28,527.55             120
--------------------------------------------------------------------------------------------------------------------------
 103            08/29/97         10/01/97      30 Month-Days / 360 Year-Days            $ 30,600.40             120
 104            01/29/98         03/01/98      Actual Days / 360 Year-Days              $ 27,422.84             120
 105            12/19/97         02/01/98      30 Month-Days / 360 Year-Days            $ 27,968.58             120
 106            12/05/97         02/01/98      Actual Days / 360 Year-Days              $ 27,341.33             120
 107            12/15/97         02/01/98      Actual Days / 360 Year-Days              $ 29,196.35             120
--------------------------------------------------------------------------------------------------------------------------
 108            10/27/97         12/01/97      30 Month-Days / 360 Year-Days            $ 28,297.99             120
 109            12/30/97         02/01/98      Actual Days / 365 Year-Days              $ 27,510.86             120
 110            06/16/97         08/01/97      30 Month-Days / 360 Year-Days            $ 31,689.72             120
 111            12/05/97         02/01/98      Actual Days / 360 Year-Days              $ 26,657.80             120
 112            01/14/98         03/01/98      Actual Days / 360 Year-Days              $ 26,972.81             120
--------------------------------------------------------------------------------------------------------------------------
 113            11/04/97         01/01/98      30 Month-Days / 360 Year-Days            $ 27,877.69             120
 114            07/01/97         09/01/97      30 Month-Days / 360 Year-Days            $ 28,471.58             120
 115            01/22/98         03/01/98      Actual Days / 360 Year-Days              $ 27,589.19             120
 116            01/16/98         03/01/98      Actual Days / 360 Year-Days              $ 24,756.85             120
 117            10/22/97         12/01/97      Actual Days / 360 Year-Days              $ 28,448.04             120
--------------------------------------------------------------------------------------------------------------------------
 118            12/29/97         02/01/98      Actual Days / 360 Year-Days              $ 30,462.47             120
 119            08/01/97         10/01/97      30 Month-Days / 360 Year-Days            $ 28,876.57             120
 120            01/22/98         03/01/98      Actual Days / 360 Year-Days              $ 24,338.97             120
 121            12/03/97         02/01/98      Actual Days / 360 Year-Days              $ 25,048.58             120
 122            12/23/97         02/01/98      30 Month-Days / 360 Year-Days            $ 24,950.24             132
--------------------------------------------------------------------------------------------------------------------------
 123            12/23/97         02/01/98      30 Month-Days / 360 Year-Days            $ 24,950.24             120
 124            12/24/97         02/01/98      Actual Days / 360 Year-Days              $ 24,754.00             120
 125            12/05/97         02/01/98      Actual Days / 360 Year-Days              $ 24,607.20             120
 126            11/12/97         01/01/98      Actual Days / 360 Year-Days              $ 24,876.57             120
 127            10/31/97         12/01/97      30 Month-Days / 360 Year-Days            $ 25,940.26             120
--------------------------------------------------------------------------------------------------------------------------
 128            08/07/97         10/01/97      30 Month-Days / 360 Year-Days            $ 27,553.42             120
 129            05/23/97         07/01/97      30 Month-Days / 360 Year-Days            $ 30,766.74             120
 130            02/06/98         04/01/98      Actual Days / 360 Year-Days              $ 24,724.95             120
 131            11/21/97         01/01/98      Actual Days / 360 Year-Days              $ 24,190.34             120
 132            05/23/97         07/01/97      30 Month-Days / 360 Year-Days            $ 29,424.93             120
--------------------------------------------------------------------------------------------------------------------------
 133            12/22/97         02/01/98      Actual Days / 360 Year-Days              $ 24,257.17             120
 134            11/19/97         01/01/98      30 Month-Days / 360 Year-Days            $ 24,090.20             120
 135            12/22/97         02/01/98      Actual Days / 360 Year-Days              $ 27,013.57             120
 136            10/31/97         12/01/97      30 Month-Days / 360 Year-Days            $ 24,257.17             120
 137            10/28/97         12/01/97      30 Month-Days / 360 Year-Days            $ 25,364.94             120
--------------------------------------------------------------------------------------------------------------------------
 138            06/30/97         08/01/97      30 Month-Days / 360 Year-Days            $ 27,386.22             120
 139            12/31/97         02/01/98      Actual Days / 360 Year-Days              $ 24,358.02             120
 140            12/02/97         02/01/98      30 Month-Days / 360 Year-Days            $ 23,309.41             120
 141            02/27/98         04/01/98      Actual Days / 360 Year-Days              $ 21,999.33             120
 142            09/10/97         11/01/97      30 Month-Days / 360 Year-Days            $ 27,310.33             119
--------------------------------------------------------------------------------------------------------------------------
 143            12/22/97         02/01/98      Actual Days / 360 Year-Days              $ 22,591.09             120
 144            12/22/97         02/01/98      Actual Days / 360 Year-Days              $ 22,003.55             120
 145            05/15/97         07/01/97      30 Month-Days / 360 Year-Days            $ 26,495.08             120
 146            11/10/97         01/01/98      Actual Days / 360 Year-Days              $ 22,414.80             120
 147            06/27/97         08/01/97      30 Month-Days / 360 Year-Days            $ 24,746.30             120
--------------------------------------------------------------------------------------------------------------------------
 148            12/18/97         02/01/98      30 Month-Days / 360 Year-Days            $ 21,803.16             120
 149            12/31/97         02/01/98      Actual Days / 360 Year-Days              $ 21,105.43             120
 150            07/09/97         09/01/97      30 Month-Days / 360 Year-Days            $ 24,493.42             120
 151            01/30/98         03/01/98      Actual Days / 360 Year-Days              $ 21,664.88             120
 152            09/11/97         11/01/97      30 Month-Days / 360 Year-Days            $ 21,113.78             120
--------------------------------------------------------------------------------------------------------------------------
 153            01/06/98         03/01/98      Actual Days / 360 Year-Days              $ 20,436.81             120
 154            06/09/97         08/01/97      30 Month-Days / 360 Year-Days            $ 23,276.39             120
 155            06/30/97         08/01/97      30 Month-Days / 360 Year-Days            $ 22,833.85             120
 156            09/11/97         11/01/97      30 Month-Days / 360 Year-Days            $ 23,151.41             120
 157            02/02/98         04/01/98      Actual Days / 360 Year-Days              $ 20,582.60             120
--------------------------------------------------------------------------------------------------------------------------
 158            01/14/98         03/01/98      30 Month-Days / 360 Year-Days            $ 19,062.97             120
 159            12/30/97         02/01/98      Actual Days / 360 Year-Days              $ 18,272.56             120
 160            12/02/97         02/01/98      Actual Days / 360 Year-Days              $ 19,040.44             120
 161            12/12/97         02/01/98      30 Month-Days / 360 Year-Days            $ 18,778.50             120
 162            11/21/97         01/01/98      30 Month-Days / 360 Year-Days            $ 18,023.22             120
--------------------------------------------------------------------------------------------------------------------------
 163            05/06/97         07/01/97      30 Month-Days / 360 Year-Days            $ 22,337.56             120
 164            01/29/98         03/01/98      Actual Days / 360 Year-Days              $ 18,878.79             120
 165            01/16/98         03/01/98      Actual Days / 360 Year-Days              $ 18,559.11             120
 166            11/14/97         01/01/98      30 Month-Days / 360 Year-Days            $ 17,648.50             120
 167            10/08/97         12/01/97      30 Month-Days / 360 Year-Days            $ 18,824.74             120
--------------------------------------------------------------------------------------------------------------------------
 168            09/08/97         11/01/97      30 Month-Days / 360 Year-Days            $ 19,383.21              84
 169            01/27/98         03/01/98      Actual Days / 360 Year-Days              $ 20,705.50             120
 170            08/19/97         10/01/97      30 Month-Days / 360 Year-Days            $ 25,081.78             120
 171            11/03/97         01/01/98      Actual Days / 360 Year-Days              $ 19,002.29             120
 172            12/12/97         02/01/98      30 Month-Days / 360 Year-Days            $ 17,955.04             120
--------------------------------------------------------------------------------------------------------------------------
 173            10/01/97         11/01/97      30 Month-Days / 360 Year-Days            $ 18,369.38             120
 174            11/19/97         01/01/98      Actual Days / 360 Year-Days              $ 17,003.57             120
 175            12/17/97         02/01/98      30 Month-Days / 360 Year-Days            $ 19,229.21             120
 176            10/30/97         12/01/97      30 Month-Days / 360 Year-Days            $ 17,858.51             120
 177            10/31/97         12/01/97      30 Month-Days / 360 Year-Days            $ 17,377.77             120
--------------------------------------------------------------------------------------------------------------------------
 178            11/10/97         01/01/98      30 Month-Days / 360 Year-Days            $ 18,037.97             120
 179            12/05/97         02/01/98      30 Month-Days / 360 Year-Days            $ 21,271.54             120
 180            09/23/97         11/01/97      30 Month-Days / 360 Year-Days            $ 19,102.45             120
 181            02/26/98         04/01/98      Actual Days / 360 Year-Days              $ 17,097.22             120
 182            12/22/97         02/01/98      Actual Days / 360 Year-Days              $ 17,030.21             120
--------------------------------------------------------------------------------------------------------------------------
 183            01/07/98         03/01/98      Actual Days / 360 Year-Days              $ 16,470.02             120
 184            12/22/97         02/01/98      Actual Days / 360 Year-Days              $ 16,177.34             120
 185            11/18/97         01/01/98      Actual Days / 360 Year-Days              $ 18,931.44             120
 186            11/21/97         01/01/98      Actual Days / 360 Year-Days              $ 15,955.33             120
 187            01/15/98         03/01/98      Actual Days / 360 Year-Days              $ 15,271.08             120
--------------------------------------------------------------------------------------------------------------------------
 188            01/28/98         03/01/98      Actual Days / 360 Year-Days              $ 17,026.73             120
 189            05/09/97         07/01/97      30 Month-Days / 360 Year-Days            $ 19,649.19             120
 190            01/20/98         03/01/98      Actual Days / 360 Year-Days              $ 15,975.59             120
 191            08/28/97         10/01/97      30 Month-Days / 360 Year-Days            $ 17,301.82             120


 192            12/23/97         02/01/98      Actual Days / 360 Year-Days              $ 15,721.05             120
--------------------------------------------------------------------------------------------------------------------------
 193            02/03/98         04/01/98      Actual Days / 360 Year-Days              $ 15,273.78             120
 194            11/10/97         01/01/98      Actual Days / 360 Year-Days              $ 16,501.36             120
 195            09/04/97         11/01/97      30 Month-Days / 360 Year-Days            $ 14,972.16             120
 196            07/10/97         09/01/97      30 Month-Days / 360 Year-Days            $ 14,926.16             120
 197            12/23/97         02/01/98      Actual Days / 360 Year-Days              $ 14,780.65             120
--------------------------------------------------------------------------------------------------------------------------
 198            02/05/98         04/01/98      Actual Days / 360 Year-Days              $ 14,327.50             120
 199            12/24/97         02/01/98      Actual Days / 360 Year-Days              $ 13,711.42             120
 200            12/22/97         02/01/98      Actual Days / 360 Year-Days              $ 14,962.43             120
 201            07/01/97         09/01/97      30 Month-Days / 360 Year-Days            $ 14,828.95             120
 202            11/06/97         01/01/98      Actual Days / 360 Year-Days              $ 15,668.43             120
--------------------------------------------------------------------------------------------------------------------------
 203            01/20/98         03/01/98      Actual Days / 360 Year-Days              $ 13,795.16             120
 204            12/24/97         02/01/98      Actual Days / 360 Year-Days              $ 13,110.84             120
 205            06/26/97         08/01/97      Actual Days / 360 Year-Days              $ 15,367.08             120
 206            12/23/97         02/01/98      Actual Days / 360 Year-Days              $ 12,721.72             120
 207            12/05/97         02/01/98      Actual Days / 360 Year-Days              $ 12,303.60             120


--------------------------------------------------------------------------------------------------------------------------
 208            12/08/97         02/01/98      Actual Days / 360 Year-Days              $ 13,360.44             120
 209            01/30/98         03/01/98      Actual Days / 360 Year-Days              $ 15,817.68             120
 210            12/23/97         02/01/98      30 Month-Days / 360 Year-Days            $ 12,560.34             120
 211            09/15/97         11/01/97      30 Month-Days / 360 Year-Days            $ 13,506.05             120
 212            12/22/97         02/01/98      Actual Days / 360 Year-Days              $ 11,714.03             120
--------------------------------------------------------------------------------------------------------------------------
 213            01/07/98         03/01/98      Actual Days / 360 Year-Days              $ 10,277.09             120
 214            09/30/97         11/01/97      Actual Days / 360 Year-Days              $ 11,239.03             120
 215            11/24/97         01/01/98      Actual Days / 360 Year-Days              $ 10,416.02             120
 216            12/23/97         02/01/98      30 Month-Days / 360 Year-Days            $ 10,990.43             120
--------------------------------------------------------------------------------------------------------------------------
 217            05/30/97         07/01/97      30 Month-Days / 360 Year-Days            $ 11,788.25             120
 218            01/27/98         03/01/98      Actual Days / 360 Year-Days               $ 9,984.40             120
 219            05/15/97         07/01/97      30 Month-Days / 360 Year-Days            $ 11,873.63             120
 220            10/02/97         12/01/97      30 Month-Days / 360 Year-Days            $ 11,133.35             120
 221            12/22/97         02/01/98      Actual Days / 360 Year-Days               $ 9,036.05             120
--------------------------------------------------------------------------------------------------------------------------
 222            02/05/98         04/01/98      Actual Days / 360 Year-Days               $ 8,771.51             120
 223            01/16/98         03/01/98      Actual Days / 360 Year-Days              $ 10,282.77             120
 224            05/28/97         07/01/97      30 Month-Days / 360 Year-Days            $ 12,407.78             120
 225            01/02/98         03/01/98      Actual Days / 360 Year-Days               $ 8,646.22             120
 226            05/27/97         07/01/97      Silent                                   $ 10,660.23             120
--------------------------------------------------------------------------------------------------------------------------
 227            02/05/98         04/01/98      Actual Days / 360 Year-Days               $ 8,270.55             120
 228            12/22/97         02/01/98      Actual Days / 360 Year-Days               $ 7,891.88             120
 229            12/22/97         02/01/98      Actual Days / 360 Year-Days               $ 7,754.63             120
 230            12/29/97         02/01/98      30 Month-Days / 360 Year-Days             $ 7,724.12             120
 231            02/26/98         04/01/98      Actual Days / 360 Year-Days               $ 7,429.47             120
--------------------------------------------------------------------------------------------------------------------------
 232            12/02/97         02/01/98      Actual Days / 360 Year-Days               $ 7,518.87             120
 233            07/17/97         09/01/97      30 Month-Days / 360 Year-Days             $ 8,601.90             120
 234            05/13/97         07/01/97      30 Month-Days / 360 Year-Days             $ 8,946.63             120
 235            12/01/97         02/01/98      Actual Days / 360 Year-Days               $ 7,647.89              84
 236            10/10/97         12/01/97      Actual Days / 360 Year-Days               $ 9,315.64             120
 237            07/21/97         09/01/97      Actual Days / 360 Year-Days               $ 8,478.18             120
 238            01/07/98         03/01/98      Actual Days / 360 Year-Days               $ 6,604.16             120
 239            12/16/97         02/01/98      Actual Days / 360 Year-Days               $ 7,070.82             120
 240            12/23/97         02/01/98      Actual Days / 360 Year-Days              $ 11,019.61             120
 241            06/09/97         08/01/97      30 Month-Days / 360 Year-Days             $ 7,775.72             120
--------------------------------------------------------------------------------------------------------------------------
 242            02/26/98         04/01/98      Actual Days / 360 Year-Days               $ 5,757.23             120
 243            12/22/97         02/01/98      Actual Days / 360 Year-Days               $ 5,558.63             120
 244            02/06/98         04/01/98      Actual Days / 360 Year-Days               $ 5,654.10             120
 245            12/05/97         02/01/98      Actual Days / 360 Year-Days               $ 4,784.73             120
 246            06/25/97         08/01/97      Silent                                    $ 5,506.90             121
--------------------------------------------------------------------------------------------------------------------------
 247            07/21/97         09/01/97      Actual Days / 360 Year-Days               $ 5,161.41             120
 248            12/23/97         02/01/98      30 Month-Days / 360 Year-Days             $ 3,993.17             120
 249            12/23/97         02/01/98      30 Month-Days / 360 Year-Days             $ 3,049.33             120

              ORIGINAL                       REMAINING TERM           SCHEDULED           CROSS                        LOCKOUT
CONTROL     AMORTIZATION     SEASONING      TO MATURITY / ARD       MATURITY DATE/    COLLATERALIZED      RELATED     EXPIRATION
NUMBER      TERM (MONTHS)     (MONTHS)          (MONTHS)                 ARD              LOANS            LOANS         DATE
---------------------------------------------------------------------------------------------------------------------------------
   1             360              3                117                 01/01/08                                        04/30/00
   2             360              3                117                 01/11/08                                        05/10/00
   3             360              2                118                 02/01/08                                        01/31/02
   4             360              2                118                 02/01/08                                        01/31/02
   5             360              3                117                 01/01/08                                        01/31/01
---------------------------------------------------------------------------------------------------------------------------------
   6             360              3                117                 01/01/08                                        12/31/00


   7             360              3                117                 12/31/07                                        12/31/00
   8             360              3                117                 01/01/08                                        01/31/01
   9             300              5                115                 11/01/07                                        11/30/01
  10             360             10                110                 06/01/07                                        06/30/01




---------------------------------------------------------------------------------------------------------------------------------
  11             360              4                116                 11/30/07                                        11/30/00
  12             300              2                118                 02/01/08           Yes(c)         Yes (1)       01/31/02
  13             360              4                116                 12/01/07                                        11/30/00
  14             300              3                117                 01/01/08                                        12/31/01
  15             300              7                113                 09/01/07                                        09/30/98
---------------------------------------------------------------------------------------------------------------------------------
  16             360              1                 83                 03/01/05                                        04/30/00
  17             360              3                117                 12/31/07                                        12/31/00
  18             360              3                117                 01/01/08                                        01/31/01
  19             300              3                117                 01/01/08                                        12/31/01
  20             264              3                117                 12/31/07                                        12/31/00
---------------------------------------------------------------------------------------------------------------------------------
  21             360              3                117                 01/01/08                                        12/31/01
  22             360              5                115                 11/01/07                                        11/30/01
  23             360              2                118                 02/01/08                                        12/31/01
  24             360              2                118                 02/01/08                                        01/29/00
---------------------------------------------------------------------------------------------------------------------------------
  25             360              3                117                 01/01/08          Yes (h)         Yes (20)      04/30/00
  26             360              4                116                 12/01/07                                        04/30/00
  27             360              5                115                 11/01/07                          Yes (14)      11/30/00
  28             300              3                117                 01/01/08                                        04/30/00
  29             300              3                117                 01/01/08                                        12/31/01
---------------------------------------------------------------------------------------------------------------------------------
  30             360              4                117                 01/01/08                                        12/31/01
  31             360              2                118                 02/01/08                                        01/31/02
  32             360              3                117                 01/01/08                          Yes (11)      04/30/00
  33             360              3                117                 01/01/08                                        01/31/01
  34             300              2                118                 02/01/08                                        01/31/02
---------------------------------------------------------------------------------------------------------------------------------
  35             360              8                112                 08/01/07                          Yes (3)       07/31/01
  36             360              3                117                 01/01/08                          Yes (11)      05/31/00
  37             360              3                117                 01/01/08                                        01/31/02
  38             360              3                117                 01/01/08                                        01/31/01
---------------------------------------------------------------------------------------------------------------------------------
  39             360              5                115                 11/01/07                          Yes (6)       11/30/01
  40             360              5                 79                 11/01/04                                        11/30/99
  41             360              9                111                 07/01/07                                        07/31/01
  42             240              3                117                 01/01/08                                        12/31/01
  43             360              2                 82                 02/01/05                          Yes (10)      01/31/00
---------------------------------------------------------------------------------------------------------------------------------
  44             360              3                117                 01/01/08                                        12/31/01
  45             360              5                115                 11/01/07                          Yes (14)      11/30/00
  46             360              3                117                 01/01/08                                        12/31/01
  47             300              2                 82                 02/01/05                                        01/31/01
  48             300              3                117                 01/01/08                                        12/31/98
---------------------------------------------------------------------------------------------------------------------------------
  49             360              6                114                 10/01/07                                        10/31/01
  50             360              8                112                 08/01/07                                        08/31/01
  51             360              4                116                 12/01/07                                        12/31/01
  52             360              4                116                 12/01/07                                        12/31/01
  53             360              4                116                 12/01/07                                        11/30/01
---------------------------------------------------------------------------------------------------------------------------------
  54             300              3                117                 01/01/08                                        12/31/01
  55             300              4                116                 12/01/07                                        12/31/02
  56             360              1                119                 03/01/08                                        02/28/02
  57             360              9                111                 07/01/07                          Yes (11)      07/31/01
  58             360              8                112                 08/01/07                          Yes (3)       07/31/01
---------------------------------------------------------------------------------------------------------------------------------
  59             360              7                113                 09/01/07                          Yes (11)      09/30/01
  60             360              8                112                 08/01/07           Yes(d)         Yes (3)       07/31/01
  61             300              9                111                 07/01/07                                        07/31/01
  62             360              3                117                 01/01/08                                        12/31/01
  63             360              5                115                 11/01/07                          Yes (14)      11/30/00
---------------------------------------------------------------------------------------------------------------------------------
  64             300              7                113                 09/01/07                          Yes (13)      09/30/01
  65             360              4                116                 12/01/07                                        11/30/00
  66             360              3                117                 12/31/07                                        12/31/00
  67             300              3                117                 01/01/08                                        12/31/01
  68             300              4                116                 12/01/07                                        11/30/01
---------------------------------------------------------------------------------------------------------------------------------
  69             300              3                117                 01/01/08                                        01/31/02
  70             360              5                115                 11/01/07                                        11/30/01
  71             360              3                117                 01/01/08           Yes(e)         Yes (4)       12/31/01
  72             300              2                118                 02/01/08                                        01/31/02
  73             360              9                 75                 06/30/04                                        06/30/00
---------------------------------------------------------------------------------------------------------------------------------
  74             360              5                115                 11/01/07                          Yes (6)       11/30/01
  75             360              2                118                 02/01/08           Yes(c)         Yes (1)       01/31/02
  76             300              4                116                 12/01/07                          Yes (13)      12/31/00


  77             300              4                116                 12/01/07                                        11/30/01
---------------------------------------------------------------------------------------------------------------------------------
  78             360              3                117                 01/01/08                                        12/31/01
  79             360              4                116                 12/01/07                                        11/30/01
  80             360              4                116                 12/01/07                                        12/31/00
  81             360              8                112                 08/01/07           Yes(d)         Yes (3)       07/31/01
  82             360              3                117                 01/01/08                          Yes (13)      12/31/01
---------------------------------------------------------------------------------------------------------------------------------
  83             360              3                117                 01/01/08           Yes(e)         Yes (4)       12/31/01
  84             360              3                117                 01/01/08                          Yes (14)      01/31/01
  85             240              2                118                 02/01/08                                        01/31/02
  86             360              5                115                 11/01/07                          Yes (14)      11/30/00
  87             360              2                118                 01/31/08                          Yes (21)      01/31/01
---------------------------------------------------------------------------------------------------------------------------------
  88             360              3                117                 01/01/08                                        12/31/00
  89             360              3                117                 01/01/08                                        12/31/01
  90             360              3                117                 01/01/08                                        01/31/01
  91             360              3                117                 01/01/08                                        12/31/01
  92             360              8                112                 08/01/07                                        08/31/01
---------------------------------------------------------------------------------------------------------------------------------
  93             360              2                118                 01/31/08                          Yes (21)      01/31/01
  94             360              3                 81                 01/01/05                                        12/31/00
  95             300              4                116                 12/01/07                                        11/30/01
  96             360              4                116                 12/01/07                                        11/30/01
  97             360              3                117                 01/01/08                                        12/31/01
---------------------------------------------------------------------------------------------------------------------------------
  98             360              6                114                 10/01/07                                        10/31/01
  99             360              6                114                 10/01/07                                        10/31/01
 100             360              4                116                 12/01/07                                        11/30/01
 101             360              8                112                 08/01/07           Yes(d)         Yes (3)       07/31/01
 102             360              3                117                 01/01/08                                        12/31/01
---------------------------------------------------------------------------------------------------------------------------------
 103             360              7                113                 09/01/07                                        09/30/01
 104             360              2                118                 02/01/08                                        01/31/02
 105             360              3                117                 01/01/08                                        01/31/02
 106             360              3                117                 01/01/08           Yes(e)         Yes (4)       12/31/01
 107             300              3                117                 01/01/08                                        12/31/01
---------------------------------------------------------------------------------------------------------------------------------
 108             360              5                115                 11/01/07                          Yes (9)       11/30/01
 109             360              3                117                 01/01/08                                        01/31/01
 110             300              9                111                 07/01/07                          Yes (2)       07/31/01
 111             360              3                117                 01/01/08           Yes(e)         Yes (4)       12/31/01
 112             300              2                118                 02/01/08                                        01/31/02
---------------------------------------------------------------------------------------------------------------------------------
 113             300              4                116                 12/01/07                                        12/31/01
 114             360              8                112                 08/01/07                          Yes (6)       08/31/01
 115             300              2                118                 02/01/08                                        01/31/02
 116             360              2                118                 01/31/08                          Yes (21)      01/31/01
 117             300              5                115                 11/01/07                                        10/31/01
---------------------------------------------------------------------------------------------------------------------------------
 118             240              3                117                 01/01/08                                        12/31/01
 119             300              7                113                 09/01/07                                        09/30/01
 120             360              2                118                 02/01/08                                        01/31/02
 121             360              3                117                 01/01/08                                        12/31/01
 122             360              3                129                 01/01/09                                        01/31/02
---------------------------------------------------------------------------------------------------------------------------------
 123             360              3                117                 01/01/08                                        12/31/01
 124             360              3                117                 01/01/08                                        12/31/01
 125             360              3                117                 01/01/08           Yes(e)         Yes (4)       12/31/01
 126             360              4                116                 12/01/07                                        11/30/01
 127             360              5                115                 11/01/07                                        11/30/01
---------------------------------------------------------------------------------------------------------------------------------
 128             360              7                113                 09/01/07                                        09/30/01
 129             300             10                110                 06/01/07                                        06/30/02
 130             360              1                119                 03/01/08           Yes(i)         Yes (16)      02/28/01
 131             360              4                116                 12/01/07                          Yes (8)       11/30/01
 132             300             10                110                 06/01/07                                        05/31/01
---------------------------------------------------------------------------------------------------------------------------------
 133             360              3                117                 01/01/08                                        12/31/01
 134             360              4                116                 12/01/07                                        12/31/01
 135             300              3                117                 01/01/08                                        12/31/01
 136             360              5                115                 11/01/07                                        10/31/01
 137             360              5                115                 11/01/07                                        11/30/01
---------------------------------------------------------------------------------------------------------------------------------
 138             300              9                111                 07/01/07                          Yes (11)      07/31/01
 139             360              3                117                 12/31/07                          Yes (19)      12/31/00
 140             360              3                117                 01/01/08                                        01/31/01
 141             360              1                119                 03/01/08                          Yes (15)      02/28/02
 142             300              6                113                 09/01/07                                        10/31/01
---------------------------------------------------------------------------------------------------------------------------------
 143             360              3                117                 01/01/08                          Yes (13)      12/31/01
 144             360              3                117                 01/01/08          Yes (h)         Yes (20)      04/30/00
 145             300             10                110                 06/01/07                                        06/30/01
 146             360              4                116                 12/01/07                                        11/30/01
 147             324              9                111                 07/01/07                                        07/31/01
---------------------------------------------------------------------------------------------------------------------------------
 148             360              3                117                 01/01/08                                        01/31/01
 149             360              3                117                 01/01/08                                        12/31/01
 150             360              8                112                 08/01/07
 151             300              2                118                 02/01/08                                        01/31/02
 152             360              6                114                 10/01/07                                        09/30/01
---------------------------------------------------------------------------------------------------------------------------------
 153             300              2                118                 02/01/08                                        01/31/02
 154             300              9                111                 07/01/07          Yes (a)         Yes (5)       07/31/01
 155             300              9                111                 07/01/07                                        07/31/01
 156             300              6                114                 10/01/07                          Yes (9)       10/31/01
 157             300              1                119                 03/01/08                                        02/28/02
---------------------------------------------------------------------------------------------------------------------------------
 158             360              2                118                 02/01/08                                        01/31/02
 159             360              3                117                 01/01/08                                        01/31/02
 160             360              3                117                 01/01/08                                        12/31/01
 161             360              3                117                 01/01/08                                        01/31/02
 162             360              4                116                 12/01/07                                        12/31/00
---------------------------------------------------------------------------------------------------------------------------------
 163             324             10                110                 06/01/07                                        06/30/01
 164             360              2                118                 02/01/08                                        01/31/02
 165             300              2                118                 02/01/08           Yes(c)         Yes (1)       01/31/02
 166             360              4                116                 12/01/07                                        12/31/01
 167             360              5                115                 11/01/07
---------------------------------------------------------------------------------------------------------------------------------
 168             300              6                 78                 10/01/04                                        10/31/00
 169             240              2                118                 02/01/08                                        01/31/02
 170             178              7                113                 09/01/07                                        09/30/01
 171             300              4                116                 12/01/07                                        11/30/00
 172             330              3                117                 01/01/08                                        12/31/99
---------------------------------------------------------------------------------------------------------------------------------
 173             360              6                114                 10/01/07                                        09/30/01
 174             360              4                116                 12/01/07                                        11/30/01
 175             300              3                117                 01/01/08                                        01/31/02
 176             360              5                115                 11/01/07                                        11/30/00
 177             360              5                115                 11/01/07                                        11/30/01
---------------------------------------------------------------------------------------------------------------------------------
 178             300              4                116                 12/01/07                                        11/30/00
 179             240              3                117                 01/01/08                                        01/31/02
 180             300              6                114                 10/01/07                                        10/31/01
 181             360              1                119                 03/01/08                          Yes (10)      03/31/02
 182             360              3                117                 01/01/08                                        12/31/01
---------------------------------------------------------------------------------------------------------------------------------
 183             360              2                118                 02/01/08                                        01/31/02
 184             360              3                117                 01/01/08          Yes (h)         Yes (20)      04/30/00
 185             240              4                116                 12/01/07                                        11/30/01
 186             360              4                116                 12/01/07                          Yes (8)       11/30/01
 187             360              2                118                 02/01/08                                        01/31/02
---------------------------------------------------------------------------------------------------------------------------------
 188             300              2                118                 01/31/08                                        01/31/01
 189             300             10                110                 06/01/07                                        06/30/01
 190             360              2                118                 02/01/08                                        01/31/02
 191             300              7                113                 09/01/07                                        09/30/99


 192             300              3                117                 01/01/08                                        12/31/01
---------------------------------------------------------------------------------------------------------------------------------
 193             300              1                119                 03/01/08                                        02/28/02
 194             300              4                116                 12/01/07                                        11/30/01
 195             360              6                114                 10/01/07                                        10/31/01
 196             360              8                112                 08/01/07                                        08/31/01
 197             300              3                117                 01/01/08                                        12/31/01
---------------------------------------------------------------------------------------------------------------------------------
 198             300              1                119                 03/01/08                                        04/30/00
 199             360              3                117                 01/01/08                                        12/31/01
 200             300              3                117                 01/01/08                                        12/31/01
 201             360              8                112                 08/01/07                          Yes (6)       08/31/01
 202             240              4                116                 12/01/07                                        11/30/01
---------------------------------------------------------------------------------------------------------------------------------
 203             300              2                118                 02/01/08                                        01/31/02
 204             300              3                117                 01/01/08                                        12/31/01
 205             300              9                111                 06/30/07                                        06/30/02
 206             360              3                117                 01/01/08                                        12/31/01
 207             360              3                117                 01/01/08           Yes(e)         Yes (4)       12/31/01


---------------------------------------------------------------------------------------------------------------------------------
 208             300              3                117                 01/01/08                                        12/31/01
 209             180              2                118                 02/01/08                                        01/31/02
 210             300              3                117                 01/01/08          Yes (b)         Yes (17)      01/31/00
 211             300              6                114                 10/01/07                                        10/31/01
 212             300              3                117                 01/01/08                                        01/31/02
---------------------------------------------------------------------------------------------------------------------------------
 213             360              2                118                 02/01/08                          Yes (15)      01/31/02
 214             300              6                114                 10/01/07                                        09/30/01
 215             360              4                116                 11/30/07                          Yes (19)      11/30/00
 216             300              3                117                 01/01/08                                        01/31/02
---------------------------------------------------------------------------------------------------------------------------------
 217             300             10                110                 06/01/07                          Yes (2)       06/30/01
 218             300              2                118                 02/01/08                                        01/31/02
 219             300             10                110                 06/01/07                                        06/30/01
 220             300              5                115                 11/01/07                                        11/30/99
 221             360              3                117                 01/01/08                                        12/31/01
---------------------------------------------------------------------------------------------------------------------------------
 222             360              1                119                 02/28/08          Yes (f)         Yes (18)      02/28/01
 223             240              2                118                 02/01/08           Yes(c)         Yes (1)       01/31/02
 224             240             10                110                 06/01/07                                        06/30/01
 225             360              2                118                 02/01/08                                        01/31/02
 226             300             10                110                 06/01/07                                        05/31/99
---------------------------------------------------------------------------------------------------------------------------------
 227             360              1                119                 02/28/08          Yes (f)         Yes (18)      02/28/01
 228             360              3                117                 01/01/08           Yes(g)         Yes (7)       12/31/01
 229             360              3                117                 01/01/08           Yes(g)         Yes (7)       12/31/01
 230             360              3                117                 01/01/08                                        01/31/02
 231             360              1                119                 03/01/08                          Yes (10)      03/31/02
---------------------------------------------------------------------------------------------------------------------------------
 232             360              3                117                 01/01/08                                        01/31/01
 233             300              8                112                 08/01/07                                        08/31/01
 234             300             10                110                 06/01/07                                        06/30/01
 235             360              3                 81                 01/01/05                                        12/31/99
 236             180              5                115                 11/01/07                                        10/31/01
 237             300              8                112                 07/31/07                                        07/31/99
 238             300              2                118                 02/01/08                                        01/31/02
 239             300              3                117                 01/01/08                                        12/31/01
 240             120              3                117                 12/31/07                                        12/31/00
 241             240              9                111                 07/01/07          Yes (a)         Yes (5)       07/31/01
---------------------------------------------------------------------------------------------------------------------------------
 242             360              1                119                 03/01/08                          Yes (10)      03/31/02
 243             360              3                117                 01/01/08           Yes(g)         Yes (7)       12/31/01
 244             360              1                119                 03/01/08           Yes(i)         Yes (16)      02/28/01
 245             360              3                117                 01/01/08           Yes(e)         Yes (4)       12/31/01
 246             360              9                112                 07/31/07                                        07/31/99
---------------------------------------------------------------------------------------------------------------------------------
 247             360              8                112                 08/01/07                                        07/31/99
 248             300              3                117                 01/01/08          Yes (b)         Yes (17)      01/31/00
 249             300              3                117                 01/01/08          Yes (b)         Yes (17)      01/31/00

                                                                                  YIELD
CONTROL                                                                        MAINTENANCE                     APPRAISED
NUMBER        PREPAYMENT PENALTY DESCRIPTION (MONTHS)                             TYPE                           VALUE
--------------------------------------------------------------------------------------------------------------------------
   1          LO(28)/Defeasance(91)/FREE(1)                                NAP                                 76,800,000
   2          LO(28)/Defeasance(89)/FREE(3)                                NAP                                 68,000,000
   3          LO(48)/YM(66)/FREE(6)                                        Interest Differential               63,000,000
   4          LO(48)/YM(66)/FREE(6)                                        Interest Differential               39,500,000
   5          LO(37)/Defeasance(77)/FREE(6)                                NAP                                 30,950,000
--------------------------------------------------------------------------------------------------------------------------
   6          LO(36)/Defeasance(84)                                        NAP                                 31,300,000
                                                                                                               14,500,000
                                                                                                               16,800,000
   7          LO(36)/Defeasance(84)                                        NAP                                 27,500,000
   8          LO(37)/Defeasance(77)/FREE(6)                                NAP                                 23,400,000
   9          LO(49)/> YM or 1%(65)/FREE(6)                                Present Value                       21,735,000
  10          LO(49)/> YM or 1%(65)/FREE(6)                                Present Value                       24,000,000




--------------------------------------------------------------------------------------------------------------------------
  11          LO(36)/Defeasance(84)                                        NAP                                 19,000,000
  12          LO(48)/YM(66)/FREE(6)                                        Interest Differential               17,573,000
  13          LO(36)/Defeasance(84)                                        NAP                                 19,500,000
  14          LO(48)/YM(66)/FREE(6)                                        Interest Differential               18,800,000
  15          LO(13)/>YM or 1%(101)/FREE(6)                                Present Value                       17,900,000
--------------------------------------------------------------------------------------------------------------------------
  16          LO(26)/Defeasance(52)/FREE(6)                                NAP                                 17,800,000
  17          LO(36)/Defeasance(78)/FREE(6)                                NAP                                 17,950,000
  18          LO(37)/Defeasance(77)/FREE(6)                                NAP                                 16,000,000
  19          LO(48)/YM(66)/FREE(6)                                        Interest Differential               23,700,000
  20          LO(36)/Defeasance(84)                                        NAP                                 16,600,000
--------------------------------------------------------------------------------------------------------------------------
  21          LO(48)/YM(66)/FREE(6)                                        Interest Differential               13,700,000
  22          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                       13,600,000
  23          LO(47)/YM(67)/FREE(6)                                        Interest Differential               12,750,000
  24          LO(24)/YM(90)/FREE(6)                                        Interest Differential               12,490,000
--------------------------------------------------------------------------------------------------------------------------
  25          LO(28)/Defeasance(86)/FREE(6)                                NAP                                 12,600,000
  26          LO(29)/Defeasance(85)/FREE(6)                                NAP                                 11,650,000
  27          LO(37)/Defeasance(77)/FREE(6)                                NAP                                 11,150,000
  28          LO(28)/Defeasance(86)/FREE(6)                                NAP                                 14,000,000
  29          LO(48)/YM(66)/FREE(6)                                        Interest Differential               10,600,000
--------------------------------------------------------------------------------------------------------------------------
  30          LO(49)/> YM or 1%(66)/FREE(6)                                Present Value                       12,750,000
  31          LO(48)/YM(66)/FREE(6)                                        Interest Differential               10,700,000
  32          LO(28)/Defeasance(86)/FREE(6)                                NAP                                 13,000,000
  33          LO(37)/Defeasance(77)/FREE(6)                                NAP                                 10,300,000
  34          LO(48)/YM(66)/FREE(6)                                        Interest Differential               11,300,000
--------------------------------------------------------------------------------------------------------------------------
  35          LO(47)/YM(66)/FREE(6)                                        Interest Differential               10,000,000
  36          LO(29)/Defeasance(85)/FREE(6)                                NAP                                  9,850,000
  37          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        9,750,000
  38          LO(37)/Defeasance(77)/FREE(6)                                NAP                                 10,200,000
--------------------------------------------------------------------------------------------------------------------------
  39          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        9,480,000
  40          LO(25)/>YM or 1%(53)/FREE(6)                                 Present Value                        9,500,000
  41          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        9,800,000
  42          LO(48)/YM(66)/FREE(6)                                        Interest Differential                9,400,000
  43          LO(24)/5%(12)/4%(12)/3%(12)/2%(12)/1%(6)/FREE(6)             NAP                                 15,100,000
--------------------------------------------------------------------------------------------------------------------------
  44          LO(48)/YM(66)/FREE(6)                                        Interest Differential                9,300,000
  45          LO(37)/Defeasance(77)/FREE(6)                                NAP                                  8,650,000
  46          LO(48)/YM(66)/FREE(6)                                        Interest Differential                9,950,000
  47          LO(36)/YM(42)/FREE(6)                                        Interest Differential                9,100,000
  48          LO(12)/YM(102)/FREE(6)                                       Interest Differential                8,500,000
--------------------------------------------------------------------------------------------------------------------------
  49          LO(49)/>YM or 1% /(59)/FREE(12)                              Present Value                        9,000,000
  50          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        8,900,000
  51          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        8,350,000
  52          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        8,300,000
  53          LO(48)/YM(66)/FREE(6)                                        Interest Differential                8,190,000
--------------------------------------------------------------------------------------------------------------------------
  54          LO(48)/YM(66)/FREE(6)                                        Interest Differential               10,500,000
  55          LO(61)/<5% or YM(12)/<3% or YM(24)/<1% or YM(17)/FREE(6)     Present Value                       10,200,000
  56          LO(48)/YM(66)/FREE(6)                                        Interest Differential                8,500,000
  57          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        7,910,000
  58          LO(47)/YM(66)/FREE(6)                                        Interest Differential                8,200,000
--------------------------------------------------------------------------------------------------------------------------
  59          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        7,830,000
  60          LO(47)/YM(66)/FREE(6)                                        Interest Differential                7,700,000
  61          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        8,600,000
  62          LO(48)/YM(66)/FREE(6)                                        Interest Differential                7,350,000
  63          LO(37)/Defeasance(77)/FREE(6)                                NAP                                  7,150,000
--------------------------------------------------------------------------------------------------------------------------
  64          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        9,300,000
  65          LO(36)/Defeasance(84)                                        NAP                                  7,300,000
  66          LO(36)/Defeasance(84)                                        NAP                                  7,500,000
  67          LO(48)/YM(66)/FREE(6)                                        Interest Differential                7,900,000
  68          LO(48)/YM(66)/FREE(6)                                        Interest Differential                8,000,000
--------------------------------------------------------------------------------------------------------------------------
  69          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        8,200,000
  70          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        6,900,000
  71          LO(48)/YM(66)/FREE(6)                                        Interest Differential                6,300,000
  72          LO(48)/YM(66)/FREE(6)                                        Interest Differential                7,000,000
  73          LO(36)/4%(12)/3%(12)/2%(12)/1%(6)/FREE(6)                    NAP                                  7,800,000
--------------------------------------------------------------------------------------------------------------------------
  74          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        6,600,000
  75          LO(48)/YM(66)/FREE(6)                                        Interest Differential                6,400,000
  76          LO(37)/>YM or 1%(77)/FREE(6)                                 Present Value                        7,300,000
                                                                                                                3,300,000
                                                                                                                4,000,000
  77          LO(48)/YM(66)/FREE(6)                                        Interest Differential                6,650,000
--------------------------------------------------------------------------------------------------------------------------
  78          LO(48)/YM(66)/FREE(6)                                        Interest Differential                6,100,000
  79          LO(48)/>YM or 1%(66)/FREE(6)                                 Present Value                        6,800,000
  80          LO(37)/Defeasance(77)/FREE(6)                                NAP                                 15,200,000
  81          LO(47)/YM(66)/FREE(6)                                        Interest Differential                6,200,000
  82          LO(48)/YM(66)/FREE(6)                                        Interest Differential                8,100,000
--------------------------------------------------------------------------------------------------------------------------
  83          LO(48)/YM(66)/FREE(6)                                        Interest Differential                6,200,000
  84          LO(37)/Defeasance(77)/FREE(6)                                NAP                                  6,400,000
  85          LO(48)/YM(67)/FREE(5)                                        Interest Differential                6,380,000
  86          LO(37)/Defeasance(77)/FREE(6)                                NAP                                  7,000,000
  87          LO(36)/Defeasance(78)/FREE(6)                                NAP                                  6,500,000
--------------------------------------------------------------------------------------------------------------------------
  88          LO(36)/Defeasance(84)                                        NAP                                  6,200,000
  89          LO(48)/YM(66)/FREE(6)                                        Interest Differential                7,400,000
  90          LO(37)/Defeasance(77)/FREE(6)                                NAP                                  5,700,000
  91          LO(48)/YM(66)/FREE(6)                                        Interest Differential                5,850,000
  92          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        6,000,000
--------------------------------------------------------------------------------------------------------------------------
  93          LO(36)/Defeasance(78)/FREE(6)                                NAP                                  5,850,000
  94          LO(36)/1%(42)/FREE(6)                                        NAP                                  5,640,000
  95          LO(48)/>YM or 1%(66)/FREE(6)                                 Present Value                        5,500,000
  96          LO(48)/YM(66)/FREE(6)                                        Interest Differential                5,400,000
  97          LO(48)/YM(66)/FREE(6)                                        Interest Differential                5,500,000
--------------------------------------------------------------------------------------------------------------------------
  98          LO(49)/>YM or 1%(59)/FREE(12)                                Present Value                        6,100,000
  99          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        5,700,000
 100          LO(48)/YM(66)/FREE(6)                                        Interest Differential                7,815,000
 101          LO(47)/YM(66)/FREE(6)                                        Interest Differential                5,900,000
 102          LO(48)/YM(63)/FREE(9)                                        Interest Differential                5,180,000
--------------------------------------------------------------------------------------------------------------------------
 103          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        5,800,000
 104          LO(48)/YM(66)/FREE(6)                                        Interest Differential                5,425,000
 105          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        5,400,000
 106          LO(48)/YM(66)/FREE(6)                                        Interest Differential                3,950,000
 107          LO(48)/YM(66)/FREE(6)                                        Interest Differential                5,000,000
--------------------------------------------------------------------------------------------------------------------------
 108          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        5,600,000
 109          LO(37)/Defeasance(77)/FREE(6)                                NAP                                  5,400,000
 110          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        4,965,000
 111          LO(48)/YM(66)/FREE(6)                                        Interest Differential                4,050,000
 112          LO(48)/YM(66)/FREE(6)                                        Interest Differential                6,100,000
--------------------------------------------------------------------------------------------------------------------------
 113          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        5,150,000
 114          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        4,800,000
 115          LO(48)/YM(66)/FREE(6)                                        Interest Differential                5,022,000
 116          LO(36)/Defeasance(78)/FREE(6)                                NAP                                  5,000,000
 117          LO(48)/YM(66)/FREE(6)                                        Interest Differential                5,400,000
--------------------------------------------------------------------------------------------------------------------------
 118          LO(48)/YM(66)/FREE(6)                                        Interest Differential                5,100,000
 119          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        5,600,000
 120          LO(48)/YM(66)/FREE(6)                                        Interest Differential                4,800,000
 121          LO(48)/YM(66)/FREE(6)                                        Interest Differential                4,500,000
 122          LO(49)/>YM or 1%(77)/FREE(6)                                 Present Value                        5,075,000
--------------------------------------------------------------------------------------------------------------------------
 123          LO(48)/YM(66)/FREE(6)                                        Interest Differential                4,950,000
 124          LO(48)/YM(66)/FREE(6)                                        Interest Differential                4,500,000
 125          LO(48)/YM(66)/FREE(6)                                        Interest Differential                4,300,000
 126          LO(48)/YM(66)/FREE(6)                                        Interest Differential                4,850,000
 127          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        4,925,000
--------------------------------------------------------------------------------------------------------------------------
 128          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        4,870,000
 129          LO(61)/>YM or 1%(53)/FREE(6)                                 Present Value                        5,000,000
 130          LO(36)/YM(78)/FREE(6)                                        Interest Differential                5,150,000
 131          LO(48)/YM(66)/FREE(6)                                        Interest Differential                4,400,000
 132          LO(48)/>YM or 1%(66)/FREE(6)                                 Present Value                        4,450,000
--------------------------------------------------------------------------------------------------------------------------
 133          LO(48)/YM(66)/FREE(6)                                        Interest Differential                5,100,000
 134          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        4,490,000
 135          LO(48)/YM(66)/FREE(6)                                        Interest Differential                4,700,000
 136          LO(48)/YM(66)/FREE(6)                                        Interest Differential                4,375,000
 137          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        4,630,000
--------------------------------------------------------------------------------------------------------------------------
 138          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        4,450,000
 139          LO(36)/Defeasance(84)                                        NAP                                  5,350,000
 140          LO(37)/Defeasance77/FREE(6)                                  NAP                                  4,000,000
 141          LO(48)/YM(66)/FREE(6)                                        Interest Differential                4,330,000
 142          LO(49)/>YM or 1%(64)/FREE(6)                                 Present Value                        5,350,000
--------------------------------------------------------------------------------------------------------------------------
 143          LO(48)/YM(66)/FREE(6)                                        Interest Differential                5,150,000
 144          LO(28)/Defeasance(86)/FREE(6)                                NAP                                  4,700,000
 145          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        4,850,000
 146          LO(48)/YM(66)/FREE(6)                                        Interest Differential                4,400,000
 147          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        4,000,000
--------------------------------------------------------------------------------------------------------------------------
 148          LO(37)/Defeasance(77)/FREE(6)                                NAP                                  4,205,000
 149          LO(48)/YM(66)/FREE(6)                                        Interest Differential                3,900,000
 150          >YM or 1%(114)/FREE(6)                                       Present Value                        4,150,000
 151          LO(48)/YM(66)/FREE(6)                                        Interest Differential                4,875,000
 152          LO(48)/>YM or 1%(66)/FREE(6)                                 Present Value                        3,765,000
--------------------------------------------------------------------------------------------------------------------------
 153          LO(48)/YM(66)/FREE(6)                                        Interest Differential                3,542,000
 154          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        3,940,000
 155          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        4,700,000
 156          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        3,950,000
 157          LO(48)/YM(66)/FREE(6)                                        Interest Differential                4,400,000
--------------------------------------------------------------------------------------------------------------------------
 158          LO(48)/YM(59)/FREE(13)                                       Interest Differential                3,860,000
 159          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        3,500,000
 160          LO(48)/YM(66)/FREE(6)                                        Interest Differential                3,700,000
 161          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        4,040,000
 162          LO(37)/Defeasance(77)/FREE(6)                                NAP                                  3,400,000
--------------------------------------------------------------------------------------------------------------------------
 163          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        3,450,000
 164          LO(48)/YM(66)/FREE(6)                                        Interest Differential                4,000,000
 165          LO(48)/YM(66)/FREE(6)                                        Interest Differential                3,500,000
 166          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        3,250,000
 167          >YM or 1%(114)/FREE(6)                                       Present Value                        3,350,000
--------------------------------------------------------------------------------------------------------------------------
 168          LO(37)/Defeasance(47)                                        NAP                                  4,550,000
 169          LO(48)/YM(66)/FREE(6)                                        Interest Differential                3,283,000
 170          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        3,840,000
 171          LO(36)/5%(24)/4%(24)/3%(12)/2%(12)/1%(6)/FREE(6)             NAP                                  3,500,000
 172          LO(24)/YM(90)/FREE(6)                                        Interest Differential                3,000,000
--------------------------------------------------------------------------------------------------------------------------
 173          LO(48)/YM(66)/FREE(6)                                        Interest Differential                3,500,000
 174          LO(48)/YM(66)/FREE(6)                                        Interest Differential                3,520,000
 175          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        3,975,000
 176          LO(37)/>YM or 1%(77)/FREE(6)                                 Present Value                        3,375,000
 177          LO(49)/> YM or 1%(65)/FREE(6)                                Present Value                        3,350,000
--------------------------------------------------------------------------------------------------------------------------
 178          LO(36)/Defeasance(84)                                        NAP                                  3,340,000
 179          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        3,515,000
 180          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        3,300,000
 181          LO(49)/5%(12)/4%(12)/3%(12)/2%(12)/1%(17)/FREE(6)            NAP                                  4,500,000
 182          LO(48)/YM(66)/FREE(6)                                        Interest Differential                4,400,000
--------------------------------------------------------------------------------------------------------------------------
 183          LO(48)/YM(66)/FREE(6)                                        Interest Differential                3,200,000
 184          LO(28)/Defeasance(86)/FREE(6)                                NAP                                  3,400,000
 185          LO(48)/YM(66)/FREE(6)                                        Interest Differential                3,150,000
 186          LO(48)/YM(66)/FREE(6)                                        Interest Differential                3,300,000
 187          LO(48)/YM(66)/FREE(6)                                        Interest Differential                2,875,000
--------------------------------------------------------------------------------------------------------------------------
 188          LO(36)/Defeasance(84)                                        NAP                                  3,800,000
 189          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        3,100,000
 190          LO(48)/YM(66)/FREE(6)                                        Interest Differential                2,820,000
 191          LO(25)/>YM or 1%(89)/FREE(6)                                 Present Value                        3,300,000


 192          LO(48)/YM(66)/FREE(6)                                        Interest Differential                3,050,000
--------------------------------------------------------------------------------------------------------------------------
 193          LO(48)/YM(66)/FREE(6)                                        Interest Differential                2,895,000
 194          LO(48)/YM(66)/FREE(6)                                        Interest Differential                3,200,000
 195          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        2,900,000
 196          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        2,700,000
 197          LO(48)/YM(66)/FREE(6)                                        Interest Differential                2,700,000
--------------------------------------------------------------------------------------------------------------------------
 198          LO(26)/Defeasance(88)/FREE(6)                                NAP                                  2,880,000
 199          LO(48)/YM(66)/FREE(6)                                        Interest Differential                3,000,000
 200          LO(48)/YM(66)/FREE(6)                                        Interest Differential                2,650,000
 201          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        2,550,000
 202          LO(48)/YM(66)/FREE(6)                                        Interest Differential                2,375,000
--------------------------------------------------------------------------------------------------------------------------
 203          LO(48)/5%(12)/4%(12)/3%(12)/2%(12)/1%(18)/FREE(6)            NAP                                  2,600,000
 204          LO(48)/YM(66)/FREE(6)                                        Interest Differential                4,000,000
 205          LO(60)>YM or 1%(54)/FREE(6)                                  Interest Differential                2,500,000
 206          LO(48)/YM(66)/FREE(6)                                        Interest Differential                2,400,000
 207          LO(48)/YM(66)/FREE(6)                                        Interest Differential                2,200,000
                                                                                                                1,307,593
                                                                                                                  892,407
--------------------------------------------------------------------------------------------------------------------------
 208          LO(48)/YM(66)/FREE(6)                                        Interest Differential                3,000,000
 209          LO(48)/YM(66)/FREE(6)                                        Interest Differential                2,639,200
 210          LO(25)/>YM or 1%(89)/FREE(6)                                 Present Value                        2,200,000
 211          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        2,500,000
 212          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        2,025,000
--------------------------------------------------------------------------------------------------------------------------
 213          LO(48)/YM(66)/FREE(6)                                        Interest Differential                2,030,000
 214          LO(48)/5%(12)/4%(12)/3%(12)/2%(12)/1%(18)/FREE(6)            NAP                                  2,100,000
 215          LO(36)/Defeasance(84)                                        NAP                                  2,240,000
 216          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        1,800,000
--------------------------------------------------------------------------------------------------------------------------
 217          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        1,785,000
 218          LO(48)/YM(66)/FREE(6)                                        Interest Differential                1,930,000
 219          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        1,750,000
 220          LO(25)/>YM or 1%(89)/FREE(6)                                 Present Value                        2,810,000
 221          LO(48)/YM(66)/FREE(6)                                        Interest Differential                1,700,000
--------------------------------------------------------------------------------------------------------------------------
 222          LO(36)/Defeasance(78)/FREE(6)                                NAP                                  1,700,000
 223          LO(48)/YM(66)/FREE(6)                                        Interest Differential                1,925,000
 224          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        1,900,000
 225          LO(48)/YM(66)/FREE(6)                                        Interest Differential                1,800,000
 226          LO(24)/3%(12)/2%(12)/1%(12)/FREE(60)                         NAP                                  1,600,000
--------------------------------------------------------------------------------------------------------------------------
 227          LO(36)/Defeasance(78)/FREE(6)                                NAP                                  1,535,000
 228          LO(48)/YM(66)/FREE(6)                                        Interest Differential                1,725,000
 229          LO(48)/YM(66)/FREE(6)                                        Interest Differential                1,730,000
 230          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        1,400,000
 231          LO(49)/5%(12)/4%(12)/3%(12)/2%(12)/1%(17)/FREE(6)            NAP                                  2,225,000
--------------------------------------------------------------------------------------------------------------------------
 232          LO(37)/Defeasance(77)/FREE(6)                                NAP                                  1,350,000
 233          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        1,400,000
 234          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        1,600,000
 235          LO(24)/5%(12)/4%(12)/3%(12)/2%(12)/1%(6)/FREE(6)             NAP                                  1,350,000
 236          LO(48)/YM(66)/FREE(6)                                        Interest Differential                1,500,000
 237          LO(24)/3%(12)/2%(12)/1%(12)/FREE(60)                         NAP                                  1,325,000
 238          LO(48)/YM(66)/FREE(6)                                        Interest Differential                2,100,000
 239          LO(48)/YM(66)/FREE(6)                                        Interest Differential                1,240,000
 240          LO(36)/Defeasance(84)                                        NAP                                  2,550,000
 241          LO(49)/>YM or 1%(65)/FREE(6)                                 Present Value                        1,638,000
--------------------------------------------------------------------------------------------------------------------------
 242          LO(49)/5%(12)/4%(12)/3%(12)/2%(12)/1%(17)/FREE(6)            NAP                                  1,400,000
 243          LO(48)/YM(66)/FREE(6)                                        Interest Differential                1,250,000
 244          LO(36)/YM(78)/FREE(6)                                        Interest Differential                1,065,000
 245          LO(48)/YM(66)/FREE(6)                                        Interest Differential                  820,000
 246          LO(25)/3%(12)/2%(12)/1%(11)/FREE(61)                         NAP                                  1,000,000
--------------------------------------------------------------------------------------------------------------------------
 247          LO(24)/3%(12)/2%(12)/1%(12)/FREE(60)                         NAP                                    830,000
 248          LO(25)/>YM or 1%(89)/FREE(6)                                 Present Value                          670,000
 249          LO(25)/>YM or 1%(89)/FREE(6)                                 Present Value                          570,000

                                 CUT-OFF
CONTROL        APPRAISAL         DATE LTV              LOAN
NUMBER            DATE            RATIO             CONTRIBUTOR                  PROPERTY NAME
-----------------------------------------------------------------------------------------------------------------
   1            09/01/97           74.1         GSMC                      Boulevard Mall
   2            01/01/98           73.7         GSMC (Archon)             200 Market Building
   3            12/19/97           66.0         Citicorp                  Montgomery Park
   4            11/19/97           82.0         Citicorp                  Wheatlands
   5            03/20/97           79.8         Amresco                   Pembroke Landings
-----------------------------------------------------------------------------------------------------------------
   6            09/22/97           73.3         Amresco                   TRW Aggregate
                09/22/97           73.3         Amresco                   TRW Building
                09/22/97           73.3         Amresco                   TRW Buildings
   7            10/01/97           74.4         GSMC (CPC)                TASC Building
   8            09/10/97           73.3         Amresco                   Southern Center
   9            09/18/97           76.8         Amresco                   Tara Hills Apartments
  10            03/24/97           67.9         Amresco                   The Springs Aggregate
                03/24/97           67.9         Amresco                   Spring Oaks Apartments
                03/24/97           67.9         Amresco                   Spring Garden Apartments
                03/24/97           67.9         Amresco                   Spring Meadow Apartments
                03/24/97           67.9         Amresco                   Spring Palm Apartments
-----------------------------------------------------------------------------------------------------------------
  11            09/05/97           79.8         GSMC (CPC)                Town Square Shopping Center
  12            11/19/97           81.7         Citicorp                  Hillsborough Industrial Portfolio
  13            10/16/97           70.6         Amresco                   1818 "N" Street, N.W.
  14            10/07/97           71.6         Citicorp                  Spring Valley Shopping Center
  15            05/01/97           74.3         Amresco                   Shops at Sterling Ponds I
-----------------------------------------------------------------------------------------------------------------
  16            01/06/98           74.5         GSMC (CPC)                Park Laureate Apartments
  17            07/23/97           71.6         GSMC (CPC)                McFarland Mall
  18            10/22/97           74.8         Amresco                   WaterStone Shopping Center
  19            12/23/97           50.5         Citicorp                  Residence Inn - Anaheim
  20            11/12/97           64.8         GSMC (CPC)                Holiday Inn Conference Center
-----------------------------------------------------------------------------------------------------------------
  21            10/20/97           77.9         Citicorp                  Executive Parkway
  22            07/10/97           75.1         Amresco                   Lake Walden Square
  23            12/05/97           78.3         Citicorp                  Summer Brook Apartments
  24            10/10/97           76.7         Citicorp                  Landmark Apartments
-----------------------------------------------------------------------------------------------------------------
  25            11/19/97           70.5         GSMC (CPC)                Somerset Exec. Square I & II
  26            10/02/97           74.5         GSMC (CPC)                SunTrust Building
  27            09/02/97           77.3         Amresco                   Chestnut Hill Apartments
  28            09/15/97           60.5         GSMC (CPC)                Monticello Inn
  29            12/02/97           78.5         Citicorp                  Central Plant Land
-----------------------------------------------------------------------------------------------------------------
  30            10/08/97           64.9         Amresco                   Century Plaza
  31            11/13/97           74.6         Citicorp                  Web Foods Facility
  32            10/24/97           61.4         Amresco                   Fontana Shopping Center
  33            11/20/97           77.5         Amresco                   Fourth Ward Square Apartments
  34            12/10/97           70.6         Citicorp                  Memphis Medical
-----------------------------------------------------------------------------------------------------------------
  35            04/18/97           79.6         Citicorp                  Brandon Oaks Apartments
  36            10/23/97           79.8         Amresco                   Duck Creek Apartments
  37            11/20/97           78.3         Amresco                   Edgebrook Shopping Center
  38            12/01/97           74.8         Amresco                   Manchester Square Shopping Ctr
-----------------------------------------------------------------------------------------------------------------
  39            09/12/97           79.7         Amresco                   Schooner Cove II Apartments
  40            07/02/97           75.0         Amresco                   Timmerman Plaza
  41            05/09/97           72.6         Amresco                   1650 King Street Office Building
  42            09/23/97           74.6         Citicorp                  Page Marriott
  43            11/18/97           46.3         Citicorp                  Eagle River Village
-----------------------------------------------------------------------------------------------------------------
  44            11/25/97           75.1         Citicorp                  Microware System Building
  45            09/02/97           79.5         Amresco                   Parkway Apartments
  46            11/19/97           68.2         Citicorp                  Erindale Center
  47            10/23/97           74.5         Citicorp                  Mahopac Village Center
  48            12/10/97           79.2         Citicorp                  Residence Inn Marriot
-----------------------------------------------------------------------------------------------------------------
  49            08/26/97           74.6         Amresco                   Danville Manor Shopping Center
  50            04/28/97           74.6         Amresco                   Parkwood Village Shopping Center
  51            09/24/97           79.4         Amresco                   Woodman Village Apartments
  52            09/16/97           79.3         Amresco                   Windridge Townhomes
  53            10/27/97           79.2         Citicorp                  Eastwood Village
-----------------------------------------------------------------------------------------------------------------
  54            11/18/97           61.7         Citicorp                  Hampton Inn
  55            10/08/97           63.5         Amresco                   Embassy Suites-Portland, Maine
  56            01/09/98           74.7         Citicorp                  Montfort Place
  57            01/29/97           79.4         Amresco                   Summit Point Apartments
  58            05/04/97           76.4         Citicorp                  Sugar Tree Apartments
-----------------------------------------------------------------------------------------------------------------
  59            01/30/97           78.5         Amresco                   Dove Tree Apartments
  60            04/18/97           78.8         Citicorp                  Grove Park
  61            04/04/97           69.2         Amresco                   King James Office Buildings
  62            06/16/97           79.8         Citicorp                  Edgewood Terrace/Four Season Apt
  63            09/02/97           79.6         Amresco                   Coral Club Apartments
-----------------------------------------------------------------------------------------------------------------
  64            07/24/97           60.7         Amresco                   Courtyard at Pleasant Run
  65            10/01/97           77.0         Amresco                   Twin River Apartments
  66            11/01/97           73.2         GSMC (CPC)                Southland SC-Addition
  67            12/04/97           69.4         Citicorp                  Econolodge
  68            08/12/97           68.2         Citicorp                  Wyndham Garden Hotel
-----------------------------------------------------------------------------------------------------------------
  69            09/26/97           65.6         Amresco                   Northloop Plaza Center
  70            10/09/97           78.0         Amresco                   Pine Hill Apartments
  71            10/20/97           83.9         Citicorp                  Rockwell Apartments
  72            08/13/97           75.5         Citicorp                  Comerica Building
  73            07/01/97           67.7         GSMC (ICCC)               642 Harrison Street
-----------------------------------------------------------------------------------------------------------------
  74            08/14/97           79.7         Amresco                   Eastbrooke Apartments
  75            11/17/97           81.1         Citicorp                  Montgomery Commons
  76            10/16/97           69.6         Amresco                   River Gate / Oak Ridge Plaza Aggregate
                10/15/97           69.6         Amresco                   River Gate Village Shopping Center
                10/16/97           69.6         Amresco                   Oak Ridge Plaza Shopping Center
  77            10/06/97           76.3         Citicorp                  Hill Road Plaza
-----------------------------------------------------------------------------------------------------------------
  78            11/17/97           81.8         Citicorp                  100 Newtown Road
  79            09/19/97           73.3         Amresco                   Palm Plaza Shopping Center
  80            10/01/97           32.8         Amresco                   55 Marietta Street
  81            04/18/97           79.6         Citicorp                  Cimarron Crossing
  82            11/24/97           60.4         Citicorp                  Mountain View Business Center
-----------------------------------------------------------------------------------------------------------------
  83            10/20/97           75.6         Citicorp                  Twin Lakes Apartments
  84            11/03/97           73.3         Amresco                   Baywater Apartments
  85            11/01/97           73.4         Citicorp                  Loews River Run Theatre
  86            09/02/97           65.8         Amresco                   Barrington Apartments
  87            09/10/97           70.3         GSMC (CPC)                Southgate Shopping Center
-----------------------------------------------------------------------------------------------------------------
  88            11/26/97           73.2         Amresco                   Mainland Office Building
  89            11/12/97           60.7         Citicorp                  Sequoia Office R&D
  90            10/08/97           78.8         Amresco                   Sharpstown Manor Apartments
  91            12/15/97           76.7         Citicorp                  Hunters Point Apartments
  92            04/01/97           74.6         Amresco                   Eastwood Village Apartments
-----------------------------------------------------------------------------------------------------------------
  93            11/10/97           75.4         GSMC (CPC)                Lawrenceburg Shopping Center
  94            10/07/97           77.8         Citicorp                  Forest Hills Apartments
  95            09/22/97           78.7         Amresco                   Normandy Square Apartments
  96            09/12/97           79.8         Citicorp                  Cherryfield Village MHP
  97            11/11/97           78.0         Citicorp                  Quince Station
-----------------------------------------------------------------------------------------------------------------
  98            07/02/97           70.2         Amresco                   Towne Centre Shopping Center
  99            08/07/97           74.3         Amresco                   Beltway Office Park
 100            10/31/97           52.9         Citicorp                  Windsong Apartments
 101            04/18/97           69.7         Citicorp                  The Reserve at Alamo Heights
 102            09/22/97           79.0         Citicorp                  Landmark Crossing
-----------------------------------------------------------------------------------------------------------------
 103            08/06/97           70.4         Amresco                   Fairfax Medical Building
 104            11/24/97           73.6         Citicorp                  Oxford Square  Apartments
 105            10/30/97           73.9         Amresco                   The Grove Shopping Center
 106            10/20/97          101.0         Citicorp                  Woodoaks Apartments
 107            10/31/97           79.7         Citicorp                  Airborne Express
-----------------------------------------------------------------------------------------------------------------
 108            08/29/97           71.2         Amresco                   Foothill Plaza Shopping Center
 109            12/01/97           73.0         Amresco                   6200 LBJ Office Building
 110            04/18/97           79.3         Amresco                   Kingsboro Village Apartments
 111            10/17/97           96.1         Citicorp                  Concord Apartments
 112            12/08/97           63.2         Citicorp                  Days Inn - Williamsburg
-----------------------------------------------------------------------------------------------------------------
 113            10/06/97           74.4         Amresco                   Vegas Plaza Shopping Center
 114            05/14/97           79.6         Amresco                   Potomac House Apartments
 115            11/14/97           75.5         Citicorp                  Boardwalk Shopping Center
 116            11/10/97           74.7         GSMC (CPC)                Lincoln Park Shopping Center
 117            09/24/97           69.1         Citicorp                  Woodcreek Shopping Center
-----------------------------------------------------------------------------------------------------------------
 118            07/21/97           73.1         Citicorp                  Power Laser Facility
 119            06/01/97           65.6         Amresco                   Ramada Inn - Fairview Heights
 120            11/11/97           74.9         Citicorp                  Mountain View Park
 121            10/23/97           79.8         Citicorp                  Touhy Plaza
 122            10/13/97           70.8         Amresco                   59th Av and Bell Road Center
-----------------------------------------------------------------------------------------------------------------
 123            09/24/97           72.6         Citicorp                  Sunset Rill Apartments
 124            11/21/97           79.8         Citicorp                  Tidelands Industrial Park
 125            10/20/97           83.5         Citicorp                  Country Club Apartments
 126            10/07/97           74.0         Citicorp                  Northfield Crossing Shopping Center
 127            09/04/97           72.8         Amresco                   Beechnut Grove Apartments
-----------------------------------------------------------------------------------------------------------------
 128            06/30/97           73.6         Amresco                   MacArthur Plaza Shopping Ctr.
 129            03/07/97           71.6         Amresco                   West Market Street Center
 130            05/21/97           68.9         Citicorp                  Kingston Emporium
 131            09/29/97           79.9         Citicorp                  Braes Court Apartments
 132            01/20/97           78.5         Amresco                   Corporate Park of Farmington
-----------------------------------------------------------------------------------------------------------------
 133            11/20/97           68.5         Citicorp                  Willow Pond Office Building
 134            09/23/97           77.7         Amresco                   Brookfield Apartments
 135            09/02/97           74.2         Citicorp                  Bolsa Magnolia Retail Center
 136            09/04/97           79.7         Citicorp                  Gilmore Apartments
 137            09/23/97           74.7         Amresco                   Laurel Place One
-----------------------------------------------------------------------------------------------------------------
 138            01/29/97           76.8         Amresco                   Almeda Chateau Apartments
 139            07/02/97           63.4         GSMC (CPC)                Willow Grove Shopping Center
 140            11/06/97           84.8         Amresco                   The Greens Apartments
 141            11/04/97           76.2         Citicorp                  Fairlawn Village Apartments
 142            07/02/97           61.3         Amresco                   Graham Center
-----------------------------------------------------------------------------------------------------------------
 143            12/03/97           63.0         Citicorp                  Lafayette Auto Center
 144            11/19/97           67.9         GSMC (CPC)                140 Ethel Road West
 145            01/13/97           65.0         Amresco                   Sidney Shopping Plaza
 146            09/26/97           71.4         Citicorp                  Hillcrest Apartments
 147            03/07/97           78.4         Amresco                   Villa Royale Apartments
-----------------------------------------------------------------------------------------------------------------
 148            10/11/97           73.6         Amresco                   Legacy I & II Apartments
 149            11/24/97           79.3         Citicorp                  Coronado Plaza Shopping Center
 150            04/15/97           73.5         Amresco                   Willow Rock Plaza Shopping Ctr.
 151            12/19/97           61.4         Citicorp                  PGA Marina
 152            07/31/97           78.0         Amresco                   Imperial Towers Apartments
-----------------------------------------------------------------------------------------------------------------
 153            12/12/97           79.8         Citicorp                  Frankford Plaza
 154            04/01/97           71.7         Amresco                   Manning Shopping Center
 155            07/01/97           60.1         Amresco                   Aspen Plaza Shopping Center
 156            01/17/97           71.2         Amresco                   Carillon Square
 157            12/08/97           63.6         Citicorp                  Brookstone Rest Home
-----------------------------------------------------------------------------------------------------------------
 158            11/21/97           72.4         Citicorp                  Grapevine Town Center
 159            10/25/97           79.8         Amresco                   Oasis Townhouse Apartments
 160            09/20/97           74.2         Citicorp                  Colonial Marketplace
 161            11/10/97           67.9         Amresco                   Sierra Meadows Plaza
 162            11/04/97           79.7         Amresco                   Seaside Village Apartments
-----------------------------------------------------------------------------------------------------------------
 163            02/28/97           78.3         Amresco                   Northtown Village Apartments
 164            09/29/97           67.4         Citicorp                  50-60 Franklin
 165            11/13/97           74.1         Citicorp                  Campus View Plaza
 166            10/01/97           79.7         Amresco                   Redwood Terrace Apartments
 167            09/01/97           77.3         Amresco                   216 South Jefferson Building
-----------------------------------------------------------------------------------------------------------------
 168            08/14/97           56.8         Amresco                   Lexington Office Building
 169            12/22/97           78.3         Citicorp                  Park Manor Shopping Center
 170            07/01/96           66.3         Amresco                   Parkaire Plaza Shopping Center
 171            10/09/97           72.3         Citicorp                  Cypress Landing Shopping  Center
 172            10/22/97           84.1         Citicorp                  Stonewood Apartments
-----------------------------------------------------------------------------------------------------------------
 173            08/27/97           71.8         Citicorp                  Gadsden Square Shopping Center
 174            10/29/97           70.8         Citicorp                  Soundview Apartments
 175            09/10/97           62.7         Amresco                   Comfort Inn - Provo
 176            09/25/97           73.8         Amresco                   Lawrenceville Shopping Center
 177            10/02/97           74.3         Amresco                   Tower Square Shopping Center
-----------------------------------------------------------------------------------------------------------------
 178            10/10/97           74.5         Amresco                   Valentine Place Apartments
 179            10/16/97           70.2         Amresco                   Castle Inn Motel
 180            05/12/97           74.5         Amresco                   Hillcrest Residence Apartments
 181            11/17/97           54.4         Citicorp                  Kingspark Mobile Home
 182            11/14/97           55.6         Citicorp                  Belmont Business Center
-----------------------------------------------------------------------------------------------------------------
 183            11/14/97           74.9         Citicorp                  Eagle Run Square
 184            11/10/97           70.4         GSMC (CPC)                Parkside Plaza
 185            06/22/97           74.1         Citicorp                  Levi's Only
 186            09/29/97           70.2         Citicorp                  Woodstone Apartments
 187            12/01/97           79.9         Citicorp                  Southridge Village Shopping Center
-----------------------------------------------------------------------------------------------------------------
 188            10/16/97           60.4         GSMC (CPC)                Palm Court Plaza
 189            03/01/97           73.5         Amresco                   Omaha Nursing Home
 190            10/07/97           79.9         Citicorp                  Caliber Systems, Inc.
 191            07/23/97           66.2         Amresco                   BRT Aggregate
                07/23/97           66.2         Amresco                   BRT Self Storage-Plumtrees Rd
                07/23/97           66.2         Amresco                   BRT Self Storage - Old Newtown Road
 192            11/23/97           71.1         Citicorp                  Westside Plaza
-----------------------------------------------------------------------------------------------------------------
 193            12/19/97           72.5         Citicorp                  Confort Inn- Havelock, NC
 194            08/14/97           65.4         Citicorp                  Days Inn - Corpus Christi
 195            05/07/97           72.1         Amresco                   Shades of Covington
 196            05/08/97           75.1         Amresco                   Goshen Country Club Apartments
 197            12/15/97           74.7         Citicorp                  Franks Nursery and Crafts
-----------------------------------------------------------------------------------------------------------------
 198            09/25/97           69.4         GSMC (CPC)                Gregory Avenue Apartments
 199            11/17/97           66.5         Citicorp                  Dana Center
 200            10/13/97           75.2         Citicorp                  Colts Towne Plaza
 201            05/14/97           78.0         Amresco                   Oakcreek Apartments
 202            09/11/97           79.5         Citicorp                  On the Border Restaurant
-----------------------------------------------------------------------------------------------------------------
 203            10/15/97           71.9         Citicorp                  Park Chase Shopping Center
 204            10/24/97           46.1         Citicorp                  Discovery Inn
 205            06/23/97           73.5         GSMC (ICCC)               Ronson Court Office
 206            10/23/97           74.8         Citicorp                  Nordhaus Building
 207            10/20/97           81.6         Citicorp                  Dor Jay/Trinity Place Aggregate
                10/20/97           81.6         Citicorp                  Dor Jay Apartments
                10/17/97           81.6         Citicorp                  Trinity Place Apartments
-----------------------------------------------------------------------------------------------------------------
 208            08/15/97           59.8         Citicorp                  University Village Apartments
 209            12/01/97           65.9         Citicorp                  100 Village Court
 210            11/01/97           78.4         Amresco                   Highland Estates Apartments
 211            08/05/97           67.6         Amresco                   Cypresswood Shopping Center
 212            10/02/97           79.3         Amresco                   Leisure Villa Apartments
-----------------------------------------------------------------------------------------------------------------
 213            11/17/97           77.2         Citicorp                  Park Meadow
 214            09/09/97           68.4         Citicorp                  Steepleway Plaza Shopping Center
 215            07/22/97           64.1         GSMC (CPC)                Walnut Grove Gardens Office
 216            10/01/97           79.7         Amresco                   Alpine Apartments
-----------------------------------------------------------------------------------------------------------------
 217            04/11/97           79.1         Amresco                   Hickory Hills Apartments
 218            10/23/97           72.3         Citicorp                  Whitestore of De Pere
 219            03/11/97           79.3         Amresco                   Colonial Nursing Home
 220            04/21/97           48.5         Amresco                   One West Hills Office Building
 221            11/06/97           79.2         Citicorp                  Westwood Village
-----------------------------------------------------------------------------------------------------------------
 222            12/01/97           76.4         GSMC (CPC)                Manor House Apartments
 223            11/19/97           67.3         Citicorp                  Hillsborough Mini Office
 224            04/17/97           67.5         Amresco                   Valu Inn Motel
 225            11/24/97           69.3         Citicorp                  Men's Wearhouse
 226            05/09/97           74.2         GSMC (ICCC)               Mark Manor Apartments
-----------------------------------------------------------------------------------------------------------------
 227            12/01/97           74.9         GSMC (CPC)                Monaco Lakes East Apartments
 228            11/24/97           66.5         Citicorp                  Westcliff Office Building #8
 229            11/24/97           65.2         Citicorp                  Westcliff Office Building #11
 230            10/28/97           79.8         Amresco                   Palm Court Apartments
 231            11/17/97           49.4         Citicorp                  Kingswood Estates
-----------------------------------------------------------------------------------------------------------------
 232            11/11/97           81.3         Amresco                   Meadowcreek Apartments
 233            06/11/97           78.3         Amresco                   Kristen's Place Apartments
 234            03/28/97           68.1         Amresco                   Brentwood Apartments
 235            10/10/97           79.8         Citicorp                  Westview Terrace Apartments
 236            06/05/97           65.7         Citicorp                  47 Empire Blvd.
 237            07/09/97           74.2         GSMC (ICCC)               Connie Stevens Forever Spring
 238            10/29/97           42.7         Citicorp                  Joe's Crab Shack
 239            03/12/97           71.6         Citicorp                  Executive Oaks Office Building
 240            08/19/97           34.7         GSMC (CPC)                Best Western-Tillman's Corner
 241            03/31/97           53.2         Amresco                   Marketplace Shopping Center
-----------------------------------------------------------------------------------------------------------------
 242            11/17/97           58.9         Citicorp                  Four Season's Mobile Home Park
 243            11/24/97           64.6         Citicorp                  Westcliff Office Building #10
 244            06/02/97           75.1         Citicorp                  Scotchtown Farms Plaza
 245            10/17/97           85.2         Citicorp                  Park Ridge Apartments
 246            06/13/97           69.6         GSMC (ICCC)               Sunny Palms Apartments
-----------------------------------------------------------------------------------------------------------------
 247            07/12/97           79.6         GSMC (ICCC)               Mahoney Village
 248            11/01/97           81.8         Amresco                   7 Railroad Avenue Apartments
 249            11/01/97           73.4         Amresco                   11 Railroad Avenue Apartments

             MATURITY DATE /                                  TOTAL UNITS/       SF/                 NET
CONTROL         ARD LTV               YEAR BUILT/                ROOMS       UNITS/ROOMS/         RENTABLE
NUMBER           RATIO                 RENOVATED                 BEDS           BEDS              AREA (SF)
-----------------------------------------------------------------------------------------------------------
   1              65.5     1962,1968 / 1978,1994,1996-7         524,186         SF                 524,186
   2              64.8              1974 / 1990                 377,178         SF                 377,178
   3              57.5              1920 / 1988                 668,641         SF                 668,641
   4              70.9              1994 / NAP                      352         Units              356,400
   5              68.7            1996/1997 / NAP                   300         Units              400,320
-----------------------------------------------------------------------------------------------------------
   6              63.5                                          227,549         SF                 227,549
                  63.5              1965 / 1987                 100,836         SF                 100,836
                  63.5            1955-57 / 1987                126,713         SF                 126,713
   7              65.6              1985 / 1991                 185,400         SF                 185,400
   8              64.2              1990 / 1996                 285,550         SF                 285,550
   9              61.3              1972 / NAP                      368         Units              375,760
  10              60.4                                              723         Units              521,919
                  60.4              1979 / 1996                     217         Units              156,637
                  60.4              1980 / 1996                     169         Units              122,221
                  60.4              1983 / 1996                     169         Units              122,157
                  60.4              1983 / 1996                     168         Units              120,904
-----------------------------------------------------------------------------------------------------------
  11              70.4           1988 -1990 / 1994              301,563         SF                 301,563
  12              65.5              1981 / 1997                 358,379         SF                 358,379
  13              61.5              1983 / NAP                  100,235         SF                 100,235
  14              58.1              1961 / 1997                 202,704         SF                 202,704
  15              61.1              1996 / NAP                  284,619         SF                 284,619
-----------------------------------------------------------------------------------------------------------
  16              68.5              1991 / 1997                     272         Units              257,840
  17              63.9              1969 / 1993                 498,411         SF                 498,411
  18              64.8              1997 / NAP                  116,860         SF                 116,860
  19              40.8              1987 / NAP                      200         Units
  20              48.8        1963 / 1969, 78, 80, 89               253         Rooms              179,294
-----------------------------------------------------------------------------------------------------------
  21              68.6              1986 / NAP                  138,068         SF                 138,068
  22              65.6              1992 / NAP                  263,259         SF                 263,259
  23              68.7              1987 / NAP                      216         Units
  24              66.6              1969 / NAP                      191         Units              162,530
-----------------------------------------------------------------------------------------------------------
  25              61.8              1979 / 1997                 164,196         SF                 164,196
  26              65.6              1983 / NAP                   67,580         SF                  67,580
  27              67.0              1982 / NAP                      460         Units              328,680
  28              49.7            1907 / 1988/97                     91         Rooms               63,540
  29              63.2              1965 / 1973                  71,438         SF                  71,438
-----------------------------------------------------------------------------------------------------------
  30              56.3            1971-1973 / NAP               167,707         SF                 167,707
  31              65.2              1940 / 1997                  78,133         SF                  78,133
  32              53.1           1973 / 1988/1996               314,610         SF                 314,610
  33              66.6              1991 / NAP                      154         Units              125,626
  34              56.8              1986 / NAP                   57,918         SF                  57,918
-----------------------------------------------------------------------------------------------------------
  35              71.4              1986 / NAP                      276         Units              241,848
  36              69.7              1972 / 1995                     268         Units              220,550
  37              67.8              1974 / NAP                  157,346         SF                 157,346
  38              64.4              1986 / NAP                  141,621         SF                 141,621
-----------------------------------------------------------------------------------------------------------
  39              68.6              1973 / 1996                     228         Units              206,800
  40              69.8     1968, 1970 and 1983 / 1995-98        205,679         SF                 205,679
  41              64.8              1990 / 1996                  50,863         SF                  50,863
  42              52.6              1994 / NAP                      153         Units
  43              42.4              1974 / NAP                      380         Pad              1,064,000
-----------------------------------------------------------------------------------------------------------
  44              66.4              1997 / NAP                   82,876         SF                  82,876
  45              68.9           1982 / 1995-1997                   348         Units              246,432
  46              59.6              1985 / NAP                  165,868         SF                 165,868
  47              65.2              1974 / 1994                 148,317         SF                 148,317
  48              65.2              1984 / NAP                       96         Units
-----------------------------------------------------------------------------------------------------------
  49              65.6              1970 / 1996                 191,627         SF                 191,627
  50              66.3              1986 / 1996                 163,253         SF                 163,253
  51              68.6              1987 / NAP                      148         Units              124,176
  52              69.0              1989 / NAP                      144         Units              158,560
  53              70.3              1990 / NAP                   96,924         SF                  96,924
-----------------------------------------------------------------------------------------------------------
  54              49.6              1996 / NAP                      127         Units
  55              51.8              1989 / 1993                     119         Rooms               95,978
  56              65.6              1983 / NAP                   81,826         SF                  81,826
  57              70.6              1969 / 1995                     291         Units              295,276
  58              68.5              1984 / NAP                      250         Units              179,660
-----------------------------------------------------------------------------------------------------------
  59              68.8              1975 / 1996                     264         Units              243,208
  60              70.7              1977 / NAP                      360         Units              220,048
  61              57.8           1979 & 1981 / NAP              149,666         SF                 149,666
  62              70.8              1971 / 1991                     186         Units              188,612
  63              69.3              1969 / 1991                     220         Units              188,030
-----------------------------------------------------------------------------------------------------------
  64              49.9              1986 / 1996                 122,010         SF                 122,010
  65              66.4              1970 / NAP                      183         Units              145,570
  66              64.0              1997 / NAP                   51,802         SF                  51,802
  67              57.1              1980 / NAP                      177         Units
  68              56.4              1985 / 1996                     151         Units
-----------------------------------------------------------------------------------------------------------
  69              52.5        1981 / 1990, 1994, 1995           223,345         SF                 223,345
  70              67.7              1973 / 1997                     207         Units              148,527
  71              73.9              1982 / NAP                      304         Units
  72              61.2              1990 / NAP                   38,521         SF                  38,521
  73              64.3              1935 / 1996                  56,203         SF                  56,203
-----------------------------------------------------------------------------------------------------------
  74              68.8              1968 / 1995                     176         Units              137,976
  75              71.0              1990 / 1992                  59,319         SF                  59,319
  76              56.4                                          151,209         SF                 151,209
                  56.4              1979 / NAP                   76,720         SF                  76,720
                  56.4              1977 / NAP                   74,489         SF                  74,489
  77              62.1              1989 / NAP                   90,340         SF                  90,340
-----------------------------------------------------------------------------------------------------------
  78              72.4              1966 / 1997                  49,000         SF                  49,000
  79              64.2              1988 / NAP                   50,040         SF                  50,040
  80              28.3              1953 / 1995                 398,000         SF                 398,000
  81              71.4              1982 / 1996                     160         Units              118,580
  82              53.3              1980 / NAP                   57,746         SF                  57,746
-----------------------------------------------------------------------------------------------------------
  83              66.6              1972 / 1996                     296         Units              174,196
  84              63.4              1984 / NAP                      176         Units              136,016
  85              50.3              1988 / NAP                   45,671         SF                  45,671
  86              57.1              1981 / NAP                      308         Units              213,264
  87              61.3       1972/1984/1985/1987 / NAP          203,330         SF                 203,330
-----------------------------------------------------------------------------------------------------------
  88              63.7              1989 / NAP                   57,652         SF                  57,652
  89              53.4              1983 / 1996                  68,010         SF                  68,010
  90              68.0              1966 / 1993                     268         Units              205,014
  91              67.3              1990 / NAP                      112         Units
  92              65.4              1970 / NAP                      190         Units              148,423
-----------------------------------------------------------------------------------------------------------
  93              65.8           1965-1988 / 1988               172,985         SF                 172,985
  94              72.3              1973 / NAP                      164         Units              153,675
  95              63.4              1970 / 1996                     189         Units              170,933
  96              70.2              1968 / NAP                      119         Pad
  97              69.0              1959 / 1996                 101,573         SF                 101,573
-----------------------------------------------------------------------------------------------------------
  98              61.9              1988 / NAP                  107,720         SF                 107,720
  99              65.4              1985 / NAP                   89,154         SF                  89,154
 100              46.3              1990 / NAP                       90         Units               76,167
 101              62.5              1965 / 1996                     200         Units              148,960
 102              69.8              1996 / NAP                   46,098         SF                  46,098
-----------------------------------------------------------------------------------------------------------
 103              62.2           1959-1986 / 1996                53,470         SF                  53,470
 104              64.8              1976 / NAP                      200         Units              193,120
 105              64.3              1984 / NAP                   45,020         SF                  45,020
 106              88.9              1972 / NAP                      181         Units
 107              64.7              1982 / NAP                   82,400         SF                  82,400
-----------------------------------------------------------------------------------------------------------
 108              62.2              1979 / NAP                  113,201         SF                 113,201
 109              63.5              1985 / NAP                   51,523         SF                  51,523
 110              65.2              1972 / 1996                     253         Units              181,744
 111              84.5              1986 / NAP                      128         Units
 112              50.4              1989 / NAP                      120         Units
-----------------------------------------------------------------------------------------------------------
 113              59.2           1959 & 1977 / NAP               53,056         SF                  53,056
 114              70.3              1970 / 1996                     288         Units              224,712
 115              61.1              1975 / 1997                  78,715         SF                  78,715
 116              65.1     1979 and 1980 / 1996 and 1997        127,833         SF                 127,833
 117              56.9              1968 / 1994                 130,340         SF                 130,340
-----------------------------------------------------------------------------------------------------------
 118              51.1              1997 / NAP                  100,000         SF                 100,000
 119              53.5              1975 / 1997                     160         Rooms               99,628
 120              65.7              1987 / NAP                   22,570         SF                  22,570
 121              70.6              1959 / 1997                  38,040         SF                  38,040
 122              60.1              1981 / 1988                  64,950         SF                  64,950
-----------------------------------------------------------------------------------------------------------
 123              63.0              1974 / NAP                      180         Units
 124              70.3              1953 / 1989                  99,236         SF                  99,236
 125              73.5              1984 / NAP                      180         Units              114,482
 126              65.4              1984 / NAP                   77,189         SF                  77,189
 127              63.9              1969 / 1996                     230         Units              250,240
-----------------------------------------------------------------------------------------------------------
 128              65.4              1996 / NAP                   34,810         SF                  34,810
 129              60.0        1953, 1962, 1992 / NAP            118,746         SF                 118,746
 130              60.9              1987 / NAP                   40,500         SF                  40,500
 131              70.4              1977 / NAP                      282         Units              224,870
 132              65.4              1989 / 1993                  65,869         SF                  65,869
-----------------------------------------------------------------------------------------------------------
 133              60.5              1984 / NAP                   43,953         SF                  43,953
 134              67.4              1984 / NAP                      124         Units               82,948
 135              61.4              1990 / NAP                   35,149         SF                  35,149
 136              69.3              1930 / 1950                     148         Units               87,280
 137              65.7              1986 / NAP                   46,305         SF                  46,305
-----------------------------------------------------------------------------------------------------------
 138              63.1              1969 / NAP                      207         Units              172,659
 139              56.6              1988 / 1997                  72,240         SF                  72,240
 140              73.4              1970 / 1995                     150         Units              142,542
 141              66.5              1950 / 1990                     108         Units               79,185
 142              51.0              1960 / 1992                  32,738         SF                  32,738
-----------------------------------------------------------------------------------------------------------
 143              55.6              1947 / 1989                  60,477         SF                  60,477
 144              59.9              1981 / NAP                  109,940         SF                 109,940
 145              54.1            1960-1985 / NAP               143,651         SF                 143,651
 146              63.5              1968 / NAP                      216         Units              200,000
 147              67.0            1979 / 1996-97                    304         Units              219,482
-----------------------------------------------------------------------------------------------------------
 148              64.1            Various / 1992                     35         Units               45,127
 149              69.7              1986 / NAP                   43,478         SF                  43,478
 150              66.0              1995 / NAP                   27,975         SF                  27,975
 151              49.6              1970 / 1978                  40,429         SF                  40,429
 152              68.4              1964 / 1996                     188         Units              138,653
-----------------------------------------------------------------------------------------------------------
 153              64.4              1960 / 1985                  35,168         SF                  35,168
 154              59.4              1987 / NAP                   94,374         SF                  94,374
 155              49.5          1985 / 1996 & 1997               58,624         SF                  58,624
 156              58.9              1978 / NAP                   47,355         SF                  47,355
 157              51.6              1988 / 1996                     113         Bed
-----------------------------------------------------------------------------------------------------------
 158              62.6              1997 / NAP                   20,000         SF                  20,000
 159              69.4              1988 / NAP                      118         Units              105,020
 160              65.5              1992 / NAP                   75,820         SF                  75,820
 161              58.8            1988-1989 / NAP                33,488         SF                  33,488
 162              68.6              1986 / NAP                       90         Units               91,182
-----------------------------------------------------------------------------------------------------------
 163              67.7      1983 / Ongoing Renovations              122         Units              108,440
 164              59.6              1880 / 1981                  21,422         SF                  21,422
 165              59.6              1987 / NAP                   32,843         SF                  32,843
 166              69.0              1994 / NAP                       57         Units               52,024
 167              67.9              1886 / 1986                  56,581         SF                  56,581
-----------------------------------------------------------------------------------------------------------
 168              50.1              1984 / NAP                   52,721         SF                  52,721
 169              54.3              1954 / 1997                  30,960         SF                  30,960
 170              31.3              1982 / NAP                   50,339         SF                  50,339
 171              59.2              1980 / NAP                  107,557         SF                 107,557
 172              70.4              1966 / 1993                     158         Units
-----------------------------------------------------------------------------------------------------------
 173              63.2              1981 / NAP                   98,337         SF                  98,337
 174              62.3              1980 / NAP                       90         Units               71,460
 175              50.7              1985 / NAP                      101         Rooms               49,060
 176              64.6              1993 / NAP                   17,000         SF                  17,000
 177              64.7              1989 / 1996                  45,922         SF                  45,922
-----------------------------------------------------------------------------------------------------------
 178              59.2          1920 & 1985 / 1982                   59         Units               29,748
 179              49.1         1953-1979 / 1995-1997                160         Rooms               77,183
 180              60.6            1965 / 1996/97                    146         Units              140,450
 181              48.1              1973 / NAP                      566         Pad
 182              49.1              1978 / NAP                   24,239         SF                  24,239
-----------------------------------------------------------------------------------------------------------
 183              65.9              1997 / NAP                   24,800         SF                  24,800
 184              61.8              1984 / NAP                   32,959         SF                  32,959
 185              51.7              1950 / 1995                  37,436         SF                  37,436
 186              61.9              1983 / NAP                      144         Units               96,528
 187              69.7              1987 / NAP                   37,203         SF                  37,203
-----------------------------------------------------------------------------------------------------------
 188              49.2              1988 / NAP                   45,866         SF                  45,866
 189              61.7              1969 / NAP                       83         Beds                23,296
 190              70.9              1996 / NAP                   21,300         SF                  21,300
 191              54.1                                           62,400         SF                  62,400
                  54.1              1996 / NAP                   29,900         SF                  29,900
                  54.1              1989 / NAP                   32,500         SF                  32,500
 192              57.5              1983 / NAP                   74,617         SF                  74,617
-----------------------------------------------------------------------------------------------------------
 193              58.6              1995 / NAP                       58         Units               26,312
 194              54.4              1984 / NAP                      121         Units               44,430
 195              63.1              1984 / NAP                       96         Units               76,800
 196              66.2          1973 and 1983 / NAP                  99         Units              110,610
 197              60.6              1969 / NAP                   21,265         SF                  21,265
-----------------------------------------------------------------------------------------------------------
 198              55.8              1926 / 1997                      82         Units               56,530
 199              58.6              1992 / NAP                  105,477         SF                 105,477
 200              61.5              1977 / NAP                   39,309         SF                  39,309
 201              69.0           1960-1968 / 1996                   170         Units              121,886
 202              56.0              1985 / NAP                    7,634         SF                   7,634
-----------------------------------------------------------------------------------------------------------
 203              58.5              1983 / NAP                   47,563         SF                  47,563
 204              37.0              1974 / 1994                      89         Units               33,509
 205              62.5           1973 & 1979 / NAP               36,668         SF                  36,668
 206              66.4              1978 / NAP                   30,702         SF                  30,702
 207              71.8                                              116         Units
                  71.8              1970 / NAP                       60         Units
                  71.8              1970 / NAP                       56         Units
-----------------------------------------------------------------------------------------------------------
 208              48.8              1984 / NAP                       84         Units               66,304
 209              31.0              1993 / NAP                   28,102         SF                  28,102
 210              62.3              1967 / NAP                       60         Units               43,000
 211              55.4          1979 and 1983 / NAP              47,906         SF                  47,906
 212              64.3              1972 / NAP                      100         Units              102,576
-----------------------------------------------------------------------------------------------------------
 213              67.1              1995 / NAP                       34         Units               33,712
 214              56.9              1986 / NAP                   34,178         SF                  34,178
 215              57.3              1975 / 1997                  46,460         SF                  46,460
 216              64.4         1968/1970 / 1995-1997                 76         Units               48,770
-----------------------------------------------------------------------------------------------------------
 217              65.8              1969 / 1995                      74         Units               60,968
 218              58.2              1968 / 1993                  43,280         SF                  43,280
 219              66.4         1914,1960,1995 / 1995                 55         Beds                20,765
 220              40.0              1984 / 1996                  62,943         SF                  62,943
 221              69.3              1970 / 1988                      48         Units               25,200
-----------------------------------------------------------------------------------------------------------
 222              67.0              1955 / 1996                      71         Units               66,034
 223              46.4              1997 / NAP                   14,220         SF                  14,220
 224              49.7         1967 / 1975 & Ongoing                 59         Rooms               18,500
 225              61.1              1997 / NAP                    6,500         SF                   6,500
 226              62.9              1968 / 1996                      48         Units               48,120
-----------------------------------------------------------------------------------------------------------
 227              66.7          1970 - 1975 / 1997                  120         Units              118,944
 228              58.6              1995 / NAP                   11,721         SF                  11,721
 229              57.4              1995 / NAP                   11,721         SF                  11,721
 230              69.2              1986 / 1997                      52         Units               39,932
 231              43.3              1972 / NAP                      426         Pad
-----------------------------------------------------------------------------------------------------------
 232              71.5          1964 / 1996 & 1997                   71         Units               61,220
 233              63.9              1972 / NAP                      103         Units               74,496
 234              56.4          1960 - 1962 / 1996                  107         Units               74,307
 235              74.4              1969 / 1996                      96         Units               81,960
 236              31.8              1990 / NAP                   40,600         SF                  40,600
 237              63.7              1997 / NAP                   22,800         SF                  22,800
 238              34.7              1968 / NAP                    5,100         SF                   5,100
 239              59.7              1981 / NAP                   25,448         SF                  25,448
 240              NAP               1995 / NAP                       52         Rooms               22,800
 241              38.0              1979 / 1996                  58,259         SF                  58,259
-----------------------------------------------------------------------------------------------------------
 242              52.1              1972 / NAP                      191         Pad
 243              57.0              1995 / NAP                    8,986         SF                   8,986
 244              66.6              1989 / NAP                   10,700         SF                  10,700
 245              75.0              1981 / NAP                       54         Units
 246              62.2              1962 / NAP                       31         Units               28,384
-----------------------------------------------------------------------------------------------------------
 247              72.5              1986 / 1996                      28         Units               21,504
 248              65.1              1987 / 1994                      18         Units               15,300
 249              58.4              1986 / NAP                       17         Units               14,025

              LOAN BALANCE                           OCCUPANCY
CONTROL      PER SF/ UNIT/         OCCUPANCY           AS OF         U/W                U/W               U/W
NUMBER          ROOM/BED            PERCENT             DATE       REVENUES           EXPENSES            NOI
-----------------------------------------------------------------------------------------------------------------
   1             $ 108.49              97             12/01/97    10,795,759          4,084,445        6,711,314
   2             $ 132.91              94             01/01/98     8,286,181          2,413,055        5,873,126
   3              $ 62.17              98             01/14/98     8,980,305          3,401,435        5,578,870
   4          $ 92,071.60              98             12/03/97     4,580,657          1,331,335        3,249,322
   5          $ 82,330.79             100             12/18/97     3,496,532            987,727        2,508,805
-----------------------------------------------------------------------------------------------------------------
   6             $ 100.84                                          3,511,756            778,449        2,773,307
                                      100             12/12/97
                                      100             12/19/97
   7             $ 110.32             100             12/10/97     3,713,545          1,378,445        2,335,100
   8              $ 60.09              98             11/24/97     2,676,801            720,001        1,956,800
   9          $ 45,379.80              99             10/01/97     3,239,780          1,273,723        1,966,057
  10          $ 22,538.79                                          4,370,398          2,013,029        2,357,370
                                       95             04/15/97
                                       96             04/15/97
                                       97             04/15/97
                                       95             04/15/97
-----------------------------------------------------------------------------------------------------------------
  11              $ 50.26              99             11/20/97     2,429,659            495,012        1,934,647
  12              $ 40.07              98             12/17/97     2,643,596            860,469        1,783,127
  13             $ 137.27              97             10/24/97     2,616,434            856,260        1,760,173
  14              $ 66.37              92             11/18/97     2,445,633            663,337        1,782,296
  15              $ 46.71             100             08/22/97     1,735,560             44,811        1,690,749
-----------------------------------------------------------------------------------------------------------------
  16          $ 48,773.51              96             01/19/98     2,230,813            716,725        1,514,088
  17              $ 25.78              94             01/12/98     2,726,858            929,821        1,797,037
  18             $ 102.45              97             11/24/97     2,034,622            609,565        1,425,057
  19          $ 59,785.83                             12/23/97     6,656,823          4,567,839        2,088,984
  20          $ 42,496.91              70             11/12/97     7,014,556          5,483,300        1,531,256
-----------------------------------------------------------------------------------------------------------------
  21              $ 77.32              99             11/25/97     2,003,561            672,572        1,330,989
  22              $ 38.79              88             09/23/97     1,655,141            491,379        1,163,762
  23          $ 46,213.74              99             12/04/97     1,686,915            652,370        1,034,545
  24          $ 50,165.91              95             01/01/98     1,638,989            632,433        1,006,556
-----------------------------------------------------------------------------------------------------------------
  25              $ 54.07              89             12/31/97     2,166,387            846,862        1,319,525
  26             $ 128.36              92             11/19/97     1,644,473            553,510        1,090,963
  27          $ 18,730.69              95             09/23/97     2,223,902          1,061,346        1,162,557
  28          $ 93,100.24              81             09/15/97     3,425,795          2,209,271        1,216,524
  29             $ 116.46             100             12/01/97     1,139,406             29,394        1,110,012
-----------------------------------------------------------------------------------------------------------------
  30              $ 49.34              92             11/15/97     2,206,592          1,045,152        1,161,441
  31             $ 102.20             100             11/13/97     1,484,742            640,371          844,371
  32              $ 25.37              81             12/16/97     1,817,015            537,425        1,279,590
  33          $ 51,818.80              82             12/10/97     1,351,882            446,578          905,305
  34             $ 137.76             100             01/14/98     1,494,400            445,816        1,048,584
-----------------------------------------------------------------------------------------------------------------
  35          $ 28,842.37              92             04/28/97     1,741,349            796,568          944,781
  36          $ 29,330.26              98             11/19/97     1,647,007            742,285          904,722
  37              $ 48.51              94             12/29/97     1,766,083            857,760          908,323
  38              $ 53.88              88             12/09/97     1,343,440            318,166        1,025,274
-----------------------------------------------------------------------------------------------------------------
  39          $ 33,124.96              96             10/26/97     1,630,393            712,494          917,898
  40              $ 34.65              93             09/30/97     1,404,407            522,817          881,590
  41             $ 139.80             100             07/01/97     1,297,763            373,652          924,111
  42          $ 45,837.76              53             12/31/96     3,992,180          2,852,942        1,139,238
  43          $ 18,385.52             100             12/01/97     1,998,977            603,045        1,395,932
-----------------------------------------------------------------------------------------------------------------
  44              $ 84.27             100             12/31/97       873,928             43,696          830,232
  45          $ 19,749.92              95             09/23/97     1,705,665            820,221          885,444
  46              $ 40.90              98             12/05/97     1,581,000            474,588        1,106,412
  47              $ 45.72              70             09/30/97     1,506,013            685,437          820,576
  48          $ 70,084.11              84             11/01/97     2,343,226          1,374,260          968,966
-----------------------------------------------------------------------------------------------------------------
  49              $ 35.03              96             09/01/97     1,232,754            309,946          922,807
  50              $ 40.68              95             07/01/97     1,294,416            394,259          900,158
  51          $ 44,788.98              98             11/12/97     1,149,948            416,883          733,065
  52          $ 45,696.27              98             09/30/97     1,197,884            483,581          714,304
  53              $ 66.88              98             06/18/97     1,077,640            344,754          732,886
-----------------------------------------------------------------------------------------------------------------
  54          $ 50,992.54                             11/18/97     2,858,991          1,727,752        1,131,239
  55          $ 54,398.28              86             10/08/97     4,509,673          3,464,224        1,045,449
  56              $ 77.56              91             12/16/97     1,207,339            468,449          738,890
  57          $ 21,592.14              88             06/23/97     1,482,253            727,726          754,527
  58          $ 25,075.55              91             12/31/97     1,490,164            740,197          749,967
-----------------------------------------------------------------------------------------------------------------
  59          $ 23,271.39              93             07/21/97     1,435,035            737,062          697,973
  60          $ 16,860.77              85             12/31/97     1,530,047            750,755          779,292
  61              $ 39.76              95             05/08/97     1,854,269            895,571          958,698
  62          $ 31,543.06              96             10/01/97     1,138,591            426,030          712,561
  63          $ 25,878.50              92             09/23/97     1,339,549            666,263          673,286
-----------------------------------------------------------------------------------------------------------------
  64              $ 46.23              91             07/30/97     1,273,212            383,288          889,923
  65          $ 30,718.93             100             10/31/97     1,534,979            859,254          675,724
  66             $ 105.91             100             12/05/97       844,087            168,092          675,995
  67          $ 30,971.86                             12/04/97     5,070,148          4,123,287          946,861
  68          $ 36,112.20              80             04/30/97     5,386,922          4,454,297          932,625
-----------------------------------------------------------------------------------------------------------------
  69              $ 24.09              96             12/04/97       993,419            231,966          761,453
  70          $ 25,985.98              91             10/02/97     1,416,400            760,824          655,576
  71          $ 17,393.32              93             10/31/97       956,255            406,713          549,542
  72             $ 137.24              93             11/24/97       917,928            217,312          700,616
  73              $ 93.89             100             09/03/97     1,073,337            525,896          547,441
-----------------------------------------------------------------------------------------------------------------
  74          $ 29,878.50              99             09/08/97     1,220,270            597,335          622,935
  75              $ 87.50             100             01/01/97       957,862            335,929          621,933
  76              $ 33.59                                          1,222,710            388,247          834,463
                                       93             07/10/97       511,247            162,337          348,910
                                      100             07/10/97       711,463            225,910          485,553
  77              $ 56.20              92             10/23/97       741,237            169,081          572,156
-----------------------------------------------------------------------------------------------------------------
  78             $ 101.81             100             12/03/97       780,685            178,557          602,128
  79              $ 99.63             100             10/21/97       799,799            198,790          601,009
  80              $ 12.52              51             11/06/97     3,003,618          1,630,407        1,373,210
  81          $ 30,846.91              98             12/29/97     1,078,361            518,468          559,893
  82              $ 84.66             100             12/23/97       950,226            318,787          631,439
-----------------------------------------------------------------------------------------------------------------
  83          $ 15,841.14              90             10/31/97     1,017,817            522,627          495,190
  84          $ 26,641.67              96             11/18/97     1,072,309            510,318          561,991
  85             $ 102.50             100             12/01/97       662,230             31,489          630,741
  86          $ 14,957.42              92             09/23/97     1,499,980            705,464          794,516
  87              $ 22.46              89             12/08/97       826,781            248,100          578,681
-----------------------------------------------------------------------------------------------------------------
  88              $ 78.74             100             12/23/97       844,415            288,973          555,442
  89              $ 66.01             100             11/15/97       981,718            207,640          774,078
  90          $ 16,750.96              95             12/01/97     1,132,230            624,703          507,526
  91          $ 40,081.51              98             11/20/97       871,662            359,334          512,328
  92          $ 23,546.33              96             06/30/97     1,109,517            574,854          534,664
-----------------------------------------------------------------------------------------------------------------
  93              $ 25.50              85             12/29/97       687,561            131,390          556,171
  94          $ 26,768.19              95             09/28/97     1,001,893            532,259          469,634
  95          $ 22,913.27              96             10/21/97     1,210,302            657,763          552,539
  96          $ 36,195.89              98             10/01/97       707,764            254,619          453,145
  97              $ 42.24              91             11/13/97       651,953            155,200          496,753
-----------------------------------------------------------------------------------------------------------------
  98              $ 39.76             100             09/04/97       732,685            159,600          573,084
  99              $ 47.48              93             06/01/97     1,171,524            571,604          599,951
 100          $ 45,966.78             100             09/25/97       909,994            322,700          587,294
 101          $ 20,572.90              88             12/31/97     1,025,534            507,540          517,994
 102              $ 88.74              97             12/05/97       599,781            113,392          486,389
-----------------------------------------------------------------------------------------------------------------
 103              $ 76.32              96             08/01/97       849,356            295,968          553,388
 104          $ 19,964.90              97             01/01/98       950,062            470,058          480,004
 105              $ 88.65             100             12/01/97     1,124,385            592,878          531,506
 106          $ 22,047.62              97             10/31/97       660,091            257,936          402,155
 107              $ 48.37             100             10/31/97       669,961            182,758          487,203
-----------------------------------------------------------------------------------------------------------------
 108              $ 35.21              99             10/24/97       764,815            202,121          562,695
 109              $ 76.47             100             12/15/97       830,502            356,034          474,468
 110          $ 15,556.24              91             05/31/97     1,087,479            535,694          551,784
 111          $ 30,397.29              98             10/31/97       602,111            213,257          388,854
 112          $ 32,120.59              74             09/30/97     2,069,426          1,359,509          709,917
-----------------------------------------------------------------------------------------------------------------
 113              $ 72.22              93             10/28/97       629,357            121,172          508,186
 114          $ 13,261.67              97             05/26/97     1,055,166            554,219          500,948
 115              $ 48.15              98             01/07/98       666,317            171,356          494,961
 116              $ 29.20              97             12/29/97       644,883            143,338          501,545
 117              $ 28.62              89             09/25/97       825,219            263,765          561,454
-----------------------------------------------------------------------------------------------------------------
 118              $ 37.30             100             11/19/97       490,200             24,510          465,690
 119          $ 22,954.93              73             05/31/97     2,019,900          1,442,917          576,983
 120             $ 159.22             100             12/16/97       551,339            134,917          416,422
 121              $ 94.42             100             10/23/97       419,867             12,596          407,271
 122              $ 55.30              83             12/10/97       712,250            222,068          490,182
-----------------------------------------------------------------------------------------------------------------
 123          $ 19,954.38              87             10/31/97       868,207            449,322          418,885
 124              $ 36.19             100             11/24/97       540,263            119,333          420,930
 125          $ 19,953.09              91             10/31/97       601,562            231,052          370,510
 126              $ 46.51              95             01/31/98       605,902            142,426          463,476
 127          $ 15,596.89              83             09/30/97       961,672            543,680          417,992
-----------------------------------------------------------------------------------------------------------------
 128             $ 102.97              94             07/22/97       643,313            178,932          464,381
 129              $ 30.15             100             04/01/97       581,755             71,813          509,942
 130              $ 87.61              90             10/30/97       644,129            204,980          439,149
 131          $ 12,463.69              95             09/24/97     1,234,329            798,992          435,337
 132              $ 53.02             100             04/25/97       661,531            145,925          515,605
-----------------------------------------------------------------------------------------------------------------
 133              $ 79.45             100             11/15/97       784,455            288,084          496,371
 134          $ 28,138.50              90             10/28/97       729,788            319,201          410,586
 135              $ 99.26              95             09/29/97       556,930            111,827          445,103
 136          $ 23,558.19              97             09/05/97       858,542            437,927          420,615
 137              $ 74.68             100             09/23/97       751,417            310,557          440,860
-----------------------------------------------------------------------------------------------------------------
 138          $ 16,512.99              96             06/23/97     1,157,393            704,857          452,536
 139              $ 46.97              69             12/15/97       660,857            192,900          467,957
 140          $ 22,613.83              96             10/17/97       835,561            440,450          395,111
 141          $ 30,536.57              89             12/31/97       628,371            280,670          347,701
 142             $ 100.24             100             09/08/97       545,674             97,873          447,801
-----------------------------------------------------------------------------------------------------------------
 143              $ 53.62             100             12/23/97       569,940            104,471          465,469
 144              $ 29.04              94             12/22/97       642,634            227,054          415,580
 145              $ 21.93              96             05/05/97       688,021            181,850          506,171
 146          $ 14,544.34              99             09/22/97       992,445            549,320          443,125
 147          $ 10,310.16              93             06/25/97       985,533            562,408          423,125
-----------------------------------------------------------------------------------------------------------------
 148          $ 88,375.36             100             10/23/97       453,012            109,246          343,765
 149              $ 71.13             100             10/08/97       520,510            152,426          368,084
 150             $ 109.10              91             06/30/97       537,221            151,675          385,557
 151              $ 74.01                             12/19/97       816,325            400,140          416,185
 152          $ 15,623.82              92             09/30/97       854,959            469,210          385,750
-----------------------------------------------------------------------------------------------------------------
 153              $ 80.40             100             12/31/97       499,388            159,905          339,483
 154              $ 29.94              95             06/01/97       515,837            132,362          383,475
 155              $ 48.17             100             05/22/97       668,615            177,841          490,774
 156              $ 59.42             100             09/08/97       569,171            185,237          383,933
 157          $ 24,755.36              94             01/01/98     1,563,836            958,961          604,875
-----------------------------------------------------------------------------------------------------------------
 158             $ 139.78             100             01/08/98       402,179             88,309          313,870
 159          $ 23,667.89              92             12/15/97       762,383            414,460          347,923
 160              $ 36.19             100             11/28/97       470,381            145,945          324,436
 161              $ 81.93             100             12/01/97       552,242            189,133          363,109
 162          $ 30,121.47              90             11/06/97       674,766            384,539          290,227
-----------------------------------------------------------------------------------------------------------------
 163          $ 22,149.62              96             12/01/97       658,234            303,993          354,241
 164             $ 125.82             100             12/01/97       560,653            224,737          335,916
 165              $ 78.96             100             12/11/97       491,027            164,412          326,615
 166          $ 45,468.98              96             11/03/97       424,291            148,910          275,381
 167              $ 45.79             100             09/09/97       792,191            445,719          346,473
-----------------------------------------------------------------------------------------------------------------
 168              $ 48.98             100             07/22/97       859,377            414,765          444,612
 169              $ 83.01             100             01/19/98       464,424            117,168          347,256
 170              $ 50.57             100             06/30/97       516,018            112,551          403,467
 171              $ 23.51              78             10/07/97       555,787            167,464          388,323
 172          $ 15,959.64              98             12/01/97       900,566            570,718          329,848
-----------------------------------------------------------------------------------------------------------------
 173              $ 25.57             100             09/22/97       490,066            143,838          346,228
 174          $ 27,695.46             100             09/25/97       542,664            266,415          276,249
 175          $ 24,673.36              73             09/01/97     1,544,141          1,062,315          481,826
 176             $ 146.53             100             10/20/97       391,800             84,789          307,011
 177              $ 54.23              97             10/01/97       434,637            140,262          294,375
-----------------------------------------------------------------------------------------------------------------
 178          $ 42,169.32              98             11/03/97       508,719            204,638          304,081
 179          $ 15,423.81              60             10/16/97     1,770,162          1,306,270          463,892
 180          $ 16,843.31              94             09/15/97       706,827            356,541          350,285
 181           $ 4,326.30              67             10/30/97       984,985            652,463          332,522
 182             $ 100.85              90             11/10/97       384,318            107,916          276,402
-----------------------------------------------------------------------------------------------------------------
 183              $ 96.60             100             12/04/97       364,443             58,722          305,721
 184              $ 72.64              95             12/12/97       583,212            270,843          312,369
 185              $ 62.33             100             11/01/97       334,000             10,020          323,980
 186          $ 16,098.93              99             08/31/97       718,124            407,561          310,563
 187              $ 61.71             100             05/01/97       392,993            108,153          284,840
-----------------------------------------------------------------------------------------------------------------
 188              $ 50.02              87             11/04/97       518,663            169,833          348,830
 189          $ 27,464.18              92             05/09/97     2,297,752          1,877,306          420,446
 190             $ 105.74             100             12/01/97       318,616             51,387          267,229
 191              $ 35.00                                            480,543            165,154          315,389
                                       92             08/12/97
                                       88             08/12/97
 192              $ 29.04              98             12/15/97       639,679            271,441          368,238
-----------------------------------------------------------------------------------------------------------------
 193          $ 36,171.78                             12/19/97       736,909            404,774          332,135
 194          $ 17,288.14              67             08/31/97     1,215,545            890,933          324,612
 195          $ 21,779.91             100             06/30/97       548,504            286,174          262,330
 196          $ 20,492.15              96             06/25/97       537,488            255,921          281,567
 197              $ 94.89             100             12/31/97       288,562              8,657          279,905
-----------------------------------------------------------------------------------------------------------------
 198          $ 24,365.69              99             01/23/98       605,805            318,048          287,757
 199              $ 18.92             100             10/01/97       285,172             44,069          241,103
 200              $ 50.71              95             12/04/97       430,216            165,709          264,507
 201          $ 11,701.47              98             05/26/97       622,138            346,871          275,266
 202             $ 247.19             100             08/01/97       219,745              6,592          213,153
-----------------------------------------------------------------------------------------------------------------
 203              $ 39.32              97             09/01/97       404,158            137,566          266,592
 204          $ 20,709.45              79             08/30/97     1,240,448            880,699          359,749
 205              $ 50.08              92             06/12/97       424,483            185,038          239,445
 206              $ 58.50             100             11/01/97       500,371            243,084          257,287
 207          $ 15,480.85                                            392,285            198,754          193,531
                                       97             10/31/97       201,115             87,877          113,238
                                       92             10/31/97       191,170            110,877           80,293
-----------------------------------------------------------------------------------------------------------------
 208          $ 21,355.42              95             09/22/97       446,654            196,580          250,074
 209              $ 61.87             100             01/31/98       425,489            171,527          253,962
 210          $ 28,730.90              98             11/14/97       625,862            268,739          357,123
 211              $ 35.27              80             08/31/97       406,885            133,270          273,615
 212          $ 16,062.83              91             11/26/97       393,055            185,768          207,287
-----------------------------------------------------------------------------------------------------------------
 213          $ 46,089.24             100             11/04/97       277,744            117,100          160,644
 214              $ 42.03             100             06/18/97       316,989            116,247          200,742
 215              $ 30.91              86             11/18/97       506,450            278,297          228,153
 216          $ 18,885.92              99             11/13/97       406,295            193,759          212,536
-----------------------------------------------------------------------------------------------------------------
 217          $ 19,073.96              95             04/30/97       378,037            179,171          198,866
 218              $ 32.26              95             01/27/98       249,339             55,067          194,272
 219          $ 25,224.61              95             05/07/97     1,529,424          1,247,795          281,629
 220              $ 21.66              94             09/09/97       720,919            447,375          273,544
 221          $ 28,056.25              98             10/31/97       268,945            122,100          146,845
-----------------------------------------------------------------------------------------------------------------
 222          $ 18,298.89              96             01/27/98       372,594            189,282          183,312
 223              $ 91.06              94             12/22/97       220,576             48,075          172,501
 224          $ 21,726.49              84             03/31/97       489,000            245,515          243,485
 225             $ 191.97             100             11/24/97       185,466             24,950          160,516
 226          $ 24,718.57             100             06/01/97       331,212            126,284          204,928
-----------------------------------------------------------------------------------------------------------------
 227           $ 9,578.70             100             01/15/98       518,301            339,688          178,613
 228              $ 97.89             100             11/01/97       183,677             26,175          157,502
 229              $ 96.18             100             11/01/97       183,867             29,114          154,753
 230          $ 21,488.84              92             12/22/97       265,214            127,979          137,235
 231           $ 2,580.62             100             02/23/98       438,768            218,269          220,499
-----------------------------------------------------------------------------------------------------------------
 232          $ 15,456.62              97             10/25/97       399,778            248,140          151,638
 233          $ 10,637.24              90             06/30/97       394,875            224,345          170,530
 234          $ 10,179.50              97             04/30/97       450,132            292,406          157,726
 235          $ 11,225.44              95             11/13/97       485,544            347,708          137,836
 236              $ 24.26                             02/01/97       138,000              6,900          131,100
 237              $ 43.14             100             07/11/97       142,956              4,289          138,667
 238             $ 176.02             100             10/29/97       210,977             10,549          200,428
 239              $ 34.87              89             02/01/98       201,404             65,559          135,845
 240          $ 17,025.26              75             08/19/97       649,828            362,172          287,656
 241              $ 14.97              88             05/27/97       237,069             57,615          179,454
-----------------------------------------------------------------------------------------------------------------
 242           $ 4,317.05              66             10/30/97       326,250            216,819          109,431
 243              $ 89.93             100             11/01/97       139,590             24,195          115,395
 244              $ 74.73             100             10/20/97       143,446             56,267           87,179
 245          $ 12,932.56              93             10/31/97       155,301             76,769           78,532
 246          $ 22,460.25             100             06/23/97       163,685             69,540           94,145
-----------------------------------------------------------------------------------------------------------------
 247          $ 23,602.84              96             04/21/97       140,762             53,039           87,723
 248          $ 30,447.01             100             11/14/97       625,862            268,739          357,123
 249          $ 24,618.12              95             12/01/97       625,862            268,739          357,123

               U/W                                                             U/W
CONTROL        NOI           U/W              U/W           U/W             RESERVES        1996               1996
NUMBER         DSCR          NCF              DSCR        RESERVES          PER UNIT      REVENUES           EXPENSES
-----------------------------------------------------------------------------------------------------------------------
   1           1.41      6,152,249            1.29         234,903              0.45     10,427,823          4,019,426
   2           1.43      5,441,540            1.32          56,443              0.15      7,486,989          2,630,286
   3           1.69      4,926,592            1.50         201,370              0.30      6,521,504          2,514,186
   4           1.22      3,178,922            1.20          70,400            200.00
   5           1.26      2,448,805            1.23          60,000            200.00        864,162            620,364
-----------------------------------------------------------------------------------------------------------------------
   6           1.47      2,622,264            1.39          29,091              0.13      2,580,991             89,435


   7           1.38      2,163,605            1.28          18,540              0.10
   8           1.41      1,814,852            1.31          62,821              0.22      2,542,515            718,927
   9           1.34      1,874,057            1.28          92,000            250.00      2,966,124          1,207,759
  10           1.57      2,194,695            1.46         162,675            225.00      4,205,953          1,941,286




-----------------------------------------------------------------------------------------------------------------------
  11           1.54      1,766,215            1.40          57,296              0.19      2,162,585            513,306
  12           1.46      1,596,717            1.31          76,757              0.21      2,521,224            766,395
  13           1.51      1,563,348            1.34          20,063              0.20      2,166,793            857,567
  14           1.50      1,675,413            1.41          30,406              0.15      1,704,152            474,014
  15           1.31      1,690,749            1.31                                        2,130,829            416,417
-----------------------------------------------------------------------------------------------------------------------
  16           1.45      1,409,062            1.35          88,713            326.15      2,106,063            697,381
  17           1.61      1,559,050            1.40          89,249              0.18      2,510,234            779,420
  18           1.44      1,384,529            1.40          11,686              0.10
  19           2.00      1,822,711            1.75         266,273          1,331.37      6,841,405          4,446,643
  20           1.52      1,531,256            1.52         280,582          1,109.02      7,073,265          5,111,311
-----------------------------------------------------------------------------------------------------------------------
  21           1.52      1,183,613            1.35          27,778              0.20      1,860,285            640,803
  22           1.34      1,061,942            1.22          39,505              0.15      1,767,975            452,401
  23           1.27        981,705            1.21          52,840            244.63
  24           1.34        955,750            1.28          50,806            266.00      1,538,373            566,369
-----------------------------------------------------------------------------------------------------------------------
  25           1.83      1,095,152            1.52          31,197              0.19
  26           1.53        931,996            1.30          22,301              0.33      1,674,692            538,559
  27           1.64      1,070,557            1.51          92,000            200.00      2,059,262            975,802
  28           1.57      1,216,524            1.57         137,032          1,505.85      3,283,529          1,817,938
  29           1.55      1,110,012            1.55                                        1,080,963              1,941
-----------------------------------------------------------------------------------------------------------------------
  30           1.68        954,180            1.38          25,156              0.15      2,168,949            944,197
  31           1.32        836,558            1.31           7,813              0.10
  32           1.96      1,067,370            1.64          78,653              0.25      1,228,725            509,601
  33           1.42        856,179            1.34          49,126            319.00      1,339,243            421,147
  34           1.53        992,905            1.45           4,633              0.08      1,572,646            456,357
-----------------------------------------------------------------------------------------------------------------------
  35           1.36        875,781            1.26          69,000            250.00      1,701,552            740,218
  36           1.44        837,722            1.33          67,000            250.00      1,527,038            651,672
  37           1.44        797,980            1.27          32,763              0.21      1,742,076            811,271
  38           1.68        959,479            1.57           7,081              0.05      1,381,308            295,907
-----------------------------------------------------------------------------------------------------------------------
  39           1.52        866,600            1.43          51,300            225.00      1,478,992            664,760
  40           1.37        781,472            1.22          63,078              0.31      1,318,939            503,953
  41           1.39        825,596            1.24          10,173              0.20      1,397,273            342,299
  42           1.63        979,551            1.40         159,687          1,043.71      4,139,561          2,577,430
  43           2.57      1,376,932            2.54          19,000             50.00      1,974,441            649,757
-----------------------------------------------------------------------------------------------------------------------
  44           1.42        760,263            1.30           8,288              0.10
  45           1.56        815,496            1.44          69,948            201.00      1,591,288            748,416
  46           2.04        995,612            1.83          24,880              0.15      1,567,619            470,524
  47           1.44        747,562            1.32          22,345              0.15      1,426,536            735,154
  48           1.57        875,237            1.42          93,729            976.34      2,558,785          1,660,522
-----------------------------------------------------------------------------------------------------------------------
  49           1.57        825,202            1.40          31,000              0.16      1,209,202            281,930
  50           1.48        798,607            1.31          24,299              0.15      1,303,817            433,793
  51           1.36        699,765            1.29          33,300            225.00      1,076,833            415,252
  52           1.29        681,616            1.23          32,688            227.00      1,190,408            494,697
  53           1.33        700,085            1.27          14,440              0.15      1,053,161            266,032
-----------------------------------------------------------------------------------------------------------------------
  54           2.04      1,045,469            1.88          85,770            675.35      2,858,991          1,776,726
  55           1.70        865,062            1.41         180,387          1,515.86      4,466,634          3,370,526
  56           1.43        664,215            1.28          13,912              0.17        811,896            416,348
  57           1.31        688,179            1.20          66,348            228.00      1,474,450            696,105
  58           1.37        687,467            1.25          62,500            250.00      1,417,298            684,721
-----------------------------------------------------------------------------------------------------------------------
  59           1.32        634,613            1.20          63,360            240.00      1,417,194            696,259
  60           1.47        689,292            1.30          90,000            250.00      1,494,276            699,670
  61           1.58        833,871            1.37          31,605              0.21      1,743,909            907,981
  62           1.43        666,061            1.34          46,500            250.00      1,146,896            443,354
  63           1.41        621,586            1.30          51,700            235.00      1,178,225            671,147
-----------------------------------------------------------------------------------------------------------------------
  64           1.63        793,812            1.45          40,263              0.33        762,649            270,820
  65           1.49        634,549            1.40          41,175            225.00      1,536,016            733,938
  66           1.53        661,832            1.50           5,166              0.10
  67           1.89        744,055            1.48         202,806          1,145.80      5,013,766          4,022,277
  68           1.84        771,017            1.52         161,608          1,070.25      5,092,939          4,149,388
-----------------------------------------------------------------------------------------------------------------------
  69           1.59        619,906            1.30          33,502              0.15      1,111,178            243,691
  70           1.47        603,826            1.35          51,750            250.00      1,329,283            724,120
  71           1.26        488,742            1.12          60,800            200.00        885,852            345,324
  72           1.51        653,312            1.41           5,778              0.15        857,824            192,878
  73           1.09        435,857            0.87           8,430              0.15        810,418            397,580
-----------------------------------------------------------------------------------------------------------------------
  74           1.46        583,335            1.37          39,600            225.00      1,067,784            582,337
  75           1.48        569,733            1.36           7,711              0.13        898,931            338,718
  76           1.77        693,199            1.47          49,764              0.33      1,295,912            384,577
               1.77        286,567            1.47          24,438              0.32        540,495            149,484
               1.77        406,632            1.47          25,326              0.34        755,417            235,093
  77           1.28        539,283            1.20          13,551              0.15        729,447            185,383
-----------------------------------------------------------------------------------------------------------------------
  78           1.44        585,247            1.40           7,333              0.15
  79           1.40        569,964            1.33           7,506              0.15        814,153            161,951
  80           3.40        824,183            2.04          99,500              0.25      3,066,860          1,452,181
  81           1.30        519,893            1.20          40,000            250.00      1,061,474            475,743
  82           1.54        590,588            1.44           9,072              0.16        857,922            268,727
-----------------------------------------------------------------------------------------------------------------------
  83           1.28        435,990            1.13          59,200            200.00        998,639            506,303
  84           1.46        518,343            1.35          43,648            248.00        982,283            508,170
  85           1.43        584,739            1.33           6,851              0.15        662,230
  86           2.09        728,296            1.92          66,220            215.00      1,412,879            687,522
  87           1.59        447,311            1.23          49,231              0.24        930,472            198,315
-----------------------------------------------------------------------------------------------------------------------
  88           1.46        471,512            1.24          11,530              0.20        841,946            227,033
  89           2.09        723,533            1.95          10,202              0.15        915,792            173,072
  90           1.39        443,474            1.21          64,052            239.00      1,091,942            608,283
  91           1.41        489,928            1.35          22,400            200.00        881,666            336,519
  92           1.39        483,364            1.25          51,300            270.00
-----------------------------------------------------------------------------------------------------------------------
  93           1.58        466,704            1.33          25,948              0.15        646,555            111,767
  94           1.28        428,634            1.17          41,000            250.00        928,901            448,774
  95           1.41        505,289            1.29          47,250            250.00
  96           1.28        450,051            1.27           3,094             26.00        708,629            226,113
  97           1.38        443,529            1.23          15,236              0.15        489,544            139,961
-----------------------------------------------------------------------------------------------------------------------
  98           1.51        490,861            1.29          24,237              0.23        669,475            144,855
  99           1.60        518,719            1.38          17,831              0.20      1,118,732            531,980
 100           1.78        564,794            1.71          22,500            250.00
 101           1.44        477,994            1.33          40,000            200.00        358,842            320,966
 102           1.42        464,088            1.36           6,717              0.15
-----------------------------------------------------------------------------------------------------------------------
 103           1.51        477,820            1.30          12,316              0.23        608,464            253,810
 104           1.46        420,004            1.28          60,000            300.00        952,651            446,213
 105           1.58        478,963            1.43          11,705              0.26      1,037,768            629,279
 106           1.23        365,955            1.12          36,200            200.00        613,272            303,877
 107           1.39        461,839            1.32          12,360              0.15        684,145            163,270
-----------------------------------------------------------------------------------------------------------------------
 108           1.66        500,832            1.47          22,640              0.20        752,924            149,150
 109           1.44        417,535            1.26           7,728              0.15        327,803            277,506
 110           1.45        488,534            1.28          63,250            250.00      1,056,950            542,886
 111           1.22        360,822            1.13          28,032            219.00        542,291            210,994
 112           2.19        609,917            1.88         100,000            833.33      2,069,426          1,190,975
-----------------------------------------------------------------------------------------------------------------------
 113           1.52        476,201            1.42          10,611              0.20        567,679            106,016
 114           1.47        443,348            1.30          57,600            200.00        989,642            527,167
 115           1.50        428,411            1.29          27,550              0.35        641,819            240,388
 116           1.69        436,612            1.47          19,535              0.15        696,379            178,736
 117           1.64        489,115            1.43          19,551              0.15        779,166            239,515
-----------------------------------------------------------------------------------------------------------------------
 118           1.27        431,015            1.18          10,000              0.10
 119           1.67        495,424            1.43          81,559            509.74      2,171,301          1,718,715
 120           1.43        393,401            1.35           4,514              0.20        462,684            120,434
 121           1.35        407,271            1.35
 122           1.64        444,779            1.49          14,939              0.23        648,993            176,018
-----------------------------------------------------------------------------------------------------------------------
 123           1.40        368,485            1.23          50,400            280.00        888,466            435,952
 124           1.42        389,043            1.31           9,924              0.10        487,561            109,277
 125           1.25        334,510            1.13          36,000            200.00        561,165            232,329
 126           1.55        426,136            1.43          11,578              0.15        604,562            108,864
 127           1.34        376,592            1.21          41,400            180.00        781,256            476,801
-----------------------------------------------------------------------------------------------------------------------
 128           1.40        437,628            1.32           6,962              0.20        229,579             56,118
 129           1.38        465,969            1.26          17,812              0.15        573,246             43,658
 130           1.48        409,083            1.38           6,075              0.15        603,308            174,778
 131           1.50        367,657            1.27          67,680            240.00        951,742            712,096
 132           1.46        452,511            1.28          23,713              0.36        565,192            123,147
-----------------------------------------------------------------------------------------------------------------------
 133           1.71        449,737            1.55           6,593              0.15        840,765            303,967
 134           1.42        376,114            1.30          34,472            278.00        704,339            332,333
 135           1.37        425,765            1.31           4,115              0.12        527,240             51,417
 136           1.44        375,224            1.29          43,852            296.30        856,879            430,519
 137           1.45        381,750            1.25          11,576              0.25        778,229            299,795
-----------------------------------------------------------------------------------------------------------------------
 138           1.38        400,786            1.22          51,750            250.00      1,149,355            678,945
 139           1.60        391,085            1.34          39,096              0.54        580,959            184,546
 140           1.41        364,607            1.30          30,504            203.36        728,499            426,862
 141           1.32        326,301            1.24          21,400            198.15        638,728            239,225
 142           1.37        432,140            1.32           6,548              0.20        599,757             94,069
-----------------------------------------------------------------------------------------------------------------------
 143           1.72        437,678            1.61           9,075              0.15        491,577             84,693
 144           1.57        364,830            1.38          24,187              0.22        712,106            216,502
 145           1.59        415,090            1.31          34,714              0.24        673,681            141,960
 146           1.65        389,125            1.45          54,000            250.00        961,236            509,512
 147           1.42        355,400            1.20          67,725            222.78        998,505            514,726
-----------------------------------------------------------------------------------------------------------------------
 148           1.31        328,295            1.25          15,470            442.00        440,206             91,601
 149           1.45        344,788            1.36           6,522              0.15        428,463            140,844
 150           1.31        368,056            1.25           4,196              0.15        177,033             45,228
 151           1.60        408,785            1.57           7,400              0.18        854,121            397,655
 152           1.52        343,450            1.36          42,300            225.00        814,562            468,634
-----------------------------------------------------------------------------------------------------------------------
 153           1.38        317,503            1.29           5,275              0.15        514,458            142,918
 154           1.37        350,390            1.25          20,017              0.21        572,759             98,646
 155           1.79        434,230            1.58          19,134              0.33        486,321            115,474
 156           1.38        352,540            1.27           9,473              0.20        584,432            140,567
 157           2.45        570,975            2.31          33,900            300.00      1,298,609            823,588
-----------------------------------------------------------------------------------------------------------------------
 158           1.37        287,620            1.26           3,000              0.15
 159           1.59        318,423            1.45          29,500            250.00        736,845            382,562
 160           1.42        292,883            1.28          11,373              0.15        471,532            135,360
 161           1.61        341,397            1.52           6,698              0.20        265,743             79,828
 162           1.34        269,347            1.25          20,880            232.00        652,765            375,405
-----------------------------------------------------------------------------------------------------------------------
 163           1.32        323,741            1.21          30,500            250.00        677,308            298,096
 164           1.48        299,713            1.32           4,284              0.20        262,615            111,578
 165           1.47        289,831            1.30           3,941              0.12
 166           1.30        263,981            1.25          11,400            200.00        438,609            121,921
 167           1.53        297,976            1.32           8,487              0.15        745,456            412,983
-----------------------------------------------------------------------------------------------------------------------
 168           1.91        351,066            1.51          10,544              0.20        677,433            334,747
 169           1.40        324,102            1.30           4,644              0.15        381,160            119,057
 170           1.34        379,511            1.26           9,061              0.18        543,355            115,485
 171           1.70        310,613            1.36          26,889              0.25        429,937            159,605
 172           1.53        290,098            1.35          39,750            251.58        851,547            491,158
-----------------------------------------------------------------------------------------------------------------------
 173           1.57        296,080            1.34          23,445              0.24        508,608             81,069
 174           1.35        253,749            1.24          22,500            250.00        474,208            260,051
 175           2.09        404,619            1.75          77,207            764.43      1,543,397          1,051,810
 176           1.43        300,303            1.40           2,550              0.15        372,265             78,147
 177           1.41        277,531            1.33           8,306              0.18        440,271            143,947
-----------------------------------------------------------------------------------------------------------------------
 178           1.40        286,381            1.32          17,700            300.00        514,711            208,249
 179           1.82        375,383            1.47          88,508            553.17      1,805,344          1,123,857
 180           1.53        318,165            1.39          32,120            220.00        585,044            273,977
 181           1.62        261,772            1.28          70,750            125.00        940,237            678,828
 182           1.35        259,537            1.27           5,817              0.24        339,009            264,696
-----------------------------------------------------------------------------------------------------------------------
 183           1.55        288,771            1.46           3,785              0.15
 184           1.61        258,123            1.33          11,865              0.36        533,915            259,436
 185           1.43        300,120            1.32           3,744              0.10
 186           1.62        274,563            1.43          36,000            250.00        647,966            405,302
 187           1.55        259,960            1.42           7,441              0.20        378,366             93,568
-----------------------------------------------------------------------------------------------------------------------
 188           1.71        289,400            1.42          12,228              0.27        398,382             98,058
 189           1.78        395,546            1.68          24,900            300.00      2,316,506          1,783,421
 190           1.39        258,907            1.35           4,120              0.19        148,372
 191           1.52        306,029            1.47           9,360              0.15        297,797            135,618


 192           1.95        287,652            1.52          17,162              0.23        554,581            225,318
-----------------------------------------------------------------------------------------------------------------------
 193           1.81        294,818            1.61          37,317            643.40        746,348            386,188
 194           1.64        282,488            1.43          42,124            348.13      1,243,812            850,723
 195           1.46        238,330            1.33          24,000            250.00        539,950            244,605
 196           1.57        255,431            1.43          26,136            264.00        503,964            252,407
 197           1.58        279,905            1.58
-----------------------------------------------------------------------------------------------------------------------
 198           1.67        263,157            1.53          24,600            300.00        576,803            332,702
 199           1.47        240,112            1.46             992              0.01        246,814             39,685
 200           1.47        240,507            1.34          11,793              0.30        428,621            163,103
 201           1.55        237,016            1.33          38,250            225.00        589,957            330,593
 202           1.13        206,893            1.10           6,260              0.82
-----------------------------------------------------------------------------------------------------------------------
 203           1.61        234,250            1.42           7,135              0.15        421,845            104,434
 204           2.29        326,264            2.07          33,485            376.24      1,334,038            734,618
 205           1.30        200,901            1.09           6,600              0.18        412,953            192,453
 206           1.69        221,980            1.45           4,605              0.15        498,066            229,923
 207           1.31        170,331            1.15          23,200            200.00        348,175            176,998
               1.29        101,238            1.15          12,000            200.00        172,298             71,734
               1.34         69,093            1.15          11,200            200.00        175,877            105,264
-----------------------------------------------------------------------------------------------------------------------
 208           1.56        227,310            1.42          22,764            271.00        464,838            195,101
 209           1.34        227,049            1.20           4,215              0.15        432,078            147,832
 210           1.52        321,898            1.37          35,225            587.08        389,537            232,493
 211           1.69        240,247            1.48           7,186              0.15        413,403            149,734
 212           1.47        182,037            1.30          25,250            252.50        424,509            166,495
-----------------------------------------------------------------------------------------------------------------------
 213           1.30        153,844            1.25           6,800            200.00        270,508            120,446
 214           1.49        183,210            1.36          10,595              0.31        304,046            125,365
 215           1.83        172,649            1.38          19,048              0.41        503,757            278,491
 216           1.61        185,936            1.41          26,600            350.00        411,840            133,191
-----------------------------------------------------------------------------------------------------------------------
 217           1.41        176,518            1.25          22,348            302.00        314,098            192,978
 218           1.62        187,780            1.57           6,492              0.15        243,389             46,342
 219           1.98        265,129            1.86          16,500            300.00      1,542,856          1,033,520
 220           2.05        194,974            1.46          16,468              0.26        733,021            439,069
 221           1.35        137,245            1.27           9,600            200.00        258,226            132,260
-----------------------------------------------------------------------------------------------------------------------
 222           1.74        161,657            1.54          21,655            305.00        361,492            186,786
 223           1.40        168,721            1.37             945              0.07
 224           1.64        223,585            1.50          19,900            337.29        474,167            185,472
 225           1.55        153,067            1.48             975              0.15
 226           1.60        192,928            1.51          12,000            250.00        298,231            114,065
-----------------------------------------------------------------------------------------------------------------------
 227           1.80        136,613            1.38          42,000            350.00        437,474            349,792
 228           1.66        148,492            1.57           1,172              0.10        182,550             20,184
 229           1.66        145,743            1.57           1,172              0.10        182,600             19,990
 230           1.48        116,175            1.25          21,060            405.00
 231           2.47        196,543            2.20          23,956             56.23        442,644            224,831
-----------------------------------------------------------------------------------------------------------------------
 232           1.68        134,882            1.49          16,756            236.00        309,361            230,975
 233           1.65        144,780            1.40          25,750            250.00        332,396            207,296
 234           1.47        129,464            1.21          28,262            264.13         55,278             42,185
 235           1.50        115,276            1.26          22,560            235.00
 236           1.17        131,100            1.17
 237           1.36        125,600            1.23           2,280              0.10
 238           2.53        195,958            2.47             765              0.15        217,620              3,780
 239           1.60        110,497            1.30          11,378              0.45        183,581             52,270
 240           2.18        287,656            2.18          32,491            624.83        712,222            259,018
 241           1.92        117,306            1.26          22,367              0.38        264,123             57,549
-----------------------------------------------------------------------------------------------------------------------
 242           1.58         90,431            1.31          19,000             99.48        310,655            201,952
 243           1.73        108,486            1.63             899              0.10        110,594             15,916
 244           1.28         79,603            1.17           1,712              0.16        164,273             57,187
 245           1.37         66,706            1.16          11,826            219.00        144,883             73,096
 246           1.42         86,395            1.31           7,750            250.00        156,660             63,315
-----------------------------------------------------------------------------------------------------------------------
 247           1.42         80,723            1.30           7,000            250.00         95,852             46,042
 248           1.52        321,898            1.37          35,225          1,956.94        389,537            232,493
 249           1.52        321,898            1.37          35,225          2,072.06        389,537            232,493

CONTROL         1996                 1996         1995               1995              1995             1995
NUMBER           NCF                 DSCR       REVENUES           EXPENSES            NCF              DSCR
----------------------------------------------------------------------------------------------------------------
   1          6,408,397              1.35      10,409,739         3,709,961         6,699,778            1.41
   2          4,547,934              1.11       7,836,071         2,444,413         5,066,254            1.23
   3          4,007,318              1.22       6,701,871         2,416,915         4,284,956            1.30
   4
   5            243,798              0.12
----------------------------------------------------------------------------------------------------------------
   6          2,491,556              1.32


   7
   8          1,799,944              1.30       2,357,926           516,377         1,705,565            1.23
   9          1,758,365              1.20       2,867,793         1,193,758         1,674,035            1.14
  10          2,251,859              1.50       3,847,733         2,067,210         1,763,874            1.18




----------------------------------------------------------------------------------------------------------------
  11          1,649,279              1.31       2,399,033           460,897         1,938,136            1.54
  12          1,655,653              1.35       2,315,201           682,960         1,472,671            1.20
  13          1,016,285              0.87       2,373,607           856,424         1,354,016            1.16
  14          1,230,138              1.04       1,869,296           808,584         1,060,712            0.89
  15          1,714,412              1.33
----------------------------------------------------------------------------------------------------------------
  16          1,408,682              1.35       1,934,719           696,903         1,237,816            1.18
  17          1,602,056              1.44       2,569,263           759,364         1,611,765            1.44
  18
  19          2,120,435              2.03       6,087,678         4,082,114         2,005,564            1.92
  20          1,961,954              1.94       7,255,785         5,094,014         2,161,771            2.14
----------------------------------------------------------------------------------------------------------------
  21          1,219,482              1.39       1,804,163           631,789         1,172,374            1.33
  22          1,280,857              1.47       2,021,256           494,700         1,526,556            1.75
  23
  24            924,187              1.23       1,456,413           583,169           828,409            1.11
----------------------------------------------------------------------------------------------------------------
  25
  26          1,136,133              1.59       1,687,371           503,240         1,184,131            1.66
  27            968,460              1.36       2,179,581         1,133,349           931,232            1.31
  28          1,465,591              1.89       2,711,663         1,855,600           856,063            1.11
  29          1,079,022              1.51
----------------------------------------------------------------------------------------------------------------
  30          1,224,752              1.78       1,897,000           985,956           911,044            1.32
  31
  32            651,510              1.00
  33            879,596              1.38       1,254,132           425,192           790,440            1.24
  34          1,116,289              1.63       1,573,053           431,878         1,141,175            1.67
----------------------------------------------------------------------------------------------------------------
  35            899,613              1.29       1,804,404           787,412           917,532            1.32
  36            799,738              1.27       1,461,234           711,688           695,909            1.11
  37            930,805              1.48       1,694,796           810,530           884,267            1.41
  38            983,870              1.61       1,335,360           285,672           918,283            1.50
----------------------------------------------------------------------------------------------------------------
  39            814,232              1.35       1,488,180           642,326           845,854            1.40
  40            814,986              1.27       1,388,902           505,224           883,678            1.38
  41          1,054,974              1.58       1,264,676           364,739           887,570            1.33
  42          1,562,131              2.23       3,982,350         2,688,691         1,293,659            1.85
  43          1,324,684              2.44       1,818,028           673,052         1,144,976            2.11
----------------------------------------------------------------------------------------------------------------
  44
  45            755,872              1.33       1,650,270           840,429           722,841            1.27
  46          1,097,095              2.02       1,374,280           436,063           938,217            1.73
  47            691,382              1.22       1,838,157           712,681         1,125,476            1.98
  48            898,263              1.45       2,518,238         2,101,901           416,337            0.67
----------------------------------------------------------------------------------------------------------------
  49            565,459              0.96       1,236,021           260,521           897,154            1.53
  50            870,024              1.43       1,055,252           405,092           650,160            1.07
  51            618,885              1.14       1,026,995           414,354           571,821            1.06
  52            629,111              1.13       1,162,456           436,819           656,716            1.18
  53            787,129              1.43         980,268           240,927           739,341            1.34
----------------------------------------------------------------------------------------------------------------
  54          1,082,265              1.95
  55            917,443              1.49       4,229,570         3,247,561           812,826            1.32
  56            395,548              0.76
  57            771,366              1.34       1,278,273           747,625           484,765            0.84
  58            653,694              1.19       1,360,301           718,977           578,874            1.05
----------------------------------------------------------------------------------------------------------------
  59            716,111              1.35       1,261,361           754,098           490,198            0.93
  60            727,742              1.37       1,382,268           605,950           757,948            1.43
  61            730,009              1.20       1,593,611           814,110           753,960            1.24
  62            662,718              1.33       1,154,330           474,916           635,423            1.28
  63            507,078              1.06       1,247,879           724,731           523,148            1.10
----------------------------------------------------------------------------------------------------------------
  64            491,829              0.90         623,953           264,089           359,234            0.66
  65            785,980              1.74       1,478,539           705,905           740,634            1.63
  66
  67            871,423              1.74       4,869,812         4,018,456           759,585            1.51
  68            790,763              1.56       5,154,523         4,266,239           733,648            1.45
----------------------------------------------------------------------------------------------------------------
  69            855,528              1.79         821,605           178,754           535,590            1.12
  70            576,183              1.29       1,223,803           704,671           490,152            1.10
  71            540,528              1.24         853,992           387,470           466,522            1.07
  72            664,946              1.43         922,744           185,668           737,076            1.59
  73         (1,145,120)            (2.29)      1,461,581           379,335         1,082,246            2.16
----------------------------------------------------------------------------------------------------------------
  74            485,447              1.14
  75            515,507              1.23         852,513           328,094           385,483            0.92
  76            911,335              1.93       1,329,723           372,046           957,676            2.03
                391,011              1.93         595,721           146,340           449,381            2.03
                520,324              1.93         734,002           225,706           508,295            2.03
  77            544,064              1.21         721,100           181,572           539,528            1.20
----------------------------------------------------------------------------------------------------------------
  78
  79            652,202              1.52         789,919           140,844           641,125            1.49
  80          1,526,817              3.78       3,284,290         1,741,573         1,333,828            3.30
  81            563,442              1.30         857,635           424,934           425,002            0.98
  82            589,195              1.44         818,125           281,470           536,655            1.31
----------------------------------------------------------------------------------------------------------------
  83            492,336              1.28         967,647           541,505           426,142            1.11
  84            474,113              1.23         986,843           535,189           451,654            1.17
  85            662,230              1.50         662,230                             662,230            1.50
  86            648,357              1.71       1,371,616           770,181           524,435            1.38
  87            732,157              2.01         846,164           256,772           568,202            1.56
----------------------------------------------------------------------------------------------------------------
  88            614,913              1.62         837,524           234,073           586,143            1.54
  89            742,720              2.00         692,892           119,906           572,492            1.54
  90            389,736              1.07       1,060,854           605,067           383,059            1.05
  91            545,147              1.50         853,205           331,915           521,290            1.43
  92                                              993,145           575,431           297,481            0.77
----------------------------------------------------------------------------------------------------------------
  93            534,788              1.52         634,875           114,734           520,141            1.48
  94            480,127              1.31         898,147           492,003           406,144            1.11
  95
  96            478,150              1.35         655,028           222,535           432,493            1.22
  97            349,583              0.97         404,777           120,934           283,843            0.79
----------------------------------------------------------------------------------------------------------------
  98            469,157              1.24         601,038           135,394           465,644            1.23
  99            586,752              1.56       1,067,184           500,042           567,142            1.51
 100
 101             27,047              0.08          48,262           202,262          (154,000)          (0.43)
 102
----------------------------------------------------------------------------------------------------------------
 103            354,654              0.97         962,233           294,181           668,052            1.82
 104            475,630              1.45         953,776           437,372           485,917            1.48
 105            161,232              0.48       1,013,419           594,642           398,042            1.19
 106            309,395              0.94         615,855           206,171           409,684            1.25
 107            520,875              1.49         625,968           169,181           456,787            1.30
----------------------------------------------------------------------------------------------------------------
 108            603,774              1.78         697,854           159,225           538,629            1.59
 109             33,388              0.10         325,198           264,355            60,843            0.18
 110            470,839              1.24         260,145           119,407           140,738            0.37
 111            331,297              1.04         516,460           218,940           297,520            0.93
 112            878,451              2.71       1,890,393         1,098,471           791,922            2.45
----------------------------------------------------------------------------------------------------------------
 113            461,663              1.38         401,704           120,198           281,506            0.84
 114            339,573              0.99         933,140           582,212           250,240            0.73
 115            325,911              0.98
 116            517,643              1.74         654,514            60,938           593,576            2.00
 117            539,651              1.58         743,844           228,895           514,949            1.51
----------------------------------------------------------------------------------------------------------------
 118
 119            452,586              1.31       2,261,974         1,682,524           579,450            1.67
 120            328,553              1.12         366,988           116,791           233,244            0.80
 121
 122            472,975              1.58         482,266           111,605           370,661            1.24
----------------------------------------------------------------------------------------------------------------
 123            425,835              1.42         888,248           429,398           424,166            1.42
 124            372,490              1.25         507,883           129,976           335,548            1.13
 125            328,836              1.11         620,616           230,208           390,408            1.32
 126            495,698              1.66         569,862           123,599           446,263            1.49
 127            277,635              0.89         765,984           518,203           247,781            0.80
----------------------------------------------------------------------------------------------------------------
 128            173,461              0.52
 129            529,588              1.43         557,138            79,515           481,417            1.30
 130            428,530              1.44         569,063           231,441           334,693            1.13
 131            173,574              0.60
 132            418,885              1.19         653,915           134,495           438,419            1.24
----------------------------------------------------------------------------------------------------------------
 133            521,488              1.79         846,422           299,138           523,675            1.80
 134            372,006              1.29         677,527           279,892           397,635            1.38
 135            475,823              1.47         432,355            94,002           338,353            1.04
 136            322,062              1.11         818,160           397,577           386,426            1.33
 137            478,434              1.57         525,956           312,921           (82,849)          (0.27)
----------------------------------------------------------------------------------------------------------------
 138            454,569              1.38       1,121,371           695,222           365,407            1.11
 139            333,856              1.14         450,790           160,328           267,086            0.91
 140            267,844              0.96         595,284           413,389           140,447            0.50
 141            399,503              1.51         632,727           246,759           385,968            1.46
 142            501,368              1.53         571,520            73,972           445,661            1.36
----------------------------------------------------------------------------------------------------------------
 143            406,884              1.50         501,271            77,145           424,126            1.56
 144            484,961              1.84         465,179           133,074           327,723            1.24
 145            486,402              1.53         592,154           157,754           371,298            1.17
 146            365,539              1.36         934,545           439,349           193,758            0.72
 147            483,779              1.63
----------------------------------------------------------------------------------------------------------------
 148            332,799              1.27
 149            280,499              1.11         416,351           137,057           277,016            1.09
 150            131,805              0.45
 151            456,466              1.76         867,974           389,411           478,563            1.84
 152            300,388              1.19         826,136           521,571           256,485            1.01
----------------------------------------------------------------------------------------------------------------
 153            371,540              1.51         514,971           140,261           374,710            1.53
 154            473,233              1.69
 155             91,080              0.33         495,738           110,328           332,302            1.21
 156            443,865              1.60         555,212           147,497           407,715            1.47
 157            475,021              1.92       1,159,861           740,427           419,434            1.70
----------------------------------------------------------------------------------------------------------------
 158
 159            334,760              1.53         703,125           377,668           297,836            1.36
 160            318,199              1.39         461,943           132,627           311,343            1.36
 161            185,915              0.83
 162            277,360              1.28         667,536           375,502           292,034            1.35
----------------------------------------------------------------------------------------------------------------
 163            379,212              1.41         650,597           302,911           347,686            1.30
 164            151,037              0.67         226,527            75,477           151,050            0.67
 165
 166            316,688              1.50         429,085           107,283           321,802            1.52
 167            311,987              1.38         729,059           424,904           201,349            0.89
----------------------------------------------------------------------------------------------------------------
 168            342,686              1.47         677,433           335,437           341,996            1.47
 169            243,688              0.98         441,752            91,866           316,793            1.27
 170            427,870              1.42         526,033           107,082           413,875            1.38
 171            270,332              1.19         295,509            89,345           205,887            0.90
 172            360,389              1.67         820,642           431,876           388,766            1.80
----------------------------------------------------------------------------------------------------------------
 173            427,539              1.94         564,051            83,435           480,616            2.18
 174            192,017              0.94         490,179           267,753           208,365            1.02
 175            491,587              2.13       1,544,884         1,155,883           389,001            1.69
 176            292,418              1.36         419,200            63,300           355,900            1.66
 177            296,324              1.42         426,267           149,594           276,673            1.33
----------------------------------------------------------------------------------------------------------------
 178            306,462              1.42         488,335           198,930           289,405            1.34
 179            591,220              2.32       2,008,393         1,167,158           740,816            2.90
 180            311,067              1.36
 181            261,409              1.27         839,616           618,068           221,548            1.08
 182             74,313              0.36         320,664           141,531           179,133            0.88
----------------------------------------------------------------------------------------------------------------
 183
 184            215,966              1.11         556,571           259,578           254,635            1.31
 185
 186            220,015              1.15         627,662           341,868           266,093            1.39
 187            271,208              1.48         376,881            42,070           319,863            1.75
----------------------------------------------------------------------------------------------------------------
 188            273,442              1.34         398,382            90,272           295,749            1.45
 189            533,085              2.26       2,100,319         1,625,279           475,040            2.01
 190            148,372              0.77
 191            162,179              0.78         260,743           120,227           140,516            0.68


 192            329,263              1.75         558,064           251,877           306,187            1.62
----------------------------------------------------------------------------------------------------------------
 193            360,160              1.97         312,872           171,108           141,764            0.77
 194            393,089              1.99       1,196,403           840,931           355,472            1.80
 195            293,929              1.64         521,863           234,774           280,246            1.56
 196            203,853              1.14         555,567           239,933           259,974            1.45
 197
----------------------------------------------------------------------------------------------------------------
 198            244,101              1.42         583,902           314,041           269,861            1.57
 199            188,249              1.14         178,138            47,094           131,044            0.80
 200            265,518              1.48         393,447           174,044           219,403            1.22
 201            259,364              1.46         562,291           325,324           236,967            1.33
 202
----------------------------------------------------------------------------------------------------------------
 203            315,061              1.90         371,994           102,741           196,821            1.19
 204            599,420              3.81       1,324,153           741,089           583,064            3.71
 205            149,506              0.81         434,687           177,895           190,069            1.03
 206            266,088              1.74         509,507           234,805           260,122            1.70
 207            171,177              1.16         353,816           192,897           160,919            1.09
                100,564              1.16         182,062            85,178            96,884            1.09
                 70,613              1.16         171,754           107,719            64,035            1.09
----------------------------------------------------------------------------------------------------------------
 208            269,737              1.68         431,346           189,273           242,073            1.51
 209            284,246              1.50         415,836           142,060           273,776            1.44
 210            157,044              0.67         256,913           134,603           122,310            0.52
 211            241,082              1.49         427,724           135,962           250,950            1.55
 212            213,432              1.52         435,176           172,820           253,424            1.80
----------------------------------------------------------------------------------------------------------------
 213            150,062              1.22
 214            155,281              1.15         265,395            96,882           168,513            1.25
 215            200,605              1.60         465,611           238,384           211,715            1.69
 216            269,607              2.04         377,125            98,933           243,519            1.84
----------------------------------------------------------------------------------------------------------------
 217            121,120              0.86         114,774            73,206            41,568            0.29
 218            197,047              1.64         231,503            39,169           192,334            1.61
 219            509,336              3.57       1,301,836         1,119,131           182,705            1.28
 220            243,314              1.82         606,517           391,479           170,738            1.28
 221            125,966              1.16         260,630           118,398           142,232            1.31
----------------------------------------------------------------------------------------------------------------
 222            174,706              1.66         337,600           150,518           187,082            1.78
 223
 224            288,695              1.94         464,335           239,116           203,630            1.37
 225
 226            184,166              1.44         255,769            81,126           174,643            1.37
----------------------------------------------------------------------------------------------------------------
 227             87,682              0.88         501,671           323,824           177,847            1.79
 228            162,366              1.71         182,400            10,014           172,386            1.82
 229            162,610              1.75         182,400             9,894           172,506            1.85
 230                                              228,053           130,190            89,096            0.96
 231            217,813              2.44         388,629           226,708           161,921            1.82
----------------------------------------------------------------------------------------------------------------
 232             60,636              0.67         364,800                             347,050            3.85
 233            102,716              1.00         305,858           163,123           130,880            1.27
 234             13,093              0.12
 235
 236
 237
 238            213,840              2.70         202,229            19,187           183,042            2.31
 239            124,688              1.47         204,358            49,225           149,269            1.76
 240            453,204              3.43
 241            169,171              1.81
----------------------------------------------------------------------------------------------------------------
 242            108,703              1.57         298,180           216,397            81,783            1.18
 243             94,678              1.42         104,178             7,892            96,286            1.44
 244            107,086              1.58         122,097            49,277            69,670            1.03
 245             71,787              1.25         138,722            69,686            69,036            1.20
 246             93,345              1.41         155,610            62,785            92,825            1.40
----------------------------------------------------------------------------------------------------------------
 247             13,304              0.21
 248            157,044              0.67         256,913           134,603           122,310            0.52
 249            157,044              0.67         256,913           134,603           122,310            0.52

                                                         LARGEST                LARGEST         LARGEST
CONTROL                                                   TENANT              TENANT % OF       TENANT
NUMBER               LARGEST TENANT                      LEASED SF             TOTAL NSF   LEASE EXPIRATION
-------------------------------------------------------------------------------------------------------------
   1          Kaufmann's                                  180,282                  34          01/31/14
   2          Blue Cross BlueShield                       123,544                  33          12/31/09
   3          NACCO Materials Handeling                    78,127                  12          12/31/04
   4
   5
-------------------------------------------------------------------------------------------------------------
   6
              Sport Connection                             66,011                  65          02/29/12
              TRW Inc.                                    126,713                 100          06/30/07
   7          TASC, Inc.                                  185,400                 100          05/31/06
   8          Kmart                                        86,479                  30          06/30/15
   9
  10




-------------------------------------------------------------------------------------------------------------
  11          Phar Mor #61                                 78,823                  26          07/31/12
  12          Computer Associates                          33,000                   9          05/31/98
  13          American Society of Engineers                 9,702                  10          01/31/04
  14          PNS Store                                    24,609                  12          01/31/04
  15          Super Kmart                                 173,919                  61          05/31/21
-------------------------------------------------------------------------------------------------------------
  16
  17          Gayfer's Department Store                   172,302                  35          01/31/08
  18          Homeplace                                    53,000                  45          07/31/17
  19
  20
-------------------------------------------------------------------------------------------------------------
  21          HBO                                          19,343                  14          02/28/01
  22          Kmart                                        91,266                  35          03/31/17
  23
  24
-------------------------------------------------------------------------------------------------------------
  25          Ulrich Voordhees Warner Assoc.               20,572                  13          08/11/01
  26          SunTrust                                     30,482                  45          12/31/02
  27
  28
  29
-------------------------------------------------------------------------------------------------------------
  30          Dentalco Mgmt Serv                           12,857                   8          09/30/06
  31          NYC Dept of Finance                          78,133                 100          10/30/11
  32          Staples                                      57,204                  18          04/30/06
  33
  34          Memphis Cancer Center                        23,690                  41          12/31/03
-------------------------------------------------------------------------------------------------------------
  35
  36
  37          Zanocco Ace Hardware                         17,000                  11          09/30/04
  38          Bally's                                      42,000                  30          01/31/07
-------------------------------------------------------------------------------------------------------------
  39
  40          JC Penney                                    88,699                  43          12/31/05
  41          Orthotics & Prosthetics                      12,467                  25          03/31/01
  42
  43
-------------------------------------------------------------------------------------------------------------
  44          Microware Systems Corp                       82,876                 100          12/31/12
  45
  46          Jack Barton & Co, Inc.                       19,833                  12          08/31/00
  47          The Great A&P                                47,030                  32          12/31/99
  48
-------------------------------------------------------------------------------------------------------------
  49          Winn Dixie                                   35,000                  18          12/31/05
  50          Winn-Dixie, Inc.                             44,000                  27          04/30/06
  51
  52
  53          Fleming Foods                                63,440                  65          06/06/10
-------------------------------------------------------------------------------------------------------------
  54
  55
  56          Renter's Choice                              19,471                  24          07/01/99
  57
  58
-------------------------------------------------------------------------------------------------------------
  59
  60
  61          Warner & Associates                          18,350                  12          06/30/04
  62
  63
-------------------------------------------------------------------------------------------------------------
  64          Cinemark Movies 14                           47,408                  39          12/31/12
  65
  66          Circuit City                                 32,370                  62          01/31/18
  67
  68
-------------------------------------------------------------------------------------------------------------
  69          Brookshires                                  49,600                  22          08/31/01
  70
  71
  72          Comerica                                      7,196                  19          08/31/00
  73          Autodesk,Inc.                                31,788                  57          09/30/01
-------------------------------------------------------------------------------------------------------------
  74
  75          Princeton Allergy                             6,591                  11          05/31/03
  76
              Odd Lots                                     25,600                  33          01/31/02
              Family Thrift                                12,670                  17          01/31/00
  77          Big Bear                                     55,990                  62          10/25/09
-------------------------------------------------------------------------------------------------------------
  78          Xpect Drugs                                  37,700                  77          10/31/12
  79          Factory Furniture R Us                        9,700                  19          05/31/07
  80          NationsBank Lease Buyout                     53,071                  13          04/30/00
  81
  82          Occupational Health S                         4,800                   8          11/30/99
-------------------------------------------------------------------------------------------------------------
  83
  84
  85          Sony Theater-Loews                           45,671                 100          06/28/08
  86
  87          Wal-Mart                                     70,250                  35          05/31/05
-------------------------------------------------------------------------------------------------------------
  88          WR Systems                                   15,083                  26          09/14/00
  89          E-Mu                                         52,100                  77          10/31/98
  90
  91
  92
-------------------------------------------------------------------------------------------------------------
  93          Big Lots (Wal-mart)                          27,007                  16          09/30/06
  94
  95
  96
  97          Billy Hardwick Bowling Center                34,802                  34          06/01/04
-------------------------------------------------------------------------------------------------------------
  98          Goody's                                      25,023                  23          12/31/01
  99          Inchcape Testing                             27,813                  31          04/30/03
 100
 101
 102          Pet Depot                                    14,440                  31          12/31/06
-------------------------------------------------------------------------------------------------------------
 103          1st Priority Healthcare                       7,451                  14          05/31/04
 104
 105          Blockbuster                                   7,115                  16          06/30/01
 106
 107          Airborne Express                             60,243                  73          12/31/02
-------------------------------------------------------------------------------------------------------------
 108          Waremart                                     40,304                  36          11/30/04
 109          Silicon Graphics                             33,815                  66          05/31/01
 110
 111
 112
-------------------------------------------------------------------------------------------------------------
 113          Smart and Final                              15,000                  28          12/31/12
 114
 115          Brother Sebastian's                           7,728                  10          11/30/01
 116          Red Foods/BI-LO                              36,605                  29          10/01/02
 117          Carmike Cinemas                              18,530                  14          12/31/99
-------------------------------------------------------------------------------------------------------------
 118          Powerlasers Corporation                     100,000                 100          10/31/12
 119
 120          Elan Computer Group                           6,179                  27          03/01/98
 121          Pep Boys                                     23,040                  61          07/31/02
 122          Terri's Consign                              14,400                  22          06/03/02
-------------------------------------------------------------------------------------------------------------
 123
 124          Quality Craft                                55,146                  56          06/30/00
 125
 126          Piggly-Wiggly                                30,625                  40          09/05/04
 127
-------------------------------------------------------------------------------------------------------------
 128          ReMax Realtors                                4,200                  12          06/30/04
 129          Business Development Labs                    36,736                  31          03/31/00
 130          CVS Pharmacy                                  7,200                  18          01/01/03
 131
 132          Daifuku USA                                  13,582                  21          05/31/99
-------------------------------------------------------------------------------------------------------------
 133          SEI                                          13,031                  30          02/28/02
 134
 135          Bolsa Furniture                               4,315                  12          04/01/00
 136
 137          American Communication                       12,580                  27          01/31/07
-------------------------------------------------------------------------------------------------------------
 138
 139          Physiotherapy Association, Inc               10,800                  15          08/31/03
 140
 141
 142          Lucky World Asian Market                     18,738                  57          12/31/08
-------------------------------------------------------------------------------------------------------------
 143          Accessories Plus 4x4                         14,010                  23          01/31/01
 144          Van Leer Chocolate Corporation               11,950                  11          01/31/99
 145          Save A Lot Grocery                           26,070                  18          01/31/98
 146
 147
-------------------------------------------------------------------------------------------------------------
 148
 149          Factory 2-U                                  12,675                  29          01/31/02
 150          Family Video                                  3,840                  14          03/20/01
 151
 152
-------------------------------------------------------------------------------------------------------------
 153          Drug Emporium, Inc.                          24,000                  68          10/02/00
 154          Wal-Mart                                     41,304                  44          02/01/07
 155          House of Fabrics                             13,500                  23          09/30/01
 156          Sizzler Resturant                             7,050                  15          02/28/08
 157
-------------------------------------------------------------------------------------------------------------
 158          Chuck's Burgers                               3,960                  20          01/31/08
 159
 160          Hannaford Bros.                              45,245                  60          04/30/17
 161          Hacienda Mexican Restaurant                   6,313                  19          03/31/12
 162
-------------------------------------------------------------------------------------------------------------
 163
 164          London Harness Co. LTD.                       7,950                  37          02/27/00
 165          Ivy Mortgage Corporation                     10,947                  33          07/31/00
 166
 167          Chicago Consulting Actuari                    9,836                  17          06/30/99
-------------------------------------------------------------------------------------------------------------
 168          Eastern Research                             18,030                  34          06/30/02
 169          Honey Baked Hams                              4,290                  14          03/31/04
 170          Kroger                                       34,019                  68          06/30/01
 171          Planet Tire & Auto                           37,082                  34          04/30/02
 172
-------------------------------------------------------------------------------------------------------------
 173          Wal Mart                                     46,969                  48          01/31/02
 174
 175
 176          Pier One Imports, Inc.                        9,000                  53          05/31/03
 177          Piggly Wiggly                                32,040                  70          12/31/09
-------------------------------------------------------------------------------------------------------------
 178
 179
 180
 181
 182          Arents/McGovern                               4,665                  19          02/01/02
-------------------------------------------------------------------------------------------------------------
 183          Pastimes                                      7,405                  30          10/31/04
 184          Infolog USA, Inc.                             7,555                  23          06/16/00
 185          Levi's Only                                  37,436                 100          06/30/07
 186
 187          Edward F. Wolski, MDPA                       22,417                  60          10/01/97
-------------------------------------------------------------------------------------------------------------
 188          Palm Court (Executive Suites)                10,824                  24          10/01/02
 189
 190          Coles Express (Caliber Systems,              20,600                 100          05/31/06
 191


 192          Salvation Army                               21,295                  29          06/30/02
-------------------------------------------------------------------------------------------------------------
 193
 194
 195
 196
 197          Franks Nursery and Crafts                    21,265                 100          10/29/17
-------------------------------------------------------------------------------------------------------------
 198
 199          Red Robin                                    50,289                  48          08/31/12
 200          Monmouth Country VO Tech                      6,750                  17          06/30/98
 201
 202
-------------------------------------------------------------------------------------------------------------
 203          Bo Lee Restaurant                             4,552                  10          06/30/00
 204
 205          SD Assoc. of Realtors                        11,740                  32          03/31/06
 206          Nordhaus Research                            12,868                  42          02/28/04
 207


-------------------------------------------------------------------------------------------------------------
 208
 209          Natzel & Mumford Organiztion                 13,461                  48          04/30/04
 210
 211          Texas Lady Spa                                4,340                   9          11/30/00
 212
-------------------------------------------------------------------------------------------------------------
 213
 214          Kids R People 2                               6,180                  18          08/31/02
 215          Visiting Nurses Association                  10,178                  22          12/01/98
 216
-------------------------------------------------------------------------------------------------------------
 217
 218          Fleming-Jubilee                              25,180                  58          06/30/08
 219
 220          A-1 Nursing Care, Inc.                        3,696                   6          12/08/00
 221
-------------------------------------------------------------------------------------------------------------
 222
 223
 224
 225          Men's Wearhouse                               6,500                 100          04/27/07
 226
-------------------------------------------------------------------------------------------------------------
 227
 228          NLVH, Inc.                                   11,721                 100          09/30/09
 229          NLVH, Inc.                                   11,721                 100          09/30/09
 230
 231
-------------------------------------------------------------------------------------------------------------
 232
 233
 234
 235
 236          McDonalds Corporation                                                            02/01/11
 237          Connie Stevens Forever Spring                22,800                 100
 238          Joe's Crab Shack                              5,100                 100          09/30/09
 239          McLain Restaurants                            2,235                   9          01/31/98
 240
 241          Kroger                                       30,979                  53          02/28/99
-------------------------------------------------------------------------------------------------------------
 242
 243          Mantei, Manthei,& Lorenz, Ltd.                6,543                  73          09/30/00
 244          Health Spa                                    1,800                  17          11/30/99
 245
 246
-------------------------------------------------------------------------------------------------------------
 247
 248
 249

                                                        SECOND LARGEST        SECOND LARGEST       SECOND LARGEST
CONTROL                                                     TENANT             TENANT % OF             TENANT
NUMBER              SECOND LARGEST TENANT                  LEASED SF            TOTAL NSF         LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------------------
   1          Jenss Department Store                         79,028                 15                 12/31/02
   2          Aetna-EBD Claims                               20,691                  5                 12/31/98
   3          Wells Fargo Bank                               74,935                 12                 05/31/03
   4
   5
-----------------------------------------------------------------------------------------------------------------
   6
              TRW, Inc.                                      34,825                 35                 07/31/07

   7
   8          Beall's                                        38,448                 13                 06/30/05
   9
  10




-----------------------------------------------------------------------------------------------------------------
  11          Heironimus                                     40,700                 14                 01/31/03
  12          Medica                                         30,000                  8                 10/31/98
  13          Paulson and Nance                               7,669                  8                 05/31/05
  14          Union 76                                       22,500                 11                 05/31/00
  15          Builder's Square                              110,700                 39                 04/30/21
-----------------------------------------------------------------------------------------------------------------
  16
  17          Fox Theaters                                   37,532                  8                 12/31/99
  18          Barnes & Noble                                 25,000                 21                 02/28/12
  19
  20
-----------------------------------------------------------------------------------------------------------------
  21          Western Pioneer                                14,442                 10                 12/31/99
  22          Kash N Karry                                   46,300                 18                 03/31/12
  23
  24
-----------------------------------------------------------------------------------------------------------------
  25          D.B. Kelley                                    14,467                  9                 05/01/03
  26          Global Knowledge Network                        5,606                  8                 06/30/99
  27
  28
  29
-----------------------------------------------------------------------------------------------------------------
  30          Howard County MD                                9,252                  6                 06/30/98
  31
  32          UA Fontana                                     18,822                  6                 12/31/04
  33
  34          The Orthopedic Clinic, P.C.                    12,410                 21                 09/30/03
-----------------------------------------------------------------------------------------------------------------
  35
  36
  37          Walgreen's                                     13,050                  8                 02/28/41
  38          TJ Maxx                                        24,050                 17                 10/31/98
-----------------------------------------------------------------------------------------------------------------
  39
  40          Warehouse Shoes                                21,420                 10                 07/31/02
  41          State Justice Institute                        10,435                 21                 01/31/01
  42
  43
-----------------------------------------------------------------------------------------------------------------
  44
  45
  46          Westwood Home Furnishings, Inc.                13,070                  8                 10/31/99
  47          Rite Aid                                        9,875                  7                 06/01/01
  48
-----------------------------------------------------------------------------------------------------------------
  49          Watsons                                        29,925                 16                 04/28/00
  50          Results Bedford Inc.                           31,000                 19                 02/28/02
  51
  52
  53          Hollywood Video                                 8,000                  8                 02/07/12
-----------------------------------------------------------------------------------------------------------------
  54
  55
  56          Espey Huston & Associates                      14,727                 18                 09/30/02
  57
  58
-----------------------------------------------------------------------------------------------------------------
  59
  60
  61          Ohio Casualty                                  17,911                 12                 05/31/99
  62
  63
-----------------------------------------------------------------------------------------------------------------
  64          Vartec                                         22,884                 19                 04/30/00
  65
  66          Old Navy                                       15,188                 29                 09/30/07
  67
  68
-----------------------------------------------------------------------------------------------------------------
  69          Office Depot (C&A Sublease)                    32,019                 14                 10/31/98
  70
  71
  72          Grant Fridkin                                   6,309                 16                 09/30/00
  73          Associated Third Party Adminis                 24,415                 43                 03/31/04
-----------------------------------------------------------------------------------------------------------------
  74
  75          Uberoi Computer                                 4,931                  8                 12/31/98
  76
              Ben Franklin                                   12,000                 16                 01/31/99
              Flordia Dept HRS                               12,539                 17                 02/28/05
  77          Oak Creations                                   6,750                  7                 12/31/01
-----------------------------------------------------------------------------------------------------------------
  78          The Big Party Corporation                       9,300                 19                 09/30/07
  79          Casa Larios Restaurant                          5,440                 11                 05/31/98
  80          Avdata Systems                                 16,650                  4                 05/31/01
  81
  82          Cal Tran                                        3,468                  6                 04/30/98
-----------------------------------------------------------------------------------------------------------------
  83
  84
  85
  86
  87          Belk-Hudson                                    25,900                 13                 07/31/01
-----------------------------------------------------------------------------------------------------------------
  88          Protix                                          5,764                 10                 03/31/98
  89          Mediware                                       11,481                 17                 04/30/01
  90
  91
  92
-----------------------------------------------------------------------------------------------------------------
  93          Peebles                                        25,550                 15                 11/30/02
  94
  95
  96
  97          Hancock Fabrics                                16,417                 16                 09/01/07
-----------------------------------------------------------------------------------------------------------------
  98          Allied Sporting Goods                          12,468                 12                 10/31/05
  99          Harris County                                  21,189                 24                 03/31/01
 100
 101
 102          Hallmark                                        7,461                 16                 07/31/01
-----------------------------------------------------------------------------------------------------------------
 103          Imaging Surgery Center                          3,791                  7                 05/31/98
 104
 105          Coldwell Banker                                 5,617                 12                 06/30/00
 106
 107          Airborne Express                               22,157                 27                 12/31/02
-----------------------------------------------------------------------------------------------------------------
 108          Payless Drug Stores                            37,682                 33                 10/31/07
 109          Marcoa Publishing                               7,353                 14                 01/31/01
 110
 111
 112
-----------------------------------------------------------------------------------------------------------------
 113          Hollywood Video                                11,200                 21                 10/31/05
 114
 115          Thunderbird Grill                               4,212                  5                 04/30/01
 116          Tractor Supply Company                         30,028                 23                 06/01/07
 117          Texas Dept of Prot. & Reg. Serv                14,996                 12                 04/14/05
-----------------------------------------------------------------------------------------------------------------
 118
 119
 120          MicroGuild, Inc.                                3,332                 15                 08/22/99
 121          Petcare Plus                                   15,000                 39                 11/30/01
 122          T&C Car Wash                                    8,000                 12                 02/28/09
-----------------------------------------------------------------------------------------------------------------
 123
 124          Dal-Tile, Inc                                   9,168                  9                 04/30/00
 125
 126          Pattys Hallmark                                 8,800                 11                 01/31/03
 127
-----------------------------------------------------------------------------------------------------------------
 128          Casa Dominguez                                  3,750                 11                 10/31/03
 129          Food Bank                                      15,400                 13                 09/30/98
 130          Rhode Island Book co.                           3,600                  9                 03/31/07
 131
 132          Calsonic International                         12,893                 20                 04/30/98
-----------------------------------------------------------------------------------------------------------------
 133          Thuridion                                       7,642                 17                 02/28/00
 134
 135          Bridgecreek Realty                              3,800                 11                 03/01/01
 136
 137          OPCMIA                                          8,764                 19                 11/30/06
-----------------------------------------------------------------------------------------------------------------
 138
 139          Tuesday Morning, Inc.                           5,844                  8                 12/31/01
 140
 141
 142          Super Video                                     5,600                 17                 12/31/02
-----------------------------------------------------------------------------------------------------------------
 143          Auto Dynamics                                   6,000                 10                 08/31/98
 144          Sabinsa Corporation                             9,800                  9                 12/31/98
 145          Odd Lots                                       21,930                 15                 01/31/01
 146
 147
-----------------------------------------------------------------------------------------------------------------
 148
 149          Deseret (LDS Church)                           12,675                 29                 07/31/04
 150          Willowrock Pet Clinic                           2,975                 11                 09/17/07
 151
 152
-----------------------------------------------------------------------------------------------------------------
 153          Payless Shoes Source                            2,970                  8                 12/30/00
 154          Food Lion                                      25,000                 26                 06/30/07
 155          Peter Piper Pizza                              10,054                 17                 07/31/07
 156          Banc One Corporation                            5,850                 12                 12/31/97
 157
-----------------------------------------------------------------------------------------------------------------
 158          Print Place                                     3,894                 19                 04/30/07
 159
 160          U.S. Postal Svc.                                4,175                  6                 09/30/09
 161          Tuesday Morning                                 4,800                 14                 12/31/98
 162
-----------------------------------------------------------------------------------------------------------------
 163
 164          Copy Cop, Inc.                                  7,500                 35                 12/08/06
 165          The Asi Group, Inc.                             6,195                 19                 11/30/02
 166
 167          Clark Dietz, Inc.                               7,479                 13                 03/31/99
-----------------------------------------------------------------------------------------------------------------
 168          Macro Chem                                      9,961                 19                 02/29/00
 169          Art Center                                      3,600                 12                 04/30/00
 170          Blockbuster                                     6,400                 13                 01/31/98
 171          Walgreen Company                               10,069                  9                 09/30/00
 172
-----------------------------------------------------------------------------------------------------------------
 173          IGA                                            35,000                 36                 01/01/07
 174
 175
 176          New England Audio                               8,000                 47                 05/31/12
 177          Budzisz-Wruck and Associates                    4,355                  9                 12/31/98
-----------------------------------------------------------------------------------------------------------------
 178
 179
 180
 181
 182          JRP                                             2,263                  9                 01/01/00
-----------------------------------------------------------------------------------------------------------------
 183          Expressions                                     5,000                 20                 08/31/04
 184          Jayden Management Corp.                         4,417                 13                 12/31/99
 185
 186
 187          Cellular City                                   3,200                  9                 12/01/98
-----------------------------------------------------------------------------------------------------------------
 188          Carney-Neuhaus Enginee                          3,433                  7                 04/01/02
 189
 190
 191


 192          Arizona D.E.S.                                 18,097                 24                 01/31/02
-----------------------------------------------------------------------------------------------------------------
 193
 194
 195
 196
 197
-----------------------------------------------------------------------------------------------------------------
 198
 199          Jack in the Box                                32,773                 31                 12/31/11
 200          CGI Development                                 3,200                  8                 10/31/07
 201
 202
-----------------------------------------------------------------------------------------------------------------
 203          Amex Pawn                                       4,200                  9                 01/31/99
 204
 205          CSCI                                            3,042                  8                 06/30/99
 206          Americorp Financial                             4,844                 16                 01/31/98
 207


-----------------------------------------------------------------------------------------------------------------
 208
 209          Transaction Billing Resource                    4,117                 15                 11/30/02
 210
 211          Beverage Depot                                  3,880                  8                 12/31/98
 212
-----------------------------------------------------------------------------------------------------------------
 213
 214          Dynamic Glass                                   5,400                 16                 02/28/98
 215          Memphis Symphony Orchestra                      4,529                 10                 06/30/98
 216
-----------------------------------------------------------------------------------------------------------------
 217
 218          Rowley Schlimgen                               10,800                 25                 09/30/00
 219
 220          John F. Whitehorn M.D.                          3,630                  6                 01/31/99
 221
-----------------------------------------------------------------------------------------------------------------
 222
 223
 224
 225
 226
-----------------------------------------------------------------------------------------------------------------
 227
 228
 229
 230
 231
-----------------------------------------------------------------------------------------------------------------
 232
 233
 234
 235
 236
 237
 238          Marina Properties                                                                        06/30/01
 239          Woodward & Clyde                                1,890                  7                 05/31/98
 240
 241          Treasury Drug                                   7,000                 12                 10/31/99
-----------------------------------------------------------------------------------------------------------------
 242
 243          A M Nevada, Inc.                                2,443                 27                 03/01/00
 244          Inches-A-Weigh                                  1,800                 17                 12/31/02
 245
 246
-----------------------------------------------------------------------------------------------------------------
 247
 248
 249

                                  CERTAIN CHARACTERISTICS OF THE MULTIFAMILY MORTGAGED PROPERTIES

 LOAN         LOAN                                                CUT-OFF DATE                                    UTILITIES
COUNTER       NUMBER              PROPERTY NAME                      BALANCE            PROPERTY COUNTY          TENANT PAYS
----------------------------------------------------------------------------------------------------------------------------------
  4         655595-3       Wheatlands                             $32,409,203.17      Lake County               Electricity/Gas
  5         400029136      Pembroke Landings                      $24,699,237.18      Broward                   All utilities
  9         400028226      Tara Hills Apartments                  $16,699,765.38      Orange                   Electricity only
  10        400027581      Spring Oaks Aggregate                  $16,295,542.01      Clark
            400027581A     Spring Oaks Apartments                                     Clark                    Electricity only
            400027581B     Spring Garden Apartments                                   Clark                    Electricity only
            400027581C     Spring Meadow Apartments                                   Clark                    Electricity only
            400027581D     Spring Palm Apartments                                     Clark                    Electricity only
  16        M0275          Park Laureate Apartments               $13,266,395.34      Jefferson                Electricity only
  23        655583-0       Summer Brook Apartments                $ 9,982,168.71      San Diego                Electricity only
  24        655641-5       Landmark Apartments                    $ 9,581,688.96      King County              Electricity only
  27        400028264      Chestnut Hill Apartments               $ 8,616,119.04      Harris                   Electricity only
  33        400028302      Fourth Ward Square Apartments          $ 7,980,095.50      Mecklenburg              Electricity only
  35        655313-3       Brandon Oaks Apartments                $ 7,960,493.32      Bexar                    Electricity only
  36        400028293      Duck Creek Apartments                  $ 7,860,508.44      Arapahoe                 Electricity only
  39        400028268      Schooner Cove II Apartments            $ 7,552,490.96      Washtenaw County         Electricity/Gas
  45        400028265      Parkway Apartments                     $ 6,872,973.57      Harris                   Electricity only
  51        400028297      Woodman Village Apartments             $ 6,623,382.11      San Diego                Electricity only
  52        400028283      Windridge Townhomes                    $ 6,580,262.36      Boone                    Electricity only
  57        400028232      Summit Point Apartments                $ 6,283,311.38      Harris                   Electricity only
  58        655316-2       Sugar Tree Apartments                  $ 6,268,888.53      Nueces                   Electricity only
  59        400028243      Dove Tree Apartments                   $ 6,143,646.22      Bexar                    Electricity only
  60        655311-7       Grove Park                             $ 6,069,876.20      Bexar                    Electricity only
  62        655366-7       Edgewood Terrace/Four Season Apts      $ 5,867,008.61      Hinds                    Electricity only
  63        400028266      Coral Club Apartments                  $ 5,693,269.36      Harris                   Electricity only
  65        400029125      Twin River Apartments                  $ 5,621,564.29      Mercer County            Electricity only
  70        400028267      Pine Hill Apartments                   $ 5,379,098.06      Livingston               Electricity only
  71        655525-4       Rockwell Apartments                    $ 5,287,570.08      Oklahoma                 Electricity only
  74        400028251      Eastbrooke Apartments                  $ 5,258,615.13      Macomb                   Electricity only
  81        655315-9       Cimarron Crossing                      $ 4,935,505.87      Travis                   Electricity only
  83        655526-7       Twin Lakes Apartments                  $ 4,688,977.25      Oklahoma                 Electricity only
  84        400029142      Baywater Apartments                    $ 4,688,934.04      Hillsborough              All utilities
  86        400028263      Barrington Apartments                  $ 4,606,884.45      Harris                   Electricity only
  90        400029135      Sharpstown Manor Apartments            $ 4,489,257.27      Harris                   Electricity only
  91        655600-4       Hunters Point Apartments               $ 4,489,128.81      Boone                    Electricity only
  92        400028236      Eastwood Village Apartments            $ 4,473,802.55      San Diego                Electricity only
  94        655563-6       Forest Hills Apartments                $ 4,389,983.49      Hamilton                 Electricity only
  95        400028262      Normandy Square Apartments             $ 4,330,607.78      Broward                  Electricity only
 100        655483-1       Windsong Apartments                    $ 4,137,009.79      East King                Electricity only
 101        655321-4       The Reserve at Alamo Heights           $ 4,114,580.03      Bexar                    Electricity only
 104        655679-0       Oxford Square  Apartments              $ 3,992,980.26      Shelby County            Electricity only
 106        655527-0       Woodoaks Apartments                    $ 3,990,618.95      Canadian                 Electricity only
 110        400028208      Kingsboro Village Apartments           $ 3,935,728.01      Jackson                  Electricity only
 111        655520-9       Concord Apartments                     $ 3,890,853.46      Oklahoma                 Electricity only
 114        400028223      Potomac House Apartments               $ 3,819,360.07      Oklahoma                 Electricity/Gas
 123        655432-3       Sunset Rill Apartments                 $ 3,591,788.78      Knox                      Electricity/Gas
 125        655521-2       Country Club Apartments                $ 3,591,557.04      Canadian                 Electricity only
 127        400028259      Beechnut Grove Apartments              $ 3,587,284.26      Jackson                  Electricity only
 131        655427-1       Braes Court Apartments                 $ 3,514,759.95      Harris County            Electricity only
 134        400028271      Brookfield Apartments                  $ 3,489,173.71      Maricopa                 Electricity only
 136        655414-5       Gilmore Apartments                     $ 3,486,612.33      Shelby County              No utilities
 138        400028231      Almeda Chateau Apartments              $ 3,418,189.68      Harris                     No utilities
 140        400028298      The Greens Apartments                  $ 3,392,073.75      Jackson                  Electricity only
 141        655657-0       Fairlawn Village Apartments            $ 3,297,949.17      Champaign                Water/Electricity
 146        655412-9       Hillcrest Apartments                   $ 3,141,578.43      Shelby County            Electricity only
 147        400027550      Villa Royale Apartments                $ 3,134,289.41      Harris                   Electricity only
 148        400028299      Legacy I & II Apartments               $ 3,093,137.47      Sanpete                    No utilities
 152        400028250      Imperial Towers Apartments             $ 2,937,278.73      Brevard                  Electricity only
 159        400029128      Oasis Townhouse Apartments             $ 2,792,811.40      San Bernardino           Electricity/Gas
 162        400029122      Seaside Village Apartments             $ 2,710,932.62      Galveston                Electricity only
 163        400027580      Northtown Village Apartments           $ 2,702,254.19      Ellis                    Electricity only
 166        400028290      Redwood Terrace Apartments             $ 2,591,731.96      Clackamas                Electricity only
 172        655548-7       Stonewood Apartments                   $ 2,521,622.99      Dallas                   Electricity only
 174        655486-0       Soundview Apartments                   $ 2,492,591.49      King County              Electricity only
 178        400028284      Valentine Place Apartments             $ 2,487,990.12      Tompkins County          Electricity/Gas
 180        400028255      Hillcrest Residence Apartments         $ 2,459,122.73      Oklahoma                   No utilities
 186        655428-4       Woodstone Apartments                   $ 2,318,245.93      Harris County            Electricity only
 195        400028257      Shades of Covington                    $ 2,090,871.70      Hillsborough             Electricity only
 196        400028234      Goshen Country Club Apartments         $ 2,028,723.18      Augusta-Richmond         Electricity only
 198        M0092          Gregory Avenue Apartments              $ 1,997,986.39      Passaic                  Electricity only
 201        400028224      Oakcreek Apartments                    $ 1,989,250.03      Oklahoma County          Electricity/Gas
 207        655522-5       Dor Jay / Trinity Place Aggregate      $ 1,795,778.53
            655522-5A      Dor Jay Apartments                                         Oklahoma                 Electricity only
            655522-5B      Trinity Place Apartments                                   Oklahoma                 Electricity only
 208        655381-6       University Village Apartments          $ 1,793,854.96      Gallatin                 Electricity only



                                                              A-6


 210        400029138      Highland Estates Apartments            $ 1,723,854.25      Hillsborough             Electricity only
 212        400029151      Leisure Villa Apartments               $ 1,606,282.53      Rapides                  Electricity only
 213        655586-9       Park Meadow                            $ 1,567,034.18      Champaign                Water/Electricity
 216        400028279      Alpine Apartments                      $ 1,435,330.22      Broward County           Electricity only
 217        400028207      Hickory Hills Apartments               $ 1,411,472.74      Johnson                  Electricity only
 221        655587-2       Westwood Village                       $ 1,346,699.87      Champaign                Electricity only
 222        M0037          Manor House Apartments                 $ 1,299,221.32      Hancock County           Electricity only
 226        1700019982     Mark Manor Apartments                  $ 1,186,491.51      Maricopa                 Electricity/Gas
 227        M0214          Monaco Lakes East Apartments           $ 1,149,443.71      Jackson                  Electricity only
 230        400028300      Palm Court Apartments                  $ 1,117,419.88      Maricopa                 Electricity only
 232        400029123      Meadowcreek Apartments                 $ 1,097,420.20      Dallas                     No utilities
 233        400028235      Kristen's Place Apartments             $ 1,095,635.86      Harris                   Electricity only
 234        400027585      Brentwood Apartments                   $ 1,089,206.04      Dallas                   Electricity only
 235        655436-5       Westview Terrace Apartments            $ 1,077,642.26      Tarrant                  Electricity only
 236        655523-8       Park Ridge Apartments                    $ 698,358.32      Oklahoma                 Electricity only
 246        1700020031     Sunny Palms Apartments                   $ 696,267.88      Maricopa County          Electricity only
 247        1700020057     Mahoney Village                          $ 660,879.54      Maricopa                 Electricity/Gas
 248        400029152      7 Railroad Avenue Apartments             $ 548,046.15      Rockingham               Electricity/Gas
 249        400029153      11 Railroad Avenue Apartments            $ 418,507.97      Rockingham               Electricity only

             STUDIOS          1 BEDROOMS          2 BEDROOMS          3 BEDROOMS          4 BEDROOMS         5 BEDROOMS
                  WTD. AVG.          WTD. AVG.           WTD. AVG.          WTD. AVG.          WTD. AVG.         WTD. AVG.
  LOAN              RENT/              RENT/               RENT/              RENT/              RENT/             RENT/
COUNTER  # UNITS    MONTH   # UNITS    MONTH   # UNITS     MONTH   # UNITS    MONTH   # UNITS    MONTH   # UNITS   MONTH  ELEVATORS
-----------------------------------------------------------------------------------------------------------------------------------
   4                          120     $885       232     $1127                                                               No
   5                                              96     $1115       204     $1115                                           No
   9                                             256      $720        96      $855       16     $945                         No
   10                         480     $492       240      $579         3      $655
                              144     $488        72      $572         1      $655                                           No
                              112     $488        56      $581         1      $655                                           No
                              112     $488        56      $573         1      $655                                           No
                              112     $505        56      $591                                                               No
   16                         160     $609        80      $829        32      $865                                           No
   23                          42     $605       138      $704        36      $865                                           No
   24      24     $515.63      32     $605        83      $709        52      $914                                           No
   27                         340     $400       120      $515                                                               No
   33                         106     $744        48      $980                                                               No
   35                          60     $395       184      $603        32      $795                                           No
   36                         183     $507        85      $671                                                               Yes
   39                          74     $579       154      $654                                                               No
   45                         252     $415        96      $553                                                               No
   51                          28     $605       120      $715                                                               No
   52                          40     $660        80      $730        24      $855                                           No
   57                          24     $405       211      $474        54      $585        2     $650                         No
   58                         206     $496        44      $685                                                               No
   59                          80     $373       128      $495        56      $623                                           No
   60      56      $290        72     $345       232      $426                                                               No
   62                          83     $449        99      $650         4      $875                                           No
   63                         109     $457        76      $598        35      $775                                           No
   65                         180     $722         3      $830                                                               No
   70                          81     $551       126      $630                                                               No
   71      77      $254       151     $282        76      $376                                                               No
   74                          55     $582       121      $657                                                               No
   81      24      $444       100     $603        36      $754                                                               No
   83      32      $251        80     $285       160      $356        24      $493                                           No
   84                          96     $468        80      $644                                                               No
   86                         228     $397        80      $515                                                               No
   90      72      $310       106     $370        90      $470                                                               Yes
   91                          32     $545        56      $666        24      $850                                           No
   92                          45     $415       133      $503        12      $685                                           No
   94                          80     $530        84      $631                                                               No
   95                          22     $462       135      $565        32      $684                                           Yes
  100                          27  $745-$810      54   $885-$970       9     $1060                                           No
  101                          32     $318       120      $550        48      $649                                           No
  104                          68     $371        96      $430        36      $510                                           No
  106                         103     $300        78      $407                                                               No
  110                          97     $378       156      $420                                                               No
  111                          80     $373        48      $483                                                               No
  114      36      $265       120     $305       131      $387                                                               No
  123                          36     $407       128      $440        16    $596.5                                           No
  125      48      $300        98     $340        34      $459                                                               No
  127                          78     $400       124      $480         5      $500                                           Yes
  131                         212     $321        54      $440        16      $555                                           No
  134                          72     $488        52      $621                                                               No
  136                         129     $399        18      $640         1     $1200                                           Yes
  138      18      $350        83     $472        94      $548        12      $675                                           No
  140                          42     $403       108      $516                                                               No
  141                          27     $447        82      $521                                                               No
  146                          64     $345       136      $425        16      $490                                           No
  147                         208     $261        92      $376         4      $595                                           No
  148                                              2     $1055                           27    $1363          5  $1742       No
  152      37      $350        42     $400       103      $461                                                               Yes
  159                                            118      $595                                                               No
  162                          30     $675        60      $704                                                               No
  163                          16     $387        74      $439        32      $545                                           No
  166                          13     $601        44      $681                                                               No
  172                          32     $380       126      $470                                                               No
  174                          54     $532        36      $645                                                               No
  178      22      $543        12     $630        17      $815         2     $1389        6    $1380                         No
  180                                            120      $431        26      $500                                           No
  186      48      $355        72     $455        24      $605                                                               No
  195                          40     $465        56      $565                                                               No
  196                           1     $365        76      $502        22      $587                                           No
  198      16      $500        34     $600        16      $735        14      $845        2     $850                         No
  201       2      $275        99     $307        69      $392                                                               No
  207                          68     $279        48      $352
                               44     $275        16      $345                                                               No
                               24     $285        32      $355                                                               No
  208                                             84      $516                                                               No



  210                           5     $515        55      $546                                                               No
  212                          12     $330        64      $404        24      $490                                           No
  213                          16     $617        18      $749                                                               No
  216                          60     $425        16      $600                                                               No
  217                          23     $407        50      $494         1      $542                                           No
  221                          48     $500                                                                                   No
  222                           5     $390        64      $449         2      $500                                           No
  226                                             12      $502        36      $607                                           No
  227      16      $324        88     $369        16      $437                                                               No
  230       4      $350         8     $400        39      $495                                                               No
  232      15      $432        14     $415        39      $521         3      $610                                           No
  233                         102     $335         1      $500                                                               No
  234       4      $297        83     $349        20      $465                                                               No
  235                          60     $380        32      $500                                                               No
  236                          54     $285                                                                                   No
  246                          14     $400        13      $486         4      $561                                           No
  247                          28     $438                                                                                   No
  248                                             18      $591                                                               No
  249                                             17      $513                                                               No

                                      UNDERWRITING DEBT SERVICE COVERAGE RATIO

                                                                           PERCENTAGE      WEIGHTED      WEIGHTED       WEIGHTED
                     NUMBER OF      % OF      NUMBER OF     AGGREGATE     OF AGGREGATE     AVERAGE        AVERAGE       AVERAGE
     RANGE OF         MORTGAGE    MORTGAGE    MORTGAGED    CUT-OFF DATE   CUT-OFF DATE   UNDERWRITING  CUT-OFF DATE     MORTGAGE
UNDERWRITING DSCR      LOANS       LOANS     PROPERTIES      BALANCE         BALANCE         DSCR        LTV RATIO        RATE
-----------------      -----       -----     ----------      -------         -------         ----        ---------        ----
0.87-0.90.........       1          0.40%         1      $    5,277,109       0.41%         0.87X           67.7%        8.7500%
1.01-1.10.........       2          0.80%         2      $    3,723,361       0.29%         1.10X           76.5%        8.3352%
1.11-1.20.........      18          7.23%        19      $   93,569,938       7.23%         1.18X           81.2%        7.4646%
1.21-1.30.........      73         29.32%        73      $  396,457,671      30.63%         1.27X           75.6%        7.5478%
1.31-1.40.........      72         28.92%        73      $  419,655,860      32.42%         1.35X           74.6%        7.4591%
1.41-1.50.........      42         16.87%        47      $  208,496,581      16.11%         1.46X           70.0%        7.5120%
1.51-1.60.........      20          8.03%        20      $   85,095,972       6.57%         1.54X           69.4%        7.4382%
1.61-1.70.........       5          2.01%         5      $   16,409,251       1.27%         1.64X           65.0%        7.5537%
1.71-1.80.........       3          1.20%         3      $   18,586,185       1.44%         1.74X           52.7%        7.2957%
1.81-1.90.........       4          1.61%         4      $   18,501,056       1.43%         1.86X           65.7%        7.1551%
1.91-2.00.........       2          0.80%         2      $    9,096,414       0.70%         1.93X           63.3%        7.2999%
2.01-2.10.........       2          0.80%         2      $    6,826,988       0.53%         2.05X           36.4%        7.0957%
2.11-2.20.........       2          0.80%         2      $    1,984,657       0.15%         2.19X           42.8%        7.6228%
2.31-2.40.........       1          0.40%         1      $    2,797,356       0.22%         2.31X           63.6%        7.4400%
2.41-2.50.........       1          0.40%         1      $      897,727       0.07%         2.47X           42.7%        7.4200%
2.51-2.54.........       1          0.40%         1      $    6,986,497       0.54%         2.54X           46.3%        6.7100%
                       ---        ------        ---      --------------     ------          ----            ----         ------
TOTAL ............     249        100.00%       256      $1,294,362,625     100.00%         1.37X           73.2%        7.4892%
                       ===        ======        ===      ==============     ======          ====            ====         ======

                                            CUT-OFF DATE LOAN TO VALUE RATIO

                                                                        PERCENTAGE OF      WEIGHTED       WEIGHTED      WEIGHTED
                   NUMBER OF      % OF      NUMBER OF     AGGREGATE       AGGREGATE        AVERAGE         AVERAGE      AVERAGE
     RANGE OF       MORTGAGE    MORTGAGE    MORTGAGED    CUT-OFF DATE    CUT-OFF DATE    UNDERWRITING   CUT-OFF DATE    MORTGAGE
CUT-OFF DATE LTV     LOANS       LOANS     PROPERTIES      BALANCE         BALANCE           DSCR         LTV RATIO       RATE
----------------     -----       -----     ----------      -------         -------           ----         ---------       ----
 30.1%- 50.0%....       7          2.81%         7      $   18,059,257        1.40%          2.23x           42.2%       7.1349%
 50.1%- 60.0%....       8          3.21%         8      $   27,060,137        2.09%          1.58x           53.2%       7.3601%
 60.1%- 65.0%....      21          8.43%        21      $   96,013,860        7.42%          1.58x           62.5%       7.6736%
 65.1%- 70.0%....      34         13.65%        39      $  153,618,924       11.87%          1.46x           67.3%       7.6357%
 70.1%- 75.0%....      83         33.33%        84      $  514,930,208       39.78%          1.34x           73.3%       7.5188%
 75.1%- 80.0%....      82         32.93%        82      $  400,916,187       30.97%          1.31x           78.3%       7.4304%
 80.1%- 85.0%....      11          4.42%        12      $   75,184,222        5.81%          1.25x           82.2%       7.2219%
 85.1%- 90.0%....       1          0.40%         1      $      698,358        0.05%          1.16x           85.2%       7.2700%
 90.1%-100.0% ...       1          0.40%         1      $    3,890,853        0.30%          1.13x           96.1%       7.2700%
100.1%-101.0% ...       1          0.40%         1      $    3,990,619        0.31%          1.12x          101.0%       7.2700%
                      ---        ------        ---      --------------      ------           ----            ----        ------
Total............     249        100.00%       256      $1,294,362,625      100.00%          1.37x           73.2%       7.4892%
                      ===        ======        ===      ==============      ======           ====            ====        ======

                                                    PROPERTY TYPE

                                                     PERCENTAGE OF      WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF     AGGREGATE       AGGREGATE        AVERAGE         AVERAGE      AVERAGE
                         MORTGAGED    CUT-OFF DATE    CUT-OFF DATE    UNDERWRITING   CUT-OFF DATE    MORTGAGE
     PROPERTY TYPE      PROPERTIES      BALANCE         BALANCE           DSCR         LTV RATIO       RATE
     -------------      ----------      -------         -------           ----         ---------       ----
Multifamily ..........       92      $  409,507,429       31.64%         1.30x           77.6%        7.4352%
Office ...............       45      $  314,208,008       24.28%         1.38x           70.6%        7.3877%
Anchored Retail ......       40      $  289,541,281       22.37%         1.35x           73.6%        7.5452%
Retail ...............       37      $  112,202,280        8.67%         1.42x           71.4%        7.6336%
Lodging ..............       18      $   89,493,890        6.91%         1.59x           64.1%        7.7092%
Industrial/Warehouse         11      $   42,798,362        3.31%         1.30x           77.4%        7.6026%
Mobile Home Park  ....        5      $   15,666,391        1.21%         1.91x           57.7%        7.0530%
Other ................        3      $   12,296,696        0.95%         1.52x           73.3%        7.1793%
Health Care ..........        3      $    6,464,236        0.50%         1.99x           70.5%        8.4304%
Self-Storage .........        2      $    2,184,053        0.17%         1.47x           66.2%        8.2200%
                            ---      --------------      ------          ----            ----         ------
Total ................      256      $1,294,362,625      100.00%         1.37x           73.2%        7.4892%
                            ===      ==============      ======          ====            ====         ======

                                                      GEOGRAPHIC DISTRIBUTION

                                                     PERCENTAGE OF      WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF     AGGREGATE       AGGREGATE        AVERAGE         AVERAGE      AVERAGE
                         MORTGAGED    CUT-OFF DATE    CUT-OFF DATE    UNDERWRITING   CUT-OFF DATE    MORTGAGE
    PROPERTY STATE      PROPERTIES      BALANCE         BALANCE           DSCR         LTV RATIO       RATE
    --------------      ----------      -------         -------           ----         ---------       ----
California ...........       28      $  162,637,549       12.57%         1.41x           70.7%        7.4746%
Texas ................       41      $  156,735,965       12.11%         1.33x           74.8%        7.7676%
Oregon ...............        5      $  106,252,310        8.21%         1.39x           71.2%        7.1461%
Florida ..............       16      $   99,379,003        7.68%         1.31x           74.9%        7.3547%
New York .............        8      $   80,396,172        6.21%         1.31x           74.0%        7.3810%
Illinois .............       11      $   64,063,008        4.95%         1.25x           77.8%        7.3168%
New Jersey ...........       13      $   55,733,943        4.31%         1.37x           75.8%        7.1642%
Tennessee ............       12      $   48,098,973        3.72%         1.43x           71.6%        7.2984%
Oklahoma .............       13      $   47,823,577        3.69%         1.32x           79.1%        7.3581%
Michigan .............        8      $   45,845,822        3.54%         1.36x           76.3%        7.7160%
Virginia .............        8      $   44,724,749        3.46%         1.40x           72.6%        7.7905%
Ohio .................        7      $   36,603,532        2.83%         1.30x           73.4%        7.8018%
Kentucky .............        4      $   30,841,029        2.38%         1.33x           74.9%        7.3968%
Massachusetts ........        4      $   27,982,646        2.16%         1.31x           72.5%        7.4174%
Nevada ...............        9      $   24,193,536        1.87%         1.46x           68.9%        8.1234%
Arizona ..............        9      $   23,015,083        1.78%         1.40x           75.0%        7.6878%
Colorado .............        3      $   21,630,185        1.67%         1.88x           65.3%        6.9063%
Mississippi ..........        6      $   17,762,488        1.37%         1.31x           75.0%        7.3712%
North Carolina .......        4      $   16,966,137        1.31%         1.54x           75.0%        7.2065%
Indiana ..............        3      $   16,628,201        1.28%         1.50x           69.2%        7.5787%
Washington ...........        3      $   16,211,290        1.25%         1.38x           69.7%        6.8961%
District of Columbia          1      $   13,759,302        1.06%         1.34x           70.6%        7.5800%
Alabama...............        2      $   13,733,312        1.06%         1.45x           69.2%        7.8545%
Iowa .................        2      $   13,466,615        1.04%         1.29x           77.1%        7.5418%
Utah .................        5      $   13,066,234        1.01%         1.54x           64.2%        7.9951%
Maryland .............        2      $   11,732,737        0.91%         1.34x           67.8%        7.5651%
Wisconsin ............        3      $   11,013,502        0.85%         1.29x           74.5%        7.8952%
South Carolina .......        3      $   10,425,398        0.81%         1.36x           75.0%        8.1473%
Nebraska .............        4      $    9,564,911        0.74%         1.53x           71.9%        7.7428%
Maine ................        2      $    9,217,110        0.71%         1.37x           66.7%        7.9829%
Missouri .............        2      $    7,327,802        0.57%         1.29x           81.8%        7.8854%
Connecticut ..........        3      $    7,172,850        0.55%         1.42x           77.0%        7.7192%
Georgia ..............        2      $    7,012,571        0.54%         1.86x           45.0%        7.3659%
Vermont ..............        1      $    5,482,019        0.42%         1.48x           69.4%        7.8200%
Idaho ................        1      $    3,985,325        0.31%         1.47x           71.2%        7.6200%
Rhode Island .........        1      $    3,548,080        0.27%         1.38x           68.9%        7.4600%
Pennsylvania .........        1      $    2,827,644        0.22%         1.29x           79.8%        7.2200%
New Hampshire ........        3      $    2,690,408        0.21%         1.37x           78.3%        7.3000%
Montana ..............        1      $    1,793,855        0.14%         1.42x           59.8%        7.5500%
Louisiana ............        1      $    1,606,283        0.12%         1.30x           79.3%        7.3100%
Kansas ...............        1      $    1,411,473        0.11%         1.25x           79.1%        8.8250%
                            ---      --------------      ------          ----            ----         ------
Total ................      256      $1,294,362,625      100.00%         1.37x           73.2%        7.4892%
                            ===      ==============      ======          ====            ====         ======

                                                           MORTGAGE RATES

                                                                          PERCENTAGE       WEIGHTED       WEIGHTED      WEIGHTED
                    NUMBER OF      % OF      NUMBER OF     AGGREGATE     OF AGGREGATE      AVERAGE         AVERAGE      AVERAGE
     RANGE OF        MORTGAGE    MORTGAGE    MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITING   CUT-OFF DATE    MORTGAGE
  MORTGAGE RATES      LOANS       LOANS     PROPERTIES      BALANCE         BALANCE          DSCR         LTV RATIO       RATE
  --------------      -----       -----     ----------      -------         -------          ----         ---------       ----
6.5001-6.7500 ....       1          0.40%         1      $    6,986,497       0.54%         2.54x           46.3%        6.7100%
6.7501-7.0000 ....      17          6.83%        17      $  131,447,209      10.16%         1.44x           71.7%        6.9121%
7.0001-7.2500 ....      43         17.27%        43      $  305,904,913      23.63%         1.36x           74.6%        7.1488%
7.2501-7.5000 ....      84         33.73%        86      $  439,781,432      33.98%         1.37x           74.1%        7.3658%
7.5001-7.7500 ....      28         11.24%        28      $  116,552,031       9.00%         1.33x           72.9%        7.6268%
7.7501-8.0000 ....      25         10.04%        25      $  114,315,389       8.83%         1.38x           73.2%        7.8764%
8.0001-8.2500 ....      15          6.02%        17      $   50,995,105       3.94%         1.37x           69.9%        8.1302%
8.2501-8.5000 ....      13          5.22%        16      $   70,095,216       5.42%         1.36x           71.8%        8.4055%
8.5001-8.7500 ....       9          3.61%         9      $   22,708,716       1.75%         1.18x           68.9%        8.6674%
8.7501-9.0000 ....       7          2.81%         7      $   18,925,887       1.46%         1.26x           72.0%        8.9001%
9.0001-9.2500  ...       5          2.01%         5      $   14,181,878       1.10%         1.43x           71.8%        9.1339%
9.5001-9.7500 ....       1          0.40%         1      $    1,186,492       0.09%         1.51x           74.2%        9.7500%
9.7501-10.0000 ...       1          0.40%         1      $    1,281,863       0.10%         1.50x           67.5%        9.8400%
                       ---        ------        ---      --------------     ------          ----            ----         ------
Total ............     249        100.00%       256      $1,294,362,625     100.00%         1.37x           73.2%        7.4892%
                       ===        ======        ===      ==============     ======          ====            ====         ======

                                                       CUT-OFF DATE BALANCES

                                                                            PERCENTAGE     WEIGHTED     WEIGHTED    WEIGHTED
                            NUMBER OF    % OF    NUMBER OF    AGGREGATE    OF AGGREGATE    AVERAGE       AVERAGE    AVERAGE
          RANGE OF           MORTGAGE  MORTGAGE  MORTGAGED   CUT-OFF DATE  CUT-OFF DATE  UNDERWRITING CUT-OFF DATE  MORTGAGE
CURRENT PRINCIPAL BALANCES    LOANS     LOANS   PROPERTIES     BALANCE        BALANCE        DSCR       LTV RATIO     RATE
--------------------------    -----     -----   ----------     -------        -------        ----       ---------     ----
$   418,508-$   499,999....      1        0.40%       1     $      418,508      0.03%       1.37X         73.4%      7.3000%
$   500,000-$   999,999....     13        5.22%      13     $   10,546,969      0.81%       1.46X         64.7%      8.0105%
$ 1,000,000-$ 1,999,999 ...     38       15.26%      39     $   56,648,307      4.38%       1.42X         71.4%      7.7417%
$ 2,000,000-$ 2,999,999 ...     47       18.88%      48     $  117,756,837      9.10%       1.41X         71.4%      7.6424%
$ 3,000,000-$ 3,999,999 ...     47       18.88%      47     $  167,619,522     12.95%       1.33X         74.9%      7.6808%
$ 4,000,000-$ 4,999,999 ...     26       10.44%      26     $  117,165,347      9.05%       1.39X         71.3%      7.4462%
$ 5,000,000-$ 5,999,999 ...     17        6.83%      18     $   92,410,955      7.14%       1.34X         73.8%      7.6727%
$ 6,000,000-$ 6,999,999 ...     18        7.23%      18     $  118,241,894      9.14%       1.44X         73.4%      7.5494%
$ 7,000,000-$ 7,999,999 ...     12        4.82%      12     $   91,812,777      7.09%       1.37X         74.9%      7.4126%
$ 8,000,000-$ 8,999,999 ...      6        2.41%       6     $   51,235,485      3.96%       1.47X         71.1%      7.3360%
$ 9,000,000-$ 9,999,999 ...      2        0.80%       2     $   19,563,858      1.51%       1.24X         77.5%      6.9943%
$10,000,000-$11,999,999 ...      5        2.01%       5     $   55,568,445      4.29%       1.46X         68.3%      7.4069%
$12,000,000-$13,999,999 ...      5        2.01%       5     $   66,620,214      5.15%       1.36X         72.5%      7.6301%
$14,000,000-$16,999,999 ...      4        1.61%       7     $   62,513,296      4.83%       1.36X         76.3%      7.5370%
$17,000,000-$19,999,999 ...      1        0.40%       1     $   17,158,037      1.33%       1.31X         73.3%      7.0700%
$20,000,000-$24,999,999 ...      3        1.20%       4     $   68,098,071      5.26%       1.30X         76.0%      7.2136%
$25,000,000-$49,999,999 ...      2        0.80%       2     $   73,981,280      5.72%       1.37X         73.0%      7.0533%
$50,000,000-$56,871,141 ...      2        0.80%       2     $  107,002,824      8.27%       1.30X         73.9%      7.3590%
                               ---      ------      ---     --------------    ------        ----          ----       ------
TOTAL .....................    249      100.00%     256     $1,294,362,625    100.00%       1.37X         73.2%      7.4892%
                               ===      ======      ===     ==============    ======        ====          ====       ======

                                                  YEARS OF MORTGAGE ORIGINATION

                                                                            PERCENTAGE       WEIGHTED       WEIGHTED      WEIGHTED
                      NUMBER OF      % OF      NUMBER OF     AGGREGATE     OF AGGREGATE      AVERAGE         AVERAGE      AVERAGE
                       MORTGAGE    MORTGAGE    MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITING   CUT-OFF DATE    MORTGAGE
YEAR OF ORIGINATION     LOANS       LOANS     PROPERTIES      BALANCE         BALANCE          DSCR         LTV RATIO       RATE
-------------------     -----       -----     ----------      -------         -------          ----         ---------       ----
1997 ...............     200         80.32%       207      $1,036,925,090      80.11%         1.36x           73.3%        7.5876%
1998 ...............      49         19.68%        49      $  257,437,535      19.89%         1.41x           72.7%        7.0928%
                         ---        ------        ---      --------------     ------          ----            ----         ------
Total ..............     249        100.00%       256      $1,294,362,625     100.00%         1.37x           73.2%        7.4892%
                         ===        ======        ===      ==============     ======          ====            ====         ======

                                                     ORIGINAL TERM TO MATURITY

                                                                        PERCENTAGE       WEIGHTED       WEIGHTED      WEIGHTED
                  NUMBER OF      % OF      NUMBER OF     AGGREGATE     OF AGGREGATE      AVERAGE         AVERAGE      AVERAGE
 ORIGINAL TERM     MORTGAGE    MORTGAGE    MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITING   CUT-OFF DATE    MORTGAGE
  TO MATURITY       LOANS       LOANS     PROPERTIES      BALANCE         BALANCE          DSCR         LTV RATIO       RATE
  -----------       -----       -----     ----------      -------         -------          ----         ---------       ----
 84 Months .....       8          3.21%         8      $   47,487,947       3.67%         1.44x           69.1%        7.3613%
119 Months .....       1          0.40%         1      $    3,281,496       0.25%         1.32x           61.3%        8.8300%
120 Months .....     237         95.18%       244      $1,231,030,496      95.11%         1.37x           73.4%        7.4907%
121 Months .....       2          0.80%         2      $    8,970,898       0.69%         1.37x           65.3%        7.5048%
132 Months .....       1          0.40%         1      $    3,591,789       0.28%         1.49x           70.8%        7.4100%
                     ---        ------        ---      --------------     ------          ----            ----         ------
Total ..........     249        100.00%       256      $1,294,362,625     100.00%         1.37x           73.2%        7.4892%
                     ===        ======        ===      ==============     ======          ====            ====         ======

                                                     ORIGINAL AMORTIZATION TERM

                                                                          PERCENTAGE       WEIGHTED       WEIGHTED      WEIGHTED
                    NUMBER OF      % OF      NUMBER OF     AGGREGATE     OF AGGREGATE      AVERAGE         AVERAGE      AVERAGE
     ORIGINAL        MORTGAGE    MORTGAGE    MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITING   CUT-OFF DATE    MORTGAGE
AMORTIZATION TERM     LOANS       LOANS     PROPERTIES      BALANCE         BALANCE          DSCR         LTV RATIO       RATE
-----------------     -----       -----     ----------      -------         -------          ----         ---------       ----
120 Months........       1          0.40%         1      $      885,314       0.07%          2.18x          34.7%        8.2100%
178 Months........       1          0.40%         1      $    2,545,584       0.20%          1.26           66.3%        8.0600%
180 Months........       2          0.80%         2      $    2,723,690       0.21%          1.19           65.8%        7.2672%
240 Months........      10          4.02%        10      $   28,131,459       2.17%          1.33           73.1%        7.7587%
264 Months........       1          0.40%         1      $   10,751,719       0.83%          1.52           64.8%        7.5700%
300 Months........      76         30.52%        78      $  295,135,379      22.80%          1.44           70.5%        7.7442%
324 Months........       2          0.80%         2      $    5,836,544       0.45%          1.20           78.4%        8.6754%
330 Months........       1          0.40%         1      $    2,521,623       0.19%          1.35           84.1%        7.4000%
360 Months........     155         62.25%       160      $  945,831,314      73.07%          1.35           74.1%        7.3921%
                       ---        ------        ---      --------------     ------           ----           ----         ------
Total ............     249        100.00%       256      $1,294,362,625     100.00%          1.37x          73.2%        7.4892%
                       ===        ======        ===      ==============     ======           ====           ====         ======

                                                     YEARS OF MORTGAGE MATURITY

                                                                   PERCENTAGE      WEIGHTED        WEIGHTED     WEIGHTED
  YEAR OF    NUMBER OF      % OF      NUMBER OF     AGGREGATE     OF AGGREGATE      AVERAGE        AVERAGE       AVERAGE
 MORTGAGE     MORTGAGE    MORTGAGE    MORTGAGED    CUT-OFF DATE   CUT-OFF DATE   UNDERWRITING    CUT-OFF DATE   MORTGAGE
 MATURITY      LOANS       LOANS     PROPERTIES      BALANCE         BALANCE         DSCR         LTV RATIO       RATE
 --------      -----       -----     ----------      -------         -------         ----         ---------       ----
2008.......     129         51.81%       131      $  735,796,974      56.85%         1.38x           73.5%       7.2671%
2007.......     111         44.58%       116      $  507,485,915      39.21%         1.36x           73.2%       7.8237%
2005.......       5          2.01%         5      $   32,501,916       2.51%         1.57x           69.1%       6.9308%
2004.......       3          1.20%         3      $   14,986,031       1.16%         1.15x           69.3%       8.2950%
2009.......       1          0.40%         1      $    3,591,789       0.28%         1.49x           70.8%       7.4100%
                ---        ------        ---      --------------     ------          ----            ----        ------
Total .....     249        100.00%       256      $1,294,362,625     100.00%         1.37x           73.2%       7.4892%
                ===        ======        ===      ==============     ======          ====            ====        ======

                                                     REMAINING TERM TO MATURITY

                                                                         PERCENTAGE       WEIGHTED       WEIGHTED      WEIGHTED
     RANGE OF      NUMBER OF      % OF      NUMBER OF     AGGREGATE     OF AGGREGATE      AVERAGE         AVERAGE      AVERAGE
    REMAINING       MORTGAGE    MORTGAGE    MORTGAGED    CUT-OFF DATE   CUT-OFF DATE    UNDERWRITING   CUT-OFF DATE    MORTGAGE
TERM TO MATURITY     LOANS       LOANS     PROPERTIES      BALANCE         BALANCE          DSCR         LTV RATIO       RATE
----------------     -----       -----     ----------      -------         -------          ----         ---------       ----
 71- 90 .........       8          3.21%         8      $   47,487,947       3.67%         1.44x           69.1%        7.3613%
 91-110 .........      11          4.42%        14      $   37,856,704       2.92%         1.41x           71.1%        8.7994%
111-120  ........     229         91.97%       233      $1,205,426,185      93.13%         1.37x           73.4%        7.4533%
121-130 .........       1          0.40%         1      $    3,591,789       0.28%         1.49x           70.8%        7.4100%
                      ---        ------        ---      --------------     ------          ----            ----         ------
Total ...........     249        100.00%       256      $1,294,362,625     100.00%         1.37x           73.2%        7.4892%
                      ===        ======        ===      ==============     ======          ====            ====         ======


                                          PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM ANALYSIS
                                   PERCENTAGE OF MORTGAGE LOANS BY OUTSTANDING PRINCIPAL BALANCE*

                  04/98      04/99      04/00      04/01      04/02      04/03      04/04      04/05      04/06      04/07     04/08
                  -----      -----      -----      -----      -----      -----      -----      -----      -----      -----     -----
Locked out...     99.56%     98.02%     95.16%     59.21%      0.91%      0.00%      0.00%      0.00%      0.00%      0.00%    0.00%
Defeasance...      0.00       0.00       0.00      33.56      33.61      33.65      33.71      33.79      33.86      33.95     0.00
Yield
 Maintenance.      0.44       1.98       3.95       5.38      63.04      63.40      63.35      64.60      64.54      47.80   100.00
5.00 -5.99%..      0.00       0.00       0.62       0.19       0.79       0.49       0.00       0.00       0.00       0.00     0.00
4.00 -4.99%..      0.00       0.00       0.00       1.04       0.00       0.79       0.19       0.00       0.00       0.00     0.00
3.00 -3.99%..      0.00       0.00       0.27       0.00       1.04       0.00       1.08       0.70       0.00       0.00     0.00
2.00 -2.99%..      0.00       0.00       0.00       0.27       0.00       1.05       0.00       0.62       0.20       0.00     0.00
1.00 -1.99%..      0.00       0.00       0.00       0.34       0.62       0.34       0.97       0.00       1.12       1.20     0.00
No Penalty...      0.00%      0.00%      0.00%      0.00%      0.00%      0.27%      0.70%      0.29%      0.29%     17.06%    0.00%
                 ------     ------     ------     ------     ------     ------     ------     ------     ------     ------   ------
Total**......    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%  100.00%
                 ======     ======     ======     ======     ======     ======     ======     ======     ======     ======   ======
Aggregate
 Principal
 Balance of
 the Mortgage
 Loans ($
 Millions)... $1,294.36  $1,280.64  $1,266.00  $1,250.06  $1,232.87  $1,214.33  $1,194.48  $1,129.60  $1,107.15  $1,082.93  $  3.10

--------------
   For purposes of the above table, the Prepayment Premium for the Mortgage Loan secured by the Mortgaged Property identified on Annex A as Embassy Suites, Portland, Maine, which Prepayment Premium is the lesser of yield maintenance and a declining percentage of the amount prepaid, will be treated as if it was solely a declining percentage of the amount prepaid.

 * Table calculated using modeling assumptions and assuming no prepayments of principal.

** Totals may not equal due to rounding.

                                                         ANNEX B

ABN AMRO                                       Mortgage Capital Funding, Inc.                       Statement Date:
LaSalle National Bank                     AMRESCO Services, L.P. as Master Servicer                 Payment Date:
                                       Multifamily/Commercial Pass-Through Certificates             Prior Payment:
Administrator:                                       Series 1998-MC1                                Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625            ABN AMRO Acct: 99-9999-99-9                         WAC:
  Chicago, IL   60674-4107                                                                          WAMM:


==================================================================================================================================




                                                                                                                 Number Of Pages

                                            Table Of Contents                                                           1

                                            REMIC Certificate Report                                                    1

                                            Other Related Information                                                   3

                                            Asset Backed Facts Sheets                                                   1

                                            Delinquency Loan Detail                                                     1

                                            Mortgage Loan Characteristics                                               2

                                            Loan Level Listing                                                          1






                                            Total Pages Included  In This Package                                      10


                                            Specially Serviced Loan Detail                                    Appendix A
                                            Modified Loan Detail                                              Appendix B
                                            Realized Loss Detail                                              Appendix C


==================================================================================================================================



                                                                                                                    Page 1 of 10

                                      B-1





ABN AMRO                                            Mortgage Capital Funding, Inc.                       Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer               Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates           Prior Payment:
Administrator:                                           Series 1998-MC1                                 Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9                                  WAC:
  Chicago, IL   60674-4107                                                                                        WAMM:

========================================================================================================================
                               Original                  Opening               Principal            Principal
         Class              Face Value (1)               Balance                Payment            Adj. or Loss
         CUSIP                Per $1,000                Per $1,000             Per $1,000           Per $1,000
------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------


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------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------

========================================================================================================================


=============================================================================================================
    Negative              Closing                Interest              Interest            Pass-Through
  Amortization            Balance                Payment              Adjustment             Rate (2)
   Per $1,000            Per $1,000             Per $1,000            Per $1,000          Next Rate (3)
-------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------


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-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------

=============================================================================================================
                   ==============================================
                   Total P&I Payment
                   ==============================================
                                                                                      Page 2 of 10




Notes:  (1) N denotes notional balance not included in total
(2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual    (3) Estimated

                                      B-2





ABN AMRO                                            Mortgage Capital Funding, Inc.                       Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer               Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates           Prior Payment:
Administrator:                                           Series 1998-MC1                                 Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                     Other Related Information
========================================================================================================================

                             -------------------------------------------------------------------------------------------
                                                         Accrued                Net
                                                       Certificate           Prepayment           Prepayment
                             Class                      Interest          Int. Shortfalls          Premiums
                             ===========================================================================================














                             ===========================================================================================
                               Totals:                                0.00                 0.00                 0.00
                             ===========================================================================================





                             -------------------------------------------------------------------------------------------
                                                                                                               Advances
                             -------------------------------------------------------------------------------------------
                                                Prior Outstanding                         Current Period
                                        Principal              Interest            Principal             Interest
                             ===========================================================================================

  Servicer                                      0.00                  0.00                 0.00                 0.00
  Trustee:                                      0.00                  0.00                 0.00                 0.00
 Fiscal Agent:                                  0.00                  0.00                 0.00                 0.00

                             ===========================================================================================
                                                0.00                  0.00                 0.00                 0.00
                             ===========================================================================================


========================================================================================================================


====================================================================================

------------------------------------------------------------------------------------
    Prior                Ending                                     Actual
    Unpaid               Unpaid              Interest            Distribution
   Interest             Interest               Loss              of Interest
====================================================================================














====================================================================================
                0.00                 0.00                  0.00                 0.00
====================================================================================





------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                     Recovered                               Outstanding
        Principal             Interest             Principal             Interest
====================================================================================

                0.00                 0.00                  0.00                 0.00
                0.00                 0.00                  0.00                 0.00
                0.00                 0.00                  0.00                 0.00

====================================================================================
                0.00                 0.00                  0.00                 0.00
====================================================================================


====================================================================================




                                                                                              Page 3 of 10

                                      B-3



ABN AMRO                                            Mortgage Capital Funding, Inc.                       Statement Date: 01/00/00
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer               Payment Date:   01/00/00
                                              Multifamily/Commercial Pass-Through Certificates           Prior Payment:  01/00/00
Administrator:                                           Series 1998-MC1                                 Record Date:    01/00/00
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                     Other Related Information
==============================================================================================================================

  ----------------------------------------------------------------------------------------------------------------------------
                                                 Servicing Compensation
  ----------------------------------------------------------------------------------------------------------------------------
         Type of                                                     Master                Sub                 Special
      Compensation                                                  Servicer             Servicer             Servicer
  ============================================================================================================================

  Current Accrued Fees:                                                          0.00                 0.00                  0.00
  Prepayment Interest Excess:                                                    0.00                 0.00                  0.00
  Penalty Charges:                                                               0.00                 0.00                  0.00
  Assumption Fees:                                                               0.00                 0.00                  0.00
  Modification Fees:                                                             0.00                 0.00                  0.00
  Workout Fees:                                                                  0.00                 0.00                  0.00
  Interest on Servicing Advances:                                                0.00                 0.00                  0.00
  Other Fees:                                                                    0.00                 0.00                  0.00

  ============================================================================================================================
  Totals:                                                                        0.00                 0.00                  0.00
  ============================================================================================================================

  ============================================================================================================================
                                                 General Mortgage Pool Information
  ============================================================================================================================

  Available Distribution Amount:                                                                                            0.00

  Beginning Loan Count:                                                                                                     0
  Ending Loan Count:                                                                                                        0
  Beginning Aggregate Principal Balance:                                                                                    0.00
  Ending Aggregate Principal Balance:                                                                                       0.00
  Current Period Scheduled Principal:                                                                                       0.00
  Current Period Unscheduled Principal:                                                                                     0.00
  Current Period Realized Losses:                                                                                           0.00
  Current Period Additional Trust Fund Expenses:                                                                            0.00

  Current Weighted Average Mortgage Rate:                                                                                   0.000%
  Next Weighted Average Mortgage Rate:                                                                                      0.000%
  Current Weighted Average Net Mortgage Rate:                                                                               0.000%
  Next Weighted Average Net Mortgage Rate:                                                                                  0.000%


==================================================================================================================================

                                                                                                       Page 4 of  10

                                      B-4


ABN AMRO                                            Mortgage Capital Funding, Inc.                       Statement Date: 01/00/00
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer               Payment Date:   01/00/00
                                              Multifamily/Commercial Pass-Through Certificates           Prior Payment:  01/00/00
Administrator:                                           Series 1998-MC1                                 Record Date:    01/00/00
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                     Other Related Information
================================================================================================================================

   -----------------------------------------------------------------------------------------------------------------------------
                                         REO Property Information
                                                            Principal                         Date of          Amount of
            #    Collateral Id         Date of REO          Balance            Book Value     Final Recovery   Proceeds
   =============================================================================================================================

   1.
   2.
   3.       No REO Properties to Report as of the Current Prepayment Period
   4.
   5.




















   =============================================================================================================
     Cumulative realized losses on the Mortgage Pool as of Cutoff:                                          0.00
     Cumulative realized losses on the Certificates as of Cutoff:                                           0.00
    *Cumulative additional trust fund expenses applied to the Certificates since the closing date:          0.00
   =============================================================================================================

                             * included in cumulative losses on the certificates
================================================================================================================================

                                                                                             Page 5 of  10

                                      B-5

ABN AMRO                                            Mortgage Capital Funding, Inc.                       Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer               Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates           Prior Payment:
Administrator:                                           Series 1998-MC1                                 Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107

======================================================================--------------------------=============================
 Distribution         Delinq 1 Month            Delinq 2 Months           Delinq 3+ Months        Foreclosure/Bankruptcy
                =============================================================================================================
     Date          #          Balance         #          Balance          #         Balance         #          Balance
=============================================================================================================================
================------------------------------------------------------------------------------------------==================-


-----------------------------------------------------------------------------------------------------------------------------
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-----------------------------------------------------------------------------------------------------------------------------
=============================================================================================================================


=========================================================================================================
          REO                   Modifications              Prepayments            Curr Weighted Avg.
=========================================================================================================
  #          Balance          #         Balance        #          Balance         Coupon       Remit
=========================================================================================================
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
=========================================================================================================


                                                                                                               Page 6 of 10
 Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency Aging Category

                                      B-6


ABN AMRO                                            Mortgage Capital Funding, Inc.                       Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer               Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates           Prior Payment:
Administrator:                                           Series 1998-MC1                                 Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                       Delinquent Loan Detail

============================================================================================================================
                                                 Paid                                  Outstanding         Out. Property
   Disclosure Doc                                Thru             Current P&I              P&I               Protection
      Control #                                  Date               Advance             Advances**            Advances
============================================================================================================================





























        Total
============================================================================================================================
A.  P&I Advance - Loan in Grace Period                                             1.  P&I Advance - Loan delinquent 1 month
B.  P&I Advance - Late Payment but less than one month delinq                      2.  P&I Advance - Loan delinquent 2 month
============================================================================================================================


========================================================================================================
                          Special
       Advance            Servicer           Foreclosure           Bankruptcy              REO
   Description (1)     Transfer Date            Date                  Date                 Date
========================================================================================================






























========================================================================================================
                     3.  P&I Advance - Loan delinquent 3 months or More
s                    4.  Matured Balloon/Assumed Scheduled Payment
========================================================================================================


**  Outstanding P&I Advances include the current period P&I Advance                                Page 7 of  10

                                      B-7


ABN AMRO                                            Mortgage Capital Funding, Inc.                       Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer               Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates           Prior Payment:
Administrator:                                           Series 1998-MC1                                 Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                            Pool Total




              Distribution of Principal Balances
-------------------------------------------------------------------
      Current Scheduled            Number    Scheduled   Based on
           Balances                of Loans  Balance     Balance
===================================================================
          $0 to      $999,999
  $1,000,000 to    $1,249,999
  $1,250,000 to    $1,499,999
  $1,500,000 to    $1,999,999
  $2,000,000 to    $2,499,999
  $2,500,000 to    $2,999,999
  $3,000,000 to    $3,499,999
  $3,500,000 to    $3,999,999
  $4,000,000 to    $4,499,999
  $4,500,000 to    $4,999,999
  $5,000,000 to    $5,999,999
  $6,000,000 to    $6,999,999
  $7,000,000 to    $7,499,999
  $7,500,000 to    $8,499,999
  $8,500,000 to    $9,999,999
 $10,000,000 to   $12,499,999
 $12,500,000 to   $14,999,999
 $15,000,000 to   $17,999,999
 $18,000,000 to   $19,999,999
 $20,000,000 &    Above
---------------------------------------------------------------
            Total                 0               0   0.00%
---------------------------------------------------------------
                  Average Scheduled Balance is               0
                  Maximum  Scheduled Balance is              0
                  Minimum  Scheduled Balance is              0











            Distribution of Property Types
 -----------------------------------------------------
                       Number    Scheduled  Based on
    Property Types    of Loans   Balance     Balance
 =====================================================












 -----------------------------------------------------
        Total            0                0   0.00%
 -----------------------------------------------------








       Distribution of Mortgage Interest Rates
 -------------------------------------------------------------
   Current Mortgage            Number    Scheduled  Based on
    Interest Rate             of Loans   Balance     Balance
 =============================================================
   7.500%    or    less
   7.500%    to    8.000%
   8.000%    to    8.125%
   8.125%    to    8.250%
   8.250%    to    8.375%
   8.375%    to    8.500%
   8.500%    to    8.625%
   8.625%    to    8.750%
   8.750%    to    9.000%
   9.000%    to    9.125%
   9.125%    to    9.500%
   9.500%    to    9.900%
   9.900%    to    10.250%
  10.250%    to    10.500%
  10.500%    &       Above
 -----------------------------------------------------------
        Total                     0            0   0.00%
 -----------------------------------------------------------
          W/Avg Mortgage Interest Rate is         0.0000%
          Minimum Mortgage Interest Rate is       0.0000%
          Maximum Mortgage Interest Rate is       0.0000%




              Geographic Distribution
-----------------------------------------------------
                       Number    Scheduled  Based on
 Geographic Location  of Loans   Balance    Balance
=====================================================

























-----------------------------------------------------
        Total            0          0        0.00%
-----------------------------------------------------




                               Page 8 of  10

                             B-8



ABN AMRO                                            Mortgage Capital Funding, Inc.                   Statement Date:  01/00/00
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer           Payment Date:    01/00/00
                                              Multifamily/Commercial Pass-Through Certificates       Prior Payment:   01/00/00
Administrator:                                           Series 1998-MC1                             Record Date:     01/00/00
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                            Pool Total

                         Loan Seasoning
---------------------------------------------------------------
                               Number    Scheduled   Based on

       Number of Years         of Loans  Balance     Balance
===============================================================
        1 year or less

        1+ to 2 years
        2+ to 3 years
        3+ to 4 years
        4+ to 5 years
        5+ to 6 years

        6+ to 7 years

        7+ to 8 years
        8+ to 9 years
        9+ to 10 years
       10 years or more
---------------------------------------------------------------
            Total                    0            0   0.00%
---------------------------------------------------------------
         Weighted Average Seasoning is                   0.0







              Distribution of Amortization Type
---------------------------------------------------------------
                               Number    Scheduled   Based on
      Amortization Type        of Loans  Balance     Balance
===============================================================














---------------------------------------------------------------
            Total                 0            0          0.00%
---------------------------------------------------------------



            Distribution of Remaining Term

                   Fully Amortizing
 -----------------------------------------------------
   Fully Amortizing    Number    Scheduled  Based on

    Mortgage Loans    of Loans   Balance     Balance
 =====================================================
 60 months or less
 61 to 120 months
 121 to 180 months
 181 to 240 months
 241 to 360 months
 -----------------------------------------------------
        Total                0            0   0.00%
 -----------------------------------------------------
            Weighted Average Months to Maturity is  NA






            Distribution of Remaining Term
                    Balloon Loans

 -----------------------------------------------------
            Balloon    Number    Scheduled  Based on
          Mortgage Loaof Loans   Balance     Balance
 =====================================================
           12 months or less
             13 to 24 months
             25 to 36 months
             37 to 48 months

             49 to 60 months

            61 to 120 months
           121 to 180 months
           181 to 240 months
 -----------------------------------------------------
     Total                0            0   0.00%
 -----------------------------------------------------
    Weighted Average Months to Maturity is         0



                  Distribution of DSCR
  -----------------------------------------------------
            Debt Service Number    Scheduled  Based on

            Coverage Ratof Loans   Balance    Balance
  =====================================================


         1.000   or   less
         1.001   to   1.125
         1.126   to   1.250
         1.251   to   1.375
         1.376   to   1.500
         1.501   to   1.625
         1.626   to   1.750
         1.751   to   1.875
         1.876   to   2.000
         2.001   to   2.125
         2.126   to   2.250
         2.251   to   2.375
         2.376   to   2.500
         2.501   to   2.625
         2.626    &   above
              Unknown
  -----------------------------------------------------
          Total                0            0  0.00%
  -----------------------------------------------------
  Weighted Average Debt Service Coverage Ratio is    0.000




                       NOI Aging

  -----------------------------------------------------
                         Number    Scheduled  Based on
        NOI Date        of Loans   Balance    Balance
  =====================================================
     1 year or less
      1 to 2 years
     2 Years or More
         Unknown
  -----------------------------------------------------
          Total                0            0  0.00%
  -----------------------------------------------------

(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level.

Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

                                                    Page 9 of  10

                                      B-9


ABN AMRO                                            Mortgage Capital Funding, Inc.                   Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer           Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates       Prior Payment:
Administrator:                                           Series 1998-MC1                             Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                          Loan Level Detail
=====================================================================================================================
                             Property                              Operating                   Ending
 Disclosure                    Type       Maturity                 Statement                 Principal       Note
  Control #      Group         Code         Date         DSCR        Date         State       Balance        Rate
=====================================================================================================================















=====================================================================================================================



====================================================
                                           Loan
  Scheduled                Prepayment     Status
     P&I       Prepayment     Date       Code (1)
====================================================















====================================================

    *  NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
---------------------------------------------------------------------------------------------------------------------------------

(1)   Legend:
A.  P&I Adv -  in Grace Period
B.  P&I Adv -  less than one month delinq
1.  P&I Adv -  delinquent 1 month
2.  P&I Adv -  delinquent 2 months
3.  P&I Adv -  delinquent 3+ months
4.  Mat. Balloon/Assumed  P&I
5. Prepaid in Full
6. Specially  Serviced
7. Foreclosure
8. Bankruptcy
9. REO
10. DPO
11. Modification
==============================================================================================================================
                                                                                                               Page 10 of  10

                                     B-10


ABN AMRO                                            Mortgage Capital Funding, Inc.                   Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer           Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates       Prior Payment:
Administrator:                                           Series 1998-MC1                             Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                   Specially Serviced Loan Detail
=================================================================================================================================
                   Beginning                                                   Specially
   Disclosure      Scheduled       Interest      Maturity       Property        Serviced
   Control #        Balance          Rate          Date           Type       Status Code (1)                         Comments
=================================================================================================================================
































=================================================================================================================================

 (1)Legend :
    1)  Request for waiver of Prepayment Penalty       4)  Loan with Borrower Bankruptcy    7)  Loans Paid Off
    2)   Payment default                               5)  Loan in Process of Foreclosure   8)  Loans Returned to Master Servicer
    3)   Request for Loan Modification or Workout      6)  Loan now REO Property
=================================================================================================================================

                                                                                                                     Appendix A


                                     B-11



ABN AMRO                                            Mortgage Capital Funding, Inc.                   Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer           Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates       Prior Payment:
Administrator:                                           Series 1998-MC1                             Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                          Modified Loan Detail
===============================================================================================================================

   Disclosure     Modification                                       Modification
   Control #          Date                                           Description
-------------------------------------------------------------------------------------------------------------------------------

















                 ------------------------------
==============================================================================================================================

                                                                                                                  Appendix B

                                     B-12


ABN AMRO                                            Mortgage Capital Funding, Inc.                   Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer           Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates       Prior Payment:
Administrator:                                           Series 1998-MC1                             Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                         Realized Loss Detail
=============================================================================================================
                                                                Beginning                    Gross Proceeds
     Dist.         Disclosure     Appraisal      Appraisal      Scheduled        Gross         as a % of
      Date         Control #         Date          Value         Balance        Proceeds    Sched Principal
-------------------------------------------------------------------------------------------------------------














-------------------------------------------------------------------------------------------------------------
Current Total                                              0.00                           0.00
Cumulative                                                 0.00                           0.00
                 ------------------------------
=============================================================================================================



==========================================================
   Aggregate      Net       Net Proceeds
 Liquidation  Liquidation     as a % of       Realized
  Expenses *   Proceeds    Sched. Balance       Loss
----------------------------------------------------------














---------------------------------------------------------
           0.00          0.00                   0.00
           0.00          0.00                   0.00
=========================================================

                                                                                                                  Appendix C

 * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                     B-13


ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET

                                 $1,132,567,000                  APRIL 29, 1998
                         MORTGAGE CAPITAL FUNDING, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-MC1


APPROX. SECURITIES STRUCTURE
----------------------------


                                                 EXPECTED    EXPECTED     EXPECTED
                 EXPECTED        APPROX. FACE/    CREDIT     WEIGHTED    PRINCIPAL
                  RATING          NOTIONAL AMT    SUPPORT     AVERAGE     PAYMENT
  CLASS        (S&P/FITCH)           ($MM)      (% OF UPB)    LIFE(a)    WINDOW(a)
-------------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES
  X       AAAr/AAA                 $1,294.4(b)                          05/98-01/09
  A1      AAA/AAA                     222.0         32.00%      5.50    05/98-06/07
  A2      AAA/AAA                     658.2         32.00       9.55    06/07-01/08
  B       AA/AA                        51.8         28.00       9.70    01/08-01/08
  C       A/A+                         71.2         22.50       9.70    01/08-01/08
  D       A-/A                         12.9         21.50       9.70    01/08-01/08
  E       BBB+/BBB+                    64.7         16.50       9.70    01/08-01/08
  F       BBB/BBB                      12.9         15.50       9.70    01/08-01/08
  G       --/BBB-                      38.8         12.50       9.78    01/08-02/08

PRIVATELY PLACED CLASSES (144a)
-------------------------------------------------------------------------------------
 H        NOT OFFERED HEREBY
 J        NOT OFFERED HEREBY
 K        NOT OFFERED HEREBY
 L        NOT OFFERED HEREBY
 M        NOT OFFERED HEREBY
 N        NOT OFFERED HEREBY
   TOTAL SECURITIES:                $1,294.4
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
(a)  Calculated at 0% CPR, no balloon extension and Hyper-Amortization Loans pay in full on Anticipated Repayment Dates.
(b)  Notional amount.

KEY FEATURES:
-------------

Co-Lead Managers:                    Goldman, Sachs & Co. and Citibank, N.A.
Mortgage Loan Sellers:               Citicorp Real Estate, Inc. ($520.4mm),
                                     Amresco Capital, L.P. ($521.6mm) and
                                     Goldman Sachs Mortgage Company ($252.4mm)
Master Servicer:                     Amresco Services, L.P.
Special Servicer:                    CRIIMI MAE Inc.
Purchaser of Classes J, K, L,M,N:    CRIIMI MAE Inc.
Trustee:                             LaSalle National Bank/ABN AMRO Bank N.V.
Pricing:                             April 29th
Closing:                             May 6th
Settlement:                          All classes will settle plus accrued from
                                     April 7th to but excluding May 6th
Cut-Off Date:                        April 1, 1998 (April 11, 1998 for 200
                                     Market Building)
Distribution Date:                   18th of each month, or following business
                                     day (commencing May 1998)
ERISA Eligible:                      Classes A1, A2 and X are ERISA eligible
                                     subject to certain conditions for
                                     eligibility
Representations & Warranties:        Provided by applicable Mortgage Loan
                                     Sellers
Structure:                           Sequential pay
Interest Accrual Period:             From April 7th to May 6th in the case of
                                     initial Distribution Date and prior
                                     calendar month thereafter
Day Count:                           30/360
Tax Treatment:                       REMIC
Rated Final Distribution Date:       March 18, 2030
Clean up Call:                       1.0%
Minimum Denominations:               Publicly Offered Classes except Class X:
                                     $10,000 & $1 Class X: $1,000,000 Notional
                                     Amount & $1 Privately Placed Classes:
                                     $100,000 & $1

-------------------------------------------------------------------------------

COLLATERAL FACTS
----------------

INITIAL POOL BALANCE:                                        $1,294,362,625
NUMBER OF MORTGAGE LOANS:                                               249
AVERAGE CUT-OFF DATE BALANCE:                                    $5,198,243
WEIGHTED AVERAGE CURRENT MORTGAGE RATE(a):                           7.489%
WEIGHTED AVERAGE REMAINING AMORTIZATION TERM:                          338 mos.
WEIGHTED AVERAGE U/W DSCR (b):                                        1.37x
WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO:                              73.2%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY(c):                        115 mos.
WEIGHTED AVERAGE SEASONING:                                              4 mos.

(a) Gross Coupon.
(b) U/W DSCR is the ratio of Underwritten NCF over the annualized debt service payments.
(c) Anticipated Repayment Date for loans with Hyper-Amortization. All information presented herein with respect to Hyper-Amortization Loans assumes that they mature on their respective Anticipated Repayment Dates.

                  PREPAYMENT SENSITIVITY TABLE AT ORIGINATION

                                                     WTD. AVG.  WTD. AVG.  WTD. AVG.
                                  CUT-OFF   % OF     REMAINING   STATED    ORIGINAL      WTD.
                         # OF      DATE    INITIAL    LOCKOUT   REMAINING    TERM        AVG.
RESTRICTION AT         MORTGAGE   BALANCE    POOL      TERM       TERM     AFTER ALL     OPEN
ORIGINATION              LOANS      (mm)   BALANCE     (MO.)      (MO.)    PENALTIES    PERIOD
----------------------------------------------------------------------------------------------
Lockout/Yield Maint       106      497.7    38.45%      43.7      116.5      113.5       6.1
Lockout/> of YM or 1%      78      319.9    24.71       40.1      113.1      113.1       6.2
Lockout/Defeasance         48      433.1    33.46       30.0      115.5      115.2       3.4
Lockout/Declining Fee      13       27.1     2.09       29.9       97.8       89.2      13.1
> of YM or 1%               2        5.6     0.44          -      113.4      114.0       6.0
Lockout/<Declining Fee      1        6.5     0.50       57.0      116.0      114.0       6.0
or YM
Lockout/1% of UPB           1        4.4     0.34       33.0       81.0       78.0       6.0
                          ---    -------                ----      -----      -----       ---
TOTAL\WTD.AVG.            249    1,294.4   100.00%      37.8      114.8      113.4       5.4
----------------------------------------------------------------------------------------------

SELECTED LOAN DATA:
-------------------

                                                       CUT-OFF DATE BALANCE
                                                    (AS OF APRIL 1, 1998)(a)(b)
                             NUMBER OF         -----------------------------------------
GEOGRAPHIC                   MORTGAGE                            % BY       WTD. AVG.
DISTRIBUTION                PROPERTIES           (mm)           BALANCE        DSCR
----------------------------------------------------------------------------------------
CALIFORNIA                       28           $   162.6          12.57%        1.41x
TEXAS                            41               156.7          12.11         1.33
OREGON                            5               106.3           8.21         1.39
FLORIDA                          16                99.4           7.68         1.31
NEW YORK                          8                80.4           6.21         1.31
ILLINOIS                         11                64.1           4.95         1.25
NEW JERSEY                       13                55.7           4.31         1.37
OTHER                           134               569.2          43.97         1.41
                                ---            --------        -------         ----
     TOTAL\WTD.AVG.             256            $1,294.4         100.00%        1.37x
----------------------------------------------------------------------------------------

                                                       CUT-OFF DATE BALANCE
                                                    (AS OF APRIL 1, 1998)(a)(b)
                             NUMBER OF         -----------------------------------------
GEOGRAPHIC                   MORTGAGE                            % BY       WTD. AVG.
DISTRIBUTION                PROPERTIES           (mm)           BALANCE        DSCR
----------------------------------------------------------------------------------------
MULTIFAMILY                      92           $   409.5          31.64%       1.30x
OFFICE                           45               314.2          24.28        1.38
ANCHORED RETAIL                  40               289.5          22.37        1.35
RETAIL                           37               112.2           8.67        1.42
LODGING                          18                89.5           6.91        1.59
INDUSTRIAL/WAREHOUSE             11                42.8           3.31        1.30
MOBILE HOME PARK                  5                15.7           1.21        1.91
HEALTH CARE                       3                 6.5           0.50        1.99
OTHER                             3                12.3           0.95        1.52
SELF-STORAGE                      2                 2.2           0.17        1.47
                              -----          ----------       --------        ----
     TOTAL\WTD.AVG.             256            $1,294.4         100.00%       1.37X
----------------------------------------------------------------------------------------

(a)    Column totals may not add due to rounding.
(b)    April 11, 1998 for 200 Market Building


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


-------------------------------------------------------------------------------
                        APPROXIMATE SECURITIES STRUCTURE
-------------------------------------------------------------------------------

                                           EXPECTED                                   EXPECTED WGTD       EXPECTED
         EXPECTED RATING       APPROX.      CREDIT          COUPON                       AVERAGE          PRINCIPAL
CLASS      (S&P/FITCH)        SIZE ($mm)    SUPPORT       DESCRIPTION     DELIVERY   LIFE (YRS.)(a)   PAYMENT WINDOW(a)
-----------------------------------------------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES:
X        AAAr/AAA            $1,294.4 (b)                  WAC IO(c)         DTC                        05/98-01/09
A1       AAA/AAA                222.0        32.00%          Fixed           DTC          5.50          05/98-06/07
A2       AAA/AAA                658.2        32.00           Fixed           DTC          9.55          06/07-01/08
B        AA/AA                   51.8        28.00     min(Fixed,WAC)(d)     DTC          9.70          01/08-01/08
C        A/A+                    71.2        22.50     min(Fixed,WAC)(d)     DTC          9.70          01/08-01/08
D        A-/A                    12.9        21.50     min(Fixed,WAC)(d)     DTC          9.70          01/08-01/08
E        BBB+/BBB+               64.7        16.50     min(Fixed,WAC)(d)     DTC          9.70          01/08-01/08
F        BBB/BBB                 12.9        15.50     min(Fixed,WAC)(d)     DTC          9.70          01/08-01/08
G        --/BBB-                 38.8        12.50     min(Fixed,WAC)(d)     DTC          9.78          01/08-02/08

PRIVATELY PLACED CLASSES (144a):
-----------------------------------------------------------------------------------------------------------------------
H        NOT OFFERED HEREBY
J        NOT OFFERED HEREBY
K        NOT OFFERED HEREBY
L        NOT OFFERED HEREBY
M        NOT OFFERED HEREBY
N        NOT OFFERED HEREBY
    TOTAL SECURITIES:         $1,294.4
-----------------------------------------------------------------------------------------------------------------------

(a) Calculated at 0% CPR, no balloon extension and Hyper-Amortization Loans pay in full on Anticipated Repayment Dates.
(b)   Notional amount.
(c) The Class X coupon is calculated, in general, as the excess of (i) the weighted average Net Mortgage Rate, determined without regard to any modifications of the mortgage loans, in effect from time to time on the mortgage loans over (ii) the weighted average of the Pass-Through Rates in effect from time to time on the Class A1 through Class N Certificates.
(d) Subject to a cap equal to the weighted average Net Mortgage Rate, determined without regard to any modifications of the mortgage loans, in effect from time to time on the mortgage loans.
(e)   Not offered hereby.

-------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
-------------------------------------------------------------------------------

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                 [BAR GRAPHIC]

[ ] Offered Certificates      [ ] Certificates Not Offered

Net WAC = 7.362%

X-IO      AAr/AAA   $1,294.4mm Notional Balance
A1        AAA/AAA   $220.0mm
A2        AAA/AAA   $658.2mm
B         AA/AA $51.8mm
C         A/A+ $71.2mm
D         A-/A $12.9mm
E         BBB+/BBB+ $64.7mm
F         BBB/BBB $12.9mm
G         --/BBB $38.8mm
H
J
K
L
M
N

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


-------------------------------------------------------------------------------
                          STRUCTURAL OVERVIEW - CONT.
-------------------------------------------------------------------------------

o     The Mortgage Pool will be comprised of one Loan Group

      o Principal will be allocated sequentially to A1, A2, B, C, D, E, F, G, H, J, K, L, M and N Certificates (If all classes other than classes A1 and A2 have reduced to zero, principal will be allocated to Class A1 and A2 pro-rata)

o Class X will receive interest payments pro-rata (based on interest entitlements) with the Class A1 and Class A2 Certificates each month

o Each of the Classes (except Class X) will be subordinate to earlier alphabetically lettered classes (Losses will be allocated in reverse alphabetical order to Classes with certificate balances and pro-rata to Classes A1 and A2)

o The Master Servicer will cover net prepayment interest shortfalls, up to the portion of the Master Servicing Fee equal to 0.04% per annum. Net shortfalls (after application of prepayment interest excesses and other Servicer coverage from the Master Servicing Fee) will be allocated in reverse alphabetical order to the Subordinate Certificates and then pro-rata (based on interest entitlements) to the Senior Certificates

o     All classes will pay interest on a 30/360 basis

o Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to Classes with certificate balances


-------------------------------------------------------------------------------
                             MORTGAGE POOL OVERVIEW
-------------------------------------------------------------------------------

o The Mortgage Pool is comprised of 249 multifamily and commercial loans with an aggregate Cut-Off Date Balance of approximately $1,294,362,625

o All of the Mortgage Loans are secured by first mortgage liens on multifamily and commercial properties

o     The Mortgage Pool's average Cut-Off Date Balance is approximately
      $5,198,243

o The Mortgage Pool's weighted average current Underwritten Debt Service Coverage Ratio is 1.37x (a)

o     The Mortgage Pool's Cut-Off Date LTV is 73.2%

o The Mortgage Pool's weighted average Mortgage Rate is approximately 7.489% per annum

(a) Debt Service is the ratio of Underwritten NCF over the annualized debt service payments.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


-------------------------------------------------------------------------------
                       ALLOCATION OF PREPAYMENT PENALTIES
-------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS
---------------------------------

Prepayment premiums will be allocated between the Offered Certificates then entitled to principal distributions and the Class X Certificates as follows:

o A percentage of all Prepayment Premiums (either fixed Prepayment Premiums or yield maintenance amount) will be allocated to each class of the Offered Certificates then entitled to principal distributions, which percentage will be equal to the product of (a) the percentage of the total principal distribution that such Class receives, and (b) a percentage (which can be no greater than 100%), the numerator of which is the excess of the Pass-Through Rate of the Class of the Certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the Discount Rate.

      -----------------------------------------------------------------------
              Prepayment              (Pass-Through Rate - Discount Rate )
          Premium Allocation     =   ---------------------------------------
              Percentage                 (Mortgage Rate - Discount Rate)
      -------------------------------- ------- ------------------------------

o The remaining percentage of the Prepayment Premiums will be allocated to the Class X Certificates

o In general, this formula provides for an increase in the allocation of Prepayment Premiums to the Offered Certificates then entitled to principal distributions relative to the Class X Certificates as Discount Rates decrease and a decrease in the allocation to such Classes as Discount Rates rise

Allocation of Prepayment Premiums Example
-----------------------------------------

Discount Rate Fraction Methodology:
      Mortgage Rate                                       =  9%
      Bond Class Rate                                     =  7%
      Treasury Rate                                       =  6%

        BOND CLASS ALLOCATION                 CLASS X ALLOCATION
      ------------------------------------------------------------------------
        7% - 6%
        9% - 6%  = 33 1/3%         Receives excess premiums = 66 2/3% thereof

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


-------------------------------------------------------------------------------
                             PREPAYMENT PROVISIONS
-------------------------------------------------------------------------------

o 100.00% of the Initial Pool Balance has prepayment protection as of the Cut-Off Date

o Approximately 99.56% of the Initial Pool Balance is locked out as of the Cut-Off Date

-------------------------------------------------------------------------------
                     PREPAYMENT LOCK-OUT/ PREMIUM ANALYSIS
-------------------------------------------------------------------------------

                                            PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT
                                              RESTRICTION ASSUMING NO PREPAYMENT (a)
                                -------------------------------------------------------------------
         PREPAYMENT               APRIL      APRIL      APRIL       APRIL      APRIL       APRIL
        RESTRICTIONS               1998       1999       2000        2001       2002        2003
---------------------------------------------------------------------------------------------------
Locked Out                        99.56%     98.02%     95.16%      59.21%      0.91%       0.00%
Defeasance                         0.00       0.00       0.00       33.56      33.61       33.65
Yield Maintenance                  0.44%      1.98%      3.95%       5.38%     63.04%      63.40%
---------------------------------------------------------------------------------------------------
SUBTOTAL                         100.00%    100.00%     99.10%      98.15%     97.55%      97.06%

% Premium
5.00-5.99%                         0.00%      0.00%      0.62%       0.19%      0.79%       0.49%
4.00-4.99%                         0.00%      0.00%      0.00%       1.04%      0.00%       0.79%
3.00-3.99%                         0.00%      0.00%      0.27%       0.00%      1.04%       0.00%
2.00-2.99%                         0.00%      0.00%      0.00%       0.27%      0.00%       1.05%
1.00-1.99%                         0.00%      0.00%      0.00%       0.34%      0.62%       0.34%
0.00-0.99%                         0.00%      0.00%      0.00%       0.00%      0.00%       0.00%

Open                               0.00%      0.00%      0.00%       0.00%      0.00%       0.27%
---------------------------------------------------------------------------------------------------
TOTALS (b)                       100.00%    100.00%    100.00%     100.00%    100.00%     100.00%
Mortgage Pool Balance ($ mm)  $1,294.36  $1,280.64  $1,266.00   $1,250.06  $1,232.87   $1,214.33
% of Initial Pool Balance        100.00%     98.94%     97.81%      96.58%     95.25%      93.82%
---------------------------------------------------------------------------------------------------

                          (TABLE RESTUBED FROM ABOVE)

                                 PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION
                                              ASSUMING NO PREPAYMENT (a)
                                -------------------------------------------------------
         PREPAYMENT               APRIL       APRIL      APRIL       APRIL     APRIL
        RESTRICTIONS               2004        2005       2006        2007      2008
---------------------------------------------------------------------------------------
Locked Out                         0.00%       0.00%      0.00%       0.00%     0.00%
Defeasance                        33.71       33.79      33.86       33.95      0.00
Yield Maintenance                 63.35%      64.60%     64.54%      47.80%   100.00%
---------------------------------------------------------------------------------------
SUBTOTAL                          97.06%      98.39%     98.40%      81.74%   100.00%

% Premium
5.00-5.99%                         0.00%       0.00%      0.00%       0.00%     0.00%
4.00-4.99%                         0.19%       0.00%      0.00%       0.00%     0.00%
3.00-3.99%                         1.08%       0.70%      0.00%       0.00%     0.00%
2.00-2.99%                         0.00%       0.62%      0.20%       0.00%     0.00%
1.00-1.99%                         0.97%       0.00%      1.12%       1.20%     0.00%
0.00-0.99%                         0.00%       0.00%      0.00%       0.00%     0.00%

Open                               0.70%       0.29%      0.29%      17.06%     0.00%
---------------------------------------------------------------------------------------
TOTALS (b)                       100.00%     100.00%    100.00%     100.00%   100.00%
Mortgage Pool Balance ($ mm)  $1,194.48   $1,129.60  $1,107.15   $1,082.93     $3.10
% of Initial Pool Balance         92.28%      87.27%     85.54%      83.67%     0.24%
---------------------------------------------------------------------------------------

For purposes of the above table, the Prepayment Premium for the Mortgage Loan secured by the Mortgaged Property identified on Annex A as Embassy Suites, Portland, Maine, which Prepayment Premium is the lesser of yield maintenance and a declining percentage of the amount prepaid, will be treated as if it were solely a declining percentage of the amount prepaid.

(a) Table calculated using modeling assumptions and assuming no prepayments of principal.
(b)  Totals may not equal due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


-------------------------------------------------------------------------------
                    DISTRIBUTION OF CUT-OFF DATE BALANCE (a)
-------------------------------------------------------------------------------

                                                                                                             WEIGHTED     WEIGHTED
                                                      PERCENTAGE OF                   WEIGHTED   WEIGHTED     AVERAGE     AVERAGE
                         NUMBER OF     AGGREGATE        AGGREGATE        AVERAGE      AVERAGE    AVERAGE     REMAINING    CUT-OFF
RANGE OF CUT-OFF DATE    MORTGAGED    CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE       U/W     MORTGAGE     TERM TO       DATE
BALANCE ($)                LOANS         BALANCE         BALANCE         BALANCE        DSCR       RATE       MATURITY   LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------
 418,508 - 499,999            1            $418,508        0.03%          $418,508      1.37x      7.3000       117.0       73.4
 500,000 - 999,999           13          10,546,969        0.81            811,305      1.46       8.0105       115.6       64.8
 1,000,000 - 1,999,999       38          56,648,307        4.38          1,490,745      1.42       7.7417       115.1       71.4
 2,000,000 - 2,999,999       47         117,756,837        9.10          2,505,465      1.41       7.6424       115.0       71.4
 3,000,000 - 3,999,999       47         167,619,522       12.95          3,566,373      1.33       7.6808       115.9       74.9
 4,000,000 - 4,999,999       26         117,165,347        9.05          4,506,359      1.39       7.4462       114.6       71.3
 5,000,000 - 5,999,999       17          92,410,955        7.14          5,435,939      1.34       7.6727       113.5       73.8
 6,000,000 - 6,999,999       18         118,241,894        9.14          6,568,994      1.44       7.5494       111.2       73.4
 7,000,000 - 7,999,999       12          91,812,777        7.09          7,651,065      1.37       7.4126       113.2       74.9
 8,000,000 - 8,999,999        6          51,235,485        3.96          8,539,247      1.47       7.3360       116.5       71.1
 9,000,000 - 9,999,999        2          19,563,858        1.51          9,781,929      1.24       6.9943       118.0       77.5
 10,000,000 - 11,999,999      5          55,568,445        4.29         11,113,689      1.46       7.4069       116.6       68.3
 12,000,000 - 13,999,999      5          66,620,214        5.15         13,324,043      1.36       7.6301       109.2       72.5
 14,000,000 - 16,999,999      4          62,513,296        4.83         15,628,324      1.36       7.5370       114.6       76.3
 17,000,000 - 19,999,999      1          17,158,037        1.33         17,158,037      1.31       7.0700       117.0       73.3
 20,000,000 - 24,999,999      3          68,098,071        5.26         22,699,357      1.30       7.2136       117.0       76.0
 25,000,000 - 49,999,999      2          73,981,280        5.72         36,990,640      1.37       7.0533       118.0       73.0
 50,000,000 - 56,871,142      2         107,002,824        8.27         53,501,412      1.30       7.3590       117.0       73.9
                          -----      --------------    --------         ----------      ----       ------       -----       ----
TOTAL\AVG.\WTD.AVG.         249      $1,294,362,625      100.00%        $5,198,243      1.37X      7.4892%      114.8       73.2%
-----------------------------------------------------------------------------------------------------------------------------------

(a) Column totals may not add due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


-------------------------------------------------------------------------------
              GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE BALANCE (a)
-------------------------------------------------------------------------------

                                                                                                            WEIGHTED
                                                   PERCENTAGE OF     AVERAGE      WEIGHTED     WEIGHTED     AVERAGE     WEIGHTED
                      NUMBER OF      AGGREGATE       AGGREGATE       CUT-OFF       AVERAGE     AVERAGE     REMAINING     AVERAGE
                      MORTGAGED    CUT-OFF DATE       CUT-OFF         DATE          U/W        MORTGAGE     TERM TO   CUT-OFF DATE
  PROPERTY STATE      PROPERTIES      BALANCE      DATE BALANCE      BALANCE        DSCR         RATE       MATURITY    LTV RATIO
----------------------------------------------------------------------------------------------------------------------------------
California               28         $162,637,549      12.57%       $6,023,613      1.41x       7.4746%       115.0         70.7%
Texas                    41          156,735,965      12.11         3,822,828      1.33        7.7676        113.9         74.8
Florida                  16           99,379,003       7.68         6,625,267      1.31        7.3547        116.4         74.9
Oklahoma                 13           47,823,577       3.69         3,985,298      1.32        7.3581        116.2         79.1
New Jersey               13           55,733,943       4.31         4,287,226      1.37        7.1642        117.3         75.8
Tennessee                12           48,098,973       3.72         4,008,248      1.43        7.2984        117.1         71.6
Illinois                 11           64,063,008       4.95         5,823,910      1.25        7.3168        117.5         77.8
Arizona                   9           23,015,083       1.78         2,557,231      1.40        7.6878        118.1         75.0
Nevada                    9           24,193,536       1.87         4,032,256      1.46        8.1234        111.9         68.9
New York                  8           80,396,172       6.21        10,049,521      1.31        7.3810        114.1         74.0
Virginia                  8           44,724,749       3.46         5,590,594      1.40        7.7905        115.0         72.6
Michigan                  8           45,845,822       3.54         5,730,728      1.36        7.7160        114.4         76.3
Ohio                      7           36,603,532       2.83         5,229,076      1.30        7.8018        110.9         73.4
Mississippi               6           17,762,488       1.37         2,960,415      1.31        7.3712        117.8         75.0
Utah                      5           13,066,234       1.01         2,613,247      1.54        7.9951        115.1         64.2
Oregon                    5          106,252,310       8.21        21,250,462      1.39        7.1461        117.3         71.2
Massachusetts             4           27,982,646       2.16         6,995,661      1.31        7.4174        113.6         72.5
North Carolina            4           16,966,137       1.31         4,241,534      1.54        7.2065        117.6         75.0
Kentucky                  4           30,841,029       2.38         7,710,257      1.33        7.3968        101.1         74.9
Nebraska                  4            9,564,911       0.74         2,391,228      1.53        7.7428        116.2         71.9
Colorado                  3           21,630,185       1.67         7,210,062      1.88        6.9063        105.7         65.3
Washington                3           16,211,290       1.25         5,403,763      1.38        6.8961        117.2         69.7
Connecticut               3            7,172,850       0.55         3,586,425      1.42        7.7192        115.8         77.0
Indiana                   3           16,628,201       1.28         5,542,734      1.50        7.5787        116.4         69.2
Wisconsin                 3           11,013,502       0.85         3,671,167      1.29        7.8952         92.1         74.5
New Hampshire             3            2,690,408       0.21           896,803      1.37        7.3000        117.0         78.3
South Carolina            3           10,425,398       0.81         3,475,133      1.36        8.1473        114.9         75.0
Iowa                      2           13,466,615       1.04         6,733,308      1.29        7.5418        116.5         77.1
Maryland                  2           11,732,737       0.91         5,866,368      1.34        7.5651        116.4         67.8
Missouri                  2            7,327,802       0.57         3,663,901      1.29        7.8854        113.8         81.8
Maine                     2            9,217,110       0.71         4,608,555      1.37        7.9829        116.3         66.7
Alabama                   2           13,733,312       1.06         6,866,656      1.45        7.8545        117.0         69.2
Georgia                   2            7,012,571       0.54         3,506,285      1.86        7.3659        114.8         45.0
Montana                   1            1,793,855       0.14         1,793,855      1.42        7.5500        117.0         59.8
District of Columbia      1           13,759,302       1.06        13,759,302      1.34        7.5800        116.0         70.6
Pennsylvania              1            2,827,644       0.22         2,827,644      1.29        7.2200        118.0         79.8
Vermont                   1            5,482,019       0.42         5,482,019      1.48        7.8200        117.0         69.4
Idaho                     1            3,985,325       0.31         3,985,325      1.47        7.6200        115.0         71.2
Louisiana                 1            1,606,283       0.12         1,606,283      1.30        7.3100        117.0         79.3
Kansas                    1            1,411,473       0.11         1,411,473      1.25        8.8250        110.0         79.1
Rhode Island              1            3,548,080       0.27         3,548,080      1.38        7.4600        119.0         68.9
                        ---       --------------     ------      ------------      ----        ------        -----         ----
TOTAL                   256       $1,294,362,625     100.00%     $  5,198,243      1.37X       7.4892%       114.8         73.2%
----------------------------------------------------------------------------------------------------------------------------------

(a)   Column totals may not sum due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


-------------------------------------------------------------------------------
                GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE BALANCE
-------------------------------------------------------------------------------



       [U.S. MAP OMITTED SHOWING % BY STATE--SEE PREVIOUS PAGE FOR DATA]





       [PIE CHART OMITTED SHOWING % BY STATE--SEE PREVIOUS PAGE FOR DATA]



Totals may not sum due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


-------------------------------------------------------------------------------
             PROPERTY TYPE DISTRIBUTION BY CUT-OFF DATE BALANCE (a)
-------------------------------------------------------------------------------

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                  [PIE CHART]

                                All Other Types
                                     2.83%

                             Industrial/Warehouse
                                     3.31%

                                    Lodging
                                     6.91%

                                    Retail
                                     8.67%

                                Anchored Retail
                                    22.37%

                                    Office
                                    24.28%

                                 Multi-Family
                                    31.64%

                                                                                                              WEIGHTED    WEIGHTED
                                                      PERCENTAGE OF                  WEIGHTED    WEIGHTED     AVERAGE     AVERAGE
                          NUMBER       AGGREGATE        AGGREGATE        AVERAGE      AVERAGE    AVERAGE     REMAINING    CUT-OFF
                       OF MORTGAGED   CUT-OFF DATE       CUT-OFF      CUT-OFF DATE     U/W       MORTGAGE     TERM TO      DATE
PROPERTY TYPE           PROPERTIES       BALANCE       DATE BALANCE      BALANCE       DSCR        RATE       MATURITY   LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------
Multifamily                  92      $  409,507,429       31.64%        $4,653,494    1.30x       7.4352%      113.9        77.7%
Office                       45         314,208,008       24.28          7,141,091    1.38        7.3877       115.7        70.6
Anchored Retail              40         289,541,281       22.37          7,424,135    1.35        7.5452       114.4        73.6
Retail                       37         112,202,280        8.67          3,032,494    1.42        7.6336       116.7        71.4
Lodging                      18          89,493,890        6.91          4,971,883    1.59        7.7092       116.7        64.1
Industrial/Warehouse         11          42,798,362        3.31          3,890,760    1.30        7.6026       116.1        77.4
Mobile Home Park              5          15,666,391        1.21          3,133,278    1.91        7.0530       101.7        57.7
Health Care                   3           6,464,236        0.50          2,154,745    1.99        8.4304       113.9        70.5
Self-Storage                  2           2,184,053        0.17          2,184,053    1.47        8.2200       113.0        66.2
Other                         3          12,296,696        0.95          4,098,899    1.52        7.1793       117.1        73.3
                            ---      --------------      ------         ----------    ----        ------       -----        ----
TOTAL\AVG.\WTD.AVG.         256      $1,294,362,625      100.00%        $5,198,243    1.37x       7.4892%      114.8        73.2%
-----------------------------------------------------------------------------------------------------------------------------------

(a)    Column totals may not sum due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                      STRUCTURAL AND COLLATERAL TERM SHEET


-------------------------------------------------------------------------------
                        DEBT SERVICE COVERAGE RATIO (a)
-------------------------------------------------------------------------------

o     Weighted Average Current Debt Service Coverage Ratio: 1.37x

o     92.1% of the Portfolio has Debt Service Coverage Ratio greater than 1.20x

                                                                                                  WEIGHTED    WEIGHTED
                                             PERCENTAGE OF                 WEIGHTED   WEIGHTED    AVERAGE     AVERAGE
                 NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE     AVERAGE    AVERAGE    REMAINING    CUT-OFF
   RANGE OF      MORTGAGE    CUT-OFF DATE      CUT-OFF      CUT-OFF DATE    U/W       MORTGAGE    TERM TO      DATE
U/W DSCR'S (b)    LOANS        BALANCE       DATE BALANCE      BALANCE      DSCR        RATE      MATURITY   LTV RATIO
------------------------------------------------------------------------------------------------------------------------
0.87 - 0.90          1      $    5,277,109       0.41%      $5,277,109      0.87x     8.7500%       75.0       67.7%
1.01 - 1.10          2           3,723,361       0.29        1,861,680      1.10      8.3352       113.5       76.5
  1.11-1.20         18          93,569,938       7.23        5,198,330      1.18      7.4646       114.5       81.2
  1.21-1.30         73         396,457,671      30.63        5,430,927      1.27      7.5478       115.0       75.6
  1.31-1.40         72         419,655,860      32.42        5,828,554      1.35      7.4591       114.6       74.6
  1.41-1.50         42         208,496,581      16.11        4,964,204      1.46      7.5120       116.3       70.0
  1.51-1.60         20          85,095,972       6.57        4,254,799      1.54      7.4382       115.4       69.4
  1.61-1.70          5          16,409,251       1.27        3,281,850      1.64      7.5537       116.3       65.0
  1.71-1.80          3          18,586,185       1.44        6,195,395      1.74      7.2957       116.8       52.7
  1.81-1.90          4          18,501,056       1.43        4,625,264      1.86      7.1551       116.7       65.7
  1.91-2.00          2           9,096,414       0.70        4,548,207      1.93      7.2999       116.0       63.3
  2.01-2.10          2           6,826,988       0.53        3,413,494      2.05      7.0957       116.3       36.4
  2.11-2.20          2           1,984,657       0.15          992,328      2.19      7.6228       118.1       42.8
  2.31-2.40          1           2,797,356       0.22        2,797,356      2.31      7.4400       119.0       63.6
  2.41-2.50          1             897,727       0.07          897,727      2.47      7.4200       118.0       42.7
  2.51-2.54          1           6,986,497       0.54        6,986,497      2.54      6.7100        82.0       46.3
                   ---      --------------     ------       ----------      ----      ------       -----       ----
      TOTAL        249      $1,294,362,625     100.00%      $5,198,243      1.37x     7.4892%      114.8       73.2%
------------------------------------------------------------------------------------------------------------------------

(a)    Column totals may not add due to rounding.

-------------------------------------------------------------------------------
                      CUT-OFF DATE LOAN TO VALUE RATIO (a)
-------------------------------------------------------------------------------

o     Weighted Average Cut-off Date Loan to Value Ratio: 73.2%(b)

                                                                                                           WEIGHTED    WEIGHTED
                                                      PERCENTAGE OF                 WEIGHTED   WEIGHTED    AVERAGE     AVERAGE
                          NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE     AVERAGE    AVERAGE    REMAINING    CUT-OFF
RANGE OF CUT-OFF DATE     MORTGAGE    CUT-OFF DATE      CUT-OFF      CUT-OFF DATE    U/W       MORTGAGE    TERM TO      DATE
LOAN-TO-VALUE RATIOS       LOANS        BALANCE       DATE BALANCE      BALANCE      DSCR        RATE      MATURITY   LTV RATIO
--------------------------------------------------------------------------------------------------------------------------------
  30.01 - 50.00               7     $   18,059,257         1.40%      $2,579,894     2.23x      7.1349%     103.2        42.2%
  50.01 - 60.00               8         27,060,137         2.09        3,382,517     1.58       7.3601      113.2        53.2
    60.01-65.00              21         96,013,860         7.42        4,572,089     1.58       7.6736      116.3        62.5
    65.01-70.00              34        153,618,924        11.87        4,518,204     1.46       7.6357      114.2        67.3
    70.01-75.00              83        514,930,208        39.78        6,203,978     1.34       7.5188      114.5        73.4
    75.01-80.00              82        400,916,187        30.97        4,889,222     1.31       7.4304      115.2        78.3
    80.01-85.00              11         75,184,222         5.81        6,834,929     1.25       7.2219      117.7        82.3
    85.01-90.00               1            698,358         0.05          698,358     1.16       7.2700      117.0        85.2
   95.01-100.00               1          3,890,853         0.30        3,890,853     1.13       7.2700      117.0        96.1
  100.01-101.00               1          3,990,619         0.31        3,990,619     1.12       7.2700      117.0       101.0
                            ---     --------------       ------       ----------     ----       ------      -----        ----
TOTAL\AVG.\WTD.AVG.         249     $1,294,362,625       100.00%      $5,198,243     1.37x      7.4892%     114.8        73.2%
--------------------------------------------------------------------------------------------------------------------------------

(a)    Column totals may not add due to rounding.
(b)    Ratio of Cut-Off Date Balance over Appraisal Value at Origination.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


-------------------------------------------------------------------------------
                  REMAINING AMORTIZATION TERM (IN MONTHS) (a)
-------------------------------------------------------------------------------

                                                                                                          WEIGHTED    WEIGHTED
                                                     PERCENTAGE OF                 WEIGHTED   WEIGHTED    AVERAGE     AVERAGE
                         NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE     AVERAGE    AVERAGE    REMAINING    CUT-OFF
RANGE OF AMORTIZATION    MORTGAGE    CUT-OFF DATE      CUT-OFF      CUT-OFF DATE    U/W       MORTGAGE    TERM TO      DATE
TERMS (MOS.)              LOANS        BALANCE       DATE BALANCE      BALANCE      DSCR        RATE      MATURITY   LTV RATIO
--------------------------------------------------------------------------------------------------------------------------------
111-130                      1    $      885,314        0.07%        $   885,314    2.18x      8.2100%      117.0       34.7%
171-190                      3         5,269,274        0.41           1,756,425    1.22       7.6502       115.0       66.1
211-230                      1         1,281,863        0.10           1,281,863    1.50       9.8400       110.0       67.5
231-250                      9        26,849,596        2.07           2,983,288    1.32       7.6593       117.0       73.4
251-270                      1        10,751,719        0.83          10,751,719    1.52       7.5700       117.0       64.8
271-290                      8        17,577,045        1.36           2,197,131    1.39       9.0598       110.0       73.2
291-310                     68       277,558,334       21.44           4,081,740    1.44       7.6609       114.7       70.3
311-330                      3         8,358,167        0.65           2,786,056    1.25       8.2906       112.5       80.1
331-360                    155       945,831,314       73.07           6,102,138    1.35       7.3921       114.9       74.2
                           ---       -----------       -----           ---------
TOTAL\AVG.\WTD.AVG.        249    $1,294,362,625      100.00%        $ 5,198,243    1.37x      7.4892%      114.8       73.2%
--------------------------------------------------------------------------------------------------------------------------------

(a)   Column totals may not add due to rounding.

-------------------------------------------------------------------------------
                           CURRENT MORTGAGE RATES (a)
-------------------------------------------------------------------------------

                                                                                                         WEIGHTED    WEIGHTED
                                                    PERCENTAGE OF                 WEIGHTED   WEIGHTED    AVERAGE     AVERAGE
                        NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE     AVERAGE    AVERAGE    REMAINING    CUT-OFF
     RANGE OF           MORTGAGE    CUT-OFF DATE      CUT-OFF      CUT-OFF DATE    U/W       MORTGAGE    TERM TO      DATE
MORTGAGE RATES (%)       LOANS        BALANCE       DATE BALANCE      BALANCE      DSCR        RATE      MATURITY   LTV RATIO
-------------------------------------------------------------------------------------------------------------------------------
   6.5001-6.7500            1     $    6,986,497        0.54%       $6,986,497      2.54x     6.7100%       82.0      46.3%
   6.7501-7.0000           17        131,447,209       10.16         7,732,189      1.44      6.9121       112.1      71.7
   7.0001-7.2500           43        305,904,913       23.63         7,114,068      1.36      7.1488       117.3      74.6
   7.2501-7.5000           84        439,781,432       33.98         5,235,493      1.37      7.3658       116.5      74.1
   7.5001-7.7500           28        116,552,031        9.00         4,162,573      1.33      7.6268       114.7      72.9
   7.7501-8.0000           25        114,315,389        8.83         4,572,616      1.38      7.8764       115.0      73.2
   8.0001-8.2500           15         50,995,105        3.94         3,399,674      1.37      8.1302       109.2      69.9
   8.2501-8.5000           13         70,095,216        5.42         5,391,940      1.36      8.4055       111.9      71.8
   8.5001-8.7500            9         22,708,716        1.75         2,523,191      1.18      8.6674       103.3      68.9
   8.7501-9.0000            7         18,925,887        1.46         2,703,698      1.26      8.9001       110.9      72.0
   9.0001-9.2500            5         14,181,878        1.10         2,836,376      1.43      9.1339       110.6      71.8
   9.5001-9.7500            1          1,186,492        0.09         1,186,492      1.51      9.7500       110.0      74.2
  9.7501-10.0000            1          1,281,863        0.10         1,281,863      1.50      9.8400       110.0      67.5
                          ---     --------------      ------        ----------      ----      ------       -----      ----
TOTAL\AVG.\WTD.AVG        249     $1,294,362,625      100.00%       $5,198,243      1.37x     7.4892%      114.8      73.2%
-------------------------------------------------------------------------------------------------------------------------------

(a)    Column totals may not add due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


-------------------------------------------------------------------------------
                             AMORTIZATION TYPES (a)
-------------------------------------------------------------------------------

                                                                                                         WEIGHTED    WEIGHTED
                                                    PERCENTAGE OF                 WEIGHTED   WEIGHTED    AVERAGE     AVERAGE
                        NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE     AVERAGE    AVERAGE    REMAINING    CUT-OFF
                        MORTGAGE    CUT-OFF DATE      CUT-OFF      CUT-OFF DATE     U/W      MORTGAGE    TERM TO      DATE
AMORTIZATION TYPE        LOANS        BALANCE       DATE BALANCE      BALANCE       DSCR       RATE      MATURITY   LTV RATIO
------------------------------------------------------------------------------------------------------------------------------
  Balloon                  240     $1,120,123,901       86.54%     $  4,667,183     1.38x     7.5063%      114.6      73.1%
  Hyperamortizing            8        173,353,410       13.39        21,669,176     1.32      7.3750       116.6      73.9
  FullyAmortizing            1            885,314        0.07           885,314     2.18      8.2100       117.0      34.7
                           ---     --------------      ------      ------------     ----      ------       -----      ----
  TOTAL\AVG.\WTD.AVG.      249     $1,294,362,625      100.00%     $  5,198,243     1.37x     7.4892%      114.8      73.2%
------------------------------------------------------------------------------------------------------------------------------

(a)   Column totals may not add due to rounding.

-------------------------------------------------------------------------------
                 REMAINING TERM TO MATURITY (IN MONTHS) (a) (b)
-------------------------------------------------------------------------------

                                                                                                         WEIGHTED    WEIGHTED
                                                    PERCENTAGE OF                 WEIGHTED   WEIGHTED    AVERAGE     AVERAGE
                        NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE     AVERAGE    AVERAGE    REMAINING    CUT-OFF
  RANGE OF REMAINING    MORTGAGE    CUT-OFF DATE      CUT-OFF      CUT-OFF DATE     U/W      MORTGAGE    TERM TO      DATE
TERM TO MATURITY (MOS.)  LOANS        BALANCE       DATE BALANCE      BALANCE       DSCR       RATE      MATURITY   LTV RATIO
------------------------------------------------------------------------------------------------------------------------------
  71-90                      8     $   47,487,947        3.67%     $5,935,993       1.44x     7.3613%       80.7      69.1%
  91-110                    11         37,856,704        2.92       3,441,519       1.41      8.7994       110.0      71.1
  111-120                  229      1,205,426,185       93.13       5,263,870       1.37      7.4533       116.3      73.4
  121-130                    1          3,591,789        0.28       3,591,789       1.49      7.4100       129.0      70.8
                           ---     --------------      ------      ----------       ----      ------       -----      ----
  TOTAL\AVG.\WTD.AVG       249     $1,294,362,625      100.00%     $5,198,243       1.37x     7.4892%      114.8      73.2%
------------------------------------------------------------------------------------------------------------------------------

(a)   Column totals may not add due to rounding.
(b) "Maturity" means the stated maturity date or, with respect to any Hyper-Amortization Loan, its Anticipated Repayment Date.


-------------------------------------------------------------------------------
                            YEAR OF ORIGINATION (a)
-------------------------------------------------------------------------------

                                                                                                         WEIGHTED    WEIGHTED
                                                    PERCENTAGE OF                 WEIGHTED   WEIGHTED    AVERAGE     AVERAGE
                        NUMBER OF     AGGREGATE       AGGREGATE       AVERAGE     AVERAGE    AVERAGE    REMAINING    CUT-OFF
                        MORTGAGE    CUT-OFF DATE      CUT-OFF      CUT-OFF DATE     U/W      MORTGAGE    TERM TO      DATE
YEAR OF ORIGINATION      LOANS        BALANCE       DATE BALANCE      BALANCE       DSCR       RATE      MATURITY   LTV RATIO
------------------------------------------------------------------------------------------------------------------------------
1997                       200     $1,036,925,090       80.11      $5,184,625       1.36x     7.5876%      114.9      73.3%
1998                        49        257,437,535       19.89       5,253,827       1.41      7.0928       114.4      72.7
                           ---     --------------      ------      ----------       ----      ------       -----      ----
TOTAL\AVG.\WTD.AVG         249     $1,294,362,625      100.00      $5,198,243       1.37x     7.4892%      114.8      73.2%
------------------------------------------------------------------------------------------------------------------------------

(a)   Column totals may not add due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


-------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
                                 BOULEVARD MALL
-------------------------------------------------------------------------------


===============================================================================
                               LOAN INFORMATION
===============================================================================

PRINCIPAL BALANCE:                          ORIGINAL       CUT-OFF DATE(a)
                                            --------       ---------------
                                          $57,000,000        $56,871,141

ORIGINATION DATE:                     December 5, 1997

INTEREST RATE:                        7.455%

AMORTIZATION:                         360 months

HYPERAMORTIZATION:                    Yes

ANTICIPATED REPAYMENT DATE ("ARD"):   January 1, 2008

MATURITY DATE:                        June 1, 2029

THE BORROWER/SPONSOR:                 Boulevard Mall, LLC, a special purpose
                                      entity

CALL PROTECTION:                      28 month prepayment lockout followed by
                                      defeasance for 91 months

NSF:                                  524,186

CUT-OFF DATE
BALANCE/NSF:                          $108.49

CROSS-COLLATERALIZATION/ DEFAULT:     No

===============================================================================

===============================================================================
                              PROPERTY INFORMATION
===============================================================================

SINGLE ASSET/PORTFOLIO:               Single Asset

PROPERTY TYPE:                        Regional Mall

LOCATION:                             Amherst, New York

OCCUPANCY:                            97%

YEAR BUILT/RENOVATED:                 1962, 1968/1978, 1994, 1996-97

THE COLLATERAL:                       Regional mall located near established
                                      residential neighborhoods in Amherst, New
                                      York. Constructed in 1962 and 1968,
                                      renovated in 1978, 1994 and 1996-1997

MAJOR TENANTS:
                                            NSF               EXPIRATION
                                            ---               ----------
Kaufmann's                               180,282 SF             1/31/14
Jenss Dept. Store                         79,028 SF            12/31/02

PROPERTY MANAGEMENT:                  Forest City Commercial Management

UNDERWRITTEN NET CASH FLOW:
                                      $6,152,249

APPRAISED VALUE:                      $76,800,000

APPRAISAL DATE:                       9/1/97

CUT-OFF DATE LTV:                     74%

DSCR (b):                             1.29x

===============================================================================

(a)    April 1, 1998
(b)    Based on Underwritten Net Cash Flow.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


-------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
                              200 MARKET BUILDING
-------------------------------------------------------------------------------


===============================================================================
                                LOAN INFORMATION
===============================================================================

PRINCIPAL BALANCE:                        ORIGINAL        CUT-OFF DATE(a)
                                          --------        ---------------
                                        $50,250,000         $50,131,683

ORIGINATION DATE:
                                      December 23, 1997

INTEREST RATE:                        7.250%

AMORTIZATION:                         360 months

HYPERAMORTIZATION:                    Yes

ANTICIPATED REPAYMENT DATE ("ARD"):   January 11, 2008

MATURITY DATE:                        January 11, 2028

THE BORROWER/SPONSOR:                 200 Market Associates Limited
                                      Partnership, a special purpose entity

CALL PROTECTION:                      28 month prepayment lockout followed by
                                      defeasance for 89 months

NSF:                                  377,178

CUT-OFF DATE
BALANCE/NSF:                          $132.91

CROSS-COLLATERALIZATION/ DEFAULT:     No

===============================================================================

===============================================================================
                              PROPERTY INFORMATION
===============================================================================

SINGLE ASSET/PORTFOLIO:               Single Asset

PROPERTY TYPE:                        Office - General Urban

LOCATION:                             Portland, Oregon

OCCUPANCY:                            94%

YEAR BUILT/RENOVATED:                 1974/1990

THE COLLATERAL:                       19-story Class A office building with
                                      three levels of subterranean parking in
                                      downtown Portland, Oregon. Built in 1974, completely renovated in 1990. Blue
                                      Cross/Blue Shield owns a 50% limited
                                      partnership interest in the related
                                      borrower. Borrower is required to
                                      establish a credit facility consisting of an irrevocable, unconditional letter of credit in favor of lender in the amount of $2,000,000, which constitutes additional security for the loan, and may be drawn upon following the occurrence of an event of default.

MAJOR TENANTS (c)
                                              NSF             EXPIRATION
                                              ---             ----------
   Blue Cross Blue Shield                 123,544 SF           12/31/09
   Aetna-EBD Claims                        20,691 SF           12/31/98

PROPERTY MANAGEMENT:                  Cushman & Wakefield of Oregon

UNDERWRITTEN NET CASH FLOW:
                                      $5,441,540

APPRAISED VALUE:                      $68,000,000

APPRAISAL DATE:                       1/1/98

CUT-OFF DATE LTV:                     74%

DSCR (b):                             1.32x

===============================================================================

(a)    April 11, 1998.
(b)    Based on Underwritten Net Cash Flow.
(c)    Aggregate NSF leased by tenant and affiliates.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


-------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
                                MONTGOMERY PARK
-------------------------------------------------------------------------------


===============================================================================
                                LOAN INFORMATION
===============================================================================

PRINCIPAL BALANCE:                         ORIGINAL       CUT-OFF DATE(a)
                                           --------       ---------------
                                         $41,650,000        $41,572,076

ORIGINATION DATE:                     January 27, 1998

INTEREST RATE:                        6.900%

AMORTIZATION:                         360 months

HYPERAMORTIZATION:                    No

ANTICIPATED REPAYMENT DATE ("ARD"):   N/A

MATURITY DATE:                        February 1, 2008

THE BORROWER/SPONSOR:                 Montgomery Park Company, LLC, a special
                                      purpose entity

CALL PROTECTION:                      48 month prepayment lockout followed by
                                      yield maintenance for 66 months

NSF:                                  668,641

CUT-OFF DATE
BALANCE/NSF:                          $62.17

CROSS-COLLATERALIZATION/ DEFAULT:     No

===============================================================================

===============================================================================
                              PROPERTY INFORMATION
===============================================================================

SINGLE ASSET/PORTFOLIO:               Single Asset

PROPERTY TYPE:                        Office

LOCATION:                             Portland, Oregon

OCCUPANCY:                            98%

YEAR BUILT/RENOVATED:                 1920/1988

THE COLLATERAL:                       Nine-story office building located in
                                      Portland, Oregon. Built in 1920,
                                      renovated in 1988.

MAJOR TENANTS
                                            NSF             EXPIRATION
                                            ---             ----------
   NACCO Materials                       78,127 SF           12/31/04
      Handling
   Wells Fargo Bank                      74,935 SF            5/31/03

PROPERTY MANAGEMENT:                  H. Naito Properties

UNDERWRITTEN NET CASH FLOW:           $4,926,592

APPRAISED VALUE:                      $63,000,000

APPRAISAL DATE:                       12/19/97

CUT-OFF DATE LTV:                     66%

DSCR (b):                             1.50x

===============================================================================

(a)    April 1, 1998.
(b)    Based on Underwritten Net Cash Flow.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


-------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
                                   WHEATLANDS
-------------------------------------------------------------------------------


===============================================================================
                                LOAN INFORMATION
===============================================================================

PRINCIPAL BALANCE:                         ORIGINAL       CUT-OFF DATE(a)
                                           --------       ---------------
                                         $32,460,000        $32,409,203

ORIGINATION DATE:                     January 2, 1998

INTEREST RATE:                        7.250%

AMORTIZATION:                         360 months

HYPERAMORTIZATION:                    No

ANTICIPATED REPAYMENT DATE ("ARD"):   N/A

MATURITY DATE:                        February 1, 2008

THE BORROWER/SPONSOR:                 The Wheatlands LLC, a special purpose
                                      entity

CALL PROTECTION:                      48 month prepayment lockout followed by
                                      yield maintenance for 66 months

NUMBER OF UNITS:                      352

CUT-OFF DATE BALANCE/UNIT:            $92,071.60

CROSS-COLLATERALIZATION/ DEFAULT:     No

===============================================================================

===============================================================================
                              PROPERTY INFORMATION
===============================================================================

  SINGLE ASSET/PORTFOLIO:             Single Asset

  PROPERTY TYPE:                      Multifamily

  LOCATION:                           Buffalo Grove, Illinois

  OCCUPANCY:                          98%

  YEAR BUILT:                         1994

  THE COLLATERAL:                     352 unit apartment building located in
                                      Buffalo Grove, Illinois. Its amenities
                                      include clubhouse, heated pool and
                                      fitness room.

  PROPERTY MANAGEMENT:                Penobscot Management

  UNDERWRITTEN NET CASH FLOW:         $3,178,922

  APPRAISED VALUE:                    $39,500,000

  APPRAISAL DATE:                     11/19/97

  CUT-OFF DATE LTV:                   82%

  DSCR (b):                           1.20x

===============================================================================

(a)    April 1, 1998
(b)    Based on Underwritten Net Cash Flow.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


-------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
                               PEMBROKE LANDINGS
-------------------------------------------------------------------------------


===============================================================================
                                LOAN INFORMATION
===============================================================================

PRINCIPAL BALANCE:                         ORIGINAL         CUT-OFF DATE(a)
                                           --------         ---------------
                                         $24,760,000          $24,699,237

ORIGINATION DATE:                     December 30, 1997

INTEREST RATE:                        7.040%

AMORTIZATION:                         360 months

HYPERAMORTIZATION:                    No

ANTICIPATED REPAYMENT DATE ("ARD"):   N/A

MATURITY DATE:                        January 1, 2008

THE BORROWER/SPONSOR:                 Pasadena at the Landings, Ltd., a special
                                      purpose entity

CALL PROTECTION:                      37 month prepayment lockout followed by
                                      defeasance for 77 months

NUMBER OF UNITS:                      300

CUT-OFF DATE BALANCE/UNIT:            $82,330.79

CROSS-COLLATERALIZATION/ DEFAULT:     No

===============================================================================

===============================================================================
                              PROPERTY INFORMATION
===============================================================================

SINGLE ASSET/PORTFOLIO:               Single Asset

PROPERTY TYPE:                        Multifamily

LOCATION:                             Pembroke Pines, Florida

OCCUPANCY:                            100%

YEAR BUILT:                           1996 and 1997

THE COLLATERAL:                       300-unit, Class A garden apartment
                                      community on approximately 16.5-acre site in Pembroke Pines, Florida. Amenities include heated swimming pool with sun deck, spa, sauna, playground, fitness center, racquetball and tennis courts and 6,500 s.f. clubhouse.

PROPERTY MANAGEMENT:                  Robert B. Miller

UNDERWRITTEN NET CASH FLOW:
                                      $2,448,805

APPRAISED VALUE:                      $30,950,000

APPRAISAL DATE:                       3/20/97

CUT-OFF DATE LTV:                     80%

DSCR (b):                             1.23x

===============================================================================

(a)    April 1, 1998.
(b)    Based on Underwritten Net Cash Flow.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


GOLDMAN, SACHS & CO.
85 BROAD STREET
NEW YORK, N.Y. 10004


REAL ESTATE FINANCE
-------------------

Rolf Edwards            Phone: (212) 902-5637
Associate               Fax:   (212) 357-5505

Corey Owens             Phone: (212) 902-4825
Associate               Fax:   (212) 357-5505

Brian Landau            Phone: (212) 902-8139
Analyst                 Fax:   (212) 357-5505

Viktor Spivakovsky      Phone: (212) 902-5373
Analyst                 Fax:   (212) 357-5505


MORTGAGE SALES AND TRADING
--------------------------

Mark Kogan              Phone: (212) 902-2565
Managing Director       Fax:   (212) 902-1691

Justin Kennedy          Phone: (212) 902-2914
Vice President          Fax:   (212) 902-1691

Heath Forusz            Phone: (212) 902-2858
Analyst                 Fax:   (212) 902-1691


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


CITIBANK N.A.
399 PARK AVENUE
NEW YORK, NY 10043


REAL ESTATE FINANCE
-------------------
Rich Jarocki            Phone: (212) 559-0217
Vice President          Fax:   (212) 793-0474

Mark Horinbein          Phone: (212) 559-0216
Vice President          Fax:   (212) 793-0474

Gary Rapp               Phone: (212) 559-0940
Analyst                 Fax:   (212) 793-5602


MORTGAGE TRADING AND ANALYTICS
------------------------------
Frank Forelle           Phone: (212) 291-4108
Vice President          Fax:   (212) 291-3687

Jeff Sturdevant         Phone: (212) 291-3320
Vice President          Fax:   (212) 291-3687


STRUCTURED FINANCE
------------------
Richard Cohen           Phone: (212) 291-3320
Vice President

Nancy Wilt              Phone: (212) 291-3320
Vice President          Fax:   (212) 291-3687


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and Citibank, N.A. and not by the issuer of the securities. Goldman, Sachs & Co. and Citibank, N.A. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

P R O S P E C T U S
-------------------



                        MORTGAGE CAPITAL FUNDING, INC.
                                   (SPONSOR)

                      MORTGAGE PASS-THROUGH CERTIFICATES

                             (ISSUABLE IN SERIES)

     The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of each series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates".

     Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting primarily of a segregated pool (a "Mortgage Asset Pool") of one or more of various types of multifamily or commercial mortgage loans or participations therein (the "Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

     As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See "Description of the Certificates".
                                                  (cover continued on next page)
                                ---------------

    FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 14 AND SUCH
INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED
                            PROSPECTUS SUPPLEMENT.

                                ---------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                                ---------------

     The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" and in the related Prospectus Supplement.

     Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. See "Risk Factors".

     This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

                                ---------------

                               NOVEMBER 20, 1997

(cover continued)

     Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such distributions will be made only from the assets of the related Trust Fund. No series of Certificates will represent an obligation of or interest in the Sponsor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in any Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates".

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Material Federal Income Tax Consequences" herein.


                             PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest accrues from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount or a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (viii) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (ix) if the related Trust Fund includes Mortgage Loans, information concerning the master servicer (as to any series, the "Master Servicer") and, if different than the Master Servicer, the special servicer (as to any series, the "Special Servicer") of such Mortgage Loans and the circumstances under which all or a portion, as specified, of the servicing of a Mortgage Loan would transfer from the Master Servicer to the Special Servicer;
(x) whether one or more REMIC elections will be made, the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person (the "REMIC Administrator") responsible for the various tax-related administrative duties in respect of each REMIC to be created; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.


                             AVAILABLE INFORMATION

     The Sponsor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public

Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Sponsor, that file electronically with the Commission.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     The related Master Servicer or Trustee will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class or series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates" and "Description of the Pooling Agreements--Evidence as to Compliance."

     The Sponsor or the Trustee will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Sponsor intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Sponsor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Sponsor fulfills its reporting obligations as described in its written request. If such request is granted, the Sponsor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Sponsor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Sponsor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Sponsor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Sponsor should be directed in writing to its principal executive offices specified herein under "Mortgage Capital Funding, Inc." The Sponsor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                               TABLE OF CONTENTS




                                                   PAGE
                                                   ----
PROSPECTUS SUPPLEMENT .........................      2
AVAILABLE INFORMATION .........................      2
INCORPORATION OF CERTAIN
   INFORMATION BY REFERENCE ...................      3
SUMMARY OF PROSPECTUS .........................      6
RISK FACTORS ..................................     14
  Certain Factors Adversely Affecting
     Resale of the Offered Certificates .......     14
  Limited Assets for Payment of
     Certificates .............................     14
  Prepayments; Average Life of Certificates;
     Yields ...................................     15
  Limited Nature of Credit Ratings ............     16
  Certain Risks Associated with Mortgage
     Loans Secured by Commercial and
     Multifamily Properties ...................     16
  Balloon Payments; Borrower Default ..........     17
  Credit Support Limitations ..................     18
  Enforceability ..............................     18
  Leases and Rents as Security for a
     Mortgage Loan ............................     18
  Environmental Risks .........................     19
  Special Hazard Losses .......................     19
  ERISA Considerations ........................     19
  Certain Federal Tax Considerations
     Regarding REMIC Residual
     Certificates .............................     19
  Book-Entry Registration .....................     20
  Potential Conflicts of Interest .............     20
  Delinquent and Non-Performing Mortgage
     Loans ....................................     20
DESCRIPTION OF THE TRUST FUNDS ................     21
  General .....................................     21
  Mortgage Loans ..............................     21
  MBS .........................................     23
  Certificate Accounts ........................     24
  Credit Support ..............................     24
  Cash Flow Agreements ........................     24
YIELD AND MATURITY
   CONSIDERATIONS .............................     25
  General .....................................     25
  Pass-Through Rate ...........................     25
  Payment Delays ..............................     25
  Certain Shortfalls in Collections of
     Interest .................................     25
  Yield and Prepayment Considerations .........     26
  Weighted Average Life and Maturity ..........     27
  Controlled Amortization Classes and
     Companion Classes ........................     28
  Other Factors Affecting Yield, Weighted
     Average Life and Maturity ................     28
MORTGAGE CAPITAL FUNDING, INC .................     30
USE OF PROCEEDS ...............................     30
DESCRIPTION OF THE CERTIFICATES................     30
  General .....................................     30
  Distributions ...............................     31
  Distributions of Interest on the
     Certificates .............................     31
  Distributions of Principal of the
     Certificates .............................     32
  Distributions on the Certificates in
     Respect of Prepayment Premiums or in
     Respect of Equity Participations .........     33
  Allocation of Losses and Shortfalls .........     33
  Advances in Respect of Delinquencies ........     33
  Reports to Certificateholders ...............     34
  Voting Rights ...............................     35
  Termination .................................     35
  Book-Entry Registration and Definitive
     Certificates .............................     35
DESCRIPTION OF THE POOLING
   AGREEMENTS .................................     37
  General .....................................     37
  Assignment of Mortgage Loans;
     Repurchases ..............................     37
  Representations and Warranties;
     Repurchases ..............................     38
  Collection and Other Servicing
     Procedures ...............................     39
  Sub-Servicers ...............................     40
  Certificate Account .........................     40
  Escrow Accounts .............................     43
  Modifications, Waivers and Amendments
     of Mortgage Loans ........................     43
  Realization Upon Defaulted Mortgage
     Loans ....................................     43
  Hazard Insurance Policies ...................     45
  Due-on-Sale and Due-on-Encumbrance
     Provisions ...............................     46
  Servicing Compensation and Payment of
     Expenses .................................     46
  Evidence as to Compliance ...................     47
  Certain Matters Regarding the Master
     Servicer, the Special Servicer, the
     REMIC Administrator and the Sponsor.......     47
  Events of Default ...........................     48
  Rights Upon Event of Default ................     49
  Amendment ...................................     49
  List of Certificateholders ..................     50
  The Trustee .................................     50
  Duties of the Trustee .......................     50
  Certain Matters Regarding the Trustee .......     50
  Resignation and Removal of the Trustee ......     51
DESCRIPTION OF CREDIT SUPPORT .................     51
  General .....................................     51
  Subordinate Certificates ....................     51
  Cross-Support Provisions ....................     52
  Insurance or Guarantees with Respect to
     Mortgage Loans ...........................     52
  Letter of Credit ............................     52
  Certificate Insurance and Surety Bonds ......     52
  Reserve Funds ...............................     52
  Credit Support with Respect to MBS ..........     53
CERTAIN LEGAL ASPECTS OF
   MORTGAGE LOANS .............................     53
  General .....................................     53

                                                   PAGE
                                                   ----
  Types of Mortgage Instruments ...............     53
  Leases and Rents ............................     54
  Personalty ..................................     54
  Foreclosure .................................     54
  Bankruptcy Laws .............................     57
  Environmental Risks .........................     58
  Due-on-Sale and Due-on-Encumbrance ..........     59
  Subordinate Financing .......................     60
  Default Interest and Limitations on
     Prepayments ..............................     60
  Applicability of Usury Laws .................     60
  Soldiers' and Sailors' Civil Relief Act of
     1940 .....................................     60
  Americans with Disabilities Act .............     61
  Forfeitures in Drug and RICO
     Proceedings ..............................     61
MATERIAL FEDERAL INCOME TAX
   CONSEQUENCES ...............................     61
  General .....................................     61
  REMICs ......................................     62
  Taxation of Owners of REMIC Regular
     Certificates .............................     63


                                                   PAGE
                                                  -----
  Taxation of Owners of REMIC Residual
     Certificates .............................     67
  Grantor Trust Funds .........................     75
  Characterization of Investments in
     Grantor Trust Certificates ...............     76
  Taxation of Owners of Grantor Trust
     Fractional Interest Certificates .........     76
  Taxation of Owners of Stripped Interest
     Certificates .............................     81
STATE AND OTHER TAX
   CONSEQUENCES ...............................     83
ERISA CONSIDERATIONS ..........................     84
  General .....................................     84
  Plan Asset Regulations ......................     84
LEGAL INVESTMENT ..............................     85
METHOD OF DISTRIBUTION ........................     86
FINANCIAL INFORMATION .........................     88
RATING ........................................     88

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.


Title of Certificates...   Mortgage Pass-Through Certificates, issuable in
                           series (the "Certificates").


Sponsor.................   Mortgage Capital Funding, Inc., a wholly-owned
                           subsidiary of Citicorp Banking Corporation, which in turn is a wholly-owned subsidiary of Citicorp. See
                           "Mortgage Capital Funding, Inc."


Master Servicer.........   The master servicer (the "Master Servicer"), if
                           any, for a series of Certificates will be named in the related Prospectus Supplement. Any Master
                           Servicer may be an affiliate of the Sponsor. See
                           "Description of the Pooling Agreements--Collection and Other Servicing Procedures".


Special Servicer........   The special servicer (the "Special Servicer"), if
                           any, for a series of Certificates will be named in the related Prospectus Supplement. Any Special
                           Servicer may be an affiliate of the Sponsor and/or may also be acting as Master Servicer. See
                           "Description of the Pooling Agreements--Collection and Other Servicing Procedures".


Trustee.................   The trustee (the "Trustee") for each series of
                           Certificates will be named in the related Prospectus
                           Supplement. See "Description of the Pooling
                           Agreements--The Trustee".


REMIC Administrator.....   The person (the "REMIC Administrator") responsible
                           for the various tax-related administrative duties for a series of Certificates as to which one or more
                           REMIC elections have been made, will be named in the related Prospectus Supplement. Any REMIC
                           Administrator may be an affiliate of the Sponsor and/or may also be acting as Master Servicer, Special Servicer or Trustee. See "Material Federal
                           Income Tax Consequences--REMICs--Reporting and Other
                           Administrative Matters."


The Trust Assets........   Each series of Certificates will represent in the
                           aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:


  A. Mortgage Assets....   The Mortgage Assets with respect to each series of
                           Certificates will, in general, consist of a pool of mortgage loans, including participations therein
                           (collectively, the "Mortgage Loans"), secured by liens on, or security interests in, without limitation, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial facilities, mixed use or various other types of income-producing properties or unimproved land (the "Commercial Properties"). If so specified in the related Prospectus Supplement, a Trust Fund may include Mortgage Loans secured by liens on real estate projects under construction. The
                           Mortgage Loans will not be guaranteed or insured by the Sponsor or any of its affiliates or, unless otherwise provided in the related Prospectus
                           Supplement, by any
                           governmental agency or instrumentality or by any other person. If so specified in the related
                           Prospectus Supplement, some Mortgage Loans may be delinquent or non-performing as of the date the related Trust Fund is formed.

                           As and to the extent described in the related Prospectus Supplement, a Mortgage Loan (i) may provide for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, and in some cases back again, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity or may require a balloon payment on its stated maturity date, (iv) may provide for no amortization prior to its stated maturity date, (v) may contain a prohibition on prepayment and/or require payment of a premium or a yield maintenance penalty in connection with a prepayment and (vi) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually, annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had an original term to maturity of not more than 40 years. Unless otherwise provided in the related Prospectus Supplement, no Mortgage Loan will have been originated by the Sponsor; however, some or all of the Mortgage Loans in any Trust Fund may have been originated by an affiliate of the Sponsor. See "Description of the Trust Funds--Mortgage Loans".

                           If and to the extent specified in the related Prospectus Supplement, the Mortgage Assets with respect to a series of Certificates may also include, or consist of, (i) mortgage pass-through certificates or other mortgage-backed securities or
                           (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Government National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") (collectively, the mortgage-backed securities referred to in clauses
                           (i) and (ii), "MBS"), provided that each MBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--MBS".

                           Each Mortgage Asset will be selected by the Sponsor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Sponsor.


B. Certificate
 Account.................  Each Trust Fund will include one or more accounts
                           (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent provided in the related Pooling Agreement (as defined below) described herein and in the related Prospectus Supplement, deposit all payments and other collections received or advanced with respect to the Mortgage Assets and other assets in such Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating Agency (as defined below) rating one or more classes of the related series of Offered Certificates. See "Description of the Trust Funds--Certificate Accounts" and "Description of the Pooling Agreements--Certificate Account".


C. Credit Support.......   If so provided in the related Prospectus
                           Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support").
                           If so specified in the related Prospectus Supplement, any form of Credit Support may offer protection only against specific types of losses and shortfalls. The amount and types of any Credit Support, the coverage afforded by it, the identification of the entity providing it (if applicable) and related information will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk
                           Factors--Credit Support Limitations", "Description of the Trust Funds--Credit Support" and "Description of Credit Support".


D. Cash
 Flow Agreements.........  If so provided in the related Prospectus Supplement, a Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will contain certain information that pertains to the obligor under any such Cash Flow Agreement. See "Description of the Trust Funds--Cash Flow Agreements".


Description of
 Certificates............  Each series of Certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates");
                           (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other method.

                           Each class of Certificates, other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates (as defined below), will have a stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates, will accrue interest at a fixed, variable or adjustable interest rate (a "Pass-Through Rate") on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a hypothetical or notional amount (a "Notional Amount") used solely for such purpose and not evidencing a right to receive distributions of principal. The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and/or Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such), as applicable, for each class of Offered Certificates.

                           The Certificates will not be guaranteed or insured by the Sponsor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets for Payment of Certificates" and "Description of the Certificates".


Distributions of Interest
 on the Certificates.....  Interest on each class of Offered Certificates
                           (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Prepayments; Average Life of Certificates; Yields", "Yield and Maturity Considerations", and "Description of the Certificates--Distributions of Interest on the Certificates".

Distributions of Principal
 of the Certificates...... Each class of Certificates of each series (other than certain classes of Stripped Interest
                           Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance. The Certificate Balance of a class of Certificates outstanding from time to time will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to each series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Principal of the Certificates".


Advances................   If and to the extent provided in the related
                           Prospectus Supplement, if a Trust Fund includes
                           Mortgage Loans, the Master Servicer, the Special
                           Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular
                           Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances may be entitled to receive interest thereon for the period that such advances are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates--Advances in Respect of Delinquencies". If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.


Termination.............   If so specified in the related Prospectus
                           Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the
                           Certificates--Termination."


Registration of Book-Entry
 Certificates...........   If so provided in the related Prospectus Supplement,
                           one or more classes of the Offered Certificates of any series will be offered in book-entry format
                           (collectively, "Book-Entry Certificates") through the facilities of The Depository Trust Company
                           ("DTC"). Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee of DTC. No person acquiring an interest in a class of Book-Entry Certificates (a "Certificate Owner") will be entitled to receive a Certificate of such class in fully registered, definitive form (a "Definitive
                           Certificate"), except under the limited
                           circumstances described herein. See "Risk Factors--
                           Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive
                           Certificates".


Tax Status of
 the Certificates........  The Certificates of each series will constitute either (i) "regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in a Trust Fund, or a designated portion thereof, treated as a real estate mortgage investment conduit (a "REMIC") under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.


  A. REMIC..............   REMIC Regular Certificates generally will be
                           treated as debt obligations of the applicable REMIC for federal income tax purposes. In general, to the extent the assets and income of the REMIC are treated as qualifying assets and income under the following sections of the Code, REMIC Regular Certificates owned by a real estate investment trust will be treated as "real estate assets" for purposes of
                           Section 856(c)(5)(A) of the Code and interest income therefrom will be treated as "interest on obligations secured by mortgages on real property" for purposes of Section 856(c)(3)(B) of the Code. In addition, REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. Moreover, if 95% or more of the assets and the income of the REMIC qualify for any of the foregoing treatments, the REMIC Regular Certificates will qualify for the foregoing treatments in their entirety. However, REMIC Regular Certificates owned by a thrift institution will constitute "loans . . .
                           secured by an interest in real property" for purposes of Section 7701(a)(19)(C)(v) of the Code only if so specified in the related Prospectus Supplement.
                           Holders of REMIC Regular Certificates must report income with respect thereto on the accrual method, regardless of their method of tax accounting generally. Holders of any class of REMIC Regular Certificates issued with original issue discount generally will be required to include the original issue discount in income as it accrues, which will be determined using an initial prepayment assumption and taking into account, from time to time, actual prepayments occurring at a rate different than the prepayment assumption. See "Material Federal Income Tax
                           Consequences--REMICs--Taxation of Owners of REMIC
                           Regular Certificates" and "--REMICs--Foreign
                           Investors in REMIC Certificates".


                           REMIC Residual Certificates generally will be treated as representing an interest in qualifying assets and income to the same extent described above for institutions subject to Sections 856(c)(5)(a) and 856(c)(3)(B) of the Code, but not for purposes of Section 7701(a)(19)(C)(v) of the Code unless otherwise stated in the related Prospectus Supplement. A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates, (ii) may be treated as unrelated business taxable income for holders of REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. In addition, transfers of certain REMIC Residual Certificates may be prohibited, or may be disregarded under some circumstances for federal income tax purposes. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" and "--REMICs--Foreign Investors in REMIC Certificates".


  B. Grantor Trust......   Unless otherwise provided in the related Prospectus
                           Supplement, Grantor Trust Certificates may be either
                           (i) Certificates that have a Certificate Balance and a Pass-Through Rate or that are Stripped Principal
                           Certificates (collectively, "Grantor Trust Fractional
                           Interest Certificates") or (ii) Stripped Interest
                           Certificates.

                           Owners of Grantor Trust Fractional Interest
                           Certificates will be treated for federal income tax purposes as owners of an undivided pro rata interest in the assets of the related Trust Fund, and generally will be required to report their pro rata share of the entire gross income (including amounts incurred as servicing or other fees and expenses) from the Mortgage Assets and will be entitled, subject to certain limitations, to deduct their pro rata shares of any servicing or other fees and expenses incurred during the year. Holders of Grantor Trust Fractional Interest Certificates generally will be treated as owning an interest in qualifying assets and income under Sections 856(c)(5)(A), 856(c)(3)(B) and 860G(a)(3)(A) of the
                           Code, but will not be so treated for purposes of
                           Section 7701(a)(19)(C)(v) of the Code unless otherwise stated in the related Prospectus Supplement.

                           It is unclear whether Stripped Interest Certificates will be treated as representing an ownership interest in qualifying assets and income under Sections 856(c)(5)(A) and 856(c)(3)(B) of the Code. However, such Certificates will not be treated as representing an ownership interest in assets described in Section 7701(a)(19)(C)(v) of the Code unless otherwise stated in the related Prospectus Supplement. The taxation of holders of Stripped Interest Certificates is uncertain in various respects, including in particular the method such holders should use to recover their purchase price and to report their income with respect to such Stripped Interest Certificates. See "Material Federal Income Tax Consequences--Grantor Trust Funds".

                           Investors are advised to consult their tax advisors and to review "Material Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences" in the related Prospectus Supplement.


ERISA Considerations....   Fiduciaries of employee benefit plans and certain
                           other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should carefully review with their legal advisors whether the purchase or holding of Offered
                           Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA
                           Considerations" herein and in the related Prospectus
                           Supplement.


Legal Investment........   The Offered Certificates will constitute "mortgage
                           related securities" for purposes of the Secondary
                           Mortgage Market Enhancement Act of 1984 only if so specified in the related Prospectus Supplement.
                           Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.


Rating..................   At their respective dates of issuance, each class
                           of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating
                           Agency"). See "Rating" herein and in the related
                           Prospectus Supplement.

                                 RISK FACTORS

     In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.


CERTAIN FACTORS ADVERSELY AFFECTING RESALE OF THE OFFERED CERTIFICATES

     There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to make a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no assurance that any additional ongoing information regarding the Offered Certificates of any series will be available through any other source. The limited nature of such information in respect of a series of Offered Certificates may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

     Insofar as a secondary market does develop for any series of Offered Certificates or class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity and riskiness thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain classes of Offered Certificates (in particular, a class with a relatively long average life, a Companion Class or a class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Sponsor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

     Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination".


LIMITED ASSETS FOR PAYMENT OF CERTIFICATES

     Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Sponsor or any of its affiliates, by any governmental agency or instrumentality or by any other person; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a series of Offered Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS; AVERAGE LIFE OF CERTIFICATES; YIELDS

     As a result of, among other things, prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related series of Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of such Certificates, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors, as well as acts of God. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments thereon are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments thereon are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. The foregoing is subject, however, to, among other things, the particular terms of the Mortgage Loans (e.g., provisions which prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to get new financing. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     A series of Certificates may include one or more Controlled Amortization Classes that will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

     A series of Certificates may include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recoup its original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations" herein.

     When considering the effects of prepayments on the average life and yield of an Offered Certificate, an investor should also consider provisions of the related Pooling Agreement that permit the optional early termination of the class of Certificates to which such Offered Certificate belongs. If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates--Termination".


LIMITED NATURE OF CREDIT RATINGS

     Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "Description of Credit Support" and "Rating".


CERTAIN RISKS ASSOCIATED WITH MORTGAGE LOANS SECURED BY COMMERCIAL AND MULTIFAMILY PROPERTIES

     Mortgage Loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single-family property. See "Description of the Trust Funds--Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including various events which the Sponsor, a Master Servicer and a Special Servicer may be unable to predict or control such as changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; environmental hazards; and social unrest and civil disturbances.

     In addition, additional risk may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.


BALLOON PAYMENTS; BORROWER DEFAULT

     Certain of the Mortgage Loans included in a Trust Fund may not be fully amortizing, and in some cases may provide for no amortization over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally. Neither the Sponsor nor any of its affiliates will be required to refinance any Mortgage Loan.

     If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer and/or Special Servicer for a Trust Fund will be permitted (within prescribed limits) to extend and modify the Mortgage Loans in such Trust Fund that are in default or as to which a payment default is either reasonably foreseeable or imminent. In addition, if any such Mortgage Loan thereafter comes current in accordance with its modified terms, the Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While a Master Servicer and/or Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that any such extension or modification (particularly taking account of the payment of a workout fee to the Special Servicer) will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.


CREDIT SUPPORT LIMITATIONS

     The Prospectus Supplement for a series of Offered Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates) if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the later paid classes of Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a later right of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates that take into account an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Credit Ratings", "Description of the Certificates" and "Description of Credit Support".


ENFORCEABILITY

     Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Notes and mortgages may contain provisions that obligate the Mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the Mortgagor's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a Mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a Mortgagor as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


LEASES AND RENTS AS SECURITY FOR A MORTGAGE LOAN

     The Mortgage Loans included in any Trust Fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

ENVIRONMENTAL RISKS

     Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances on a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, then the related Pooling Agreement will contain provisions generally to the effect that neither the Master Servicer nor the Special Servicer may, on behalf of the Trust Fund, acquire title to a Mortgaged Property or assume control of its operation unless the Special Servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". See "Certain Legal Aspects of Mortgage Loans--Environmental Risks".


SPECIAL HAZARD LOSSES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and Special Servicer for any Trust Fund will each be required to cause the borrower on each Mortgage Loan serviced by it to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "Description of the Pooling Agreements--Hazard Insurance Policies".



ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Material Federal Income Tax Consequences--REMICs". REMIC Residual Certificates may have "phantom income" associated with them, which is to say that taxable income may be reportable with respect to a REMIC Residual Certificate early in the term of the related REMIC with a corresponding amount of tax losses reportable in later years of that REMIC's term. Under these circumstances, the present value of the tax detriments with respect to the related REMIC Residual Certificates exceeds the present value of the related tax benefits accruing later. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics, and certain REMIC Residual Certificates may have a negative "value". The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero. All or a portion of such a Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and
(iii) for a foreign holder, will not qualify for exemption from withholding tax. Moreover, because an amount of gross income equal to the fees and non-interest expenses of each REMIC will be allocated to the REMIC Residual Certificates, but such expenses will be deductible by holders of REMIC Residual Certificates who are individuals only as miscellaneous itemized deductions, REMIC Residual Certificates will generally not be appropriate investments for individuals, estates or trusts or for pass-through entities (including partnerships and S corporations) beneficially owned by, or having as partners or shareholders, one or more individuals, estates or trusts. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer, including, but not limited to, a prohibition to investors that are not United States Persons (as defined herein).


BOOK-ENTRY REGISTRATION

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. Conveyance of notices and other communications by DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may suffer delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".


POTENTIAL CONFLICTS OF INTEREST

     If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. If so specified in the related Prospectus Supplement, an affiliate of the Sponsor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer and/or REMIC Administrator. In addition, any party to a Pooling Agreement or any affiliate thereof may own Certificates. Investors in the Offered Certificates should consider that any resulting conflicts of interest could affect the performance of duties under the related Pooling Agreement. For example, if the same party serves as both Master Servicer and Special Servicer for any Trust Fund and, as Master Servicer, such party is obligated to make advances in respect of delinquent payments on the Mortgage Loans in such Trust Fund, or if the Master Servicer or Special Servicer for any Trust Fund owns a significant portion of any class of Offered Certificates of the related series, then, notwithstanding the applicable servicing standard imposed by the related Prospectus Supplement, either such fact could influence servicing decisions in respect of the Mortgage Loans in such Trust Fund. Also, as specified in the related Prospectus Supplement, the holders of interests in a specified class or classes of Subordinate Certificates may have the ability to replace the Special Servicer or direct the Special Servicer's actions in connection with liquidating or modifying defaulted Mortgage Loans. Accordingly, investors in those Classes of Offered Certificates more senior thereto should consider that, although the Special Servicer will be obligated to act in accordance with the terms of the Pooling Agreement and will be governed by the servicing standard described therein, it may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of the Offered Certificates.


DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing. Unless otherwise described in the related Prospectus Supplement, the servicing of such Mortgage Loans as to which a specified number of payments are delinquent will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or non-performing Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Assets in such Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans--General".


                        DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each Trust Fund will consist of (i) one or more various types of multifamily or commercial mortgage loans or participations therein (the "Mortgage Loans"), (ii) mortgage pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by Mortgage Capital Funding, Inc. (the "Sponsor"). Each Mortgage Asset will be selected by the Sponsor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Sponsor. The Mortgage Assets will not be guaranteed or insured by the Sponsor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.


MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of, without limitation, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, mixed use or various other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Sponsor; however, the Originator may be or may have been an affiliate of the Sponsor.

     If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income.) Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis (i.e., six months or less) such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial Properties may be owner-occupied or leased to a single tenant. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or the single tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans pari passu therewith or senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the Originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the Sponsor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans there is no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Certain Risks Associated with Mortgage Loans Secured by Commercial and Multifamily Properties" and "--Balloon Payments; Borrower Default".

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will have had original terms to maturity of not more than 40 years, and will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, and in some cases back again, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity or may require a balloon payment on its stated maturity date, (iv) may provide for no amortization prior to its stated maturity date, and (v) may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the Mortgaged Property (an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation in addition to normal payments of interest on and/or principal of such Offered Certificates, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Sponsor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the current Loan-to-Value Ratios of the Mortgage Loans, or the range thereof, and the weighted average current Loan-to-Value Ratio of the Mortgage Loans, in each case based on an appraisal done at origination or, in some instances, a more recent appraisal, (vi) the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will, as to certain Mortgage Loans, provide the information described above on a loan-by-loan basis and will also contain certain information available to the Sponsor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Sponsor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.


MBS

     MBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC, provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Any MBS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will reflect the characteristics of the MBS and the underlying mortgage loans and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,
(vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent available to the Sponsor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" and (x) the characteristics of any cash flow agreements that relate to the MBS.


CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent provided in the related Pooling Agreement and described herein and in the related Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating Agency rating one or more classes of the related series of Offered Certificates.


CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). If so specified in the related Prospectus Supplement, any form of Credit Support may offer protection only against specific types of losses and shortfalls. The amount and types of Credit Support, the coverage afforded by it, the identification of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".


CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the Prospectus Supplement for a series of Offered Certificates.


                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates offered thereby.


PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Offered Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the Due Date of the preceding scheduled payment up to the date of such prepayment, instead of up to the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the related Prospectus Supplement, a "Due Period" is a specified time period generally corresponding in length to the time period between Distribution Dates, and all scheduled payments on the Mortgage Loans in any Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the related series of Certificateholders on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses".


YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, will change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust
Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made or otherwise result in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of such principal payments at a later date.

     A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

     Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or provide information that will enable investors to predict, yields or prepayment rates.

     The Sponsor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Sponsor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.


WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of Certificates may include one or more Controlled Amortization Classes that will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule, which schedule is protected by prioritizing, as and to the extent described in the related Prospectus Supplement, the principal payments from the Mortgage Loans in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, a PAC has a "prepayment collar" (that is, a range of prepayment rates that can be sustained without disruption) that determines the principal cash flow of such Certificates. Such a prepayment collar is not static, and may expand or contract after the issuance of the PAC depending upon the actual prepayment experience for the underlying Mortgage Loans. Distributions of principal on a PAC would be made in accordance with the specified schedule so long as prepayments on the underlying Mortgage Loans remain at a relatively constant rate within the prepayment collar and, as described below, Companion Classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying Mortgage Loans. If the rate of prepayment on the underlying Mortgage Loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a PAC. A TAC is structured so that principal distributions generally will be payable thereon in accordance with its specified principal payment schedule so long as the rate of prepayments on the related Mortgage Assets remains relatively constant at the particular rate used in establishing such schedule. A TAC will generally afford the holders thereof some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more particularly described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and will entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer and/or Special Servicer for a Trust Fund, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify

Mortgage Loans in such Trust Fund that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. A Mortgage Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. In addition, negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates (other than certain classes of REMIC Residual Certificates) will result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

     Notwithstanding the foregoing, negative amortization generally occurs in respect of those ARM Loans that allow for such because the related Mortgage Note limits the amount by which the scheduled payment thereon may adjust in response to a change in the Mortgage Rate thereon and/or the related Mortgage Note provides that the scheduled payment thereon will adjust less frequently than the Mortgage Rate thereon. Accordingly, during a period of declining interest rates, the scheduled payment on a Mortgage Loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

     The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the amortization of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently distributable on the Certificates of such series, as well as any interest accrued but not currently distributable on any Accrual Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.

     Optional Early Termination. If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. In the absence of other factors, any such early retirement of a class of Offered Certificates would shorten the weighted average life thereof and, if such Certificates were purchased at premium, reduce the yield thereon.


                         MORTGAGE CAPITAL FUNDING, INC

     The Sponsor was incorporated in the State of Delaware on October 7, 1986 under its former name of CitiCMO, Inc., and is a direct wholly-owned subsidiary of Citicorp Banking Corporation, which in turn is a direct wholly-owned subsidiary of Citicorp. The principal executive offices of the Sponsor are located at 399 Park Avenue, 3rd floor, New York, New York 10043, and its telephone number is (212) 559-6899. All inquiries, requests and other communications to the Sponsor regarding the matters described herein should be made or sent to the attention of "Real Estate Capital Markets". The Sponsor does not have, nor is it expected in the future to have, any significant assets.


                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Sponsor to the purchase of Trust Assets or will be used by the Sponsor for general corporate purposes. The Sponsor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Sponsor, prevailing interest rates, availability of funds and general market conditions.


                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates");
(v) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of Stripped Interest Certificates or certain REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations ("Participants"). See "Risk Factors--Limited Assets for Payment of Certificates" and "--Book-Entry Registration".


DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the Certificateholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class.

Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of Certificates (other than certain classes of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally equal to the time period between Distribution Dates) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a hypothetical or notional amount (a "Notional Amount") that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" and "Yield and Maturity Considerations".


DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, payments in respect of Equity Participations received on or in respect of any Mortgage Asset in any Trust Fund may be retained by the Sponsor or another prior owner of such Mortgage Asset.


ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.


ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances may be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.


REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of such class of Offered Certificates that is allocable to Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that is allocable to (A) Prepayment Premiums and
   (B) payments on account of Equity Participations;

     (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     (v) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     (vi) information regarding the aggregate principal balance of the related Mortgage Assets on or shortly before such Distribution Date;

     (vii) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date;

     (viii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     (ix) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     (x) to the extent not otherwise reflected through the information furnished pursuant to subclauses (v) and (vi) above, the amount of Credit Support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates. Upon request, a Certificateholder may receive with respect to the Mortgage Loans, if any, in the related Trust Fund, a monthly report regarding the delinquencies thereon, indicating the number and aggregate principal amount of such Mortgage Loans delinquent one month and two or more months, as well as the book value of any related Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's interest in such Mortgage Loans.

     Within a reasonable period of time after the end of each calendar year, the related Master Servicer or Trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as the Sponsor or the reporting party determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates". If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.


VOTING RIGHTS

     The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC Administrator. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".


TERMINATION

     The obligations created by the Pooling Agreement for each series of Certificates will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and
(ii) the payment to Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Sponsor or any Trustee, Master Servicer or Special Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Sponsor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form (as so issued, "Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Sponsor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such Certificates and the Sponsor is unable to locate a qualified successor or (ii) the Sponsor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.



                     DESCRIPTION OF THE POOLING AGREEMENTS


GENERAL

     The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Sponsor, the Trustee, the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the related Trust Fund, the REMIC Administrator. However, a Pooling Agreement may also include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a Trust Fund that consists solely of MBS may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Asset Seller or an affiliate thereof or of the Sponsor may perform the duties of Master Servicer, Special Servicer or REMIC Administrator. If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling Agreement may own Certificates issued thereunder; however, except with respect to required consents to certain amendments to a Pooling Agreement, Certificates issued thereunder that are held by the related Master Servicer or Special Servicer will not be allocated Voting Rights. See "Risk Factors--Conflicts of Interest Involving Parties to a Pooling Agreement".

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Sponsor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "Mortgage Capital Funding, Inc."


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of Certificates, the Sponsor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Sponsor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include: the address of the related

Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each Mortgage Loan to be included in a Trust Fund, the Sponsor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which, unless otherwise specified in the related Prospectus Supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage or a certified copy thereof, with evidence of recording or filing indicated thereon, and an assignment of the Mortgage to the Trustee in recordable form. In certain cases where documents respecting a Mortgage Loan may not be available prior to execution of the related Pooling Agreement, the Sponsor may be permitted to deliver (or cause to be delivered) copies thereof (if applicable, without evidence of recording or filing thereon) to the related Trustee (or to a custodian appointed by the Trustee), provided that such documents or certified copies thereof are delivered (if applicable, with evidence of recording or filing thereon) promptly upon receipt.

     Assignments of Mortgage to a Trustee will be recorded or filed in the appropriate jurisdictions except in states where, in the written opinion of local counsel acceptable to the Sponsor, such filing or recording is not required to protect the Trustee's interests in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the related Mortgage Asset Seller, the related Master Servicer, the related Special Servicer, any Sub-Servicers or the Sponsor.

     The related Trustee (or a custodian appointed by the Trustee) will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of the related series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the related series of Certificateholders, the Trustee (or such custodian) will be required to notify the Master Servicer, the Special Servicer and the Sponsor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective loan documentation, and none of the Sponsor, the Master Servicer or the Special Servicer, in the last two cases unless it is the Mortgage Asset Seller, will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related Trustee (or to a custodian appointed by the Trustee) because such document has been submitted for recording, and neither such document nor a certified copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will not be required to repurchase or replace the affected Mortgage Loan on the basis of such missing document so long as it continues in good faith to attempt to obtain such document or such certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related Prospectus Supplement, the Sponsor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (each person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Sponsor or an affiliate of the Sponsor, the Master Servicer, the Special Servicer or another person acceptable to the Sponsor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer, Special Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the related series of Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and none of the Sponsor, the Master Servicer or the Special Servicer, in each case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Sponsor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Sponsor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made, will be specified in the related Prospectus Supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer and Special Servicer for any Trust Fund, directly or through Sub-Servicers, will each be required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans in such Trust Fund serviced thereby, and will each be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans in such Trust Fund serviced thereby and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in such Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the related Pooling Agreement and Prospectus Supplement (the "Servicing Standard").

     The Master Servicer and Special Servicer for any Trust Fund, either jointly or separately, directly or through Sub-Servicers, also will be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (i) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (ii) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (iii) REO Properties. If so specified in the related Prospectus Supplement, a Pooling Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is imminent, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master


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

Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or Certificateholders with respect to such Mortgage
Loan). Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".


SUB-SERVICERS

     A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related Pooling Agreement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (a "Sub-Servicing Agreement") must provide that, if for any reason such Master Servicer or Special Servicer is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may assume such party's rights and obligations under such Sub-Servicing Agreement. The Master Servicer and Special Servicer for any Trust Fund will each be required to monitor the performance of Sub-Servicers retained by it, and will each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether its compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer or Special Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".


CERTIFICATE ACCOUNT

     General. The Master Servicer, the Special Servicer and/or the Trustee will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of such Mortgage Loans (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations (including guaranteed investment contracts) that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Special Servicer or Trustee as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Sponsor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer or any related Sub-Servicer or serviced by any of them on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Special Servicer or Trustee will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the Master Servicer, the Special Servicer or the Trustee subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

       (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

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

     (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, the Special Servicer or any Sub-Servicer as its servicing compensation or as compensation to the Trustee;

     (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or the Special Servicer, with respect to Mortgage Loans serviced by it) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance Proceeds"), all proceeds received in connection with the condemnation or other governmental taking of all or any Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or the Special Servicer, with respect to Mortgage Loans serviced by it) and/or the terms and conditions of the related Mortgage) (collectively, "Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

     (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Sponsor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also "Liquidation Proceeds");

     (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses";

     (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Loans;

     (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     (xi) any amount required to be deposited by the Master Servicer, the Special Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Special Servicer or Trustee may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

       (i) to make distributions to the Certificateholders on each Distribution Date;

     (ii) to pay the Master Servicer, the Special Servicer or any Sub-Servicer any servicing fees not previously retained thereby, such payment to be made, unless otherwise provided in the related Prospectus Supplement, out of payments on the particular Mortgage Loans as to which such fees were earned;

     (iii) to reimburse the Master Servicer, the Special Servicer, the Trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of

   Delinquencies", such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer or Special Servicer, as applicable, as late collections of interest on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

     (iv) to reimburse the Master Servicer or the Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

     (v) to reimburse the Master Servicer, the Special Servicer or the Trustee for any advances described in clause (iii) above made by it and/or any servicing expenses referred to in clause (iv) above incurred by it which, in the good faith judgment of the Master Servicer, the Special Servicer or the Trustee, as applicable, will not be recoverable from the amounts described in clauses (iii) and (iv), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     (vi) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, the Special Servicer, the Trustee or any other specified person interest accrued on the advances described in clause (iii) above made by it and/or the servicing expenses described in clause (iv) above incurred by it while such remain outstanding and unreimbursed;

     (vii) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (viii) to reimburse the Master Servicer, the Special Servicer, the REMIC Administrator (if any), the Sponsor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor";

     (ix) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee and/or the REMIC Administrator (if any);

     (x) if and to the extent described in the related Prospectus Supplement, to pay the fees of any provider of Credit Support;

     (xi) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

     (xii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

     (xiii) to pay the Master Servicer, the Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     (xiv) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

     (xv) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
   Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

     (xvi) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

     (xvii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

     (xviii) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement ; and

       (xix) to clear and terminate the Certificate Account upon the termination of the Trust Fund.


ESCROW ACCOUNTS

     A Pooling Agreement may require the Master Servicer or Special Servicer thereunder to establish and maintain, as and to the extent permitted by the terms of the related Mortgage Loans, one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained in respect of the Mortgage Loans in any Trust Fund may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the related Master Servicer or Special Servicer out of related collections for prior advances in respect of taxes, assessments and hazard insurance premiums or comparable items, to refund to mortgagors amounts determined to be overages, to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the related Mortgaged Property and to clear and terminate any of the escrow accounts. The Master Servicer and Special Servicer each will be solely responsible for administration of the escrow accounts maintained by it.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (ii) will not, in the judgment of the Master Servicer or Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, (iii) will not adversely affect the coverage under any applicable instrument of Credit Support or (iv) will not adversely affect the Trust Fund's status as a REMIC or grantor trust, as the case may be. Unless otherwise provided in the related Prospectus Supplement, a Special Servicer also may agree to any other modification, waiver or amendment that would have the effect described in clauses (i) and (ii) of the proviso to the preceding sentence if, in its judgment, (i) a material default on the Mortgage Loan has occurred or a payment default is imminent, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation, (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support and (iv) such modification, waiver or amendment would not adversely affect the Trust Fund's status as a REMIC or grantor trust, as the case may be.

     If described in the related Prospectus Supplement, the holders of interests in a specified class or classes of Subordinate Certificates may have the ability to direct the Special Servicer's actions in connection with liquidating or modifying defaulted Mortgage Loans or to replace the Special Servicer and substitute any such holder or an affiliate thereof as the successor. See "Risk Factors--Potential Conflicts of Interest." The Prospectus Supplement will describe, however, whether and to what extent holders of Offered Certificates may object to the Special Servicer extending the maturity of a defaulted Mortgage Loan beyond a certain date.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, and subject to the discussion in the related Prospectus Supplement, the related Special Servicer will be required to monitor any Mortgage Loan that is in default more than a specified number of scheduled payments, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time, and such Mortgage Loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans".

     A Pooling Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with the applicable Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that the Special Servicer accept the highest cash bid received from any person (including itself, the Master Servicer, the Sponsor or any affiliate of any of them or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

     If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, however, neither the Special Servicer nor the Master Servicer may acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgage Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

     (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than not taking such actions; and

     (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property by the end of the third taxable year following the taxable year in which such acquisition occurred, unless (i) the Internal Revenue Service grants an extension of time to sell such property or
(ii) the Trustee and REMIC Administrator each receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund beyond the end of the third taxable year following the taxable year in which the property was acquired will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair cash price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard. The Special Servicer may be authorized to conduct activities with respect to a Mortgaged Property acquired by a Trust Fund that cause the Trust Fund to incur a federal income or other tax, provided that doing so would, in reasonable discretion of the Special Servicer, maximize net after-tax proceeds to Certificateholders.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or Master Servicer in connection with such Mortgage Loan, the Trust Fund will realize a loss in the amount of such difference. The Special Servicer and/or Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to fully restore the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration unless (to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or Master Servicer, as the case may be, for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     Notwithstanding the foregoing discussion, if and to the extent described in the related Prospectus Supplement, the related Pooling Agreement may provide that any or all of the rights, duties and obligations of a Special Servicer with respect to any defaulted Mortgage Loan or REO Property as described under this section "--Realization Upon Defaulted Mortgage Loans" and elsewhere in this Prospectus, may be exercised or performed by a Master Servicer with the consent of, at the direction of or following consultation with the Special Servicer. Moreover, a single entity may act as both Master Servicer and Special Servicer for any Trust Fund.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer (or Special Servicer) may satisfy its obligation to cause borrowers to maintain such hazard insurance policies by maintaining a blanket policy insuring against hazard losses on all of the related Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit or cause to be deposited in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(i) the replacement cost of the improvements less physical depreciation and
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer or the Special Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a series of Certificates may consist of any or all of the following components: (i) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it; (ii) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (iii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

     In addition to amounts payable to any Sub-Servicer retained by it, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.

     If and to the extent provided in the related Prospectus Supplement, a Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will require that, on or before a specified date in each year, the Master Servicer and, if and to the extent appropriate, the Special Servicer each cause a firm of independent public accountants to furnish to the Trustee a statement to the effect that (i) such firm has obtained a letter of representations regarding certain matters relating to the management of the Master Servicer or the Special Servicer, as the case may be, which includes an assertion that the Master Servicer or the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report, such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. A Prospectus Supplement may provide that additional or alternative reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     Each Pooling Agreement will also require that, on or before a specified date in each year, the Master Servicer and Special Servicer each deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or the Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement throughout the preceding calendar year or other specified twelve month period.


CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE SPONSOR

     Any entity serving as Master Servicer, Special Servicer or REMIC Administrator under a Pooling Agreement may be an affiliate of the Sponsor and may have other normal business relationships with the Sponsor or the Sponsor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will permit the Master Servicer, the Special Servicer and any REMIC Administrator to resign from its obligations thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any class of Certificates of such series or (b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling Agreement. The Master Servicer and Special Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator (if any), the Sponsor or any director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the REMIC Administrator (if any), the Sponsor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Special Servicer, the REMIC Administrator (if any), the Sponsor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator (if any) or the Sponsor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer, the Special Servicer, the REMIC Administrator (if any) and the Sponsor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer, the Special Servicer, the REMIC Administrator or the Sponsor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which the Master Servicer, the Special Servicer, the REMIC Administrator (if any) or the Sponsor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the REMIC Administrator (if any) or the Sponsor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the REMIC Administrator (if any) or the Sponsor, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator or the Sponsor, as the case may be, under the related Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, a REMIC Administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.


EVENTS OF DEFAULT

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer by any other party to the related Pooling Agreement, or to the Master Servicer, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (ii) any failure by the Special Servicer to remit to the Master Servicer or the Trustee any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the Special Servicer by any other party to the related Pooling Agreement, or to the Special Servicer, with a copy to each other party to the related Pooling Agreement, by the Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights of such series; (iii) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the related Pooling Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (iv) any failure by a REMIC Administrator (if any) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling Agreement, or to the REMIC Administrator, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer, the Special Servicer, or a REMIC Administrator (if any), and certain actions by or on behalf of the Master Servicer, the Special Servicer or a REMIC Administrator (if any) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, when a single entity acts as Master Servicer, Special Servicer and REMIC Administrator, or in any two of the foregoing capacities, for any Trust Fund, an Event of Default described above in one capacity will constitute an Event of Default in each capacity.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer, the Special Servicer or a REMIC Administrator (if any) under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Sponsor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a qualified and established institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders of the same series entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     Each Pooling Agreement may be amended by the respective parties thereto, without the consent of any of the holders of the related series of Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code, or (v) for any other purpose; provided that such amendment (other than an amendment for the specific purpose referred to in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder without such holder's consent or adversely affect the status of the Trust Fund as either a REMIC or grantor trust, as the case may be, for federal income tax purposes; and provided further that such amendment (other than an amendment for one of the specific purposes referred to in clauses (i) through (iv) above) must be acceptable to each applicable Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended by the respective parties thereto, with the consent of the holders of the related series of Certificates entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series allocated to the affected classes, for any purpose; provided that, unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (i), without the consent of the holders of all Certificates of such class or (iii) modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Prospectus Supplement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which a REMIC election is to be or has been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund (or designated portion thereof) to fail to qualify as a REMIC at any time that the related Certificates are outstanding.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.


THE TRUSTEE

     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Sponsor and its affiliates and with any Master Servicer, Special Servicer or REMIC Administrator and its affiliates.


DUTIES OF THE TRUSTEE

     The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any underlying Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account for such series or any other account by or on behalf of the Master Servicer or Special Servicer. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.


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

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A Trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Sponsor. Upon receiving such notice of resignation, the Sponsor (or such other person as may be specified in the related Prospectus Supplement) will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Sponsor will be authorized to remove the Trustee and appoint a successor trustee. In addition, holders of the Certificates of any series entitled to at least 33 1/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee under the related Pooling Agreement and appoint a successor trustee, provided that other holders of Certificates of the same series entitled to a greater percentage of the Voting Rights for such series do not object.

     Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations".


SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.


CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.



INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.


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

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.


                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. If the Mortgage Assets in any Trust Fund that are ultimately secured by the properties in a particular state represent a significant concentration (by balance) of all the Mortgage Assets in such Trust Fund, the Sponsor will include in the related Prospectus Supplement such additional information regarding the real estate laws of such state as may be material to an investment decision with respect to the related series of Offered Certificates. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.


GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee,


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

or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's and beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940). In addition, in some deed of trust transactions, the trustee's authority may be governed by the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse; and, if such fact is deemed by the Sponsor to be material to the investment decision with respect to a series of Offered Certificates, it will be set forth in the related Prospectus Supplement. Even if the lender's security interest in room rates is perfected under the UCC, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".


PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse; and, if such fact is deemed by the Sponsor to be material to the investment decision with respect to a series of Offered Certificates, it will be set forth in the related Prospectus Supplement.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage


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

instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon the borrower and all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provision. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections. In addition, some states may provide statutory protections such as the right of the borrower to cure outstanding defaults and reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) (see "--Foreclosure--Rights of Redemption" below) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett
v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under Section 67d of the former Bankruptcy Act (Section 548 of the Bankruptcy Code, Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. Section 101-1330 (the "Bankruptcy Code")) regardless of the parties' intent and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent, maintained unreasonably small capital or intended to incur debts beyond its


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

ability to pay and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett were rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law with provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law. (The Mortgage Loans, however, are generally expected to be non-recourse. See "Risk Factors--Certain Risks Associated with Mortgage Loans Secured by Commercial and Multifamily Properties".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage Loans may be secured by a lien on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated (for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee), the leasehold mortgagee would be left without its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain Mortgage Loans, however, may be secured by liens on ground leases that do not contain these provisions. In addition, the enforceability of certain of these provisions is not assured.


BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property even where the secured lender has received an absolute assignment of rents rather than an assignment of rents as additional security. Under Section 362 of the Bankruptcy Code, the lender will usually be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. However, the Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case". Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code.


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

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party even when the lease prohibits such assignment or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any pre-and post-petition defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, after the fact, eventually be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor (except potentially to the extent of any security deposit) with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to (a) the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus (b) unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing. In addition, some courts have limited a lessor's post-petition pre-rejection priority claim for lease payments to fair market value or less based on the benefit of the lease to the debtor's bankruptcy estate.


ENVIRONMENTAL RISKS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the risk of the diminution of the value of a contaminated property or, as discussed below, liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender could determine to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.


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

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous waste and underground storage tanks pursuant to Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA").

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of a Trust Fund and occasion a loss to Certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based on a report prepared by a person who regularly conducts environmental audits, has made the determination that certain conditions relating to environmental matters, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans", have been satisfied.

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related series of Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good, commercial and customary professional practices, environmental consultants will sometimes not detect significant environmental problems because carrying out an exhaustive environmental assessment would be far too costly and time-consuming to be practical.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a


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Master Servicer may nevertheless have the right to accelerate the maturity of a
Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of


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

loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds or, illegal drug or RICO activities.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates by Certificateholders that will hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code"), and is based on the advice of the special tax counsel to the Sponsor specified in the related Prospectus Supplement. However, the following discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and
(ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the treatment of any item on their tax return, even where the anticipated tax consequences have been discussed herein. In addition to the federal income tax consequences described herein,


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potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that a REMIC Administrator will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.


     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements".

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.


REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Sponsor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement and certain other documents (and subject to certain assumptions set forth therein), the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the entity may lose its status as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C)(v). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of


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

Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC and will be "permitted assets" under Section 860L(c)(1)(G) for a "financial asset securitization investment trust", or "FASIT". The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe those Mortgage Loans that may be so treated. Treasury Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(A) of the Code.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as separate REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Sponsor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, each of the Tiered REMICs will qualify as a REMIC, and the REMIC Certificates issued by each of the Tiered REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates, as the case may be, in such REMIC, within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.


TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under the cash method of accounting will be required to report income with respect to REMIC Regular Certificates under the accrual method.

     Original Issue Discount. Certain classes of REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount; regulations, however, have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Sponsor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that such Prepayment Assumption will not be challenged by the Internal Revenue Service (the "IRS") on audit.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date") the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate", at a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or at a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.


     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.


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

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to such accrual period will be zero. That is, no current deduction of such negative amount will be allowed to the holder of such Certificate. The holder will instead only be permitted to offset such negative amount against future positive original issue discount (if any) attributable to such a Certificate. Although not free from doubt, it is possible that a Certificateholder may be permitted to deduct a loss to the extent his or her basis in the Certificate exceeds the maximum amount of payments such Certificateholder could ever receive with respect to such Certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Stripped Interest Certificates which can have negative yields under certain circumstances that are not default related. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" herein.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount (other than a de minimis amount), that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing some or all of the stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to


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

that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

     The OID Regulations also permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of the elections in this and the preceding paragraph to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder, however, has elected to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.


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     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. Under those regulations, if a holder elects to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied against qualified stated interest. The proposed regulations generally would be effective for Certificates acquired on or after the date 60 days after the date final regulations are published in the Federal Register. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount". The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Assets until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as a result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.


TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain


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

modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to Residual Certificateholders may exceed the cash distributions received by such Residual Certificateholders for the corresponding period may significantly adversely affect such Residual Certificateholders' after-tax rate of return. REMIC Residual Certificates may in some instances have negative "value". See "Risk Factors--Certain Federal Tax Considerations Regarding REMIC Residual Certificates".

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), for amortization of any premium on the Mortgage Loans, for bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on


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the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such Residual Certificateholder.

     A Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Certificates.

     The effect of these rules is that a Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates". For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder. See "--Taxation of Owners of REMIC Residual Certificates--General".

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such Residual Certificateholder. The daily accruals of a Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has the authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value." Unless otherwise stated in the related Prospectus Supplement, no REMIC Residual Certificate will have "significant value" for these purposes.

     For Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. This last rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in


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

the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Sponsor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons (as defined below in "--Foreign Investors in REMIC Certificates") will be prohibited under the related Pooling Agreement. If transfers of REMIC Residual Certificates to investors that are not United States Persons are permitted pursuant to the related Pooling Agreement, the related Prospectus Supplement will describe additional restrictions applicable to transfers of certain REMIC Residual Certificates to such persons.

     Mark-to-Market Rules. On December 24, 1996, the IRS released regulations under Section 475 of the Code (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that a REMIC residual interest issued after January 4, 1995, is not a "security" for the purposes of Section 475 of the Code, and thus is not subject to the mark-to-market rules. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the Mark-to-Market Regulations.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and other non-interest expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of


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

such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for lower rates as to mid-term capital gains, and still lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over
(ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gains taxed at ordinary income rates rather than capital gain rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and


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

ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual
Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to a material Prohibited Transaction Tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Under certain circumstances, the Special Servicer may be authorized to conduct activities with respect to a Mortgaged Property acquired by a Trust Fund that causes the Trust Fund to incur a tax, provided that doing so would, in reasonable discretion of the Special Servicer, maximize net after-tax proceeds to Certificateholders.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related REMIC Administrator, Master Servicer, Special Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement. Any such tax not borne by a REMIC Administrator, Master Servicer, Special Servicer or Trustee would be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.


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

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such Residual Certificateholder should (but may not) be treated as realizing a capital loss equal to the amount of such difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the REMIC Administrator will file REMIC federal income tax returns on behalf of the REMIC, will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects, and will generally hold at least a nominal amount of REMIC Residual Certificates.

     As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC's tax return may require a Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose


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

on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the person designated as REMIC Administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling Agreement.


GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Sponsor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling



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

Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the underlying Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a specified rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Stripped Interest Certificate". A Stripped Interest Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.


CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Sponsor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (but generally only to the extent that the underlying Mortgage Loans have been made with respect to property that is used for residential or certain other prescribed purposes);
(ii) "obligations (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, counsel to the Sponsor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Stripped Interest Certificates. It is unclear whether Stripped Interest Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. Counsel to the Sponsor will not deliver any opinion on this question. Prospective purchasers to which such characterization of an investment in Stripped Interest Certificates is material should consult their tax advisors regarding whether the Stripped Interest Certificates, and the income therefrom, will be so characterized.

     The Stripped Interest Certificates will be "obligations (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.


TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans.

     Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the


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

Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Stripped Interest Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Stripped Interest Certificates is issued as part of the same series of Certificates or
(ii) the Sponsor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Fractional Interest Certificates may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount". Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any spread or any other ownership interest in the Mortgage Loans retained by the Sponsor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be, but have not been, adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Sponsor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount".

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. In that case, the original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate only to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate", or at an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made, by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income in each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issued price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.


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

     Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium". Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply".

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of


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

interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.


TAXATION OF OWNERS OF STRIPPED INTEREST CERTIFICATES

     General. The "stripped coupon" rules of Section 1286 of the Code will apply to the Stripped Interest Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how such Section will be applied to securities such as the Stripped Interest Certificates. Accordingly, holders of Stripped Interest Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a Stripped Interest Certificate will not own any Grantor Trust Fractional Interest Certificates.

     It appears that original issue discount will be required to be accrued in each month on the Stripped Interest Certificates based on a constant yield method. In effect, each holder of Stripped Interest Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Stripped Interest Certificate at the beginning of such month and the yield of such Stripped Interest Certificate to such holder. Such yield would be calculated based on the price paid for that Stripped Interest Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Stripped Interest Certificates. It is unclear whether those provisions would be applicable to the Stripped Interest Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Stripped Interest Certificate or, with respect to any subsequent holder, at the time of purchase of the Stripped Interest Certificate by that holder.


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

     The accrual of income on the Stripped Interest Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Sponsor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Stripped Interest Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Stripped Interest Certificate. If a Stripped Interest Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Stripped Interest Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Stripped Interest Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Stripped Interest Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Stripped Interest Certificate that is allocable to such Mortgage Loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Stripped Interest Certificates would cease if the Mortgage Loans were prepaid in full, Stripped Interest Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations have been promulgated regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Stripped Interest Certificates due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, may be excepted from such regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Stripped Interest Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Stripped Interest Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method", the issuer of a Stripped Interest Certificate determines a projected payment schedule on which interest will accrue. Holders of Stripped Interest Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Stripped Interest Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Stripped Interest Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Stripped Interest Certificate would be required to include as interest income in each month the adjusted issue price of the Stripped Interest Certificate at the beginning of the period multiplied by the projected yield.

     Assuming that a prepayment assumption were used, if the Continent Payment Regulations or their principles were applied to Stripped Interest Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Stripped Interest Certificates".

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Striped Interest Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except


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

to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides for lower rates as to mid-term capital gains, and still lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by the banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, the Trustee or Master Servicer, as applicable, will furnish to each Certificateholder during such year such customary factual information as the Sponsor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Taxation of Owners of REMIC Residual Certificates--
Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to U.S. estate taxes in the estate of non-resident alien individual.


                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of


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

the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                             ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. The types of transactions between Plans and Parties in Interest that are prohibited include: (a) sales, exchanges or leases of property, (b) loans or other extensions of credit and
(c) the furnishing of goods and services. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by such persons, individual retirement accounts involved in the transaction may be disqualified resulting in adverse tax consequences to the owner of such account and certain other liabilities could result that have a significant adverse effect on such person.


PLAN ASSET REGULATIONS

     A Plan's investment in Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions apply, including that the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant". For this purpose, in general, equity participation in a Trust Fund will be "significant" on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and of "affiliates" (as defined in the Plan Asset Regulations) of such persons). Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors (determined by not including the investments of the Sponsor, the Trustee, the Master Servicer, the Special Servicer, any other parties with discretionary authority over the assets of a Trust Fund and their respective affiliates).

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer, any Sub-Servicer, a Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions of ERISA. In addition, if the underlying assets of a Trust Fund constitute Plan assets, the Sponsor, the REMIC Administrator, any borrower, as well as each of the parties described in the preceding sentence, may become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). Thus, if the Trust Assets constitute Plan assets, the operation of the Trust Fund may involve a prohibited transaction under ERISA and the Code. For example, if a person who is a Party in Interest with respect to an investing Plan is borrower, the purchase of Certificates by the Plan could constitute a prohibited loan between a Plan and a Party in Interest.

     Any Plan fiduciary that proposes to cause such Plan to purchase Offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code, in particular the fiduciary responsibility and prohibited transaction provisions, to such investment and the availability of (and scope of relief provided by) any prohibited transaction exemption in connection therewith. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of any exemption with respect to the Certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Interest Certificates should consider the federal income tax consequences of such investment.


                               LEGAL INVESTMENT

     The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") only if so specified in the related Prospectus Supplement. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

     Prior to December 31, 1996, only classes of Offered Certificates that (i) were rated in one of the two highest rating categories by one or more Rating Agencies and (ii) were part of a series evidencing interests in a Trust Fund consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). However, under SMMEA as originally enacted, if a state enacted legislation prior to October 3, 1991 that specifically limited the legal investment authority of any such entities with respect to "mortgage related securities" under such definition, Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

     Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which such securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities", defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities". As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of Offered Certificates), except under limited circumstances.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities". The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Certificates, including Offered Certificates, will be treated as high-risk under the Policy Statement.

     The predecessor to the Office of Thrift Supervision (the "OTS") issued a bulletin, entitled "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Offered Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Offered Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of certain investors either to purchase certain classes of Offered Certificates or to purchase any class of Offered Certificates representing more than a specified percentage of the investor's assets. Except as to the status of certain classes of Offered Certificates as "mortgage related securities", the Sponsor will make no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.


                            METHOD OF DISTRIBUTION

     The Offered Certificates offered hereby and by Prospectus Supplements hereto will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Sponsor from such sale.

     The Sponsor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Certificates may be made through a combination of two or more of these methods. Such methods are as follows:

     (i) By negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related Prospectus Supplement;

     (ii) by placements through one or more placement agents specified in the related Prospectus Supplement primarily with institutional investors and dealers; and

       (iii) through offerings by the Sponsor.

     The Prospectus Supplement for each series of Offered Certificates will, as to each class of such Certificates, describe the method of offering being used for that class and either the price at which such class is being offered, the nature and amount of any underwriting discounts or additional compensation to underwriters and the proceeds of the offering to the Sponsor, or the method for determining the price at which such class will be sold to the public. A firm commitment underwriting and public offering by underwriters may be done through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Offered Certificates will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The firms acting as underwriters with respect to the Offered Certificates of any series may include Citicorp Securities, Inc. and Citibank, N.A., each of which is an affiliate of the Sponsor. Any of the above-named firms not named in the related Prospectus Supplement will not be parties to the Underwriting Agreement in respect of a series of Offered Certificates, will not be purchasing any such Certificates from the Sponsor and will have no direct or indirect participation in the underwriting of such Certificates, although any of such firms may participate in the distribution of such Certificates under circumstances entitling it to a dealer's commission. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationships between the Sponsor and any underwriter, and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Certificates so offered. In a firm commitment underwritten offering, the underwriters will be obligated to purchase all of the Offered Certificates of a series if any such Certificates are purchased. Offered Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with the sale of the Offered Certificates of any series, underwriters may receive compensation from the Sponsor or from purchasers of such Certificates in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Sponsor.

     In underwritten offerings, the underwriters and their agents may be entitled, under agreements entered into with the Sponsor, to indemnification from the Sponsor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof. Such rights to indemnification or contribution may also extend to each person, if any, who controls any such underwriter within the meaning of the Securities Act.

     If a series or class of Offered Certificates is offered otherwise than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Sponsor and purchasers of such Certificates. It is contemplated that Citicorp Securities, Inc. or Citibank, N.A. will act as placement agent on behalf of the Sponsor in such offerings of a series or class of Offered Certificates. If Citicorp Securities, Inc. does act as placement agent in the sale of Offered Certificates, it will receive a selling commission which will be disclosed in the related Prospectus Supplement. Citicorp Securities, Inc. or Citibank, N.A. may also purchase Offered Certificates acting as principal.

     It is expected that the Sponsor will from time to time form Mortgage Asset Pools and cause series of Offered Certificates evidencing an ownership interest in such Mortgage Asset Pools to be issued to the related Mortgage Asset Sellers. Thereafter, and pending final sale of such a series of Offered Certificates, the related Mortgage Asset Seller may enter into repurchase arrangements or secured lending arrangements with institutions that may include Citicorp Securities, Inc. or any of its affiliates for purposes of financing the holding of such series. Prior to any sales of such Certificates to investors, the related Mortgage Asset Seller will prepare and deliver a Prospectus Supplement containing updated information regarding the Mortgage Asset Pool as of the first day of the month in which such sale occurs.

     Affiliates of the Sponsor may act as principals or agents in connection with market-making transactions relating to the Offered Certificates. This Prospectus and the related Prospectus Supplement may be used by such affiliates in connection with offers and sales related to market-making transactions in the Offered Certificates. Such sales will be made at prices related to prevailing market prices at the time of sale.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                    RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

                                                                      PAGE
                                                                      ----

Accrual Certificates ...........................................         9, 32
Act ............................................................            58
ADA ............................................................            61
ARM Loans ......................................................            23
Bankruptcy Code ................................................            55
Book-Entry Certificates ........................................        11, 31
Cash Flow Agreement ............................................         8, 25
Cash Flow Agreements ...........................................             1
CERCLA .........................................................        19, 58
Certificate Account ............................................     7, 24, 40
Certificate Balance ............................................          2, 9
Certificate Owner ..............................................        11, 36
Certificateholders .............................................             2
Certificates ...................................................             6
Closing Date ...................................................            64
Code ...........................................................        11, 61
Commercial Properties ..........................................         6, 21
Commission .....................................................             2
Committee Report ...............................................            63
Companion Class ................................................        10, 33
Condemnation Proceeds ..........................................            41
Contingent Payment Regulations .................................            82
Contributions Tax ..............................................            73
Controlled Amortization Class ..................................        10, 33
Cooperatives ...................................................            21
CPR ............................................................            27
Credit Support .................................................      1, 8, 24
Cut-off Date ...................................................            10
Definitive Certificate .........................................            11
Definitive Certificates ........................................        31, 36
Determination Date .............................................        25, 31
Distribution Date ..............................................             9
Distribution Date Statement ....................................            34
DOL ............................................................            84
DTC ............................................................ 3, 11, 31, 35
Due Dates ......................................................            23
Equity Participation ...........................................            23
ERISA ..........................................................        13, 84
Exchange Act ...................................................             3
FAMC ...........................................................             7
FHLMC ..........................................................             7
FNMA ...........................................................             7
Garn Act .......................................................            59
GNMA ...........................................................             7
Grantor Trust Certificates .....................................        11, 62
Grantor Trust Fractional Interest Certificates .................            12
Grantor Trust Fund .............................................            62
Indirect Participants ..........................................            36

                                                                       PAGE
                                                                       ----

Insurance Proceeds .............................................            41
IRS ............................................................            63
Issue Premium ..................................................            69
L/C Bank .......................................................            52
Liquidation Proceeds ...........................................            41
Lock-out Date ..................................................            23
Lock-out Period ................................................            23
Mark-to-Market Regulations .....................................            71
Master Servicer ................................................          2, 6
MBS ............................................................         1, 21
MBS Agreement ..................................................            24
MBS Issuer .....................................................            24
MBS Servicer ...................................................            24
MBS Trustee ....................................................            24
Mortgage Asset Pool ............................................             1
Mortgage Asset Seller ..........................................         7, 21
Mortgage Assets ................................................         1, 21
Mortgage Loans .................................................      1, 6, 21
Mortgage Notes .................................................            21
Mortgage Rate ..................................................         7, 23
Mortgaged Properties ...........................................            21
Mortgages ......................................................            21
Multifamily Properties .........................................         6, 21
Net Leases .....................................................            22
Nonrecoverable Advance .........................................            33
Notional Amount ................................................         9, 32
OCC ............................................................            85
Offered Certificates ...........................................             1
OID Regulations ................................................            62
Originator .....................................................            21
OTS ............................................................            86
PAC ............................................................            28
Participants ...................................................    20, 31, 36
Parties in Interest ............................................            84
Pass-Through Rate ..............................................          2, 9
Permitted Investments ..........................................            40
Plans ..........................................................            84
Policy Statement ...............................................            86
Pooling Agreement ..............................................         8, 37
Prepayment Assumption ..........................................        63, 78
Prepayment Interest Shortfall ..................................            25
Prepayment Premium .............................................            23
Prohibited Transactions Tax ....................................            73
Prospectus Supplement ..........................................             1
Rating Agency ..................................................            13
RCRA ...........................................................            59
Record Date ....................................................            31
Related Proceeds ...............................................            33
Relief Act .....................................................            60
REMIC ..........................................................     2, 11, 62

                                                                       PAGE
                                                                       ----

REMIC Administrator ............................................          2, 6
REMIC Certificates .............................................            62
REMIC Provisions ...............................................            62
REMIC Regular Certificates .....................................        11, 62
REMIC Regulations ..............................................            62
REMIC Residual Certificates ....................................        11, 62
REO Property ...................................................            39
RICO ...........................................................            61
Securities Act .................................................            87
Senior Certificates ............................................         8, 30
Servicing Standard .............................................            39
SMMEA ..........................................................            85
SPA ............................................................            27
Special Servicer ...............................................          2, 6
Sponsor ........................................................            21
Stripped Interest Certificates .................................         9, 31
Stripped Principal Certificates ................................         8, 31
Subordinate Certificates .......................................         8, 31
Sub-Servicer ...................................................            40
Sub-Servicing Agreement ........................................            40
TAC ............................................................            28
Tiered REMICs ..................................................            63
Title V ........................................................            60
Trust Assets ...................................................             2
Trust Fund .....................................................             1
Trustee ........................................................          2, 6
UCC ............................................................            54
Voting Rights ..................................................            35
Warranting Party ...............................................            38

This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "MCF98s1.xls". The file "MCF98s1.xls" is a Microsoft Excel1, Version 5.0 spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the Preliminary Prospectus Supplement.


     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, "click" on the worksheet labeled "Sheet 2."

----------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

===============================================================================

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SPONSOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
                          PROSPECTUS SUPPLEMENT

Executive Summary ..................................................    S-8
Summary of Prospectus Supplement ...................................   S-10
Risk Factors .......................................................   S-34
Description of the Mortgage Pool ...................................   S-43
Servicing of the Mortgage Loans ....................................   S-57
Description of the Certificates ....................................   S-68
Yield and Maturity Considerations ..................................   S-86
Use of Proceeds ....................................................   S-97
Certain Federal Income Tax Consequences ............................   S-97
Certain ERISA Considerations .......................................  S-100
Legal Investment ...................................................  S-103
Underwriting .......................................................  S-103
Legal Matters ......................................................  S-104
Ratings ............................................................  S-104
Index of Principal Definitions .....................................  S-106

Annex A -- Certain Characteristics of the Mortgage Loans ...........    A-1
Annex B -- Trustee Reports .........................................    B-1
Annex C -- Term Sheet ..............................................    C-1

                               PROSPECTUS

Prospectus Supplement ..............................................   2
Available Information ..............................................   2
Incorporation of Certain Information by Reference ..................   3
Summary of Prospectus ..............................................   6
Risk Factors .......................................................  14
Description of the Trust Funds .....................................  21
Yield and Maturity Considerations ..................................  25
Mortgage Capital Funding, Inc. .....................................  30
Use of Proceeds ....................................................  30
Description of the Certificates ....................................  30
Description of the Pooling Agreements ..............................  37
Description of Credit Support ......................................  51
Certain Legal Aspects of Mortgage Loans ............................  53
Material Federal Income Tax Consequences ...........................  61
State and Other Tax Consequences ...................................  83
ERISA Considerations ...............................................  84
Legal Investment ...................................................  85
Method of Distribution .............................................  86
Financial Information ..............................................  88
Rating .............................................................  88
Index of Principal Terms ...........................................  89

     THROUGH AND INCLUDING AUGUST 4, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

===============================================================================

===============================================================================



                                 $1,132,567,000
                                 (APPROXIMATE)




                                MORTGAGE CAPITAL
                                 FUNDING, INC.
                                   (SPONSOR)




                           CITICORP REAL ESTATE, INC.
                             (MORTGAGE LOAN SELLER)



                         CLASS A-1, CLASS A-2, CLASS X,
                           CLASS B, CLASS C, CLASS D,
                          CLASS E, CLASS F AND CLASS G
                         MORTGAGE CAPITAL FUNDING, INC.
                             MULTIFAMILY/COMMERCIAL
                             MORTGAGE PASS-THROUGH
                                  CERTIFICATES
                                SERIES 1998-MC1




                          ---------------------------

                             PROSPECTUS SUPPLEMENT

                          ---------------------------




                              GOLDMAN, SACHS & CO.




                                [CITIBANK LOGO]


===============================================================================